As filed with the Securities and Exchange Commission on May 28, 2026.

Registration No. 333-294395

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1 to

FORM F-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

POCHE TECHNOLOGY CO., LIMITED

(Exact Name of Registrant as Specified in its Charter)

Not Applicable

(Translation of Registrant’s Name into English)

Cayman Islands	7311	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

Room 11, 9/F Tower III Enterprise Square, 9 Sheung Yuet Road, Kowloon Bay, Hong Kong
+852 62292531

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Cogency Global Inc.
122 East 42nd Street, 18th Floor
New York, NY 10168
+1 800-221-0102
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies of all communications, including communications sent to agent for service, should be sent to:

Copy to:

Mr. Kyle Leung Concord & Sage PC 1360 Valley Vista Dr Suite 140 Diamond Bar, CA 91765 Tel: 929-989-7572	Clayton E. Parker, Esq. K&L Gates LLP 200 South Biscayne Boulevard, Suite 3900 Miami, FL 33131 Tel: 305-539-3300

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the U.S. SEC, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the SEC is effective. This preliminary prospectus is not an offer to sell these securities nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS (Subject to Completion) DATED May 28, 2026

POCHE TECHNOLOGY CO., LIMITED

6,250,000 Class A Ordinary Shares

This is the initial public offering of 6,250,000 class A ordinary shares of par value of US$0.0001 each (the “Class A Ordinary Shares” and each an “Class A Ordinary Share”), by POCHE TECHNOLOGY CO., LIMITED (“Poche Cayman”). We are a Cayman Islands exempted company with limited liability with a principal place of business in Hong Kong through our wholly-owned subsidiary, HONGKONG POCHE TECHNOLOGY CO., LIMITED (“Poche HK” or “Operating Subsidiary”).

Poche Cayman is a holding company with no material operations of its own, which conducts substantially all of its operations through its operating entities established in Hong Kong through our wholly-owned subsidiary, Poche HK. Throughout this prospectus, unless the context indicates otherwise, references to “Poche Cayman,” “our company,” the “Company,” “we,” “us,” “our,” “ourselves”, or similar terms are to POCHE TECHNOLOGY CO., LIMITED and its subsidiaries. We conduct substantially all of our operations in Hong Kong. Hong Kong is a special administrative region of the People’s Republic of China (“PRC”) and the basic policies of the PRC regarding Hong Kong are reflected in the Basic Law of the Hong Kong Special Administrative Region (the “Basic Law”), which is a national law of the PRC and constitutional document for Hong Kong, which provides Hong Kong with a high degree of autonomy and executive, legislative and independent judicial powers, including that of final adjudication under the principle of “one country, two systems.”

We currently anticipate the initial public offering price of our Class A Ordinary Shares to be between US$4.00 and US$5.00 per Class A Ordinary Share. Prior to this offering, there has been no public market for our Ordinary Shares.

We have applied for the listing of our Class A Ordinary Shares on the Nasdaq Capital Market (the “Nasdaq”) under the symbol “POCH”. This offering is contingent upon the listing of our Class A Ordinary Shares on the Nasdaq. At this time, the Nasdaq has not yet approved our application to list our Class A Ordinary Shares. There is no assurance that such application will be approved, and if our application is not approved by Nasdaq, this offering would not be completed.

Upon the completion of this offering, our issued and outstanding share capital will consist of 19,052,200 Class A Ordinary Shares and 2,280,000 class B ordinary shares of par value of US$0.0001 each (the “Class B Ordinary Shares” and each an “Class B Ordinary Share”), assuming the underwriters do not exercise their option to purchase additional Class A Ordinary Shares. Holders of Class A Ordinary Shares and Class B Ordinary Shares have the same rights except for voting and conversion rights. Each Class A Ordinary Share shall entitle the holder thereof to (1) vote on all matters subject to vote at general meetings of our company, and each Class B Ordinary Share shall entitle the holder thereof to twenty (20) votes on all matters subject to a vote at general meetings of our company. Each Class B Ordinary Share is convertible into one (1) Class A Ordinary Share at any time at the option of the holder thereof. In no event shall Class A Ordinary Shares be convertible into Class B Ordinary Shares.

Prospective investors are advised that they may never hold equity interests in, or have direct ownership over, Poche HK, our Hong Kong operating company. Investors in this offering are not purchasing equity securities of Poche HK. Instead, they are purchasing Class A Ordinary Shares of POCHE TECHNOLOGY CO., LIMITED, a Cayman Islands exempted company and the parent company of Poche HK. Such a structure involves unique risks to investors in this offering. Chinese regulatory authorities could disallow this structure, which would likely result in a material change in our operations and/or a material change in the value of the securities of the Company, including that it could cause the value of such securities to significantly decline or become worthless.

We are an “emerging growth company” under applicable U.S. federal securities laws, and, as such are eligible for certain reduced public company reporting requirements. See the section titled “Prospectus Summary — Implications of Being an Emerging Growth Company” for additional information.

Upon the completion of this offering, we will be a “controlled company” as defined under the Nasdaq Stock Market Rules because our controlling shareholder BrandVoy Global Limited will own 27.52% of our then total issued and outstanding Class A Ordinary Shares and Class B Ordinary Shares, representing 76.09% of the total voting power, assuming that the underwriters do not exercise the over-allotment option. Although we do not intend to rely on the “controlled company” exemption under the Nasdaq listing rules after the offering, we could elect to rely on this exemption in the future. If we elect to rely on the “controlled company” exemption, a majority of the members of our board of directors might not be independent and our nominating and corporate governance and compensation committees might not consist entirely of independent directors.

We are not, and our subsidiary Poche HK is not, a Chinese operating company. We hold 100% equity interests in the operating entity in Hong Kong, and do not use a variable interest entity (“VIE”) structure. None of our business, operations or subsidiary is located in Mainland China and the Company is not a Chinese operating company. All of our operations are in Hong Kong, a special administrative region of China, our business is subject to the complex and rapidly evolving laws and regulations there.

As a holding company incorporated in the Cayman Islands with no material operations of our own, Poche Cayman relies entirely on dividends and other distributions from its operating subsidiaries, primarily Poche HK in Hong Kong, to fund its cash and financing requirements. These requirements include funding our operations, supporting business growth, and potentially paying dividends to our shareholders. To the extent that the cash and assets of our business are generated and held in Hong Kong by Poche HK, our ability to access these funds for use outside of Hong Kong is critical. While there are currently no material legal restrictions under Cayman Islands or Hong Kong law that prevent such transfers, the PRC government may in the future intervene in or impose restrictions and limitations on the ability of Poche HK or the Company to transfer cash or assets out of Hong Kong. Any such limitation could prevent our subsidiary from making payments to us, thereby severely restricting the availability of funds to finance our operations and strategic initiatives. This would have a material adverse effect on our business, financial condition, and results of operations, and could materially decrease the value of our Class A Ordinary Shares or cause them to become worthless. For a detailed discussion of this risk, see “Prospectus Summary — Cash Flows through Our Organization” and “Risk Factors — Risks Related to Our Corporate Structure — We will rely on dividends and other distributions on equity paid by our subsidiaries to fund our cash and financing requirements. In the future, to the extent funds or assets in the business are in Hong Kong or a Hong Kong entity, funds or assets may not be available to fund operations or for other use outside of Hong Kong, due to interventions in, or the imposition of restrictions and limitations on, our ability or our operating subsidiary by the PRC government to transfer cash or assets. Any limitation on the ability of our subsidiaries to make payments to us could have a material adverse effect on our ability to conduct our business and might materially decrease the value of our Class A Ordinary Shares or cause them to be worthless.” As of the date of this prospectus, no transfers, dividends, or distributions have been made between the Company, the BVI subsidiary, the Hong Kong entity or investors, see “Note 10 — Shareholders’ equity of our consolidated financial statements.”

The Company currently has no express cash management policies that dictate how funds are transferred. See the section titled “Prospectus Summary — Cash Flows through Our Organization” for additional information. The majority of our historical clients were based in Hong Kong and our advertising market is in Hong Kong; none of our business, operations or subsidiary is located in Mainland China and the Company is not a Chinese operating company. Nor do we intend to set up any subsidiary in Mainland China or enter into any contractual arrangements to establish a VIE structure in Mainland China.

The Chinese government may exercise significant oversight and discretion over the conduct of our business and may intervene in or influence our operations at any time, which could result in a material change in our operations and/or the value of our Ordinary Shares. See “Risk Factors — Risks Related to Doing Business in Hong Kong — There are political risks associated with conducting business in Hong Kong.” on page 14 of the prospectus. Because the Basic Law, which is a national law of the PRC and a constitutional document for Hong Kong, provides Hong Kong with a high degree of autonomy and executive, legislative and independent judicial powers, including that of final adjudication under the principle of “one country, two systems”, we do not believe we or our subsidiary Poche HK is subject to most laws or regulations relating to overseas securities offerings. However, there may be prominent risks associated with our operations being in Hong Kong. There are also risks that the Chinese government may intervene or influence our operations at any time or may exert more control over offerings conducted overseas, which could result in a material change in our operations or the value of our securities.

There is no assurance that there will not be any changes in the economic, political and legal environment in Hong Kong in the future. Uncertainties still exit, due to the possibility that laws, regulations, or policies in Hong Kong could change rapidly in the future. In the event that the operation of us or our Operating Subsidiary in Hong Kong were to become subject to the PRC laws and regulations, the legal and operational risks associated in Mainland China may also apply to our operations in Hong Kong, and we face the risks and uncertainties associated with the legal system in the Mainland China, complex and evolving PRC laws and regulation, and as to whether and how the recent PRC government statements and regulatory developments, such as those relating to data and cyberspace security, would be applicable to companies like our Operating Subsidiary and us, given the substantial operations of our Operating Subsidiary in Hong Kong and PRC government may exercise significant oversight over the conduct of business in Hong Kong.

If there is a significant change to current political arrangements between Mainland China and Hong Kong, companies operating in Hong Kong may face similar regulatory risks as those operating in Mainland China, including material changes in the company’s operations or the value of the securities being registered for sale or could significantly limit or completely hinder the Company’s ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless.

Our business, financial condition, results of operations, and prospects may be influenced to a significant degree by political, economic, and social conditions in the PRC generally. See “Risk Factors — Risks Related to Doing Business in Hong Kong — Changes in China’s economic, political or social conditions or government policies could have a material adverse effect on our business and operations.” on page 15 of the prospectus.

Our Hong Kong counsel, SH Wong & Co, has advised that, as of the date of this prospectus, the Company and its Hong Kong subsidiary, (1) are not required to obtain permissions or approvals from any PRC national authorities to operate their businesses or to issue the Class A Ordinary Shares to foreign investors; and (2) are not subject to permission requirements from the China Securities Regulatory Commission (the “CSRC”), including the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies (the “Overseas Listing Trial Measures”) effected on March 31, 2023, the Cyberspace Administration of China (the “CAC”) or any other entity that is required to approve our operations. Specifically, under the currently effective PRC laws and regulations, we are not required to seek approval from the CSRC or any other PRC governmental authorities for our overseas listing plan, nor have we received any inquiry, notice, warning, or sanctions regarding our planned overseas listing from the CSRC or any other PRC governmental authorities. This conclusion is based on the fact that as of the date of this prospectus: (1) our Company’s operating subsidiary is located in Hong Kong, (2) we and our subsidiary have no operations in Mainland China, and (3) pursuant to the Basic Law, national laws of the PRC shall not be applied in Hong Kong except for those listed in Annex III of the Basic Law (which is confined to laws relating to defense and foreign affairs, as well as other matters outside the autonomy of Hong Kong). However, in light of the recent statements and regulatory actions by the PRC government, such as those related to the extension of China’s oversight and control into Hong Kong, the promulgation of regulations prohibiting foreign ownership of Chinese companies operating in certain industries, which are constantly evolving, and anti-monopoly concerns, we are subject to the risks of the uncertainty of any future actions of the PRC government in this regard. If it is determined in the future, however, that the approval of the CSRC, the CAC or any other regulatory authority is required for this offering, the offering will be delayed until we have obtained the relevant approvals. There is also the possibility that we may not be able to obtain or maintain such approval or that we inadvertently concluded that such approval was not required. If the approval was required while we inadvertently concluded that such approval was not required or if applicable laws and regulations or the interpretation of such were modified to require us to obtain the CSRC approval in the future, we may face sanctions by the CSRC, the CAC or other PRC regulatory agencies. These regulatory agencies may impose fines and penalties on our operations, limit our ability to pay dividends, limit our operations, or take other actions that could have a material adverse effect on our business, financial condition, results of operations and prospects, as well as the trading price of our securities. See “Risk Factors — Risks Related to Doing Business in Hong Kong — There remain uncertainties as to whether we will be required to obtain permissions from the PRC government in connection with this offering. If we were required to obtain approval in the future and were denied permission from Chinese authorities to list on U.S. exchanges, we would not be able to list on U.S. exchanges and the value of our Class A Ordinary Shares may significantly decline or be worthless, which would materially affect the interest of the investors.” on page 11 of the prospectus.

Our Class A Ordinary Shares may be prohibited from being traded on a national exchange under the Holding Foreign Companies Accountable Act if the PCAOB is unable to inspect our auditors for two consecutive years. The delisting of our Ordinary Shares, or the threat of their being delisted, may materially and adversely affect the value of your investment. The Holding Foreign Companies Accountable Act (“HFCAA”) enacted in December 2020, together with a recent joint statement by the United States Securities and Exchange Commission (“SEC”) and the PCAOB call for additional stringent criteria to be applied to emerging market companies by assessing the qualification of non-U.S. auditors who are not inspected by the PCAOB. The HFCAA provided that if the PCAOB cannot fully inspect or investigate an auditor for two consecutive years, securities of such companies will be prohibited from trading on any national securities exchange and in the over-the-counter market in the United States. Pursuant to the HFCAA, the PCAOB issued a Determination Report on December 16, 2021 (the “December 2021 Report”) which found that the PCAOB is unable to inspect or investigate completely registered public accounting firms headquartered in: (1) Mainland China of the People’s Republic of China because of a position taken by one or more authorities in Mainland China; and (2) Hong Kong, a Special Administrative Region and dependency of the PRC, because of a position taken by one or more authorities in Hong Kong. In addition, the PCAOB’s report identified the specific registered public accounting firms which are subject to these determinations. Our registered public accounting firm, Wei, Wei Co., LLP is not headquartered in Mainland China or Hong Kong and was not identified in the 2021 Determination Report as a firm subject to the PCAOB’s determination.

On August 26, 2022, the CSRC, the Ministry of Finance of China, and the PCAOB signed a protocol governing inspections and investigations of audit firms based in China and Hong Kong, which could prevent China-based, U.S.-listed firms from being delisted pursuant to the HFCAA. On December 15, 2022, the PCAOB issued a new Determination Report (the “2022 Determination Report”) which: (1) vacated the 2021 Determination Report; and (2) concluded that the PCAOB has been able to conduct inspections and investigations completely in the PRC in 2022. Although the 2022 Determination Report reversed the conclusion of the 2021 Determination Report with respect to PCAOB’s ability to conduct inspections and investigations completely of the registered public accounting firms headquartered in Mainland China and Hong Kong, the successful 2024 inspection of Wei, Wei Co., LLP demonstrates ongoing compliance with PCAOB requirements, the 2022 Determination Report cautions, however, that authorities in the PRC might take positions at any time that would prevent the PCAOB from continuing to inspect or investigate completed. If in the future the PCAOB determines that it no longer can inspect or investigate our auditor completely because of a position taken by authorities in the PRC, the PCAOB will act expeditiously to consider whether it should issue a new determination. See “Risk Factors — Risks Related to Doing Business in Hong Kong — Although the audit report included in this prospectus is prepared by U.S. auditors who are currently inspected by the PCAOB, there is no guarantee that future audit reports will be prepared by auditors inspected by the PCAOB and, as such, in the future investors may be deprived of the benefits of such inspection. Furthermore, trading in our Class A Ordinary Shares may be prohibited under the HFCAA if the SEC subsequently determines our audit work is performed by auditors that the PCAOB is unable to inspect or investigate completely, and as a result, U.S. national securities exchanges, such as the Nasdaq, may determine to delist our securities. Furthermore, on June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act, which became law on December 29, 2022 and amends the HFCAA and requires the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three, and thus, reduces the time before our Class A Ordinary Shares may be prohibited from trading or delisted.”

On June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act (“AHFCAA”) and on December 29, 2022, legislation entitled “Consolidated Appropriations Act, 2023” (the “Consolidated Appropriations Act”) was signed into law by President Biden, which contained, among other things, an identical provision to AHFCAA and amended the HFCAA by requiring the SEC to prohibit an issuer’s securities from initial listing or trading on any U.S. stock exchanges or OTC Markets if its auditor is not subject to PCAOB inspections for two consecutive years instead of three, thus reducing the time before your securities may be prohibited from trading or delisted. The delisting, or the cessation of trading of our Ordinary Shares, or the threat of their being delisted or prohibited from being traded, may materially and adversely affect the value of your investment. See “Risk Factors — Risks Related to Doing Business in Hong Kong — Although the audit report included in this prospectus is prepared by U.S. auditors who are currently inspected by the PCAOB, there is no guarantee that future audit reports will be prepared by auditors inspected by the PCAOB and, as such, in the future investors may be deprived of the benefits of such inspection. Furthermore, trading in our Class A Ordinary Shares may be prohibited under the HFCAA if the SEC subsequently determines our audit work is performed by auditors that the PCAOB is unable to inspect or investigate completely, and as a result, U.S. national securities exchanges, such as the Nasdaq, may determine to delist our securities. Furthermore, on June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act, which became law on December 29, 2022 and amends the HFCAA and requires the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three, and thus, reduces the time before our Class A Ordinary Shares may be prohibited from trading or delisted.” on page 18 of the prospectus.

HK taxation and PRC impacts

As Poche Cayman is a holding company with no business operation of its own and its principal operating subsidiary is Poche HK which operates in Hong Kong, payments of dividends from our Hong Kong subsidiary to us are not subject to any withholding tax in Hong Kong. See “Dividend Policy” for further details on our dividend policy. As of the date of this prospectus, the Company does not have any operations in the PRC. However, there is no assurance that there will not be any changes in the economic, political and legal environment in Hong Kong in the future. Since our operation is based in Hong Kong, any change of such political arrangements may pose immediate threat to the stability of the economy in Hong Kong, thereby directly and adversely affecting our results of operations and financial positions. See “Corporate History and Structure” on page 49 and “Risks Related to Doing Business in Hong Kong” on page 11 for additional details.

Poche Cayman is permitted under the laws of the Cayman Islands to provide funding to our subsidiary Poche HK through loans or capital contributions without restrictions on the amount of the funds. There are no restrictions or limitations under the laws of the Cayman Islands on Poche Cayman’s ability to distribute profits from its businesses, including subsidiary, to U.S. investors. Poche Cayman is permitted under the laws of Hong Kong to provide funding to Poche HK through dividend distribution without restrictions on the amount of the funds. Both Poche Cayman and Poche HK currently intend to retain all available funds and future earnings, if any, for the operation and expansion of our business and do not anticipate declaring or paying any dividends in the foreseeable future. Neither Poche Cayman nor its subsidiary has any dividend payout policy, and each entity needs to comply with applicable laws or regulations with respect to transfer of funds, dividends and distributions with other entities. Any future determination related to our dividend policy will be made at the discretion of our board of directors after considering our financial condition, results of operations, capital requirements, contractual requirements, business prospects and other factors the board of directors deems relevant, and subject to the restrictions contained in any future financing instruments.

Please see “Risk Factors” beginning on page 11 of this prospectus for additional information.

We are an “emerging growth company” as defined under the federal securities laws and will be subject to reduced public company reporting requirements. Please read the disclosures beginning on page 7 of this prospectus for more information.

Neither the SEC nor any state securities commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Investing in our Class A Ordinary Shares involves a high degree of risk, including the risk of losing your entire investment. See “Risk Factors” beginning on page 11 of this prospectus to read about factors you should consider before buying our Ordinary Shares.

	PER SHARE	TOTAL
Initial public offering price(1)	$	$	[*]
Underwriting discounts and commissions(2)	$	$	[*]
Proceeds, before expenses, to us(3)	$	$	[*]

(1)	The underwriters will receive compensation in addition to the discounts and commissions. For a description of compensation payable to the underwriters, see “Underwriting” beginning on page 118.

(2)	Does not include the reimbursement of certain expenses of the underwriters. For a description of other terms of compensation to be received by the underwriters, see “Underwriting” beginning on page 118.
(3)	We expect our total cash expenses payable by us for this offering, excluding the underwriting discount and other fees and expenses payable to the underwriters, to be approximately US$967,990. These payments will further reduce proceeds available to us before expenses. See “Underwriting.”

This offering is being conducted on a firm commitment basis. The underwriters are obligated to take and pay for all of the Class A Ordinary Shares if any such Class A Ordinary Shares are taken. We have granted the underwriters an option for a period of forty-five (45) days after the closing of this offering to purchase up to 15% of the total number of our Class A Ordinary Shares to be offered by us pursuant to this offering (excluding shares subject to this option), solely for the purpose of covering over-allotments, at the initial public offering price less the underwriting discounts and commissions. If we complete this offering, net proceeds will be delivered to us on the closing date.

The underwriters expect to deliver the Class A Ordinary Shares against payment in U.S. Dollars to purchasers against payment on [*], 2026.

AC Sunshine Securities LLC

Prospectus dated [*], 2026

No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus or in any free writing prospectus we may authorize to be delivered or made available to you. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the Class A Ordinary Shares offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of the Class A Ordinary Shares.

i

For investors outside the United States: neither we nor the underwriters have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction, other than the United States, where action for that purpose is required. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the Ordinary Shares and the distribution of this prospectus outside the United States.

Neither we nor the underwriters have authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus, any amendment or supplement to this prospectus, or in any free writing prospectus we have prepared, and neither we nor the underwriters take responsibility for, and can provide no assurance as to the reliability of, any other information others may give you. Neither we nor the underwriters are making an offer to sell, or seeking offers to buy, these securities in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus is accurate only as of the date on the cover page of this prospectus, regardless of the time of delivery of this prospectus or the sale of shares. Our business, financial condition, results of operations and prospects may have changed since the date on the cover page of this prospectus.

Until [*], 2026 (the 25th day after the date of this prospectus), all dealers that buy, sell or trade Class A Ordinary Shares, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Conventions Which Apply to this Prospectus

Throughout this prospectus, we use a number of key terms and provide a number of key performance indicators used by management. Unless the context otherwise requires, the following definitions apply throughout where the context so admits:

●	“BVI” refers to the British Virgin Islands;

●	“CAGR” refers to compound annual growth rate;

●	“China” or “PRC”, in each case, refers to the People’s Republic of China, excluding, for the purpose of this prospectus only, Taiwan region, the special administrative regions of Hong Kong and Macau;

●	“Class A Ordinary Shares” refers to the class A ordinary shares of Poche Cayman of par value of US$0.0001 each;

●	“Class B Ordinary Shares” refers to the class B ordinary shares of Poche Cayman of par value of US$0.0001 each;

●	“Companies Act” refers to Companies Act (Revised) of the Cayman Islands;

●	“CSRC” refers to the China Securities Regulatory Commission;

●	“Exchange Act” refers to Securities Exchange Act of 1934, as amended;

●	“FY2024” and “FY2025” refer to fiscal year ended March 31, 2024 and March 31, 2025, respectively;

●	“HK$,” “HKD” or “Hong Kong dollar” refers to the legal currency of Hong Kong;

ii

●	“Hong Kong” refers to The Hong Kong Special Administrative Region of the People’s Republic of China;

●	“Macau” refers to The Macao Special Administrative Region of the People’s Republic of China.

●	“Mainland China” or “Mainland” refers to the mainland of the People’s Republic of China; excluding Taiwan and the special administrative regions of Hong Kong and Macau for the purposes of this prospectus only;

●	“Nasdaq” refers to Nasdaq Capital Market;

●	“Ordinary Shares” refers, collectively, to the Class A Ordinary Shares and Class B Ordinary Shares of Poche Cayman;

●	“PCAOB” refers to Public Company Accounting Oversight Board;

●	“post-offering memorandum and articles of association” refers to the amended and restated memorandum and articles of association of the Company effective immediately prior to the completion of this offering;

●	“SEC” refers to the United States Securities and Exchange Commission;

●	“Securities Act” refers to The Securities Act of 1933, as amended;

●	“US”, “U.S.” or “USA” refers to The United States of America;

●	“U.S. dollars,” “dollars,” “USD” or “$” refers to the legal currency of the United States; and

●	“We,” “us,” “our,” “Poche Cayman,” and the “Company” refer to POCHE TECHNOLOGY CO., LIMITED, an exempted company incorporated with limited liability under the laws of Cayman Islands, and its subsidiary.

All information in this prospectus assumes no exercise by the underwriters of their over-allotment option unless the context indicates otherwise.

Our business is conducted through our subsidiary in Hong Kong and we do not operate in Mainland China, Macau, or Taiwan. Our consolidated financial statements are presented in U.S. dollars. In this prospectus, we refer to assets, obligations, commitments, and liabilities in our consolidated financial statements in U.S. dollars. These dollar references are based on the exchange rate of HKD to U.S. dollars, determined as of a specific date or for a specific period. Changes in the exchange rate will affect the amount of our obligations and the value of our assets in terms of U.S. dollars which may result in an increase or decrease in the amount of our obligations (expressed in dollars) and the value of our assets, including accounts receivable (expressed in dollars).

iii

Any discrepancies in tables included herein between the total sum of amounts listed and the totals thereof are due to rounding. Accordingly, figures shown as totals in certain tables may not be an arithmetic aggregation of the figures that precede them.

Certain of our customers and suppliers are referred to in this prospectus by their trade names. Our contracts with these customers and suppliers are typically with an entity or entities in the relevant customer or supplier’s group of companies.

Internet site addresses in this prospectus are included for reference only and the information contained in any website, including our website, is not incorporated by reference into, and does not form part of, this prospectus.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that reflect our current expectations and views of future events. The forward-looking statements are contained principally in the sections entitled “Prospectus Summary,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results Of Operations,” “Business” and “Regulations.” Known and unknown risks, uncertainties and other factors, including those listed under “Risk Factors,” may cause our actual results, performance or achievements to be materially different from those expressed or implied by the forward-looking statements.

In some cases, you can identify these forward-looking statements by words or phrases such as “may,” “expect,” “anticipate,” “aim,” “estimate,” “potential,” “intend,” “plan,” “believe,” “likely to” or other similar expressions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. These forward-looking statements include statements about:

●	changes in political, social and economic conditions, the regulatory environment, laws and regulations and interpretation thereof in the jurisdictions where we conduct business or expect to conduct business;

●	the risk that we may be unable to realize our anticipated growth strategies and expected internal growth;

●	changes in the availability and cost of professional staff which we require to operate our business;

●	changes in customers’ preferences and needs;

●	changes in competitive conditions and our ability to compete under such conditions;

●	changes in our future capital needs and the availability of financing and capital to fund such needs;

●	changes in currency exchange rates or interest rates;

●	projections of revenue, profits, earnings, capital structure and other financial items;

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●	changes in our plan to enter into certain new business sectors; and

●	other factors beyond our control.

You should read this prospectus and the documents that we refer to in this prospectus with the understanding that our actual future results may be materially different from and worse than what we expect. Other sections of this prospectus include additional factors which could adversely impact our business and financial performance. Moreover, we operate in an evolving environment. New risk factors and uncertainties emerge from time to time and it is not possible for our management to predict all risk factors and uncertainties, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. We qualify all of our forward-looking statements by these cautionary statements.

You should not rely upon forward-looking statements as predictions of future events. The forward-looking statements made in this prospectus relate only to events or information as of the date on which the statements are made in this prospectus. Except as required by law, we undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. You should read this prospectus and the documents that we refer to in this prospectus and have filed as exhibits to the registration statement, of which this prospectus is a part, completely and with the understanding that our actual future results may be materially different from what we expect.

This prospectus also contains statistical data and estimates that we obtained from industry publications and reports generated by government or third-party providers of market intelligence. Although we have not independently verified the data, we believe that the publications and reports are reliable.

Market and Industry Data

This prospectus contains estimates and information concerning our industry, including our market position and the size and growth rates of the markets in which we participate, that are based on industry publications and reports. This prospectus contains statistical data and estimates issued by Frost & Sullivan (Beijing) Inc., Shanghai Branch Co, (hereinafter referred as “Frost & Sullivan”). This information involves a number of assumptions and limitations, and you are cautioned not to place undue reliance on these estimates. We have not independently verified the accuracy or completeness of the data contained in these industry reports. While we believe that the information from these industry publications, surveys and studies are reliable, the industry in which we operate is subject to a high degree of uncertainty and risk due to a variety of important factors, including those described in the section titled “Risk Factors.” These and other factors could cause results to differ materially from those expressed in the estimates made by the independent parties and by us.

Presentation of Financial and Other Information

Unless otherwise indicated, all financial information contained in this prospectus is prepared and presented in accordance with U.S. GAAP.

All references in this prospectus to “U.S. dollars,” “US$,” “USD$,” “$” and “USD” refer to the currency of the United States of America. Unless otherwise indicated, all references to currency amounts in this prospectus are in USD.

We have made rounding adjustments to some of the figures contained in this prospectus. Accordingly, numerical figures shown as totals in some tables may not be exact arithmetic aggregations of the figures that preceded them.

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PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus. This summary does not contain all of the information that you should consider before investing in our Ordinary Shares. For a more complete understanding of us and this offering, you should read and carefully consider the entire prospectus, including the more detailed information set forth under “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and the related notes. Some of the statements in this prospectus are forward-looking statements. See the section titled “Special Note Regarding Forward-Looking Statements.”

Business Overview

We are a global intelligent marketing service provider focused on delivering innovative and effective full-lifecycle digital marketing solutions. We primarily serve advertisers, particularly those in the gaming, mobile application (APP), and e-commerce sectors, who are seeking to expand their presence in international markets. Our objective is to assist these clients in achieving precise audience engagement and growth globally, utilizing our data-driven intelligent marketing platform and an experienced team.

Our services address various aspects of a client’s international digital marketing requirements. This includes market trend analysis to identify opportunities and target demographics, digital marketing planning that encompasses solutions from brand building to sales conversion, and creative content development to produce advertising materials. We provide intelligent ad placement across major global media platforms such as Meta, Google, and TikTok, employing advanced algorithms for targeting, optimization, and real-time performance monitoring. Additionally, we offer overseas influencer marketing services, leveraging a network of key opinion leaders (KOLs) in various regions and verticals, along with global media outreach to facilitate brand visibility through press and publications. Building on this foundation, we have also strengthened our capabilities through strategic acquisitions. Through our acquisition of MARS PRIVACY INC (“MARS”), we have established a direct U.S. market presence, marking our transition from indirect participation to direct engagement. This acquisition diversifies our client base and enhances our resilience across different market environments. Furthermore, it strengthens our global market coverage by improving our access to client resources, brand presence, data capabilities, and international talent.

Poche HK is characterized by its focus on technological innovation, which contributes to our operational efficiency and marketing effectiveness. We emphasize localized operational services to ensure cultural relevance in diverse markets, and we are expanding our global marketing ecosystem to support cross-border digital marketing activities.

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Our Services

Market Research and Analysis: We leverage our proprietary big data intelligent analysis platform to conduct in-depth market trend analysis and comprehensive competitor assessments. This involves meticulously analyzing target market dynamics, including market size, growth drivers, and the competitive landscape.

Digital Marketing Planning: Building upon the extensive market and user data analysis, we design and implement scientific and data-driven full-link digital marketing strategies. Our planning integrates cross-channel efforts, encompassing paid advertising, and influencer marketing campaigns, ensuring a cohesive and synergistic approach.

Creative Content Production: Our service encompasses developing high-end visual creativity, crafting precise and persuasive copy writing that speaks directly to the target audience, and executing multi-language content adaptation to ensure global relevance. We provide customized creative production across various formats, including video advertisements, static image creatives, and impactful text-based ads.

Intelligent Ad Placement: A core pillar of our service involves the precise and efficient placement of advertisements across major global digital media platforms, including Meta, TikTok, and Google. We primarily utilize these platforms to acquire user traffic for our advertiser customers.

Overseas Influencer Marketing: We manage and execute comprehensive influencer marketing campaigns to expand brand dissemination for our clients in international markets. This service involves leveraging a vast network of KOLs consolidated across strategically advantageous regions. We effectively target key product verticals, utilizing the influencers’ reach and credibility to amplify brand messages and enhance product visibility among specific target demographics.

Global Media Outreach: We facilitate a broader media presence for clients through strategic media outreach and press releases. This service focuses on securing placements in relevant local and international media outlets, aiming to increase brand awareness, enhance public perception, and amplify client messaging across diverse geographical markets.

Competitive Strengths

Data-Driven Strategies and Intelligent Algorithms: The robust analytical capability, coupled with proprietary intelligent algorithms, underpins Poche HK’s strategic approach to digital marketing. This data-driven methodology allows for dynamic adjustments to campaigns, ensuring that marketing efforts are not only widely distributed but also specifically tailored to resonate with intended demographics in diverse global markets.

Comprehensive Full-Link Digital Marketing Solutions: Poche HK offers an integrated suite of digital marketing services designed to cover the entire campaign lifecycle. This full-link approach is engineered to provide a seamless and cohesive marketing journey for clients. And this integrated service model provides significant advantages to clients by simplifying the complexities of international market entry and expansion.

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Extensive Global Media Network and Platform Expertise: The Company possesses deep operational expertise across leading global digital advertising platforms, which is critical for effective media buying, ad optimization, and compliance in diverse regulatory environments. Poche HK also maintains an extensive network of other specialized global media resources, which is fundamental to the Company’s ability to deliver tailored and impactful marketing solutions globally.

Specialization in Cross-Border Marketing: Poche HK’s business model is specifically tailored to support advertisers seeking to expand their reach into international markets. This specialization provides a distinct competitive advantage, as the Company has cultivated expertise in navigating the unique challenges and opportunities inherent in global market entry.

Experienced and Professional Service Team: The Company operates with an experienced team of professionals, whose collective expertise spans crucial functions such as project negotiation, client account management, creative content production, and advertising operations. The proficiency of our team is vital in providing tailored advice and efficient service, directly contributing to the successful implementation and performance of client marketing initiatives.

Growth Strategies

Continue to Enhance Technology Innovation and Platform Capabilities: The Company plans to significantly invest in and advance its technological infrastructure, with a particular focus on integrating cutting-edge innovations into its core marketing platform. Furthermore, Poche HK is committed to the ongoing upgrade and optimization of its self-developed platforms, as well as strengthening collaborations with top global technology platforms.

Expand Global Market Reach and Penetration: A key growth strategy for Poche HK involves the continuous expansion of its global business footprint and an increase in market coverage. This expansion will be supported by strengthening localized operational services, which are crucial for adapting marketing strategies to diverse cultural and regulatory environments.

Diversify and Broaden Service Offerings: Poche HK intends to explore opportunities for cross-domain cooperation and expand its business boundaries, thereby enhancing its comprehensive service capabilities. By strategically diversifying its service offerings, the Company aims to cater to a wider range of advertising needs and strengthen its position as a holistic marketing partner.

Strengthen Client Relationships and Retention: Poche HK seeks to deepen client engagement and establish itself as an indispensable partner in their international expansion journeys through delivering high-quality, full-link marketing solutions and providing efficient customer support. By prioritizing client satisfaction and success, Poche HK aims to drive repeat business, generate positive referrals, and achieve organic growth through the loyalty and continued partnership of its diverse client base.

Optimize Operational Efficiency: Poche HK is focused on continually enhancing its operational efficiency and ensuring the scalability of its service delivery model to support accelerated growth. Furthermore, the Company will strategically manage its operational capacity, including leveraging a balanced mix of internal team expertise and collaborations with external optimizers.

Corporate Information

Our principal executive office is located at Room 11, 9/F Tower III Enterprise Square, 9 Sheung Yuet Road, Kowloon Bay, Hong Kong. Our telephone number is +852 62292531. Our registered office in the Cayman Islands is located at the office of Osiris International Cayman Limited, Suite #4-210, Governors Square, 23 Lime Tree Bay Avenue, PO Box 32311, Grand Cayman KY1-1209, Cayman Islands.

Our agent for service of process in the United States is Cogency Global Inc., located at 122 East 42nd Street, 18th Floor, New York, NY 10168. Information contained on, or that can be accessed through, our website is not a part of, and shall not be incorporated by reference into, this prospectus.

Corporate History and Structure

Poche Cayman is a holding company and is not actively engaged in any business other than through its Hong Kong subsidiary, HONGKONG POCHE TECHNOLOGY CO., LIMITED (“Poche HK”). This is an offering of the Class A Ordinary Shares of the Cayman Islands holding company. You may never hold equity interests in the Operating Subsidiary, Poche HK. Further, Poche Cayman receives the economic benefits of its Operating Subsidiary’s business operations through equity ownership. We do not use a Variable Interest Entities or VIE structure.

POCHE TECHNOLOGY CO., LIMITED (“Poche BVI”) was incorporated under the laws of the BVI on August 13, 2025 with Poche HK as its sole and wholly-owned subsidiary. Poche Cayman holds 100% of the shares of Poche BVI.

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Poche HK was incorporated under the laws and regulations of Hong Kong on September 9, 2020. Poche HK is a wholly-owned subsidiary of Poche BVI and is our only operating entity.

MARS is a company incorporated under the laws of the State of Wyoming, United States and was acquired by Poche BVI for cash consideration of US$10,000 on April 3, 2026. It is a wholly-owned subsidiary of Poche BVI.

Recently Poche Cayman carried out a series of transactions to reorganize the corporate structure. For more information, see “Corporate History and Structure” beginning on page 49 of this prospectus.

The charts below(1) illustrate our corporate structure and subsidiaries as of the date of this prospectus and upon completion of this offering:

As of the date of this prospectus

BrandVoy Global Limited
Lucky Prosper Holding Limited
Other shareholders holding less than 5% of the Ordinary Shares
Shareholding Percentage (2) 38.93%
Voting Power Percentage (3) 84.23%
Shareholding Percentage 10.20%
Voting Power Percentage 2.64%
Shareholding Percentage 50.87%
Voting Power Percentage 13.14%
POCHE TECHNOLOGY CO., LIMITED (Cayman)
100%
POCHE TECHNOLOGY CO., LIMITED (BVI)
100%
100%
HONGKONG POCHE TECHNOLOGY CO., LIMITED (HONG KONG)
Mars Privacy Inc (UNITED STATES)

Upon completion of this offering

Notes:

(1)	The slight discrepancy in the total voting power is due to rounding of individual shareholding percentages.
(2)	The shareholding percentage is calculated by dividing the number of ordinary shares beneficially owned by such person or group immediately upon completion of this offering by the total number of Class A Ordinary Shares and Class B Ordinary Shares issued and outstanding immediately after the completion of this offering.
(3)	The voting power percentage is calculated by dividing the voting power beneficially owned by such person or group by the voting power of all of our ordinary shares as a single class immediately upon completion of this offering. Each Class A Ordinary Share shall entitle the holder thereof to (1) vote on all matters subject to vote at general meetings of our company, and each Class B Ordinary Share shall entitle the holder thereof to twenty (20) votes on all matters subject to a vote at general meetings of our company.

We are offering 6,250,000 Class A Ordinary Shares, representing 29.30% of our total issued and outstanding Class A Ordinary Shares and Class B Ordinary Shares issued and outstanding following completion of this offering, assuming the underwriter does not exercise the Over-Allotment Option.

We will be a “controlled company” as defined under the Nasdaq Stock Market Rules because, immediately after the completion of this offering, our Controlling Shareholder will own 27.52% of our total issued and outstanding Ordinary Shares, representing 76.09% of the total voting power, assuming that the underwriter does not exercise the Over-Allotment Option. Consequently, our Controlling Shareholder will have the ability to control the outcome of all matters submitted to our shareholders for approval, including the election of directors, amendments to our organizational documents, and the approval of any merger, consolidation, or sale of all or substantially all of our assets.

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Although we do not intend to rely on the “controlled company” exemption under the Nasdaq listing rules after the Offering, we could elect to rely on this exemption in the future. If we elect to rely on the “controlled company” exemption, a majority of the members of our board of directors might not be independent and our nomination and compensation committees might not consist entirely of independent directors.

Furthermore, even if we were to cease being a “controlled company” in the future, as a foreign private issuer we are permitted under Nasdaq listing rules to follow our home country corporate governance practices (in our case, Cayman Islands law) in lieu of certain Nasdaq requirements, which may afford less protection to shareholders than if we were a U.S. domestic issuer. These include requirements regarding the independence of a majority of our board of directors and the composition of the compensation committee. For a detailed discussion of the exemptions available to us as a foreign private issuer and the associated risks to investors, see “Risk Factors — Risks Related to This Offering and Our Class A Ordinary Shares — We are a foreign private issuer within the meaning of the rules under the Exchange Act, and as such we are exempt from certain provisions applicable to United States domestic public companies.” and “Risk Factors — Risks Related to This Offering and Our Class A Ordinary Shares — As a foreign private issuer, we are permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from Nasdaq corporate governance listing standards. These practices may afford less protection to shareholders than they would enjoy if we complied fully with corporate governance listing standards.”

Cash Flows through Our Organization

Our Company, Poche Cayman, is permitted under the laws of the Cayman Islands to provide funding to Poche BVI, our wholly-owned BVI subsidiary, through loans and/or capital contributions without restrictions on the amount of the funds. Poche BVI, in turn, may provide funding to Poche HK, our wholly-owned Hong Kong operating subsidiary, and to MARS, also a wholly-owned subsidiary of Poche BVI, through loans and/or capital contributions.

Conversely, Poche HK is permitted under the laws of Hong Kong to provide funding to Poche BVI, its sole shareholder, through dividend distributions or payments, without restrictions on the amount of the funds. Poche BVI is also permitted under BVI law to provide funding to our Company, Poche Cayman, through dividend distributions or other permitted means, provided that it satisfies the solvency test required by BVI law for such distributions.

There are no restrictions or limitations on our ability to distribute profits by dividends from our subsidiaries (including Poche BVI, Poche HK and MARS) to our Company and our shareholders and U.S. investors, provided that the distributing entity remains solvent after such distribution. Our board of directors may, by resolution, authorize and declare a dividend to shareholders at such time and in such amount as they think fit if they are satisfied, on reasonable grounds, that immediately following our Company will be able to pay our debts as they become due in the ordinary course of business. According to the Companies Ordinance of Hong Kong (Chapter 622 of the Laws of Hong Kong), a Hong Kong company may only make a distribution out of profits available for distribution. There is no further Cayman Islands, BVI, or Hong Kong statutory restriction on the amount of funds which may be distributed by us by dividend subject to the respective solvency requirements. Under the current practice of the Inland Revenue Department of Hong Kong, no withholding tax is payable in Hong Kong in respect of dividends paid by our Hong Kong subsidiaries to us.

Our Company is a Cayman Islands exempted company, Poche BVI is a BVI business company, and our operating subsidiary is a Hong Kong company. There are no restrictions on foreign exchange and there are no limitations on the abilities of our Company to transfer cash to or from our operating subsidiary, or to investors under Hong Kong law. Similarly, under BVI law, there are no restrictions on foreign exchange and no limitations on Poche BVI’s ability to transfer cash. There are no restrictions or limitations under the laws of Hong Kong imposed on the conversion of HK dollar into foreign currencies and the remittance of currencies out of Hong Kong, nor there is any restriction on foreign exchange to transfer cash between our Company and our subsidiary, across borders and to U.S investors, nor there is any restrictions and limitations to distribute earnings from our business and subsidiaries to our Company and U.S. investors and amounts owed. As of the date of this prospectus, there was no cash transfer between the holding company and its subsidiary. No dividends or distribution have been made to date between the holding company and the subsidiary. Further, no transfers, dividends, or distributions have been made to investors, see “Note 10 — Shareholders’ equity of our consolidated financial statements.”

As a smaller business, the Company does not have specific cash management policies and procedures that dictate how funds are transferred throughout the organization. The Company’s general policy, however, has been to keep funds within the entities where they are raised or generated in order to support the local entity’s operations. For example, if the funds are generated in a Hong Kong subsidiary, then the Company’s general approach will be to use those funds to support the Hong Kong entity’s operations, with the exception of required funding for capital investments. In the future, MARS may similarly retain funds generated from its operations to support its own activities, or receive intercompany funding from Poche BVI or Poche HK as needed.

As a holding company, Poche Cayman relies on dividends and other distributions from its Hong Kong operating subsidiary, Poche HK, to fund its operations and any potential future dividends to shareholders. While there are currently no legal restrictions under Cayman Islands or Hong Kong law on such transfers, the Chinese government may in the future impose restrictions on the transfer of cash or assets out of Hong Kong. Any such limitation could prevent Poche HK from funding the Company, which would materially and adversely affect our business, financial condition, and the value of our Class A Ordinary Shares. For a detailed discussion, see “Risk Factors — Risks Related to Our Corporate Structure — We will rely on dividends and other distributions on equity paid by our subsidiaries to fund our cash and financing requirements. In the future, to the extent funds or assets in the business are in Hong Kong or a Hong Kong entity, funds or assets may not be available to fund operations or for other use outside of Hong Kong, due to interventions in, or the imposition of restrictions and limitations on, our ability or our operating subsidiary by the PRC government to transfer cash or assets. Any limitation on the ability of our subsidiaries to make payments to us could have a material adverse effect on our ability to conduct our business and might materially decrease the value of our Class A Ordinary Shares or cause them to be worthless.”

Our Hong Kong counsel, SH Wong & Co, has advised that, as of the date of this prospectus, the Company and its Hong Kong subsidiary, (1) are not required to obtain permissions or approvals from any PRC national authorities to operate their businesses or to issue the Class A Ordinary Shares to foreign investors; and (2) are not subject to permission requirements from the China Securities Regulatory Commission (the “CSRC”), including the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies (the “Overseas Listing Trial Measures”) effected on March 31, 2023, the Cyberspace Administration of China (the “CAC”) or any other entity that is required to approve our operations. Specifically, under the currently effective PRC laws and regulations, we are not required to seek approval from the CSRC or any other PRC governmental authorities for our overseas listing plan, nor have we received any inquiry, notice, warning, or sanctions regarding our planned overseas listing from the CSRC or any other PRC governmental authorities. This conclusion is based on the fact that as of the date of this prospectus: (1) our Company’s operating subsidiary is located in Hong Kong, (2) we and our subsidiary have no operations in Mainland China, and (3) pursuant to the Basic Law, national laws of the PRC shall not be applied in Hong Kong except for those listed in Annex III of the Basic Law (which is confined to laws relating to defense and foreign affairs, as well as other matters outside the autonomy of Hong Kong). However, in light of the recent statements and regulatory actions by the PRC government, such as those related to the extension of China’s oversight and control into Hong Kong, the promulgation of regulations prohibiting foreign ownership of Chinese companies operating in certain industries, which are constantly evolving, and anti-monopoly concerns, we may be subject to the risks of the uncertainty of any future actions of the PRC government in this regard. If it is determined in the future, however, that the approval of the CSRC, the CAC or any other regulatory authority is required for this offering, the offering will be delayed until we have obtained the relevant approvals. There is also the possibility that we may not be able to obtain or maintain such approval or that we inadvertently concluded that such approval was not required. If the approval was required while we inadvertently concluded that such approval was not required or if applicable laws and regulations or the interpretation of such were modified to require us to obtain the CSRC approval in the future, we may face sanctions by the CSRC, the CAC or other PRC regulatory agencies. These regulatory agencies may impose fines and penalties on our operations, limit our ability to pay dividends, limit our operations, or take other actions that could have a material adverse effect on our business, financial condition, results of operations and prospects, as well as the trading price of our securities. See “Risk Factors — Risks Related to Doing Business in Hong Kong — There remain uncertainties as to whether we will be required to obtain permissions from the PRC government in connection with this offering. If we were required to obtain approval in the future and were denied permission from Chinese authorities to list on U.S. exchanges, we would not be able to list on U.S. exchanges and the value of our Class A Ordinary Shares may significantly decline or be worthless, which would materially affect the interest of the investors.” on page 11 of the prospectus.

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According to the Business Registration Ordinance (Chapter 310 of the Laws of Hong Kong) (“BRO”), any person carrying on any business, and every person carrying on business at a branch of such business, must apply for registration of that business or that branch, and obtain a business registration certificate or branch registration certificate. Our Operating Subsidiary has obtained valid business registration certificates in accordance with the BRO. Since the Company is a holding company and not currently engaged in any operating business in Hong Kong, it is not required to hold a business registration certificate in accordance with the BRO. Except for the business registration certificate as aforesaid, no other approval or permission is required from any authorities of Hong Kong to operate the business in which we are currently carrying on in Hong Kong. We have not experienced denial or refusal of our application for the business registration certificates. In addition, no government approval is required from any authorities of Hong Kong to offer the securities being offered and registered to foreign investors.

Summary of Risk Factors

Our prospectus should be considered in light of the risks, uncertainties, expenses, and difficulties frequently encountered by similar companies. Below please find a summary of the principal risks we face, organized under relevant headings. These risks are discussed more carefully in the section titled “Risk Factors.”

Risks Relating to Doing Business in Hong Kong (for a more detailed discussion, see “Risk Factors — Risks Related to Doing Business in Hong Kong” beginning on page 11 of this prospectus)

●

All of our operations are in Hong Kong. However, due to the long-arm application of the current PRC laws and regulations, the PRC government may exercise significant direct oversight and discretion over the conduct of our business and may intervene or influence our operations, at any time, or may exert more control over offerings conducted overseas and/or foreign investment in China and Hong Kong-based issuers, which could result in a material change in our operations and/or the value of the securities of the Company. Our Operating Subsidiary in Hong Kong may be subject to laws and regulations of Mainland China, which may impair our ability to operate profitably and result in a material negative impact on our operations and/or the value of our Class A Ordinary Shares. Furthermore, the changes in the policies, regulations, rules, and the enforcement of laws of the PRC may also occur quickly with little advance notice and our assertions and beliefs of the risk imposed by the PRC legal and regulatory system cannot be certain. See “Risk Factors - Risks Relating to Doing Business in Hong Kong – All of our operations are in Hong Kong.” on P.11 of this prospectus.

●

There remain uncertainties as to whether we will be required to obtain permissions from the PRC government in connection with this offering. If we were required to obtain approval in the future and were denied permission from Chinese authorities to list on U.S. exchanges, we would not be able to list on U.S. exchanges and the value of our Class A Ordinary Shares may significantly decline or be worthless, which would materially affect the interest of the investors. See “Risk Factors - Risks Relating to Doing Business in Hong Kong – There remain uncertainties as to whether we will be required to obtain permissions from the PRC government in connection with this offering.” on P.11 of this prospectus.

●	Recently, the PRC government initiated a series of regulatory actions and statements to regulate business operations in certain areas in mainland China with little or no advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over mainland China-based companies listed overseas using the variable interest entity structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. Our operations and/or the value of our Class A Ordinary Shares may be substantially impaired if we become subject to PRC laws and regulations related to the current business operations of our operating subsidiary. Any changes in such laws and regulations may affect our ability to operate profitably, which could result in a material negative impact on our results of operation and/or the value of the securities of the Company. See “Risk Factors - Risks Relating to Doing Business in Hong Kong – Recently, the PRC government initiated a series of regulatory actions and statements to regulate business operations in certain areas in mainland China with little or no advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over mainland China-based companies listed overseas using the variable interest entity structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement.” on P.12 of this prospectus.

●	Compliance with Hong Kong’s Personal Data (Privacy) Ordinance and any such other existing or future data privacy related laws, regulations and governmental orders may entail significant expenses and could materially affect our business. See “Risk Factors - Risks Relating to Doing Business in Hong Kong – Compliance with Hong Kong’s Personal Data (Privacy) Ordinance and any such other existing or future data privacy related laws, regulations and governmental orders may entail significant expenses and could materially affect our business.” on P.13 of this prospectus.

●	China Covid policies may impact on the Hong Kong local Covid-19 social distancing restrictions, which could have a material adverse effect on our business operation and marketing. See “Risk Factors - Risks Relating to Doing Business in Hong Kong – China Covid policies may impact on the Hong Kong local Covid-19 social distancing restrictions, which could have a material adverse effect on our business operation and marketing.” on P.14 of this prospectus.

●	There are political risks associated with conducting business in Hong Kong. See “Risk Factors - Risks Relating to Doing Business in Hong Kong – There are political risks associated with conducting business in Hong Kong.” on P.14 of this prospectus.

●	Changes in China’s economic, political or social conditions or government policies could have a material adverse effect on our business and operations. See “Risk Factors - Risks Relating to Doing Business in Hong Kong – Changes in China’s economic, political or social conditions or government policies could have a material adverse effect on our business and operations.” on P.15 of this prospectus.

●	The Hong Kong legal system embodies uncertainties which could negatively affect our listing on Nasdaq and limit the legal protections available to you and us. See “Risk Factors - Risks Relating to Doing Business in Hong Kong – The Hong Kong legal system embodies uncertainties which could negatively affect our listing on Nasdaq and limit the legal protections available to you and us.” on P.15 of this prospectus.

●	Interpretation of PRC laws and the implementation of National Security Law in Hong Kong involve uncertainty. See “Risk Factors - Risks Relating to Doing Business in Hong Kong – Interpretation of PRC laws and the implementation of National Security Law in Hong Kong involve uncertainty.” on P.16 of this prospectus.

●	Fluctuations in exchange rates could have a material and adverse effect on our results of operations and the value of your investment. See “Risk Factors - Risks Relating to Doing Business in Hong Kong – Fluctuations in exchange rates could have a material and adverse effect on our results of operations and the value of your investment.” on P.17 of this prospectus.

●	U.S. regulatory bodies may be limited in their ability to conduct investigations or inspections of our operations in Hong Kong. See “Risk Factors - Risks Relating to Doing Business in Hong Kong – U.S. regulatory bodies may be limited in their ability to conduct investigations or inspections of our operations in Hong Kong.” on P.18 of this prospectus.

●	If we become directly subject to the recent scrutiny, criticism and negative publicity involving U.S.-listed Chinese companies, we may have to expend significant resources to investigate and resolve the matter which could harm our business operations, stock price and reputation and could result in a loss of your investment in our stock, especially if such matter cannot be addressed and resolved favorably. See “Risk Factors - Risks Relating to Doing Business in Hong Kong – If we become directly subject to the recent scrutiny, criticism and negative publicity involving U.S.-listed Chinese companies, we may have to expend significant resources to investigate and resolve the matter which could harm our business operations, stock price and reputation and could result in a loss of your investment in our stock, especially if such matter cannot be addressed and resolved favorably.” on P.20 of this prospectus.

Risks Related to Our Business and Industry (for a more detailed discussion, see “Risk Factors — Risks Related to Our Business and Industry” beginning on page 21 of this prospectus)

●	We are in the highly competitive online marketing and advertising service industry requiring few capital investments that could exert an entry barrier, and we may not be able to compete successfully against existing or new competitors, which could reduce our market share and adversely affect our competitive position and financial performance.

●	High customer concentration exposes us to all of the risks faced by our major customers and may subject us to significant fluctuations or declines in revenues.

●	Our operations are critically reliant on a limited number of suppliers.

●	Our business revenue is substantially project-based and non-recurring in nature, and our future business depends on our continuous ability to secure upcoming advertising projects from our client.

●	We face material business disruptions from evolving advertising platform compliance requirements despite advance policy publications by major platforms such as Meta and Google.

●	New developments in PRC laws and regulations regarding the use of mobile games and their export and marketing in Hong Kong, and the potential breach of such rules and regulations may adversely affect our business, financial condition and operating results.

Risks Related to Our Corporate Structure (for a more detailed discussion, see “Risk Factors — Risks Related to Our Corporate Structure” beginning on page 32 of this prospectus)

●	We will rely on dividends and other distributions on equity paid by our subsidiaries to fund our cash and financing requirements. In the future, to the extent funds or assets in the business are in Hong Kong or a Hong Kong entity, funds or assets may not be available to fund operations or for other use outside of Hong Kong, due to interventions in, or the imposition of restrictions and limitations on, our ability or our operating subsidiary by the PRC government to transfer cash or assets. Any limitation on the ability of our subsidiaries to make payments to us could have a material adverse effect on our ability to conduct our business and might materially decrease the value of our Class A Ordinary Shares or cause them to be worthless.

●	Our major shareholders have substantial influence over our Company and his interests may not be aligned with the interests of our other shareholders.

●	Anti-takeover provisions in our post-offering memorandum and articles of association may discourage, delay or prevent a change in control.

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Risks Related to This Offering and Our Class A Ordinary Shares (for a more detailed discussion, see “Risk Factors — Risks Related to This Offering and Our Class A Ordinary Shares” beginning on page 35 of this prospectus)

●	Our dual-class voting structure will limit your ability to influence corporate matters and could discourage others from pursuing any change of control transactions that holders of our Class A Ordinary Shares may view as beneficial.

●	As an “emerging growth company” under applicable law, we will be subject to reduced disclosure requirements. Such reduced disclosures may make our Class A Ordinary Shares less attractive to investors.

●	If we are classified as a passive foreign investment company, United States taxpayers who own our Class A Ordinary Shares may have adverse United States federal income tax consequences.

Implications of Being an Emerging Growth Company

As a company with less than US$1.235 billion in revenue during our last fiscal year, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 (“JOBS Act”). An “emerging growth company” may take advantage of reduced reporting requirements that are otherwise applicable to larger public companies. In particular, as an emerging growth company, we:

●	may present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations;

●	are not required to provide a detailed narrative disclosure discussing our compensation principles, objectives and elements and analyzing how those elements fit with our principles and objectives, which is commonly referred to as “compensation discussion and analysis”;

●	are not required to obtain an attestation and report from our auditors on our management’s assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002;

●	are not required to obtain a non-binding advisory vote from our shareholders on executive compensation or golden parachute arrangements (commonly referred to as the “say-on-pay,” “say-on frequency,” and “say-on-golden-parachute” votes);

●	are exempt from certain executive compensation disclosure provisions requiring a pay-for-performance graph and chief executive officer pay ratio disclosure;

●	are eligible to claim longer phase-in periods for the adoption of new or revised financial accounting standards under §107 of the JOBS Act; and

●	will not be required to conduct an evaluation of our internal control over financial reporting until our second annual report on Form 20-F following the effectiveness of the IPO.

Under the JOBS Act, we may take advantage of the above-described reduced reporting requirements and exemptions until we no longer meet the definition of an emerging growth company. The JOBS Act provides that we would cease to be an “emerging growth company” at the end of the fiscal year in which the fifth anniversary of our initial sale of common equity pursuant to a registration statement declared effective under the Securities Act of 1933, as amended (“Securities Act”) occurred, if we have more than US$1.235 billion in annual revenue, have more than US$700 million in market value of our Ordinary Shares held by non-affiliates, or issue more than US$1.0 billion in principal amount of non-convertible debt over a three-year period.

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Implications of Being a Foreign Private Issuer

We are a foreign private issuer within the meaning of the rules under the Exchange Act. As such, we are exempt from certain provisions applicable to United States domestic public companies. For example:

●	we are not required to provide as many Exchange Act reports, or as frequently, as a domestic public company;

●	for interim reporting, we are permitted to comply solely with our home country requirements, which are less rigorous than the rules that apply to domestic public companies;

●	we are not required to provide the same level of disclosure on certain issues, such as executive compensation;

●	we are exempt from provisions of Regulation Fair Disclosure aimed at preventing issuers from making selective disclosures of material information;

●	we are not required to comply with the sections of the Exchange Act regulating the solicitation of proxies, consents, or authorizations in respect of a security registered under the Exchange Act; and

●	we are not required to comply with Section 16 of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and establishing insider liability for profits realized from any “short-swing” trading transaction.

We will be required to file an annual report on Form 20-F within four months of the end of each fiscal year. Press releases relating to financial results and material events will also be furnished to the SEC on Form 6-K. However, the information we are required to file with or furnish to the SEC will be less extensive and less timely compared to that required to be filed with the SEC by U.S. domestic issuers. As a result, you may not be afforded the same protections or information that would be made available to you were you investing in a U.S. domestic issuer.

The Nasdaq listing rules provide that a foreign private issuer may follow the practices of its home country, which for us is the Cayman Islands, rather than the Nasdaq rules as to certain corporate governance requirements, including the requirement that the issuer have a majority of independent directors, the audit committee, compensation committee, and nomination committee requirements, the requirement to disclose third-party director and nominee compensation, and the requirement to distribute annual and interim reports. A foreign private issuer that follows a home country practice in lieu of one or more of the listing rules is required to disclose in its annual reports filed with the SEC each requirement that it does not follow and describe the home country practice followed by the issuer in lieu of such requirements. We intend to rely on certain of these exemptions available to foreign private issuers and follow home country practices in lieu of compliance with the corresponding Nasdaq corporate governance rules. As a result, our shareholders may be afforded less protection than they would receive if we complied fully with all Nasdaq corporate governance listing standards applicable to U.S. domestic issuers. See “MANAGEMENT — Foreign Private Issuer Exemption”, “MANAGEMENT — Other Corporate Governance Matters” and “Risk Factors — Risks Related to This Offering and Our Class A Ordinary Shares — As a foreign private issuer, we are permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from Nasdaq corporate governance listing standards. These practices may afford less protection to shareholders than they would enjoy if we complied fully with corporate governance listing standards.”

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THE OFFERING

Offering price	We expect that the initial public offering price will be between US$4.00 to US$5.00 per Class A Ordinary Share.

Class A Ordinary Shares offered by us	6,250,000 Class A Ordinary Shares (or 7,187,500 Class A Ordinary Shares if the underwriters exercise in full their option to purchase additional Class A Ordinary Shares).

Class A Ordinary Shares issued and outstanding immediately after this offering	19,052,200 Class A Ordinary Shares (or 19,989,700 Class A Ordinary Shares if the underwriters exercise in full their option to purchase additional Class A Ordinary Shares)

Ordinary Shares	Our Ordinary Shares are divided into Class A Ordinary Shares and Class B Ordinary Shares. Holders of Class A Ordinary Shares and Class B Ordinary Shares have the same rights except for voting and conversion rights. Each Class A Ordinary Share shall entitle the holder thereof to one (1) vote on all matters subject to a vote at general meetings of our company, and each Class B Ordinary Share shall entitle the holder thereof twenty (20) votes on all matters subject to a vote at general meetings of our company. Each Class B Ordinary Share is convertible into one (1) Class A Ordinary Share at any time at the option of the holder thereof. In no event shall Class A Ordinary Shares be convertible into Class B Ordinary Shares.

Option to purchase additional Class A Ordinary Shares	We have granted to the underwriters an option, exercisable for 45 days from the date of this prospectus, to purchase up to an aggregate of additional 937,500 Class A Ordinary Shares at the initial public offering price, less underwriting discounts and commissions, solely for the purpose of covering over-allotments.

Listing	We applied to have our Class A Ordinary Shares listed on the Nasdaq Capital Market under the symbol “POCH.” Our Class A Ordinary Shares will not be listed on any other stock exchange or quoted for trading on any over-the-counter trading system

Ticker symbol	POCH

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Transfer Agent	VStock Transfer, LLC

Use of proceeds

We estimate that we will receive net proceeds of approximately US$26,156,250 from this offering, assuming an initial public offering price of US$4.50 per share, the mid-point of the estimated range of the initial public offering price, after deducting estimated underwriter discounts, commissions and estimated offering expenses payable by us.

We intend to use the net proceeds from this offering for (i) market expansion (approximately 37.5%), (ii) research and development (approximately 27.5%), (iii) talent recruitment (approximately 17.5%), and (iv) replenishment of working capital (approximately 17.5%). See “Use of Proceeds” for additional information.

Lock-up	We, our directors and officers and certain of our existing shareholders, have agreed with the underwriters, subject to certain exceptions, not to sell, or otherwise transfer or otherwise dispose of any Class A Ordinary Shares or similar securities for a period of 180 days after the date of this prospectus. See “Shares Eligible for Future Sale” and “Underwriting” for more information.

Taxation	For Cayman Islands, Hong Kong and U.S. federal income tax considerations with respect to the ownership and disposition of our ordinary shares, see “Taxation.”

Risk factors	The Class A Ordinary Shares offered hereby involve a high degree of risk. You should read “Risk Factors” beginning on page 11 for a discussion of factors to consider before deciding to invest in our Class A Ordinary Shares.

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RISK FACTORS

Risks Related to Doing Business in Hong Kong

All of our operations are in Hong Kong. However, due to the long-arm application of the current PRC laws and regulations, the PRC government may exercise significant direct oversight and discretion over the conduct of our business and may intervene or influence our operations, at any time, or may exert more control over offerings conducted overseas and/or foreign investment in China and Hong Kong-based issuers, which could result in a material change in our operations and/or the value of the securities of the Company. Our Operating Subsidiary in Hong Kong may be subject to laws and regulations of Mainland China, which may impair our ability to operate profitably and result in a material negative impact on our operations and/or the value of our Class A Ordinary Shares. Furthermore, the changes in the policies, regulations, rules, and the enforcement of laws of the PRC may also occur quickly with little advance notice and our assertions and beliefs of the risk imposed by the PRC legal and regulatory system cannot be certain.

Our Operating Subsidiary is located and operates its business in Hong Kong, a special administrative region of the PRC. The Operating Subsidiary does not have operations in Mainland China and is not regulated by any regulator in Mainland China. As a result, the laws and regulations of Mainland China do not currently have any material impact on our business, financial condition and results of operation. Furthermore, except for the Basic Law of the Hong Kong Special Administrative Region of the People’s Republic of China (“Basic Law”), national laws of Mainland China do not apply in Hong Kong unless they are listed in Annex III of the Basic Law and applied locally by promulgation or local legislation. National laws that may be listed in Annex III are currently limited under the Basic Law to those which fall within the scope of defense and foreign affairs as well as other matters outside the limits of the autonomy of Hong Kong. National laws and regulations relating to data protection, cybersecurity and the anti-monopoly have not been listed in Annex III and so do not apply directly to Hong Kong.

However, due to long arm provisions under the current Mainland China laws and regulations, there remains regulatory and legal uncertainty with respect to the implementation of laws and regulations of Mainland China to Hong Kong. As a result, there is no guarantee that the PRC government may not choose to implement the laws of Mainland China to Hong Kong and exercise significant direct influence and discretion over the operation of our operating subsidiary in the future and, it will not have a material adverse impact on our business, financial condition and results of operations, due to changes in laws, political environment or other unforeseeable reasons.

Given the substantial operations of our Operating Subsidiary in Hong Kong and the PRC government may exercise significant oversight over the conduct of business in Hong Kong, in the event that we or our Hong Kong Operating Subsidiary were to become subject to the laws and regulations of Mainland China, the legal and operational risks associated with Mainland China may also apply to our operations in Hong Kong, and we face the risks and uncertainties associated with the legal system in Mainland China, complex and evolving Mainland China laws and regulations, and as to whether and how the recent PRC government statements and regulatory actions by China’s government, such as those relating to the use of variable interest entities and data and cyberspace security and anti-monopoly concerns, have or may impact the Company’s ability to conduct its business, accept foreign investments, or list on a U.S. or other foreign exchange. These risks could result in a material change in the Company’s operations and/or the value of the securities of the Company or could significantly limit or completely hinder the Company’s ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless.

The laws and regulations in Mainland China are evolving, and their enactment timetable, interpretation, enforcement, and implementation involve significant uncertainties, and may change quickly with little advance notice, along with the risk that the PRC government may intervene or influence our Operating Subsidiary’s operations at any time, or may exert more control over offerings conducted overseas and/or foreign investment in China and Hong Kong-based issuers, which could result in a material change in our operations and/or the value of the securities of the Company. For a detailed description, see “Risk Factors — There remain uncertainties as to whether we will be required to obtain permissions from the PRC government in connection with this offering. If we were required to obtain approval in the future and were denied permission from Chinese authorities to list on U.S. exchanges, we would not be able to list on U.S. exchanges and the value of our Class A Ordinary Shares may significantly decline or be worthless, which would materially affect the interest of the investors.” on page 11 of this prospectus.

Moreover, there are substantial uncertainties regarding the interpretation and application of Mainland China laws and regulations including, but not limited to, the laws and regulations related to our business and the enforcement and performance of our arrangements with customers in certain circumstances. The laws and regulations are sometimes vague and may be subject to future changes, and their official interpretation and enforcement may involve substantial uncertainty. The effectiveness and interpretation of newly enacted laws or regulations, including amendments to existing laws and regulations, may be delayed, and our business may be affected if we rely on laws and regulations which are subsequently adopted or interpreted in a manner different from our understanding of these laws and regulations. New laws and regulations that affect existing and proposed future businesses may also be applied retroactively. We cannot predict what effect the interpretation of existing or new PRC laws or regulations may have on our business.

The laws, regulations, and other government directives in Mainland China may also be costly to comply with, and such compliance or any associated inquiries or investigations or any other government actions may:

●	delay or impede our development;

●	result in negative publicity or increase our operating costs;

●	require significant management time and attention;

●	cause devaluation of our securities or delisting; and,

●	subject us to remedies, administrative penalties and even criminal liabilities that may harm our business, including fines assessed for our current or historical operations, or demands or orders that we modify or even cease our business operations.

There remain uncertainties as to whether we will be required to obtain permissions from the PRC government in connection with this offering. If we were required to obtain approval in the future and were denied permission from Chinese authorities to list on U.S. exchanges, we would not be able to list on U.S. exchanges and the value of our Class A Ordinary Shares may significantly decline or be worthless, which would materially affect the interest of the investors.

On December 24, 2021, the CSRC released the Provisions of the State Council on the Administration of Overseas Securities Offering and Listing by Domestic Companies (Draft for Comments), and the Measures for the Filing of Overseas Securities Offering and Listing by Domestic Companies (Draft for Comments) (the “Draft Overseas Listing Regulations”), both of which had a comment period that expired on January 23, 2022. The Draft Overseas Listing Regulations regulate the administrative system, record-filing management, and other related rules in respect of the direct or indirect overseas issuance of listed and traded securities by “domestic enterprises”, which specify that the CSRC has regulatory authority over the “overseas securities offering and listing by domestic enterprises”, and requires “domestic enterprises” to complete filing procedures with the CSRC if they wish to list overseas.

On February 17, 2023, the CSRC promulgated the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies and five supporting guidelines (the “Trial Administrative Measures”), which came into effect on March 31, 2023. Pursuant to the Trial Measures, (1) domestic companies that seek to offer or list securities overseas, both directly and indirectly, should fulfil the filing procedure and report relevant information to the CSRC; (2) if the issuer meets both of the following conditions, the overseas offering and listing shall be determined as an indirect overseas offering and listing by a domestic company: (i) any of the total assets, net assets, revenues or profits of the domestic operating entities of the issuer in the most recent accounting year accounts for more than 50% of the corresponding figure in the issuer’s audited consolidated financial statements for the same period; (ii) its major operational activities are carried out in Mainland China or its main places of business are located in Mainland China, or the senior managers in charge of operation and management of the issuer are mostly Chinese citizens or are domiciled in Mainland China; and (3) where a domestic company seeks to indirectly offer and list securities in an overseas market, the issuer shall designate a major domestic operating entity responsible for all filing procedures with the CSRC, and where an issuer makes an application for initial public offering and listing in an overseas market, the issuer shall submit filings with the CSRC within three business days after such application is submitted. Any failure to comply with such filing procedures may result in administrative penalties. On February 24, 2023, the CSRC published Provisions on Strengthening Confidentiality and Archives Administration in Respect of Overseas Issuance and Listing of Securities by Domestic Enterprises. In the overseas listing activities of domestic companies, as well as securities companies and securities service institutions providing relevant securities services thereof, should establish a sound system of confidentiality and archival work, shall not disclose state secrets, or harm the state and public interests.

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As of the date of this prospectus, we have been advised by SH Wong & Co, our Hong Kong counsel, that based on their understanding of the current Hong Kong laws, the Company and its subsidiaries, are not required to obtain any permissions or approvals from Hong Kong authorities for the continued listing of our Class A Ordinary Shares in the U.S. and issuing our Class A Ordinary Shares to foreign investors. No such permissions or approvals have been applied for by the Company and/or its subsidiary or denied by any relevant authorities. As of the date of this prospectus, our operating subsidiary has received all requisite permissions or approvals from the Hong Kong authorities to operate its businesses in Hong Kong, including but not limited to its business registration certificates. However, we have been advised by our Hong Kong counsel that uncertainties still exist, due to the possibility that laws, regulations, or policies in Hong Kong could change rapidly in the future.

Concurrently, Poche Cayman is incorporated in the Cayman Islands but has an operating subsidiary, Poche HK, that is incorporated under the laws of Hong Kong. The operating subsidiary does not have operations in Mainland China and is not regulated by any regulator in Mainland China. Thus we are not required to complete filing procedures with the CSRC pursuant to the requirements of the Trial Measures. While we has no current operations in Mainland China, should we have any future operations in Mainland China and should we (i) fail to receive or maintain such permissions or approvals, (ii) inadvertently conclude that such permissions or approvals are not required, or (iii) applicable laws, regulations, or interpretations change and require us to obtain such permissions or approvals in the future, we may face sanctions by the CSRC, the CAC or other PRC regulatory agencies. While we have no current operations in China, should we have any future operations in China these regulatory agencies may also impose fines and penalties on our operations in China, as well as limit our ability to pay dividends outside of China, limit our operations in China, delay or restrict the repatriation of the proceeds from this offering into China or take other actions that could have a material adverse effect on our business as well as the trading price of our Class A Ordinary Shares. We may be required to restructure our operations to comply with such regulations or potentially cease operations in the PRC entirely. The CSRC, the CAC or other PRC regulatory agencies also may take actions requiring us, or making it advisable for us, to halt this offering before settlement and delivery of our Class A Ordinary Shares. In addition, if the CSRC, the CAC or other regulatory PRC agencies later promulgate new rules requiring that we obtain their approvals for this offering, we may be unable to obtain a waiver of such approval requirements, if and when procedures are established to obtain such a waiver. Any action taken by the PRC government could significantly limit or completely hinder our operations in the PRC. This risk also exists due to recent statements by the PRC government to exert more oversight and control over offerings (including businesses whose primary operations are in Hong Kong) that are conducted overseas and/or foreign investments in China and Hong Kong-based issuers could significantly limit or completely hinder our ability to offer or continue to offer securities to investors. As a result, our Class A Ordinary Shares may decline in value dramatically or even become worthless should we become subject to new requirements to obtain permission from the PRC government to issue our Class A Ordinary Shares in the future.

Recently, the PRC government initiated a series of regulatory actions and statements to regulate business operations in certain areas in mainland China with little or no advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over mainland China-based companies listed overseas using the variable interest entity structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. Our operations and/or the value of our Class A Ordinary Shares may be substantially impaired if we become subject to PRC laws and regulations related to the current business operations of our operating subsidiary. Any changes in such laws and regulations may affect our ability to operate profitably, which could result in a material negative impact on our results of operation and/or the value of the securities of the Company.

It is noted that the PRC government has made recent statements or recently taken regulatory actions related to data security, anti-monopoly and overseas listings of PRC businesses. On July 6, 2021, the General Office of the Communist Party of China Central Committee and the General Office of the State Council jointly issued a document to crack down on illegal activities in the securities market and promote the high-quality development of the capital market, which, among other things, requires the relevant governmental authorities to strengthen cross-border oversight of law-enforcement and judicial cooperation, to enhance supervision over mainland China-based companies listed overseas, and to establish and improve the system of extraterritorial application of the PRC securities laws. On December 28, 2021, Cybersecurity Review Measures were published by Cyberspace Administration of China (the “CAC”), National Development and Reform Commission, Ministry of Industry and Information Technology, Ministry of Public Security, Ministry of State Security, Ministry of Finance, Ministry of Commerce, People’s Bank of China, State Administration of Radio and Television, China Securities Regulatory Commission (the “CSRC”), State Secrecy Administration and State Cryptography Administration and became effective on February 15, 2022, which provides that, Critical Information Infrastructure Operators (the “CIIOs”) that purchase internet products and services and Online Platform Operators engaging in data processing activities that affect or may affect national security shall be subject to the cybersecurity review by the Cybersecurity Review Office. On November 14, 2021, CAC published the Administration Measures for Cyber Data Security (Draft for Public Comments), (the “Cyber Data Security Measure (Draft)”), which requires cyberspace operators with personal information of more than 1 million users who want to list abroad to file a cybersecurity review with the Office of Cybersecurity Review. On July 7, 2022, CAC promulgated the Measures for the Security Assessment of Data Cross-border Transfer, effective on September 1, 2022, which requires the data processors to apply for data cross-border security assessment coordinated by the CAC under the following circumstances: (i) any data processor transfers important data to overseas; (ii) any critical information infrastructure operator or data processor who processes personal information of over 1 million people provides personal information to overseas; (iii) any data processor who provides personal information to overseas and has already provided personal information of more than 100,000 people or sensitive personal information of more than 10,000 people to overseas since January 1st of the previous year; and (iv) other circumstances under which the data cross-border transfer security assessment is required as prescribed by the CAC. We believe we are fully in compliance with the regulations or policies that have been issued by the CAC to date.

Additionally, relevant PRC government agencies have recently taken anti-trust enforcement action against certain PRC-based businesses. We understand such enforcement action was taken pursuant to the PRC Anti-Monopoly Law which applies to monopolistic activities in domestic economic activities in PRC and monopolistic activities outside PRC which eliminate or restrict market competition in PRC. In addition, on February 17, 2023, the CSRC promulgated the Trial Administrative Measures to regulate both direct and indirect overseas offering and listing of PRC domestic companies’ securities through a filing-based regulatory regime, which became effected on March 31, 2023. In light of such developments, the SEC has imposed enhanced disclosure requirements on PRC-based companies seeking to register securities with the SEC.

Although we have direct ownership of our operating entity in Hong Kong and currently do not have or intend to have any operating subsidiary in Mainland China, we are still subject to certain legal and operational risks associated with our operating entity being based in Hong Kong. There is no guarantee that the statements or regulatory actions by the relevant parts of the PRC government, including but not limited to statements relating to the PRC Data Security Law, the Measures for the Security Assessment of Outbound Data Transfer, the PRC Personal Information Protection Law and the anti-monopoly enforcement actions, will not have any material adverse impact on our ability to conduct business, accept foreign investments, or list on a U.S. or other foreign exchange. Should such statements or regulatory actions apply to a company such as us in the future, it would likely have a material adverse impact on our business, financial condition and results of operations, our ability to accept foreign investments and our ability to offer or continue to offer securities to investors on a U.S. or other international securities exchange, any of which may cause the value of our securities, including our Class A Ordinary Shares, to significantly decline or become worthless.

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Compliance with Hong Kong’s Personal Data (Privacy) Ordinance and any such other existing or future data privacy related laws, regulations and governmental orders may entail significant expenses and could materially affect our business.

Although we are not subject to cybersecurity review by the CAC nor any other PRC authorities for this offering or required to obtain regulatory approval regarding the data privacy and personal information requirements from the CAC nor any other PRC authorities for our and our operating subsidiary’s operations in Hong Kong, we are subject to a variety of laws and other obligations regarding data privacy and protection in Hong Kong.

In particular, the Personal Data (Privacy) Ordinance (Chapter 486 of the laws of Hong Kong) (the “PDPO”) imposes a duty on any data user who, either alone or jointly with other persons, controls the collection, holding, processing or use of any personal data which relates directly or indirectly to a living individual and can be used to identify that individual. Under the PDPO, data users shall take all practicable steps to protect the personal data they hold from any unauthorized or accidental access, processing, erasure, loss, or use. Once collected, such personal data should not be kept longer than necessary for the fulfilment of the purpose for which it is or is to be used and shall be erased if it is no longer required, unless erasure is prohibited by law or is not in the public interest. The PDPO also confers on the Privacy Commissioner for Personal Data (the “Privacy Commissioner”) power to conduct investigations and institute prosecutions. The data protection principles (collectively, the “DPP”), which are contained in Schedule 1 to the PDPO, outline how data users should collect, handle, and use personal data, complemented by other provisions imposing further compliance requirements. The collective objective of DPPs is to ensure that personal data is collected on a fully informed basis and in a fair manner, with due consideration towards minimizing the amount of personal data collected. Once collected, the personal data should be processed in a secure manner and should only be kept for as long as necessary for the fulfilment of the purposes of using the data. Use of the data should be limited to or related to the original collection purpose. Data subjects are given certain rights, inter alia: (a) the right to be informed by a data user whether the data user holds personal data of which the individual is the data subject; (b)if the data user holds such data, to be supplied with a copy of such data; and (c) the right to request correction of any data they consider to be inaccurate. The Commissioner may carry out criminal investigations and institute prosecution for certain offenses. Depending on the severity of the cases, the Privacy Commissioner will decide whether to prosecute or refer cases involving suspected commission to the Department of Justice of Hong Kong. Victims may also seek compensation by civil action from data users for damage caused by a contravention of the PDPO. The Commissioner may provide legal assistance to the aggrieved data subjects if the Commissioner deems fit to do so.

We believe that we have been in compliance with the data privacy and personal information requirements of the PDPO. Moreover, we do not expect to be subject to any cybersecurity review by Hong Kong and PRC government authorities for this offering. However, if our operating subsidiary conducting business operations in Hong Kong has violated certain provisions of the PDPO, we could face significant civil penalties and/or criminal prosecution, which could adversely affect our business, financial condition, and results of operations.

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China Covid policies may impact on the Hong Kong local Covid-19 social distancing restrictions, which could have a material adverse effect on our business operation and marketing.

Since January 2023, the Hong Kong government has relaxed local Covid-19 social distancing restrictions, such as patients tested Covid-positive are no longer required to undergo mandatory quarantine. On March 1, 2023, the Hong Kong government lifted the mask-wearing requirement in public venues. Notwithstanding, there may still be concerns about the future recurrence of the Covid-19 pandemic. It still takes some time before Hong Kong’s economy can recover to its pre-pandemic period. Further, if the Covid-19 variations outbreak again in Hong Kong, it is likely to cause some negative impacts on our clients’ business performance, economic uncertainty, and travel restrictions that may impede our ability to contact existing and new clients could result in a decrease in our clients’ advertising spending and a demand for our services. There is no assurance that the Covid-19 pandemic has been eliminated or will be eliminated in the near future. Neither can we guarantee that there will be no recurrence of the pandemic. In the case that there is any impediment to the recovery of Hong Kong economy or there is a future outbreak of the pandemic, our business and operations may still be adversely affected.

There are political risks associated with conducting business in Hong Kong.

As of the date of this prospectus, our operating subsidiary is governed by the laws of Hong Kong. Accordingly, our business operations and financial condition may be affected by political and legal developments in Hong Kong. Any adverse economic, social and/or political conditions, material social unrest, strike, riot, civil disturbance or disobedience, as well as significant natural disasters, may adversely affect the business operations of our Hong Kong entity. Hong Kong is a special administrative region of the PRC and the basic policies of the PRC regarding Hong Kong are reflected in the Basic Law, namely, Hong Kong’s constitutional document, which provides Hong Kong with a high degree of autonomy and executive, legislative and independent judicial powers, including that of final adjudication under the principle of “one country, two systems”. However, there is no assurance that the PRC will not drive changes in the economic, political and legal environment in Hong Kong in the future. Since our business operations are principally in Hong Kong, any change of such political arrangements may pose immediate threat to the stability of the economy in Hong Kong, thereby directly and adversely affecting our results of operations and financial position.

There is no assurance that there will not be any changes in the economic, political and legal environment in Hong Kong in the future. Uncertainties still exit, due to the possibility that laws, regulations, or policies in Hong Kong could change rapidly in the future. In the event that the operation of us or our Operating Subsidiary in Hong Kong were to become subject to the PRC laws and regulations, the legal and operational risks associated in Mainland China may also apply to our operations in Hong Kong, and we face the risks and uncertainties associated with the legal system in the Mainland China, complex and evolving PRC laws and regulation, and as to whether and how the recent PRC government statements and regulatory developments, such as those relating to data and cyberspace security, would be applicable to companies like our Operating Subsidiary and us, given the substantial operations of our Operating Subsidiary in Hong Kong and PRC government may exercise significant oversight over the conduct of business in Hong Kong.

Under the Basic Law of the Hong Kong Special Administrative Region of the PRC, Hong Kong is exclusively in charge of its internal affairs and external relations, while the government of the PRC is responsible for its foreign affairs and defense. As a separate customs territory, Hong Kong maintains and develops relations with foreign states and regions. Based on certain recent developments, including the Law of the PRC on Safeguarding National Security in the Hong Kong Special Administrative Region issued by the Standing Committee of the PRC National People’s Congress in June 2020, the U.S. State Department has indicated that the United States no longer considers Hong Kong to have significant autonomy from PRC. In 2020, The 45th President of the United States, Donald J. Trump signed an executive order and the Hong Kong Autonomy Act (the “HKAA”), to remove Hong Kong’s preferential trade status and to authorize the U.S. administration to impose blocking sanctions against individuals and entities who are determined to have materially contributed to the erosion of Hong Kong’s autonomy. These and other recent actions may represent an escalation in political and trade tensions involving the U.S., PRC and Hong Kong, which could potentially harm our business.

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Given the relatively small geographical size of Hong Kong, any such incidents may have a widespread effect on our business operations, which could in turn adversely and materially affect our business, results of operations and financial condition. It is difficult to predict the full impact of the HKAA on Hong Kong and companies with operations in Hong Kong. Furthermore, legislative or administrative actions in respect of PRC-U.S. relations could cause investor uncertainty for affected issuers, including us, and the market price of our Class A Ordinary Shares could be adversely affected.

Changes in China’s economic, political or social conditions or government policies could have a material adverse effect on our business and operations.

All of our operations are conducted in Hong Kong. Hong Kong is a Special Administrative Region of the PRC, the Chinese government may exercise significant oversight and discretion over the conduct of our business and may intervene in or influence our operations at any time, which could result in a material change in our operations and/or the value of our securities.    Accordingly, our business, financial condition, results of operations, and prospects may be influenced to a significant degree by political, economic, and social conditions in the PRC generally. The Chinese economy differs from the economies of most developed countries in many respects, including the level of government involvement, development, growth rate, control of foreign exchange, and allocation of resources. Although the Chinese government has implemented measures emphasizing the utilization of market forces for economic reform, the reduction of state ownership of productive assets, and the establishment of improved corporate governance in business enterprises, a substantial portion of productive assets in the PRC is still owned by the government. In addition, the Chinese government continues to play a significant role in regulating industry development by imposing industrial policies.

While the Chinese economy has experienced significant growth over the past decades, any adverse changes in economic conditions in the PRC, in the policies of the Chinese government, or in the laws and regulations in the PRC could have a material adverse effect on the overall economic growth of the PRC. Such developments could adversely affect our business and operating results, lead to a reduction in demand for our services, and adversely affect our competitive position.

The Hong Kong legal system embodies uncertainties which could negatively affect our listing on Nasdaq and limit the legal protections available to you and us.

Our operations in Hong Kong are subject to evolving regulatory frameworks within the PRC. This includes potential future developments concerning offerings conducted overseas and foreign investment. We cannot guarantee that the regulatory environment applicable to the Hong Kong will not undergo further refinements. Such potential future regulatory adjustments and compliance requirements could increase our operational costs as we adapt to them, potentially impact our access to capital resources, or necessitate modifications to our existing and future business operations. These factors could materially affect our business and prospects.

For example, the Mainland Judgments in Civil and Commercial Matters (Reciprocal Enforcement) Ordinance Cap. 645 has come into effect in Hong Kong on January 29, 2024 (the “Mainland Judgments Ordinance”). The Mainland Judgment Ordinance creates a new registration system whereby certain judgments issued by Mainland courts could be enforced in Hong Kong Special Administrative Region. These judgments include civil and/or commercial judgments handed down by Mainland courts, and criminal judgments (insofar as it is confined to an order to pay a sum of money for compensation and/or damages). The Mainland Judgments Ordinance implements the Arrangement on Reciprocal Recognition and Enforcement of Judgments in Civil and Commercial Matters by the Courts of the PRC and Hong Kong Special Administrative Region. The Supreme People’s Court of Mainland and the Hong Kong Government signed the above Arrangement on January 18, 2019.

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The cumulative effects of the Mainland Judgments Ordinance are:

(i) it expedites the enforcement of Mainland civil and/or commercial judgments in Hong Kong. This includes both monetary or non-monetary orders. An opposing party must object within a short period of time. The objection must be strictly confined to the grounds as set out in the Mainland Judgments Ordinance,

(ii) criminal judgments which carry monetary compensation or damages orders are also enforceable in Hong Kong. A wide range of PRC legislations and administrative regulations give power to the Chinese Mainland courts to order for monetary compensation or damages in criminal cases. The Chinese Mainland criminal justice system is known for its very high conviction rate.

(iii) Hong Kong-based assets are now liable to be confiscated or seized by orders of the Hong Kong courts for the purposes of the execution of Mainland judgments.

As one of the conditions for the handover of the sovereignty of Hong Kong to PRC, PRC accepted conditions such as Hong Kong’s Basic Law. The Basic Law ensured Hong Kong will retain its own currency (the Hong Kong Dollar), legal system, parliamentary system and people’s rights and freedom for fifty years from 1997. This agreement has given Hong Kong the freedom to function with a high degree of autonomy. The Special Administrative Region of Hong Kong is responsible for its own domestic affairs including, but not limited to, the judiciary and courts of last resort, immigration and customs, public finance, currencies and extradition. Hong Kong continues using the English common law system.

However, if the PRC attempts to alter its agreement to allow Hong Kong to function autonomously, this could potentially impact Hong Kong’s common law legal system and may in turn bring about uncertainty in, for example, listing our Class A Ordinary Shares on Nasdaq Stock Exchange. This could, in turn, materially and adversely affect our business and operations. Additionally, intellectual property rights and confidentiality protections in Hong Kong may not be as effective as in the United States or other countries. Accordingly, we cannot predict the effect of future developments in the Hong Kong legal system, including the promulgation of new laws, changes to existing laws or the interpretation or enforcement thereof, or the preemption of local regulations by national laws. These uncertainties could limit the legal protections available to us, including our ability to enforce our agreements with our customers.

Interpretation of PRC laws and the implementation of National Security Law in Hong Kong involve uncertainty.

Since 1979, the PRC government began to promulgate a comprehensive system of laws and regulations governing economic matters in general. The PRC legal system is a civil law system based on written statutes. Prior court decisions are encouraged to be used for reference, but it remains unclear to what extent the prior court decisions may impact the current court ruling as the encouragement policy is new and there is limited judicial practice in this regard. Since a large number of laws and regulations are relatively new and the PRC legal system continues to rapidly evolve, the interpretations of many laws, and regulations and rules are not always uniform and the enforcement of these laws, regulations and rules involves uncertainties. The same concerns apply to the National Security Law in Hong Kong. The Hong Kong authorities have announced their intention to enact further national security legislations in 2024. The details of these laws are yet unknown. They may have a further impact on foreign organizations operating in Hong Kong.

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Depending on the government agency or how an application or case is presented to such agency, we may receive less favorable interpretations of laws and regulations than our competitors, particularly if a competitor has long been established in the locality of and has developed a relationship with such agency. In addition, any litigation may be protracted and result in substantial costs and a diversion of resources and management attention. All of these uncertainties may cause difficulties in the enforcement of our rights, entitlements under our permits and other statutory and contractual rights and interests.

On March 8, 2024, the Hong Kong Special Administrative Region Government issued the Safeguarding National Security Bill (the “Bill”). The Bill as amended was then approved and passed at a full Legislative Council meeting on March 19, 2024. The Safeguarding National Security Ordinance (the “Ordinance”) became law and took effect from March 23, 2024. According to the Chief Executive of the Hong Kong Special Administrative Region, the Ordinance demonstrates three key objectives: (1) to resolutely, fully and faithfully implement the policy of “one country, two systems” under which the people of Hong Kong administer Hong Kong with a high degree of autonomy; (2) to establish and improve the legal system and enforcement mechanisms for the Hong Kong Special Administrative Region to safeguard national security; and (3) to prevent, suppress and punish acts and activities endangering national security in accordance with the law, to protect the lawful rights and interests of the residents of the Hong Kong Special Administrative Region and other people in the Hong Kong Special Administrative Region, to ensure the property and investment in the Hong Kong Special Administrative Region are protected by the law, to maintain prosperity and stability of the Hong Kong Special Administrative Region. The Ordinance introduces significant uncertainty for businesses operating in Hong Kong. This law grants authorities broad powers to address perceived threats to national security, but its implementation and interpretation remain fluid. The Ordinance applies not only within Hong Kong but also to activities conducted outside its borders. Businesses with international operations may face legal risks if their actions are perceived as undermining national security, even if those actions occur elsewhere. Companies may inadvertently violate the law due to its complexity and evolving interpretation. Compliance costs, legal challenges, and reputational damage could result from inadvertent non-compliance. The uncertainty surrounding the Ordinance may deter foreign investment, impact investor confidence, and affect Hong Kong’s status as a global financial hub. All of these may adversely affect our operations in Hong Kong.

Fluctuations in exchange rates could have a material and adverse effect on our results of operations and the value of your investment.

Our business is conducted in Hong Kong, our books and records are maintained in Hong Kong dollars, which is the currency of Hong Kong, and the financial statements that we file with the SEC and provide to our shareholders are presented in United States dollars. The value of the Hong Kong dollar against the U.S. dollar and other currencies may fluctuate and is affected by, among other things, changes in political and economic conditions and the foreign exchange policy adopted by the Hong Kong government. All of our revenues and substantially all of our costs are denominated in Hong Kong dollars. Any significant revaluation of Hong Kong dollars may materially and adversely affect our results of operations and financial position reported in Hong Kong dollars when translated into U.S. dollars, and the value of, and any dividends payable on, the common stock in U.S. dollars. To the extent that we need to convert U.S. dollars into Hong Kong dollars for our operations, appreciation of the Hong Kong dollar against the U.S. dollar would have an adverse effect on the Hong Kong dollar amount we would receive.

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U.S. regulatory bodies may be limited in their ability to conduct investigations or inspections of our operations in Hong Kong.

Any disclosure of documents or information located in Hong Kong or PRC by foreign agencies may be subject to jurisdiction constraints and must comply with PRC’s state secrecy laws, which broadly define the scope of “state secrets” to include matters involving economic interests and technologies. There is no guarantee that requests from U.S. federal or state regulators or agencies to investigate or inspect our operations will be honored by us, by entities that provide services to us or with whom we associate, without violating PRC legal requirements, especially as those entities are located in Hong Kong or PRC. Furthermore, under the current PRC laws, an on-site inspection of our facilities by any of these regulators may be limited or prohibited.

Although the audit report included in this prospectus is issued by U.S. auditors who are currently subject to inspection inspected by the PCAOB, there is no guarantee that future audit reports will be issued by auditors who are to inspection by the PCAOB and, as such, in the future investors may be deprived of the benefits of such inspection. Furthermore, trading in our Class A Ordinary Shares may be prohibited under the HFCAA if the SEC subsequently determines our audit work is performed by auditors that the PCAOB is unable to inspect or investigate completely, and as a result, U.S. national securities exchanges, such as the Nasdaq, may determine to delist our securities. Furthermore, on June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act, which became law on December 29, 2022 and amends the HFCAA and requires the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three, and thus, reduces the time before our Class A Ordinary Shares may be prohibited from trading or delisted.

The HFCAA was enacted on December 18, 2020. The HFCAA states if the SEC determines that a company has filed audit reports issued by a registered public accounting firm that has not been subject to inspection by the PCAOB for three consecutive years beginning in 2021, the SEC shall prohibit the company’s shares from being traded on a national securities exchange or in the over-the-counter trading market in the United States.

On March 24, 2021, the SEC adopted interim final rules relating to the implementation of certain disclosure and documentation requirements of the HFCAA. A company will be required to comply with these rules if the SEC identifies it as having a “non-inspection” year under a process to be subsequently established by the SEC. The SEC is assessing how to implement other requirements of the HFCAA, including the listing and trading prohibition requirements described above.

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On June 22, 2021, the U.S. Senate passed a bill which, if passed by the U.S. House of Representatives and signed into law, would reduce the number of consecutive non-inspection years required for triggering the prohibitions under the HFCAA from three years to two years.

On September 22, 2021, the PCAOB adopted a final rule implementing the HFCAA, which provides a framework for the PCAOB to use when determining, as contemplated under the HFCAA, whether the Board is unable to inspect or investigate completely registered public accounting firms located in a foreign jurisdiction because of a position taken by one or more authorities in that jurisdiction.

On November 5, 2021, the SEC approved the PCAOB’s Rule 6100, Board Determinations Under the Holding Foreign Companies Accountable Act. Rule 6100 provides a framework for the PCAOB to use when determining, as contemplated under the HFCAA, whether it is unable to inspect or investigate completely registered public accounting firms located in a foreign jurisdiction because of a position taken by one or more authorities in that jurisdiction.

On December 2, 2021, the SEC issued amendments to finalize rules implementing the submission and disclosure requirements in the HFCAA, which took effect on January 10, 2022. The rules apply to registrants that the SEC identifies as having filed an annual report with an audit report issued by a registered public accounting firm that is located in a foreign jurisdiction and that PCAOB is unable to inspect or investigate completely because of a position taken by an authority in foreign jurisdictions.

On December 16, 2021, PCAOB announced the PCAOB HFCAA determinations (the “PCAOB determinations”) relating to the PCAOB’s inability to inspect or investigate completely registered public accounting firms headquartered in the PRC and dependency of the PRC, because of a position taken by one or more authorities in the PRC. The PCAOB made its determinations pursuant to PCAOB Rule 6100, which provides a framework for how the PCAOB fulfills its responsibilities under the HFCAA. The report further listed in its Appendix A and Appendix B, Registered Public Accounting Firms Subject to Mainland China Determination and Registered Public Accounting Firms Subject to the Hong Kong Determination, respectively. Our auditor, Wei, Wei & Co., LLP is headquartered in New York, and is subject to the PCAOB inspection.

On August 26, 2022, the PCAOB announced that it had signed a Statement of Protocol (the “SOP”) with the CSRC and the Ministry of Finance of China. The SOP, together with two protocol agreements governing inspections and investigations (the “SOP Agreement”), establishes a specific, accountable framework to make possible complete inspections and investigations by the PCAOB of audit firms based in the PRC, as required under U.S. law. The Agreement remains unpublished and is subject to further explanation and implementation. Pursuant to the fact sheet with respect to the SOP Agreement disclosed by the SEC, the PCAOB shall have sole discretion to select any audit firms for inspection or investigation and the PCAOB inspectors and investigators shall have a right to see all audit documentation without redaction. According to the PCAOB, its December 2021 determinations under the HFCAA remain in effect. The PCAOB is required to reassess these determinations by the end of 2022. Under the PCAOB’s rules, a reassessment of a determination under the HFCAA may result in the PCAOB reaffirming, modifying or vacating the determination.

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On December 15, 2022, PCAOB announced that it was able to secure complete access to inspect and investigate audit firms in the PRC for the first time in history, and released the 2022 HFCAA Determination Report (the “Report”). The Report states that PCAOB (1) is able to select engagements, audit areas, and potential violations to be reviewed or investigated; (2) has timely access to, and the ability to retain and use, any document or information that PCAOB considers relevant to an inspection or investigation; and (3) is able to conduct inspections and investigations in a manner consistent with the provisions of HFCAA and the rules of PCAOB, as interpreted and applied by PCAOB. The Report concludes that, consistent with the HFCAA, PCAOB is able to inspect and investigate completely firms headquartered in the PRC and Hong Kong. However, the PCAOB didn’t exclude the possibility of losing complete access again and made clear that, if in the future it determines it no longer can inspect or investigate completely because of a position taken by any PRC authorities, it will act expeditiously according to the HFCAA.

Our auditor, Wei, Wei & Co., LLP, the independent registered public accounting firm that issues the audit report included elsewhere in this prospectus, as a firm headquartered in New York, and registered with the PCAOB, is subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess its compliance with the applicable professional standards. Wei, Wei & Co., LLP ‘s triannual inspection by the PCAOB was completed in December 2023. Therefore, we believe that, as of the date of this prospectus, our auditor is not subject to the PCAOB determinations. However, the recent developments would add uncertainties to our offering, and we cannot assure you whether Nasdaq or regulatory authorities would not apply additional and\or more stringent criteria to us after considering the effectiveness of our auditor’s audit procedures and quality control procedures, the adequacy of personnel and training, or sufficiency of resources, geographic reach or experience as it relates to the audit of our financial statements.

The SEC may propose additional rules or guidance that could impact us if our auditor is not subject to PCAOB inspection. For example, on August 6, 2020, the President’s Working Group on Financial Markets (the “PWG”), issued the Report on Protecting United States Investors from Significant Risks from Chinese Companies to the then President of the United States. This report recommended the SEC implement five recommendations to address companies from jurisdictions that do not provide the PCAOB with sufficient access to fulfil its statutory mandate. Some of the concepts of these recommendations were implemented with the enactment of the HFCAA. However, some of the recommendations were more stringent than the HFCAA. For example, if a company’s auditor was not subject to PCAOB inspection, the report recommended that the transition period before a company would be delisted would end on January 1, 2022.

The SEC has announced that the SEC staff is also actively assessing how best to implement other requirements of the HFCAA, including the identification process and the trading prohibition requirements, and is preparing a consolidated proposal for the rules regarding the implementation of the HFCAA and to address the recommendations in the PWG report. It is unclear when the SEC will complete its rulemaking and when such rules will become effective and what, if any, of the PWG recommendations will be adopted. The implications of this possible regulation, in addition to the requirements of the HFCAA, are uncertain. Such uncertainty could cause the market price of our Class A Ordinary Shares to be materially and adversely affected, and our securities could be delisted or prohibited from being traded on the U.S. national securities exchange earlier than would be required by the HFCAA. If it were determined that the PCAOB is unable to inspect or investigate our auditor completely, the trading in our Class A Ordinary Shares would be prohibited, and as a result, Nasdaq might determine to delist our Class A Ordinary Shares. If our Class A Ordinary Shares are unable to be listed on another securities exchange by then, such a delisting would substantially impair your ability to sell or purchase our Class A Ordinary Shares when you wish to do so, and the risk and uncertainty associated with a potential delisting would have a negative impact on the price of our Class A Ordinary Shares.

If we become directly subject to the recent scrutiny, criticism and negative publicity involving U.S.-listed Chinese companies, we may have to expend significant resources to investigate and resolve the matter which could harm our business operations, stock price and reputation and could result in a loss of your investment in our stock, especially if such matter cannot be addressed and resolved favorably.

Recently, U.S. public companies that have substantially all of their operations in China, including Hong Kong, have been the subject of intense scrutiny, criticism and negative publicity by investors, financial commentators and regulatory agencies, such as the SEC. Much of the scrutiny, criticism and negative publicity has centered around financial and accounting irregularities and mistakes, a lack of effective internal controls over financial accounting, inadequate corporate governance policies or a lack of adherence thereto and, in many cases, allegations of fraud. As a result of the scrutiny, criticism and negative publicity, the publicly traded stock of many U.S. listed Chinese companies has sharply decreased in value and, in some cases, has become virtually worthless. Many of these companies are now subject to shareholder lawsuits and SEC enforcement actions and are conducting internal and external investigations into the allegations. It is not clear what effect this sector-wide scrutiny, criticism and negative publicity will have on our company, our business and our stock price. If we become the subject of any unfavorable allegations, whether such allegations are proven to be true or untrue, we will have to expend significant resources to investigate such allegations and/or defend our company. This situation will be costly and time consuming and distract our management from growing our company.

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Risks Related to Our Business and Industry

Our limited operating history in the rapidly evolving global digital marketing industry makes it difficult to accurately forecast our future performance and evaluate our business prospects.

Our Company commenced operations in January 2021 and has since grown its global marketing services business. We expect to continue expanding as we develop advertiser relationships across gaming, mobile application (the “APP”), and e-commerce sectors and explore new international markets. However, our historical growth rate may not be indicative of future performance given our relatively short operating history. The digital marketing industry is rapidly evolving due to shifting media consumption patterns, platform policy changes, and cross-border regulatory developments. As a young company, we may be more susceptible to market uncertainties than established competitors with longer track records. Many factors discussed below could materially affect our prospects, including:

●	our ability to maintain and expand relationships with international advertisers amid intensifying competition for marketing budgets;
●	our capacity to develop and manage innovative service offerings such as influencer marketing campaigns and cross-platform media strategies;
●	the growth trajectory of global digital advertising expenditure within our core client verticals;
●	our ability to adapt to digital media platform updates and advertising policy revisions;
●	our ability to attract and retain personnel with specialized expertise in international campaign execution;
●	our ability to scale operational capabilities efficiently across multiple regions; and
●	competitive pressures from diversified marketing service providers globally.

We may not successfully address these risks, which could materially harm our business, financial condition, and growth trajectory.

We are in the highly competitive online marketing and advertising service industry requiring few capital investments that could exert an entry barrier, and we may not be able to compete successfully against existing or new competitors, which could reduce our market share and adversely affect our competitive position and financial performance.

The online marketing and advertising service industry is highly competitive. Our direct competitors include other online marketing and advertising service providers, and while few specialized agencies focus on serving gaming, mobile application, and e-commerce advertisers in international markets, there are many conventional marketing channels in the marketplace such as direct marketing, printed advertising and traditional media of television, radio and cable companies, etc., that could potentially replace us, as our clients are at their liberty to reallocate their marketing budgets across these channels. There are also diversified marketing groups catering to clients from other sectors that, while not specializing in cross-border digital campaigns, have established relationships with global media publishers and could expand into our niche market by offering comparable services at competitive pricing.

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Our ability to compete depends on many factors, including the price, the effectiveness of our marketing and advertising solutions and the quality of our customer services. If these factors are unfavorable to us, we may not be able to compete effectively or maintain our market position. The online advertising service industry requires relatively few capital investments in infrastructure that could still erect certain barriers to new entrants to the industry. We may also face competition from new service offerings from existing competitors. Further, we cannot predict whether future changes in market landscape concerning new developments in regulatory framework and technologies that could be applied in the advertising industry will result in further competition.

Existing and potential competitors may attempt to replicate our full-lifecycle service model. While our established platform and specialized experience provide certain advantages that new entrants cannot immediately duplicate, some competitors may possess superior financial resources, technical capabilities, or exclusive media partnerships. Intensified competition could force price reductions that compress our operating margins and profitability while eroding market share.

Moreover, proliferating alternatives may empower clients to negotiate lower fees or shift to competitors, potentially reducing our revenue, gross margins, and profits. We cannot assure that our current strategies will sustain competitiveness long-term. Failure to effectively compete may diminish our market position and materially harm financial performance.

If we fail to improve our services to keep pace with rapidly changing demands, preferences, advertising trends, or media platform innovations in the global digital marketing industry, our revenue and growth could be adversely affected.

We consider the global digital marketing industry to be dynamic, as we face (i) constant shifts in international audiences’ interests and receptiveness to diverse advertising formats, (ii) evolving demands from advertisers in gaming, application, and e-commerce sectors responding to market conditions, and (iii) innovations in cross-platform advertising solutions. Consequently, our success depends not only on our ability to curate effective media portfolios, deliver customized service packages, and generate compelling creative concepts, but also on our capacity to adapt to emerging trends and technologies to enhance service quality and develop new offerings that address advertisers’ changing international expansion needs.

We may encounter challenges that could delay or impede the successful development, launch, or commercialization of new services. Any service enhancement or innovation must align with the requirements of existing and prospective advertisers and may not achieve substantial market acceptance. Should we fail to keep pace with industry evolution, consistently deliver satisfactory creative solutions and campaign management services, or introduce successful new services, we may experience advertiser attrition, which could materially and adversely affect our revenue and growth prospects.

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High customer concentration exposes us to all of the risks faced by our major customers and may subject us to significant fluctuations or declines in revenues.

Our customers consist almost exclusively of enterprises. A limited number of our major customers, however, have contributed a significant portion of our revenue in the past. In 2025 and 2024, respectively, we generated approximately 15% and 51% of our total revenues from our largest customer and approximately 50% and 71% from our top five largest customers. For the six months ended September 30, 2025, we generated approximately 18% and 54% of our total revenues from our largest customer and our top five largest customers, respectively. Although we continually seek to diversify our customer base, we cannot assure you that the proportion of the revenue contribution from these customers to our total revenues will decrease in the near future. Dependence on a limited number of major customers exposes us to the risk of substantial losses if any of them reduces or ceases doing business with us. Specifically, any one of the following events, among others, may cause material fluctuations or declines in our revenues and have a material and adverse effect on our business, results of operations, financial condition and prospects:

●	an overall decline in the business of one or more of our significant customers;
●	the decision by one or more of our significant customers to switch to our competitors;
●	the reduction in the prices and fees of our productions and projects agreed by one or more of our significant customers;
●	the failure or inability of any of our significant customers to make timely payment for our productions and projects.

If we fail to maintain relationships with these major customers, and if we are unable to find replacement customers on commercially desirable terms or in a timely manner or at all, our business, financial condition, results of operations and prospects may be materially and adversely affected.

Our operations are critically reliant on a limited number of suppliers.

Our business operations are highly dependent on a limited number of suppliers. In the fiscal year ended March 31, 2024, our top five suppliers accounted for approximately 80% of our total purchases, and while this proportion decreased to approximately 60% in the fiscal year ended March 31, 2025, and stable at 61% for the six months ended September 30, 2025, we remain significantly reliant on a concentrated supplier base. This high degree of supplier concentration exposes us to multiple risks, including potential interruptions or service discontinuations by these key suppliers—which may result from financial instability, operational failures, regulatory changes, or other unforeseen circumstances—that could severely limit our ability to deliver advertising services effectively or meet client expectations. Furthermore, changes in pricing, terms of service, or algorithmic access imposed by these suppliers could reduce our operational flexibility and profit margins. Should any major supplier alter its business strategy, discontinue a critical service, or terminate its relationship with us, we may not be able to secure alternative resources of comparable quality or scale on commercially reasonable terms, or in a timely manner, if at all. Such dependencies may also weaken our negotiating power and result in less favorable service terms.

Although we are actively seeking to diversify our supplier base and develop contingency plans, there can be no assurance that we will be able to further reduce our reliance on these major suppliers in the near future. Any adverse development affecting any of these key suppliers could therefore have a material adverse effect on our business, financial condition, results of operations, and prospects.

If we fail to manage our growth or execute our strategies and future plans effectively, we may not be able to take advantage of market opportunities or meet the demands of our advertisers.

Our business has grown substantially since our inception, and we expect us to continue to grow in terms of the scale and diversity of operations. We have significantly expanded our headcount and office facilities, and we anticipate further expansion in terms of our advertiser base and media relationships. This expansion increases the complexity of our operations and may cause strain on our managerial, operational and financial resources. We must continue to hire, train and effectively manage new employees. If our new employees perform poorly or if we are unsuccessful in hiring, training, managing and integrating new employees, our business, financial condition and results of operations may be materially harmed. Our expansion will also require us to maintain the consistency of our service offerings to ensure that our market reputation does not suffer as a result of any deviations, whether actual or perceived, in the quality of our services.

Our future results of operations also depend largely on our ability to execute our future plans successfully. In particular, our continued growth may subject us to the following additional challenges and constraints:

●	We face challenges in ensuring the productivity of a large employee base and recruiting, training and retaining highly skilled personnel, including in the areas of sales and marketing, advertising concepts, optimization skills, media management and information technology, for our growing operations;
●	We face challenges in responding to evolving industry standards and applicable regulations that impact our business and the online advertising industry in general, particularly in the areas of digital content dissemination;
●	We may have limited experience for certain new service offerings, and our expansion into these new service offerings may not achieve broad acceptance among advertisers;
●	Technological or operational challenges may arise from new services;

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●	The execution of our current business plans will be subject to the availability of funds to support the relevant capital investment and expenditures; and
●	The successful execution of our strategies is subject to factors beyond our control, such as general market conditions and economic and political developments in Hong Kong and globally.

All of these endeavors involve risks and will require significant management, financial and human resources. We cannot assure you that we will be able to effectively manage our growth or to implement our strategies successfully. Besides, there is no assurance that the investment to be made by us, as contemplated by our business plans, will be successful and generate the expected return. If we are not able to manage our growth or execute our strategies effectively, or at all, our business, results of operations and prospects may be materially and adversely affected.

Our plan to invest in research and development (the “R&D”) initiatives may fail to generate satisfactory returns, or any returns at all.

The global digital advertising industry in which we operate is characterized by rapid technological evolution and intense innovation competition. To maintain technological competitiveness, we must continually commit substantial financial and human resources to R&D. We intend to use a portion of funds raised from this offering to enhance our technology infrastructure and analytics capabilities, as well as to expand into global markets such as establishing international offices and recruiting overseas talent. These investments are designed to improve operational efficiency and service innovation but carry inherent execution uncertainties. There can be no assurance that these R&D initiatives will achieve their intended technical objectives or yield commercially viable outcomes. If we fail to develop effective technological enhancements or market-acceptable solutions, the anticipated operational improvements may not materialize, potentially adversely affecting our service competitiveness and operating results. In such event, the invested capital may not generate adequate returns, resulting in reduced operational efficiency and impaired financial performance.

We have highly volatile operating revenue, anticipate increases in our operating expenses in the future, and may not achieve or sustain profitability on a consistent basis. If we cannot achieve and sustain profitability, our business, financial condition, and operating results may be materially and adversely affected.

Our operating revenue has been volatile, specifically, our total revenue increased from US$11.63 million for the fiscal year ended March 31, 2024 to US$24.21 million for the fiscal year ended March 31, 2025, primarily due to increased demand for our global marketing solutions. In addition, we reported net income of US$1.02 million for the fiscal year ended March 31, 2025, representing an increase of US$0.40 million from net income of US$0.62 million for the fiscal year ended March 31, 2024. For the six months ended September 30, 2025, our total revenue increased to US$15.01 million from US$14.47 million for the six months ended September 30, 2024, primarily due to increased demand for your global marketing solutions. Our net income of US$0.45 million for the six months ended September 30, 2025, representing a decrease of US$0.68 million from net income of US$1.13 million for the six months ended September 30, 2024, primarily due to the decreased in gross profit and increased general and administrative expenses.

Our cost of revenue increased in line with business expansion, reflecting higher service procurement costs. Gross margins remained fundamentally stable during this period. We may continue experiencing volatility in revenue growth and expect operating expenses to increase as we scale. As such, we cannot assure you that we will achieve or maintain consistent profitability.

Revenue growth may slow or decline due to reduced demand for international marketing services; intensified competition; or failure to capture growth opportunities in gaming, APP, e-commerce sectors. Meanwhile, as we expand worldwide, we anticipate rising selling, general and administrative expenses, including talent acquisition, global operations, and compliance costs.

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As a newly public company in after this offering, we will also incur significant additional legal, accounting, and regulatory expenses. These investments may exceed current projections, and there is no assurance that operating revenue will sufficiently offset expenses. Any failure to sustainably grow revenue or manage costs would prevent consistent profitability or positive cash flow, materially harming our business and financial position.

Our business revenue is substantially project-based and non-recurring in nature, and our future business depends on our continuous ability to secure upcoming advertising projects from our clients.

Our business model is generally project-based, where we charge our clients a fee for marketing services rendered for a specific marketing campaign. Our quotations offered to clients generally do not include a contractual tenure of service or long-term obligations requiring them to continue to use our services.   As such, our revenue is usually non-recurring in nature. As a result, we may have limited visibility regarding our future revenue streams.

Our success depends on our ability to maintain relationships with our recurring clients, which includes any current clients and clients with which we have done business within the past three years, and to attract new clients, while our existing competitors and new entrants into the market may be able to offer advertising packages at better terms than ourselves. While many of our clients have engaged us for recurring advertising projects, our clients are not bound by contractual agreement to continue a business relationship with us and are at their discretion to choose these competitors over us. We cannot assure you that our clients will continue to solicit our services, or that we will be able to replace, in a timely or effective manner, departing clients with potential clients that attribute a comparable level of revenue.

There is no assurance that existing clients will invite proposals for new global campaigns, nor that we will win sufficient projects to sustain current revenue levels. Our operations and financial results would be adversely affected if we are unable to retain our existing clients, or secure further advertising projects from them, or fail to provide competitive advertising packages to attract new clients, all of which may lead to a decrease in the number of advertising projects we cater for and the corresponding business revenue.

We may not be able to price our services at our desired margins as a result of any decrease in our bargaining power or changes in market conditions.

We set prices for our services based on various internal and external factors, such as the cost of services, the technological contents of our services, market conditions, and competition we face. Our ability to set favorable prices at our desired margins and accurately estimate costs, among other factors, has a significant impact on our profitability. We cannot assure you that we will be able to maintain our pricing or bargaining power or that our gross profit margin will not be driven down by market conditions or other factors. If we see higher pricing pressure due to intensified competition from other providers, decreases in prices and fees to our customers in the end market or any other reasons, or if we otherwise lose bargaining power due to weaker demand for our services, we may need to reduce the prices and fees and lower the margins of our services. Moreover, we may not be able to accurately estimate our costs or pass on all or part of any increase in our costs of services to our customers. As a result, our results of operations and financial condition could be materially and adversely affected.

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We face risks associated with our business operations overseas and if we are unable to effectively manage such risks, our business growth and profitability may be negatively affected.

Our established global intelligent marketing platform faces escalating operational and regulatory complexities as we deepen penetration in international markets, which could materially impair our ability to sustain growth. The risks we may encounter in our overseas operations are as follows:

●	foreign currency exchange rate fluctuations;
●	regulatory differences and difficulties in ensuring compliance with multi-national legal requirements and multi-national operations;
●	changes in economic, legal, political or other local conditions in new markets;
●	our limited customer base and limited sales and relationships with international customers;
●	competitors in the overseas markets may be more dominant and have stronger ties with customers and greater financial and other resources;
●	challenges in managing our international sales channels effectively;
●	difficulties in and costs of productions and services overseas while complying with the different commercial, legal and regulatory requirements of the overseas markets in which we offer our products and services;
●	difficulty in ensuring that our customers comply with the sanctions imposed by the Office of Foreign Assets Control in the United States and regulators in other countries and regions, on various foreign states, organizations and individuals;

We may encounter differences in consumer behavior and preferences from another culture, which may cause uncertainties in developing and customizing advertising materials that appeal to the tastes and preferences of users in an overseas market. Our competitors in the foreign country with established local market presence may have better marketing resources and competitive advantages over ourselves, such as longer operating histories, local market knowledge and media connection, and broader reach of clients. If we are unable to expand to an overseas market or successfully manage the complexity involved with foreign operations, our business and results of operations could be adversely affected. If we are unable to effectively manage such risks, we may encounter difficulties in our overseas operations and our business, reputation, results of operations and financial condition may be impaired.

We face material business disruptions from evolving advertising platform compliance requirements despite advance policy publications by major platforms such as Meta and Google.

Despite major digital advertising platforms such as Meta and Google providing advance publication of their advertising policies, our ability to consistently operate within these evolving frameworks presents material business risks. As an international marketing service provider specializing in gaming, mobile applications, and e-commerce sectors, we must maintain continuous compliance across multiple jurisdictions with frequently updated content guidelines, data usage restrictions, and targeting parameters. Policy changes often include ambiguous interpretations and subjective enforcement standards that may affect campaign delivery without warning. Any failure—whether inadvertent or resulting from delayed internal policy implementation—to align client advertisements with platform requirements could result in campaign rejections, account suspensions, or permanent platform access termination. Such disruptions would immediately impair our service delivery capabilities and damage client relationships, particularly given our focus on performance-based advertising models. Furthermore, inconsistent enforcement across global markets and retrospective policy application to existing campaigns may create unexpected compliance gaps. These factors could materially reduce our advertising inventory availability, increase operational costs through mandatory remedial measures, and ultimately diminish our competitive positioning and revenue streams.

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Negative publicity concerning our Company, services, or management may materially impair our reputation and adversely impact global business operations.

We may periodically face negative publicity regarding our operations, leadership, or business practices. Such publicity could stem from malicious third-party actions, employee misconduct, or issues arising from partnerships with media platforms. We might also become subject to regulatory investigations, particularly concerning alleged non-compliant advertising materials, requiring significant resources to address. Our reputation may be materially and adversely affected as a result of any negative publicity, which in turn may cause us to lose market share, advertising customers, industry partners, and other business partnerships, any of which could have a material and adverse effect on us.

If we are unable to maintain or enhance our brand recognition, our business, results of operations and financial condition may be materially and adversely affected.

Maintaining and enhancing the recognition, image and acceptance of our brand are important to our ability to differentiate our products from and to compete effectively with our peers. Our brand image, however, could be jeopardized if we fail to maintain high quality of our production and services, pioneer and keep pace with evolving technology trends, or timely fulfill the orders for our productions and services. If we fail to promote our brand or to maintain or enhance our brand recognition and awareness among our customers, or if we are subject to events or negative allegations affecting our brand image or the publicly perceived position of our brand, our business, results of operations and financial condition could be adversely affected.

We are dependent on our senior management team and other key employees, and the loss of any such personnel could materially and adversely affect our business, operating results and financial conditions.

We believe that our historical performance and future success are significantly attributable to the extensive industry knowledge and operational expertise of our key management team. Ms. Wang Rui possesses over 10 years of experience in the global intelligent marketing services industry, also play an important role in the daily operation of the Company.   Their deep understanding of cross-border digital marketing ecosystems enables us to navigate fast-evolving market dynamics and deliver high-value solutions to gaming, APP and e-commerce advertisers globally.

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Our continued growth depends critically on retaining this core leadership and attracting exceptional talent. The strategic vision and day-to-day operational oversight provided by our key personnel are integral to executing our business strategy. We recognize that their skillsets – particularly their ability to anticipate industry shifts and drive innovation – would be exceptionally difficult to replicate. Should we lose any key executives or fail to recruit equivalent talent, we could experience severe disruptions including erosion of strategic direction, diminished service quality, and impaired integration capabilities as we scale operations.

There can be no assurance that we will be able to retain the services of our key personnel and to continually leverage their skills and abilities. If we are unable to retain our key personnel or attract and engage suitable personnel on a timely and commercially viable basis, it may result in the loss of strategic leadership and disruption or delay to our business operations, which could have a material adverse effect on our business, operations and financial conditions.

Cybersecurity incidents, including data security breaches or computer viruses, could harm our business by disrupting our delivery of services, damaging our reputation or exposing us to liability.

We receive, process, store and transmit, often electronically, the data of our customers and others, much of which is confidential. Unauthorized access to our computer systems or stored data could result in the theft, including cyber-theft, or improper disclosure of confidential information, and the deletion or modification of records could cause interruptions in our operations. These cyber-security risks increase when we transmit information from one location to another, including over the internet or other electronic networks. Despite the security measures we have implemented, our facilities, systems and procedures, and those of our third-party service providers, may be vulnerable to security breaches, acts of vandalism, software viruses, misplaced or lost data, programming or human errors or other similar events which may disrupt our delivery of services or expose the confidential information of our customers and others. Any security breach involving the misappropriation, loss or other unauthorized disclosure or use of confidential information of our customers or others, whether by us or a third party, could subject us to civil and criminal penalties, have a negative impact on our reputation, or expose us to liability to our customers, third parties or government authorities. We are not aware of such breaches or any other material cybersecurity risks in our supply chain to date. However, any of these developments could have a material adverse effect on our business, results of operations and financial condition.

We do not currently maintain any business interruption, public liability, or other material insurance policies. As a result, we are fully exposed to significant costs and business disruptions arising from unforeseen events.

Unlike many other companies in the same industry of similar size in Hong Kong, we have determined not to purchase such insurance due to the associated high costs and premium expenses. Consequently, we will bear the full financial impact of any losses, including but not limited to those caused by operational interruptions, third-party lawsuits, property damage, or personal accidents. Any such event may result in us incurring substantial unplanned costs and the diversion of management and financial resources, which would have a material adverse effect on our business, results of operations, and financial condition.

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If we fail to comply with labor and work safety, we could be exposed to penalties, fines, suspensions or action in other forms.

Our operations are subject to the labor and work safety laws and regulations promulgated by the Hong Kong government and the laws and regulations of other jurisdictions which may be applicable to us. These laws and regulations require us to contribute to mandatory provident fund and maintain safe working conditions. We could be exposed to penalties, fines, suspensions or actions in other forms if we fail to comply with these laws and regulations. The laws and regulations in Hong Kong may be amended from time to time and changes in those laws and regulations may cause us to incur additional costs in order to comply with the more stringent rules. In the event that changes to existing laws and regulations require us to incur additional compliance costs or require costly changes to our production process, our costs could increase, and we may suffer a decline in sales and revenues, as a result of which our business, results of operations and financial condition could be materially and adversely affected.

The regulatory environment for global digital advertising is rapidly evolving. If we fail to obtain and maintain the requisite licenses and approvals applicable to our business in our operating jurisdictions from time to time, our business, financial condition and results of operations may be materially and adversely affected.

As confirmed by our Hong Kong counsel, SH Wong & Co, we currently require only a valid business registration certificate under Hong Kong law to conduct our existing business operations in Hong Kong, and no other licenses, permits or approvals are presently mandated for such activities.   However, licensing and compliance requirements for digital advertising, particularly concerning data handling, advertising standards, and cross-border operations, are subject to frequent changes across multiple jurisdictions. Regulatory interpretations by authorities in key markets may impose new obligations without advance notice.

We cannot assure you that we will always satisfy these evolving requirements. Failure to obtain, maintain, or renew necessary permits or comply with updated regulatory standards could disrupt campaign execution for gaming, mobile application and e-commerce advertisers, trigger penalties or operational restrictions, and materially impair our service delivery capabilities.

New developments in PRC laws and regulations regarding the use of mobile games and their export and marketing in Hong Kong, and the potential breach of such rules and regulations may adversely affect our business, financial condition and operating results.

As a global intelligent marketing service provider specializing in serving companies, particularly those in the gaming, mobile application, and e-commerce sectors seeking to expand their presence in international markets, and deriving substantially all of our revenue therefrom. A portion of our clients are in the gaming industry, so our business is vulnerable to adverse changes in the PRC regulations concerning mobile games. In particular, any potential changes in the rules and regulations imposing restrain over the export and dissemination of mobile games outside of the PRC, including our local market in Hong Kong, could adversely affect our revenue to a significant extent.

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There are existing PRC regulations with the pre-authorization of the public release of mobile games, as well as the permissible age and amount of time for engaging in mobile game entertainment with a view to, amongst other things, deterring teenager’s infatuation. There are also regulatory developments concerning the contents of mobile games potentially involving explicit sexual exposure and violence. Currently, the PRC legislation applies only to regulating the public’s use of mobile games and the broadcasting of the related advertising materials within the country.

There are few regulations restraining the export, use and dissemination of mobile games outside of the country, including our local market in Hong Kong. Nevertheless, the PRC has not developed a fully integrated legal system and the relevant regulatory framework with mobile game is a relatively new development, and there are inherent uncertainties surrounding the new legislative enactment that could potentially affect the general public’s use of mobile games, their permissible content and export outside of the country.

Also, advertisers and marketing agencies like us that are exposed to any new legislation with respect to advertising content may have to ensure that the advertising materials and activities are in full compliance with the latest applicable laws and regulations. However, we may not have access to the relevant expertise to adequately interpret the rules and regulations and ascertain whether the advertising content is in full legal compliance and up to the required standard.

If our advertising materials are adjudicated to be in breach of the relevant provisions, enforcement actions and penalties may be imposed on us or the advertiser, including fines, confiscation of advertising fees, orders to cease dissemination of the advertisement, and orders to publish an advertisement correcting the misleading information. In turn, these could have negative repercussions on ourselves that adversely affect our business, financial condition and operating results.

We cannot predict the effects of such legislative developments. We cannot assure you that we will be able to satisfy new developments with regulatory requirements, and we may be unable to respond promptly to the market changes resulting from these legislative developments. As a result, our business operations may be materially and adversely affected.

Unauthorized use or disclosure of our trade secrets by third parties, and the expenses incurred in protecting such secrets, may adversely affect our business.

We regard certain confidential business information as critical to our success, including proprietary client lists, marketing strategies, pricing models, and campaign optimization techniques. Since we have not registered trademarks for our company name or service brands, unauthorized exploitation of these trade secrets by competitors could erode our market position and damage our reputation.

The legal protection for trade secrets varies significantly across jurisdictions. If misappropriation occurs, pursuing legal remedies could demand substantial resources, divert management attention, and disrupt client relationships, ultimately harming our financial performance.

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Legal claims, government investigations or other regulatory enforcement actions could subject us to civil and criminal penalties.

We operate in the global online advertising industry within Hong Kong’s constantly evolving legal and regulatory frameworks. Our operations are subject to various laws and regulations, including but not limited to those related to advertising standards, employee benefits (such as Mandatory Provident Fund contributions), taxation, and data privacy. Consequently, we are subject to risks of legal claims, government investigations or other regulatory enforcement actions.

Although we have implemented policies and procedures designed to ensure compliance with existing laws and regulations, there can be no assurance that our employees or agents will not violate our policies and procedures. Moreover, a failure to maintain effective control processes could lead to violations, unintentional or otherwise, of laws and regulations. Legal claims, government investigations or regulatory enforcement actions arising out of our failure or alleged failure to comply with applicable laws and regulations could subject us to civil and criminal penalties that could materially and adversely affect our service delivery capabilities, reputation, and our financial condition and operating results.

In addition, the costs and other effects of defending potential and pending litigation and administrative actions against us may be difficult to determine and could adversely affect our financial condition and operating results.

We may be the subject to allegations, harassment, or other detrimental conduct by third parties, which could harm our reputation and cause us to lose clients.

We may face allegations from third parties or purported former employees, negative online postings, and adverse public exposure regarding our business operations or staff compensation. We may also become the target of harassment or detrimental conduct by disgruntled individuals including current or former employees. Such conduct may include anonymous or non-anonymous complaints to regulatory agencies, media outlets, or other organizations. As a result of such third-party actions, we could be subjected to government or regulatory investigations requiring significant time and substantial costs to address, with no assurance of conclusively refuting allegations within reasonable timeframes. Furthermore, any allegations against us may be anonymously posted online through social media platforms where content is immediately published, often without accuracy verification. Dissemination of inaccurate or adverse information could immediately harm our reputation, business, or prospects without opportunity for timely redress. Public exposure of negative or potentially false information may damage our market standing, resulting in client attrition and revenue loss.

The COVID-19 pandemic has resulted in a widespread health crisis that has adversely affected the economies and financial markets worldwide. Government efforts to contain the spread of the coronavirus including lockdowns of cities, business closures, restrictions on travel and emergency quarantines, and responses by businesses and individuals to reduce the risk of exposure to infection, including reduced travel, cancellation of meetings and events, and implementation of work-at-home policies, have caused significant disruptions to the global economy and normal business operations. Our business might be significantly impacted by new lockdowns or similar policies adopted in Hong Kong.

Our operating results substantially depend on revenue derived from digital advertising and marketing production projects. The measures implemented to curb the spread of the virus have resulted in supply chain disruptions, insufficient work force and suspended work during the outbreak of COVID-19. One or more of our customers, partners, service providers or suppliers might experience financial distress, diminished business or disruptions in their operation, which would in turn cause them to reduce spending on advertising and delay or defaults on payment. The efforts enacted by local government to control COVID-19 have had heavy pressure on our operations, marketing and sales activities. Our business operation might be negatively affected if there is any new variant and outbreak of the COVID-19. Any potential further impact to our results will depend on, to a large extent, future developments and new information that may emerge regarding the new variants of COVID-19, the efficacy and distribution of COVID-19 vaccines and the actions taken by government authorities and other entities to contain the COVID-19 or treat its impact, almost all of which are beyond our control.

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Risks Related to Our Corporate Structure

We will rely on dividends and other distributions on equity paid by our subsidiaries to fund our cash and financing requirements. In the future, to the extent funds or assets in the business are in Hong Kong or a Hong Kong entity, funds or assets may not be available to fund operations or for other use outside of Hong Kong, due to interventions in, or the imposition of restrictions and limitations on, our ability or our operating subsidiary by the PRC government to transfer cash or assets. Any limitation on the ability of our subsidiaries to make payments to us could have a material adverse effect on our ability to conduct our business and might materially decrease the value of our Class A Ordinary Shares or cause them to be worthless.

Poche Cayman is a holding company, and we rely on dividends and other distributions on equity paid by our subsidiaries for our cash and financing requirements, including the funds necessary to pay dividends and other cash distributions to our shareholders and to service any debt we may incur. We do not expect to pay cash dividends in the foreseeable future. We anticipate that we will retain any earnings to support operations and to finance the growth and development of our business. If any of our subsidiaries incurs debt on its own behalf in the future, the instruments governing the debt may restrict its ability to pay dividends or make other distributions to us.

There are no statutory prohibitions in the Cayman Islands on the granting of financial assistance by a company to another person for the purchase of, or subscription for, its own, its holding company’s or a subsidiary’s shares. Therefore, a company may provide financial assistance provided the directors of the company, when proposing to grant such financial assistance, discharge their duties of care and act in good faith, for a proper purpose and in the interests of the company. Such assistance should be on an arm’s-length basis. Under Cayman Islands law, a Cayman Islands company may pay a dividend either out of profit or share premium account, provided that in no circumstances may a dividend be paid if the dividend payment would result in the company being unable to pay its debts as they fall due in the ordinary course of business.

Under the current practice of the Inland Revenue Department of Hong Kong, no tax is payable in Hong Kong in respect of dividends paid by us. The PRC laws and regulations do not currently have any material impact on transfers of cash from us to our subsidiaries or from our subsidiaries to our shareholders and U.S. investors. However, the Chinese government may, in the future, impose restrictions or limitations on our ability to transfer money out of Hong Kong, to distribute earnings and pay dividends to and from the other entities within our organization, or to reinvest in our business outside of Hong Kong. Such restrictions and limitations, if imposed in the future, may delay or hinder the expansion of our business to outside of Hong Kong and may affect our ability to receive funds from our subsidiary in Hong Kong. The promulgation of new laws or regulations, or the new interpretation of existing laws and regulations, in each case, that restrict or otherwise unfavorably impact the ability or way we conduct our business, could require us to change certain aspects of our business to ensure compliance, which could decrease demand for our services, reduce revenues, increase costs, require us to obtain more licenses, permits, approvals or certificates, or subject us to additional liabilities. To the extent any new or more stringent measures are required to be implemented, our business, financial condition and results of operations could be adversely affected and such measured could materially decrease the value of our Class A Ordinary Shares, potentially rendering them worthless.

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Investors should notice that Hong Kong is a Special Administrative Region of the People’s Republic of China. The principal risk we face is not under current local law, but from the potential for the PRC government to impose new restrictions in the future on the transfer of cash or assets out of Hong Kong. Such restrictions could arise from changes in foreign exchange controls, national security policies, or other regulatory actions. If implemented, these restrictions could prevent or severely limit Poche HK’s ability to pay dividends or make other payments to us. To the extent our operating funds are located in Hong Kong, they could become unavailable to fund our operations or obligations elsewhere. This would materially and adversely limit our ability to grow, make acquisitions, pay dividends, or even conduct our business, potentially causing a significant decline in, or total loss of, the value of your Class A Ordinary Shares.

Our major shareholders have substantial influence over our Company and his interests may not be aligned with the interests of our other shareholders.

As of the date of this prospectus, BrandVoy Global Limited and Lucky Prosper Holding Limited (collectively, “Major Shareholders”), beneficially own an aggregate of 49.13% of our issued and outstanding Class A Ordinary Shares and Class B Ordinary Shares through their respective special-purpose vehicles, representing approximately 86.86% of the total voting power of our Company.   As a result of our Major Shareholders’ collective substantial shareholding, our Major Shareholders have a substantial influence over our business, including decisions regarding mergers, consolidations and the sale of all or substantially all of our assets, election of directors and other significant corporate actions. Our Major Shareholders may take actions that are not in the best interests of us or our other shareholders. This concentration of ownership may discourage, delay or prevent a change in control of our Company, which could deprive our shareholders of an opportunity to receive a premium for their shares as part of a sale of our Company and might reduce the price of our Class A Ordinary Shares. These actions may be taken even if they are opposed by our other shareholders.

Anti-takeover provisions in our post-offering memorandum and articles of association may discourage, delay or prevent a change in control.

Some provisions of our post-offering memorandum and articles of association, to be effective on our listing, may discourage, delay or prevent a change in control of our Company or management that shareholders may consider favorable, including provisions that authorize our board of directors to issue shares at such times and on such terms and conditions as the board of directors may decide without any further vote or action by our shareholders.

You may be unable to present proposals before annual general meetings or extraordinary general meetings.

Cayman Islands law provides shareholders with only limited rights to requisition a general meeting, and does not provide shareholders with any right to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Advance notice of at least ten (10) clear days is required for the convening of any general meeting of our shareholders. A quorum required for a meeting of shareholders consists of at least one or more shareholders holding shares which carry in aggregate (or representing by proxy) not less than a majority of all votes attaching to all shares in issue and entitled to vote at such general meeting present.

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Any deficit in the effectiveness of our internal controls over financial reporting may affect our ability to accurately report our financial results or prevent fraud, which may affect the market for and price of our Class A Ordinary Shares.

Prior to filing the registration statement of which this prospectus is a part, we were a private company with limited accounting personnel and other resources for addressing our internal control over financial reporting. Our management has not completed an assessment of the effectiveness of our internal control over financial reporting, and our independent registered public accounting firm has not conducted an audit of our internal control over financial reporting.

We will be subject to the requirement that we maintain internal controls and that management perform periodic evaluation of the effectiveness of our internal controls. Effective internal control over financial reporting is important to prevent fraud. As a result, our business, financial condition, results of operations, and prospects, as well as the market for and trading price of our Class A Ordinary Shares, may be materially and adversely affected if we do not have effective internal controls. We may not discover any problems in a timely manner, and in such an event, our shareholders could lose confidence in our financial reporting, which would harm our business and the trading price of our Class A Ordinary Shares. Any deficiency in our internal controls over financial reporting may inhibit investors from purchasing our Class A Ordinary Shares and may make it more difficult for us to raise funds in debt or equity financing. Material weaknesses or significant deficiencies may be identified in the future. If we identify such issues or if we are unable to produce accurate and timely financial statements, our share price may decline, and we may be unable to maintain compliance with the Nasdaq Listing Rules.

Cayman Islands economic substance requirements may have an effect on our business and operations.

Pursuant to the International Tax Cooperation (Economic Substance) Act (Revised), of the Cayman Islands, or the ES Act, that came into force on January 1, 2019, a “relevant entity” that carries on a “relevant activity” is required to satisfy the economic substance test set out in the ES Act. A “relevant entity” includes an exempted company incorporated in the Cayman Islands as is our Company. A “relevant activity” includes a holding company business. Based on the current interpretation of the ES Act, we believe that our Company is a pure equity holding company since it only holds equity participation in other entities and only earns dividends and capital gains. Accordingly, for so long as our Company is a “pure equity holding company”, it is only subject to the reduced substance requirements, which require us to (i) comply with all applicable filing requirements under the Companies Act; and (ii) has adequate human resources and adequate premises in the Cayman Islands for holding and managing equity participations in other entities. However, there is no assurance that we will not be subject to more requirements under the ES Act. Uncertainties over the interpretation and implementation of the ES Act may have an adverse impact on our business and operations.

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Risks Related to This Offering and Our Class A Ordinary Shares

There is no active trading market for our Class A Ordinary Shares and there can be no assurance any market will develop or that the trading price will not decline below the price paid by investors.

We have applied to list our Class A Ordinary Shares on the Nasdaq under the symbol “POCH.” Prior to the completion of this offering, there has been no public market for our Class A Ordinary Shares, and we cannot assure you that a liquid public market for our Class A Ordinary Shares will develop. If an active public market for our Class A Ordinary Shares does not develop following the completion of this offering, the market price and liquidity of our Class A Ordinary Shares may be materially and adversely affected. The initial public offering price for our Class A Ordinary Shares was determined by negotiation between us and the underwriters based upon several factors, and we can provide no assurance that the trading price of our Class A Ordinary Shares after this offering will not decline below the initial public offering price. As a result, investors in our securities may experience a significant decrease in the value of their Class A Ordinary Shares.

Future sales of a substantial amount of our Class A Ordinary Shares may cause our stock price to decline.

If we or our existing shareholders, our directors or their affiliates or certain of our executive officers, sell a substantial number of our Class A Ordinary Shares in the public market, the market price of our Class A Ordinary Shares could decrease significantly. The perception in the public market that we or our shareholders might sell our Class A Ordinary Shares could also depress the market price of our Class A Ordinary Shares and could impair our future ability to obtain capital, especially through an offering of equity securities.

Our Class A Ordinary Shares may be thinly traded and you may be unable to sell at or near ask prices or at all if you need to sell your shares to raise money or otherwise desire to liquidate your shares.

Our Class A Ordinary Shares may be “thinly-traded”, meaning that the number of persons interested in purchasing our Class A Ordinary Shares at or near bid prices at any given time may be relatively small or non-existent. This situation may be attributable to a number of factors, including the fact that we are relatively unknown to stock analysts, stock brokers, institutional investors and others in the investment community that generate or influence sales volume, and that even if we came to the attention of such persons, they tend to be risk-averse and might be reluctant to follow an unproven company such as ours or purchase or recommend the purchase of our shares until such time as we became more seasoned. As a consequence, there may be periods of several days or more when trading activity in our shares is minimal or non-existent, as compared to a seasoned issuer which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price. A broad or active public trading market for our Class A Ordinary Shares may not develop or be sustained.

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Our dual-class voting structure will limit your ability to influence corporate matters and could discourage others from pursuing any change of control transactions that holders of our Class A Ordinary Shares may view as beneficial.

We have a dual-class voting structure consisting of Class A Ordinary Shares and Class B Ordinary Shares. Based on our dual-class voting structure, each Class A Ordinary Share entitles the holder thereof to one (1) vote on all matters subject to vote at general meetings of the Company, and each Class B Ordinary Share entitles the holder thereof to twenty (20) votes on all matters subject to vote at general meetings of the Company. Each Class B Ordinary Share is convertible into one (1) Class A Ordinary Share at any time at the option of the holder thereof. In no event shall Class A Ordinary Shares be convertible into Class B Ordinary Shares. Due to the disparate voting powers associated with our two classes of Ordinary Shares, BrandVoy Global Limited, our controlling shareholder, will beneficially own 3,591,000 Class A Ordinary Shares and 2,280,000 Class B Ordinary Shares following this offering, representing 76.09% aggregate voting power of our Company immediately following the completion of this offering, assuming that the underwriters do not exercise their over-allotment option. The interests of our Controlling Shareholder may not coincide with your interests, and it may make decisions with which you disagree, including decisions on important topics such as the composition of the board of directors, compensation, management succession, and our business and financial strategy. To the extent that the interests of our Controlling Shareholder differ from your interests, you may be disadvantaged by any action that they may seek to pursue. This concentrated control could also discourage others from pursuing any potential merger, takeover or other change of control transactions, which could have the effect of depriving the holders of our Class A Ordinary Shares of the opportunity to sell their shares at a premium over the prevailing market price.

The market price for our Class A Ordinary Shares may be volatile.

The trading price of our Class A Ordinary Shares may be volatile and could fluctuate widely due to factors beyond our control. This may happen because of the broad market and industry factors, like the performance and fluctuation of the market prices of other companies with business operations located mainly in Hong Kong that have listed their securities in the United States. A number of Hong Kong companies have listed or are in the process of listing their securities on U.S. stock markets. The securities of some of these companies have experienced significant volatility, including price declines in connection with their initial public offerings. The trading performances of these Hong Kong companies’ securities after their offerings may affect the attitudes of investors toward Hong Kong companies listed in the United States in general and consequently may impact the trading performance of our Class A Ordinary Shares, regardless of our actual operating performance.

The market price for our Class A Ordinary Shares may be volatile and subject to wide fluctuations due to factors such as:

●	the perception of U.S. investors and regulators of U.S. listed Hong Kong companies;
●	actual or anticipated fluctuations in our operating results;
●	changes in financial estimates by securities research analysts;
●	negative publicity, studies or reports;
●	conditions in the market of intelligent marketing services;
●	announcements by us or our competitors of acquisitions, strategic partnerships, joint ventures or capital commitments;
●	addition or departure of key personnel;
●	fluctuations of exchange rates between HK$ and the U.S. dollar;
●	general economic or political conditions in Hong Kong and Asia.
●	our capability to catch up with the technologies and innovations in the industry; and
●	changes in the economic performance or market valuations of other international digital marketing service provider companies;

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In addition, the securities market has from time to time experienced significant price and volume fluctuations that are not related to the operating performance of particular companies. There have been instances of extreme stock price run-ups followed by rapid price declines and strong stock price volatility with recent initial public offerings, especially among those with relatively smaller public floats. As a relatively small-capitalization company with relatively small public float,   we may experience greater stock price volatility, extreme price run-ups, lower trading volume and less liquidity than large-capitalization companies. In particular, our Class A Ordinary Shares may be subject to rapid and substantial price volatility, low volumes of trades and large spreads in bid and ask prices. Such volatility, including any stock-run up, may be unrelated to our actual or expected operating performance and financial condition or prospects, making it difficult for prospective investors to assess the rapidly changing value of our Class A Ordinary Shares. These market fluctuations may also materially and adversely affect the market price of our Class A Ordinary Shares.

Our controlling shareholder, BrandVoy Global Limited, may continue to be able to exert significance influence over our company following this offering, and his interests may be different from or conflict with those of the holders of our Class A Ordinary Shares.

Our controlling shareholder, BrandVoy Global Limited, controls 84.23% of the total voting power of our Company as of the date of this prospectus. In addition to the elections of our directors, BrandVoy Global Limited is and may continue to be able to exert a significant degree of influence or actual control over other management and affairs and control matters requiring an approval from a majority of shareholders, including the merger, consolidation or sale of all or substantially all of our assets, and any other significant transaction. BrandVoy Global Limited’s interests might not always be aligned with the interests of our other shareholders. Without the consent of BrandVoy Global Limited, we could be prevented from entering into potentially beneficial transactions if such transactions conflict with our principal shareholder’s interests. As a shareholder, BrandVoy Global Limited is entitled to vote its shares in its own interests, which may not always be in the interests of our shareholders.

As a “controlled company” within the meaning of the Nasdaq listing rules, we may elect to follow certain exemptions from certain corporate governance requirements that could adversely affect our public shareholders.

Upon the completion of this offering, we will be a “controlled company” as defined under the Nasdaq Stock Market Rules because our controlling shareholder BrandVoy Global Limited will own 27.52% of our total issued and outstanding Class A Ordinary Shares and Class B Ordinary Shares, representing 76.09% of the total voting power of our Company, assuming that the representative of the underwriters does not exercise the over-allotment option. Although we do not intend to rely on the “controlled company” exemption under the Nasdaq listing rules after the offering, we could elect to rely on this exemption in the future. If we elect to rely on the “controlled company” exemption, a majority of the members of our board of directors might not be independent and our nominating and corporate governance and compensation committees might not consist entirely of independent directors. Accordingly, if we elected to rely on such exemptions in the future, during the period we remain a controlled company and during any transition period following a time when we are no longer a “controlled company”, you would not have the same protections afforded to shareholders of companies that are subject to all of the corporate governance requirements of Nasdaq.

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Certain recent initial public offerings of companies with smaller public floats have experienced extreme stock price and volume fluctuations seemingly unrelated to company performance. Such volatility, if occurs to us, may make it difficult for prospective investors to assess the rapidly changing value of our shares.

Certain recent instances of extreme stock price and volume fluctuations have been seemingly unrelated to company performance following a number of recent initial public offerings, particularly among companies with relatively smaller public floats, and we expect that such instances may continue and/or increase in the future. We anticipate that the trading price of our shares following this offering is likely to be volatile, and our shares may be subject to rapid and substantial price volatility. Such volatility, including any stock run-ups, may be unrelated or disproportionate to our actual or expected operating performance and financial condition or prospects and may distort the market perception of our stock price and our company’s financial performance and public image, negatively affect the long-term liquidity of our shares of common stock, regardless of our actual or expected operating performance. If we encounter such volatility, it will likely make it difficult and confusing for prospective investors to assess the rapidly changing value of our shares of common stock and understand the value thereof.

We also anticipate that our shares are likely to be more sporadically and thinly traded than that of larger, more established companies with larger public floats. As a consequence of this lack of liquidity, the trade of relatively small quantities of shares by our stockholders may disproportionately influence the price of those shares in either direction. The price of our shares could, for example, decline precipitously in the event that a large number of our shares are sold on the market without commensurate demand as compared to a larger, more established issuer that could better absorb those sales without adverse impact on its stock price.

If securities or industry analysts do not publish research or reports about our business, or if they publish a negative report regarding our Class A Ordinary Shares, the price of our Class A Ordinary Shares and trading volume could decline.

Any trading market for our Class A Ordinary Shares may depend in part on the research and reports that industry or securities analysts publish about us or our business. We do not have any control over these analysts. If one or more of the analysts who cover us downgrade us, the price of our Class A Ordinary Shares would likely decline. If one or more of these analysts cease coverage of our Company or fail to regularly publish reports on us, we could lose visibility in the financial markets, which could cause the price of our Class A Ordinary Shares and the trading volume to decline.

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The future sales of Class A Ordinary Shares by existing shareholders may adversely affect the market price of our Class A Ordinary Shares.

As a company with a relatively small market capitalization and public float, we may experience greater stock price volatility, extreme price fluctuations, lower trading volume and reduced liquidity compared to larger publicly-traded companies. Sales of a substantial number of our Class A Ordinary Shares in the public market could occur at any time. Such sales could significantly depress the market price of our Class A Ordinary Shares and could impair our ability to raise additional capital through future equity offerings. We cannot predict the effect that future sales of shares by our existing shareholders may have on the prevailing market price of our Class A Ordinary Shares. It is possible that certain shareholders may still realize a positive return on their shares even during periods of share price decline, due to having acquired their shares at lower prices than other public investors. This may create an incentive for such shareholders to sell their shares at times when other shareholders may not be inclined to sell.

Volatility in our Class A Ordinary Shares price may subject us to securities litigation.

The market for our Class A Ordinary Shares may have, when compared to seasoned issuers, significant price volatility and we expect that our share price may continue to be more volatile than that of a seasoned issuer for the indefinite future. In the past, plaintiffs have often initiated securities class action litigation against a company following periods of volatility in the market price of its securities. We may, in the future, be the target of similar litigation. Securities litigation could result in substantial costs and liabilities and could divert management’s attention and resources.

In order to raise sufficient funds to enhance operations, we may have to issue additional securities at prices which may result in substantial dilution to our shareholders.

If we raise additional funds through the sale of equity or convertible debt, our current shareholders’ percentage ownership will be reduced. In addition, these transactions may dilute the value of Class A Ordinary Shares outstanding. We may have to issue securities that may have rights, preferences and privileges senior to our Class A Ordinary Shares. We cannot provide assurance that we will be able to raise additional funds on terms acceptable to us, if at all. If future financing is not available or is not available on acceptable terms, we may not be able to fund our future needs, which would have a material adverse effect on our business plans, prospects, results of operations and financial condition.

We are not likely to pay cash dividends in the foreseeable future.

We currently intend to retain any future earnings for use in our operations and expansion of our business. Accordingly, we do not expect to pay any cash dividends in the foreseeable future but will review this policy as circumstances dictate. Should we determine to pay dividends in the future, our ability to do so will depend upon the receipt of dividends or other payments from our subsidiaries, which may from time to time, be subject to restrictions on its ability to make distributions to us.

We will have broad discretion in the use of proceeds of this offering. Investors have only limited information concerning management’s specific intentions and will need to rely upon the judgment of our management with respect to the use of proceeds.

We intend to use approximately 37.5% of the net proceeds of this offering for market expansion, approximately 27.5% for research and development, approximately 17.5% for talent recruitment, and approximately 17.5% for replenishment of working capital.  Within those categories, we have not determined the specific allocation of the net proceeds of this offering. Our management will have broad discretion over the use and investment of the net proceeds of this offering within those categories. Accordingly, investors in this offering have only limited information concerning management’s specific intentions and will need to rely upon the judgment of our management with respect to the use of proceeds.

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You may face difficulties in protecting your interests as a shareholder, as Cayman Islands law provides substantially less protection when compared to the laws of the United States and it may be difficult for a shareholder of ours to effect service of process or to enforce judgements obtained in the United States courts.

Our corporate affairs are governed by our memorandum and articles of association, as amended and restated from time to time, the Companies Act and the common law of the Cayman Islands. The rights of shareholders to take legal action against our directors and us, actions by minority shareholders and the fiduciary responsibilities of our directors to us under Cayman Islands law are to a large extent governed by the common law of the Cayman Islands. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands as well as from the common law of England, the decisions of whose courts are of persuasive authority, but are not binding on the courts of the Cayman Islands. The rights of our shareholders and the fiduciary duties of our directors under Cayman Islands law are not as clearly established as they would be under statutes or judicial precedents in the United States. In particular, the Cayman Islands may have a less developed body of securities laws as compared to the United States and provide significantly less protection to investors. In addition, Cayman Islands companies may not have standing to initiate a shareholder derivative action before the United States federal courts. The Cayman Islands courts are also unlikely to impose liabilities against us in original actions brought in the Cayman Islands, based on certain civil liability provisions of United States securities laws.

Currently, all of our operations are conducted outside the United States, and all of our assets are located outside the United States. All our directors and officers are nationals or residents of jurisdictions other than the United States and a substantial portion of their assets are located outside the United States. As a result, it may be difficult for a shareholder to effect service of process within the United States upon these persons, or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

As a result of all of the above, our shareholders may have more difficulty in protecting their interests through actions against us or our officers, directors or major shareholders than would shareholders of a corporation incorporated in a jurisdiction in the United States.

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We are a foreign private issuer within the meaning of the rules under the Exchange Act, and as such we are exempt from certain provisions applicable to United States domestic public companies.

We are a foreign private issuer within the meaning of the rules under the Exchange Act. As such, we are exempt from certain provisions applicable to United States domestic public companies. For example:

●	we are not required to provide as many Exchange Act reports, or as frequently, as a domestic public company;

●	for interim reporting, we are permitted to comply solely with our home country requirements, which are less rigorous than the rules that apply to domestic public companies;

●	we are not required to provide the same level of disclosure on certain issues, such as executive compensation;

●	we are exempt from provisions of Regulation FD aimed at preventing issuers from making selective disclosures of material information;

●	we are not required to comply with the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act; and

●	we are not required to comply with Section 16 of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and establishing insider liability for profits realized from any “short-swing” trading transaction.

We are required to file an annual report on Form 20-F within four months of the end of each fiscal year. In addition, we intend to file reports on Form 6-K as a foreign private issuer. However, the information we are required to file with or furnish to the SEC will be less extensive and less timely compared to that required to be filed with the SEC by U.S. domestic issuers. As a result, you may not be afforded the same protections or information that would be made available to you were you investing in a U.S. domestic issuer.

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Although as a foreign private issuer we are exempt from certain corporate governance standards applicable to US domestic issuers, if we cannot continue to satisfy rules of the Nasdaq Capital Market, our securities may be delisted, which could negatively impact the price of our securities and your ability to sell them.

We cannot assure you that our securities will continue to be listed on Nasdaq Capital Market.

In order to maintain our listing on the Nasdaq Capital Market, we are required to comply with certain rules the Nasdaq Capital Market, including those regarding minimum stockholders’ equity, minimum share price, minimum market value of publicly held shares, and various additional requirements. Even though we initially meet the listing requirements and other applicable rules of the Nasdaq Capital Market, we may not be able to continue to satisfy these requirements and applicable rules. If we are unable to satisfy the Nasdaq Capital Market criteria for maintaining our listing, our securities could be subject to delisting.

If the Nasdaq Capital Market delists our securities from trading, we could face significant consequences, including:

●	a limited availability for market quotations for our securities;

●	reduced liquidity with respect to our securities;

●	a determination that our Class A Ordinary Shares is a “penny stock,” which will require brokers trading in our Class A Ordinary Shares to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our Class A Ordinary Shares;

●	limited amount of news and analyst coverage; and

●	a decreased ability to issue additional securities or obtain additional financing in the future.

We are an “emerging growth company” within the meaning of the Securities Act, and if we take advantage of certain exemptions from disclosure requirements available to emerging growth companies, this could make it more difficult to compare our performance with other public companies.

We are an “emerging growth company” within the meaning of the Securities Act, as modified by the JOBS Act. Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. We have elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of our financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

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As an “emerging growth company” under applicable law, we will be subject to reduced disclosure requirements. Such reduced disclosures may make our Class A Ordinary Shares less attractive to investors.

For as long as we remain an “emerging growth company”, as defined in the JOBS Act, we will elect to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies”, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. Because of these reduced regulatory requirements, our shareholders would be left without information or rights available to shareholders of more mature companies. If some investors find our Class A Ordinary Shares less attractive as a result, there may be a less active trading market for our Class A Ordinary Shares and our share price may be more volatile.

There can be no assurance that we will not be a passive foreign investment company, or PFIC, for U.S. federal income tax purposes for our current or future taxable years, which could result in adverse U.S. federal income tax consequences to U.S. investors in the Class A Ordinary Shares.

In general, a non-U.S. corporation is a PFIC for U.S. federal income tax purposes for any taxable year in which (i) 75% or more of its gross income consists of passive income or (ii) 50% or more of the average value of its assets (generally determined on a quarterly basis) consists of assets that produce, or are held for the production of, passive income. For purposes of the above calculations, a non-U.S. corporation that owns, directly or indirectly, at least 25% by value of the shares of another corporation is treated as if it directly held its proportionate share of the assets of the other corporation and directly earned its proportionate share of the income of the other corporation. Passive income generally includes dividends, interest, investment gains and certain rents and royalties (except for certain rents and royalties treated as derived in the active conduct of a trade or business for purposes of the PFIC rules). Cash and cash-equivalents are passive assets for these purposes. Goodwill is an active asset under the PFIC rules to the extent attributable to activities that produce active income.

Based on (i) the current and expected composition of our income and assets, (ii) our characterization of certain categories of our income and assets as active income and assets for purposes of the PFIC rules and (iii) our estimates of the values of our assets, including the estimated value of our goodwill and certain other intangibles, which is based in large part on the expected price of the Class A Ordinary Shares in this offering, we do not expect to be a PFIC for our current taxable year. However, our PFIC status for any taxable year is an annual determination that can be made only after the end of that year and will depend on the composition and characterization, for PFIC purposes, of our income and assets and the estimated value of our assets from time to time. Because we will hold a substantial amount of cash following this offering, we may be or become a PFIC for any taxable year if the value of our goodwill and other intangible assets that we believe should be treated as active assets are determined by reference to our market capitalization and our market capitalization fluctuates or declines considerably after this offering. In addition, the U.S. Internal Revenue Service may not agree with our characterizations of certain categories of our income and assets as active income and assets for PFIC purposes. Accordingly, there can be no assurance that we will not be a PFIC for our current or any future taxable year.

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If we are a PFIC for any taxable year during which a U.S. investor owns the Class A Ordinary Shares, certain adverse U.S. federal income tax consequences could apply to such U.S. investor, including increased tax liability on disposition gains and certain “excess distributions” and additional reporting requirements. See “Taxation — Passive Foreign Investment Company Rules.”

Our board of directors may refuse or delay the registration of the transfer of Class A Ordinary Shares in certain circumstances.

Our board of directors may in their absolute discretion decline to register any transfer of shares which is not fully paid up or on which the Company has a lien. Our board of directors may also decline to register any transfer of any share unless: (i) the instrument of transfer is lodged with the Company, accompanied by the certificate for the Shares to which it relates and such other evidence as the board may reasonably require to show the right of the transferor to make the transfer; (ii) the instrument of transfer is in respect of only one class of shares; (iii) the instrument of transfer is properly stamped, if required; (iv) in the case of a transfer to joint holders, the number of joint holders to whom the share is to be transferred does not exceed four; and (v) a fee of such maximum sum as the Nasdaq may determine to be payable, or such lesser sum as the board of directors may from time to time require, is paid to the Company in respect thereof. If our board of directors refuse to register a transfer of any shares, they shall within two calendar months after the date on which the transfer was lodged with the Company send notice of the refusal to each of the transferor and the transferee.

This, however, will not affect market transactions of the Class A Ordinary Shares purchased by investors in a public offering. Where the Class A Ordinary Shares are listed on a stock exchange, the Class A Ordinary Shares may be transferred without the need for a written instrument of transfer, if the transfer is carried out in accordance with the rules of the stock exchange and other requirements applicable to the Class A Ordinary Shares listed on the stock exchange.

We will incur increased costs as a result of being a public company, particularly after we cease to qualify as an “emerging growth company.”

We incur significant legal, accounting and other expenses as a public company that we did not incur as a private company. The Sarbanes-Oxley Act of 2002, as well as rules subsequently implemented by the SEC and the NASDAQ Capital Market, impose various requirements on the corporate governance practices of public companies. We are an “emerging growth company,” as defined in the JOBS Act and will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of the initial public offering on July 22, 2024, (b) in which we have total annual gross revenue of at least US$1.235 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our Class A Ordinary Shares that is held by non-affiliates exceeds US$700 million as of the last business day of our most recently completed second fiscal quarter and we have been publicly reporting for at least 12 months, and (2) the date on which we have issued more than US$1.0 billion in non-convertible debt during the prior three-year period. An emerging growth company may take advantage of specified reduced reporting and other requirements that are otherwise applicable generally to public companies. These provisions include exemption from the auditor attestation requirement under Section 404 in the assessment of the emerging growth company’s internal control over financial reporting and permission to delay adopting new or revised accounting standards until such time as those standards apply to private companies.

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Compliance with these rules and regulations increases our legal and financial compliance costs and makes some corporate activities more time-consuming and costly. After we are no longer an “emerging growth company,” or until five years following the completion of our initial public offering, whichever is earlier, we expect to incur significant expenses and devote substantial management effort toward ensuring compliance with the requirements of Section 404 and the other rules and regulations of the SEC. For example, as a public company, we have been required to increase the number of independent directors and adopt policies regarding internal controls and disclosure controls and procedures. We incur additional costs in obtaining director and officer liability insurance. In addition, we incur additional costs associated with our public company reporting requirements. It may also be more difficult for us to find qualified persons to serve on our board of directors or as executive officers. We are currently evaluating and monitoring developments with respect to these rules and regulations, and we cannot predict or estimate with any degree of certainty the amount of additional costs we may incur or the timing of such costs.

As a foreign private issuer, we are permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from Nasdaq corporate governance listing standards. These practices may afford less protection to shareholders than they would enjoy if we complied fully with corporate governance listing standards.

As a foreign private issuer, we are permitted to take advantage of certain provisions in the Nasdaq rules that allow us to follow our home country law for certain governance matters. Certain corporate governance practices in our home country may differ significantly from corporate governance listing standards. We intend to rely on this “home country practice” exemption and, consequently, our shareholders may be afforded less protection than they would otherwise receive under the Nasdaq rules applicable to U.S. domestic issuers. Specifically, we plan to follow our home country practices in lieu of the following Nasdaq requirements:

●	The requirement under Nasdaq Rule 5605(b) that our board of directors be comprised of a majority of independent directors.

●	The requirements under Nasdaq Rules 5605(d) and 5605(e) to have a compensation committee and a nominating/corporate governance committee, each composed entirely of independent directors and governed by a formal written charter.

●	The requirement under Nasdaq Rule 5620 to hold an annual meeting of shareholders no later than one year after the end of our fiscal year.

●	The requirements under Nasdaq Rule 5635 to obtain shareholder approval prior to certain issuances of securities, including those in connection with the acquisition of another company, equity-based compensation, or a change of control.

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While we intend to rely on these FPI exemptions, we are required to comply with certain mandatory Nasdaq rules. For example, we must comply with the audit committee requirements of Nasdaq Rule 5605(c)(3) (requiring a fully independent audit committee) and the requirement to notify Nasdaq of any non-compliance under Rule 5625.

Because we intend to rely on the FPI exemptions detailed above, our shareholders will not have the same protections afforded to shareholders of companies that are subject to all of the Nasdaq corporate governance requirements.

USE OF PROCEEDS

Based upon an assumed initial public offering price of US$4.50 per Ordinary Shares, we estimate that we will receive net proceeds from this offering, after deducting the underwriting discounts, accountable expense allowance and the estimated offering expenses payable by us, of approximately US$25.2 million assuming the underwriters do not exercise their over-allotment option.

We plan to use the net proceeds we receive from this offering for the following purposes:

●	approximately 37.5% for market expansion;

●	approximately 27.5% for research and development;

●	approximately 17.5% for talent recruitment; and

●	approximately 17.5% for replenishment of working capital.

To the extent that our actual net proceeds are not sufficient to fund all of the proposed purposes, we will decrease our allocation of the net proceeds for the purposes set out above on a pro rata basis. We would anticipate raising additional capital through equity or debt financing sufficient to fund our proposed uses above.

The amounts and timing of any expenditures will vary depending on the amount of cash generated by our operations, and the rate of growth, if any, of our business, and our plans and business conditions. The foregoing represents our current intentions based upon our present plans and business conditions to use and allocate the net proceeds of this offering. Our management will have significant flexibility in applying and discretion to apply the net proceeds of the offering. If an unforeseen event occurs or business conditions change, we may use the proceeds of this offering differently than as described in this prospectus.

Pending deployment of the net proceeds for the uses described above, the funds may be placed in short-term deposits with financial institutions or used to invest in short-term money market instruments.

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DIVIDEND POLICY

Our board of directors has discretion as to whether and when to distribute dividends, subject to certain requirements of Cayman Islands law. In addition, subject to any rights and restrictions for the time being attached to any shares, our company may by ordinary resolution declare a dividend, but no dividend shall exceed the amount recommended by our directors. Under Cayman Islands law, a Cayman Islands company may pay a dividend either out of profit or share premium account, provided that in no circumstances may a dividend be paid if the dividend payment would result in the company being unable to pay its debts as they fall due in the ordinary course of business. Even if our board of directors decides to pay dividends, the form, frequency, and amount will depend upon our future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions, and other factors that the board of directors may deem relevant.

We have not previously declared or paid cash dividends and we have no plan to declare or pay any dividends in the near future on our shares. We currently intend to retain most, if not all, of our available funds and any future earnings to operate and expand our business.

CAPITALIZATION

The following tables set forth our capitalization as of September 30, 2025:

●	on an actual basis; and

●	on a pro forma as adjusted basis to reflect the issuance and sale of 6,250,000 Class A Ordinary Shares at an assumed initial public offer price of US$4.50 per share after deducting the underwriting discounts and commissions and estimated offering expenses payable by us.

	As of September 30, 2025
	Actual	Pro Forma As Adjusted
	US$	US$
Indebtedness:
Short-term loans	—	—
Long-term loans	—	—
Total Indebtedness:	—	—
Shareholders’ Equity:
Class A Ordinary Share of par value of US$0.0001 per share, 450,000,000 shares authorized; 12,802,200 shares issued and outstanding, 19,052,200 shares issued and outstanding without exercise of over-allotment, as adjusted(1)	1,280	1,905
Class B Ordinary Share of par value of US$0.0001 per share, 50,000,000 shares authorized; 2,280,000 shares issued and outstanding(2)	228	228
Subscription receivables	(1,508)	(1,508)
Additional paid-in capital	1,290	25,188,925
Retained earnings	1,542,789	1,542,789
Accumulated comprehensive loss	(1,140)	(1,140)
Total Shareholders’ Equity	1,542,939	26,731,199

Total Capitalization	1,542,939	26,731,199

(1) Reflects the sale of Class A Ordinary Shares in this offering (excluding any over-allotment shares that may be sold pursuant to the over-allotment option) at an assumed initial public offering price of US$4.50 per share, and after deducting the estimated underwriting discounts, and other estimated offering expenses (including accountable expenses) payable by us. The pro forma as adjusted information is illustrative only, and we will adjust this information based on the actual initial public offering price and other terms of this offering determined at pricing. Additional paid-in capital reflects the net proceeds we expect to receive, after deducting the underwriting discounts, and other estimated offering expenses (including accountable expenses) payable by us. We estimate that such net proceeds will be approximately US$25,188,260.

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DILUTION

If you invest in our Class A Ordinary Shares, your interest will be diluted to the extent of the difference between the initial public offering price per share and our net tangible book value per Ordinary Share after this offering. Dilution results from the fact that the initial public offering price per Ordinary Share is substantially in excess of the book value per Ordinary Share attributable to the existing shareholders for our presently issued and outstanding Ordinary Shares.

Our net tangible book value as of September 30, 2025 was approximately US$1,108,862, or US$0.07 per Ordinary Share as of that date. Net tangible book value represents the amount of our total consolidated tangible assets, less the amount of our total consolidated liabilities, excluding deferred offering costs from our total tangible assets. Dilution is determined by subtracting net tangible book value per Ordinary Share, after giving effect to the additional proceeds we will receive from this offering, from the assumed initial public offering price of US$4.50 per share, which is the mid-point of the estimated offering price range set forth on the cover page of this prospectus after deducting underwriting discounts and commissions and estimated offering expenses payable by us.

Without taking into account any other changes in net tangible book value after September 30, 2025, other than to give effect to the issuance of 6,250,000 Class A Ordinary Shares offered in this offering at the assumed initial public offering price of US$4.50 per share, the mid-point of the estimated range of the offering price, after deduction of the underwriting discounts and commissions and estimated offering expenses payable by us, our pro forma as adjusted net tangible book value as of September 30, 2025 would have been approximately US$26,731,199, or US$1.25 per Ordinary Share. This represents an immediate increase in net tangible book value of US$1.18 per Ordinary Share to the existing shareholders and an immediate dilution in net tangible book value of US$3.25 per ordinary share to investors purchasing Class A Ordinary Shares in this offering. The following table illustrates such dilution:

Per Class A Ordinary Share
Assumed initial public Offer Price	$4.50
Net tangible book value as of September 30, 2025	$0.07
Increase in pro forma net tangible book value per share attributable to new investors purchasing shares in this offering	$1.18
Pro forma net tangible book value after giving effect to this offering	$1.25
Amount of dilution in net tangible book value to investors in this offering	$3.25

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The following table summarizes, on a pro forma as adjusted basis as of September 30, 2025, the differences between existing shareholders and the new investors with respect to the number of Ordinary Shares purchased from us in this offering, the total consideration paid and the average price per ordinary share paid before deducting the underwriting discounts and commissions and estimated offering expenses. The total number of Ordinary Shares does not include those shares issuable upon the exercise of the over-allotment option granted to the underwriters.

	Shares Purchased		Total Consideration		Average Price per Share
	Number	%	US$	%	US$
Existing Shareholders	15,082,200	70.7	1,508	0.005	0.0001
Investors in this offering	6,250,000	29.3	28,125,000	99.995	4.50
Total	21,332,200	100.0	28,126,508	100.0	1.32

The pro forma as adjusted information discussed above is illustrative only. Our net tangible book value following the completion of this offering is subject to adjustment based on the actual initial public offering price of our Class A Ordinary Shares and other terms of this offering determined at pricing.

CORPORATE HISTORY AND STRUCTURE

Corporate History

POCHE TECHNOLOGY CO., LIMITED (“Poche Cayman”) was incorporated as an exempted company with limited liability under the laws of the Cayman Islands on August 8, 2025. Upon incorporation, one Class A Ordinary Share was allotted and issued to Osiris International Cayman Limited, which was later transferred to BrandVoy Global Limited on the same day.

Recently, Poche Cayman carried out a series of transactions to reorganize the corporate structure. As part of the reorganization, on August 8, 2025, an aggregate of 22,460,000 Class A Ordinary Shares and 4,000,000 Class B Ordinary Shares were transferred, allotted and issued at a par value of US$0.0001 per share to thirteen shareholders. Upon completion of the share allotment, the major shareholders holding 5% or more of the total issued and outstanding shares capital of our Company were as follows: BrandVoy Global Limited holds 6,300,000 issued and outstanding Class A Ordinary Shares and 4,000,000 issued and outstanding Class B Ordinary Shares; Lucky Prosper Holding Limited holds 3,970,000 issued and outstanding Class A Ordinary Shares; and Fortune Sunshine International Limited holds 2,340,000 issued and outstanding Class A Ordinary Shares. The remaining Class A Ordinary Shares were allocated to the other shareholders, each of whom holds less than 5% of the total issued and outstanding share capital of our Company.

On January 19, 2026, Lucky Prosper Holding Limited transferred 1,270,000 Class A Ordinary Shares to Flamecrest Investments Limited, and Fortune Sunshine International Limited transferred 1,170,000 Class A Ordinary Shares to Radiant Peak Capital Limited. Following these transfers, as of January 19, 2026, the major shareholders holding 5% or more of the total issued and outstanding share capital of our Company were: BrandVoy Global Limited, holding 6,300,000 Class A Ordinary Shares and 4,000,000 Class B Ordinary Shares; and Lucky Prosper Holding Limited, holding 2,700,000 Class A Ordinary Shares.

On February 27, 2026, the Company accepted and approved surrender of certain shares by all of the shareholder of the Company (the “Share Surrender”). As a result of the Share Surrender, the total issued and outstanding Class A Ordinary Shares were reduced from 22,460,000 to 12,802,200, and the total issued and outstanding Class B Ordinary Shares were reduced from 4,000,000 to 2,280,000.

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Corporate Structure

The following diagrams(1) illustrate our corporate structure as of the date of this prospectus and upon completion of this offering, assuming no exercise of the over-allotment option.

As of the date of this prospectus

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Upon completion of this offering

Notes:

(1)	The slight discrepancy in the total voting power is due to rounding of individual shareholding percentages.
(2)	The shareholding percentage is calculated by dividing the number of ordinary shares beneficially owned by such person or group immediately upon completion of this offering by the total number of Class A Ordinary Shares and Class B Ordinary Shares issued and outstanding immediately after the completion of this offering.
(3)	The voting power percentage is calculated by dividing the voting power beneficially owned by such person or group by the voting power of all of our ordinary shares as a single class immediately upon completion of this offering. Each Class A Ordinary Share shall entitle the holder thereof to (1) vote on all matters subject to vote at general meetings of our company, and each Class B Ordinary Share shall entitle the holder thereof to twenty (20) votes on all matters subject to a vote at general meetings of our company.

Poche Cayman is a holding company and is not actively engaged in any business other than through its Hong Kong subsidiary, Poche HK. This is an offering of the Class A Ordinary Shares of the Cayman Islands holding company. You may never hold equity interests in the Operating Subsidiary, Poche HK. Further, Poche Cayman receives the economic benefits of its Operating Subsidiary’s business operations through equity ownership. We do not use a Variable Interest Entities or VIE structure.

Poche BVI was incorporated under the law of the British Virgin Islands on August 13, 2025, with Poche HK as its sole and wholly-owned subsidiary. Poche Cayman holds 100% of the shares of Poche BVI.

Poche HK was incorporated under the laws and regulations of Hong Kong on September 9, 2020. Poche HK is a wholly-owned subsidiary of Poche BVI and is our only operating entity.

MARS PRIVACY INC was incorporated under the laws of the State of Wyoming, United States. It was acquired by Poche BVI on April 3, 2026 and is a wholly-owned subsidiary of Poche BVI. On May 11, 2026, the Company filed an amended annual report with the Wyoming Secretary of State, formally recording RUI WANG as a director of MARS PRIVACY INC.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with our consolidated financial statements and the related notes included in this prospectus. In addition to historical financial information, the following discussion contains forward-looking statements that reflect our plans, estimates, and beliefs. Our actual results could differ materially from those discussed in the forward-looking statements. Factors that could cause or contribute to these differences include those discussed below and elsewhere in this prospectus, particularly in “Risk Factors.” All amounts included in the fiscal years ended March 31, 2024 and 2025 and six months ended September 30, 2024 and 2025 have been prepared in accordance with U.S. GAAP.

Overview

We are a holding company incorporated in the Cayman Islands. As a holding company with no substantive operations of our own, we conduct our operations primarily through the operating entity, which is a global intelligent marketing solution provider based in Hong Kong. The operating entity focused on delivering innovative and effective full-lifecycle digital marketing solutions. We primarily serve advertisers, particularly those in the gaming, mobile application, and e-commerce sectors, who are seeking to expand their presence in international markets. Our objective is to assist these clients in achieving precise audience engagement and growth globally, utilizing our data-driven intelligent marketing platform and an experienced team.

Our Group’s business has experienced rapid growth since its inception. For the fiscal years ended March 31, 2024 and 2025, we had total revenue of approximately US$11.63 million and US$24.21 million, respectively. Our net income was approximately US$0.62 million and US$1.02 million for the fiscal years ended March 31, 2024 and 2025, respectively. For the six months ended September 30, 2024 and 2025, we had total revenue of approximately US$14.47 million and US$15.01 million, respectively. Our net income was approximately US$1.13 million and US$0.45 million for the six months ended September 30, 2024 and 2025, respectively. As of March 31, 2024 and 2025 and September 30, 2025, our Group had cash of US$0.34 million, US$1.35 million and US$0.50 million, respectively, and had working capital of US$0.06 million, US$1.02 million and US$1.01 million, respectively.

Factors Affecting Our Results of Operations

In addition to the general factors affecting the Hong Kong and global economy and our industry, our results of operations and financial condition are affected by a number of industry- and company-specific factors, including those set out below:

Availability and dynamics of user traffic: The operating entity currently relies ultimately on Meta, TikTok and Google’s media platforms to acquire user traffic for its advertiser customers during the historical reporting periods. If Meta, TikTok and Google loses its leading market position or popularity, its business, financial condition and results of operations could be materially and adversely affected, especially if it could not be able to obtain sufficient user traffic from any replacement platform.

Customer Acquisition and Retention: The operating entity’s ability to increase the number of cross border e-commerce customers largely depends on its ability to provide one-stop comprehensive online marketing services to enhance their visibility, especially its ability to offer media platform resources and reliable service capabilities. It had a customer base with 71, 84 and 50 advertiser clients for the fiscal years ended March 31, 2024 and 2025 and six months ended September 30, 2025, respectively. The operating entity’s future sales and marketing efforts will relate to customer acquisition and retention, and general marketing. It intends to keep allocating significant resources to increase the advertisers’ return on ad expenditure.

Regulatory Environment: The operating entity’s business is subject to complex and evolving laws and regulations in global. Many of these laws and regulations are relatively new and subject to changes and uncertain interpretation, and could result in claims, changes to its business practices, monetary penalties, increased cost of operations, declines in user growth or engagement, or other harm to its business.

Recent Investment, Acquisition and Strategic Alliance Activities

In addition to organic growth, we have made strategic investments, acquisitions and alliances that are intended to enhance our service offerings and expand our capabilities.

The financial results for these strategic transactions that were completed are reflected in our operating results beginning with the period of their respective completion.

On April 3, 2026, we completed the acquisition of 100% of the issued shares of MARS PRIVACY INC, a company organized under the laws of the State of Wyoming, United States, for an aggregate consideration of US$10,000. The consideration was paid from the Company’s existing cash reserves and did not involve the use of proceeds from this offering.

Results of Operations

The following is a summary of our statements of income as derived from our consolidated financial statements included elsewhere in this prospectus, and this summary should be read in conjunction therewith.

Comparison of Results of Operations for the six months ended September 30, 2024 and 2025

	For the six months ended September 30,		Changes
	2024	2025	Amount	%
	US$	US$	US$

Revenue	14,469,685	15,008,226	538,541	4%
Cost of revenue	(13,087,395)	(13,983,373)	(895,978)	7%
Gross profit	1,382,290	1,024,853	(357,437)	(26)%

General and administrative expenses	55,949	545,207	489,258	>100%
Income from operations	1,326,341	479,646	(846,695)	(64)%
Interest income	1,712	13,928	12,216	>100%
Other income, net	2,530	14,169	11,639	>100%
Foreign exchange (loss)/gain	(2,641)	5,760	8,401	(318)%
Total other income, net	1,601	33,857	32,256	>100%

Income before income taxes	1,327,942	513,503	(814,439)	(61)%
Income tax provision	198,149	61,383	(136,766)	(69)%
Net income	1,129,793	452,120	(677,673)	(60)%

Revenue

We generate revenues from providing innovative and efficient end-to-end intelligent advertising marketing solution. Our services cover market research and analysis, accurately grasping market dynamics, digital marketing planning, developing scientific strategies, creative content production, creating eye-catching materials, achieving precise reach, leveraging influence to expand dissemination and local media releases to increase brand awareness to advertisers through the operating entity. Total revenue was approximately US$14.47 million and US$15.01 million for the six months ended September 30, 2024 and 2025, respectively. The increase in our revenue is mainly attributable to relying on the rich experience accumulated over the years in the industry, the operating entity    deeply integrates the needs of customers during the service delivery process, effectively driving the growth of sales volume. At the same time, through the refined maintenance of old customers and the word-of-mouth transmission effect generated by old customers. The operating entity served 68 and 50 customers for the six months ended September 30, 2024 and 2025, respectively.

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The operating entity currently relies ultimately on Meta, TikTok and Google’s media platforms to acquire user traffic for its advertiser customers during the historical reporting periods. The following table shows the revenue generated from advertising on various platforms as follows:

	For the six months ended September 30,
	2024		2025		Increase/(Decrease)
Revenue	US$	%	US$	%	US$	%
Meta	10,247,059	71%	6,939,465	46%	(3,307,594)	(32)%
Tik Tok	1,446,162	10%	505,797	4%	(940,365)	(65)%
Google	2,061,568	14%	7,367,590	49%	5,306,022	>100%
Others	714,896	5%	195,374	1%	(519,522)	(73)%
Total revenue	14,469,685	100%	15,008,226	100%	538,541	4%

The revenue generated from advertising on Meta decreased by approximately US$3.31 million or 32%, primarily due to the number of customers decreased from 65 for the six months ended September 30, 2024 to 26 for the six months ended September 30, 2025, mainly as a result of decrease in customer demand on Meta platform.

The revenue generated from advertising on TikTok decreased by approximately US$0.94 million or 65% from US$1.45 million for the six months ended September 30, 2024 to US$0.51 million for the six months ended September 30, 2025, which was primarily due to changes in customer demand and advertising spending patterns, including reduced marketing budgets and the reallocation of spend to other digital platforms.

The revenue generated from advertising on Google increased by approximately US$5.31 million, primarily due to the number of customers increased from 16 for the six months ended September 30, 2024 to 30 for the six months ended September 30, 2025 and each customer’s advertising volume increased, mainly as a result of deeply integrating the needs of customers and relying on the rich experience accumulated over the years in the industry.

The revenue generated from other platform such as Mintegral, Kwai, and KOL&PR decreased by approximately US$0.52 million or 73% primarily due to customers reallocating their advertising budgets to larger and more cost-effective platforms.

Cost of revenue

	For the six months ended September 30,
	2024		2025		Increase
Cost of revenue	US$	%	US$	%	US$	%
Traffic procurement costs	13,051,434	99.7%	13,950,505	99.8%	899,071	7%
Salaries and wages	35,961	0.3%	32,868	0.2%	(3,093)	9%
Total cost of revenue	13,087,395	100%	13,983,373	100%	895,978	7%

Our cost of revenue consists primarily of the purchase of online traffic from third-party media platforms after deducting rebates, and salaries and benefits for business operation staff. The cost of revenue increased by approximately US$0.90 million or 7%, from US$13.09 million for the six months ended September 30, 2024 to US$13.98 million for the six months ended September 30, 2025. The increase in cost of revenue was basically attributable to the increase in traffic procurement costs.

The traffic procurement costs increased by approximately US$0.90 million or 7%, from US$13.05 million for the six months ended September 30, 2024 to approximately US$13.95 million for the six months ended September 30, 2025. The increase in the traffic procurement costs was primarily attributable to the increased demand for customer traffic.

The salaries and wages decreased by US$3,093 or 9%, from US$35,961 for the six months ended September 30, 2024 to US$32,868 for the six months ended September 30, 2025. The slight decrease in salaries and wages was primarily attributable to the decrease in operating personnel.

Gross profit and gross margin

Our gross profit decreased by approximately US$0.36 million, from approximately US$1.38 million for the six months ended September 30, 2024 to approximately US$1.02 million for the six months ended September 30, 2025. Gross profit as a percentage of revenue (“profit margin”) decreased from 9.55% for the six months ended September, 2024 to 6.83% for the six months ended September 30, 2025. The decrease in profit margin was mainly due to that the Group strategically adjusted pricing to maintain competitiveness, while the rise in traffic acquisition contributed to a compression of gross margins, these combined effects have resulted in a decrease in gross profit and gross profit margin.

General and administrative expenses

	For the six months ended September 30,
	2024		2025		Increase
General and administrative expenses	US$	%	US$	%	US$	%
Salaries and wages	14,200	25%	93,942	17%	79,742	>100%
Rental expenses	8,832	16%	9,500	1%	668	8%
Bank charges	2,150	4%	3,655	1%	1,505	70%
Expected credit losses	30,493	55%	90,346	17%	59,853	>100%
Professional fee	-	-	320,000	59%	320,000	100%
Others	274	0%	27,764	5%	27,490	>100%
Total general and administrative expenses	55,949	100%	545,207	100%	489,258	>100%

Our general and administrative expenses mainly consist of salaries and wages, rental expenses, expected credit losses, professional fee, bank charges and other administrative related expenses. General and administrative expenses significantly increased from US$55,949 for the six months ended September 30, 2024 to US$545,207 for the six months ended September 30, 2025. The increase was mainly attributable to an increase in professional fee, expected credit losses, salaries and wages of the management team. The increased professional fee related to the audit professional fee for IPO offering. The increase in salaries and wages was primarily due to the three additional employees of general and administrative department. The expected credit losses increased from US$30,493 for the six months ended September 30, 2024 to US$90,346 for the six months ended September, 2025, which was attributable to the extension of customers’ payment cycle, which led to longer ageing of accounts receivable and consequently higher provision for credit loss.

Other income, net

Our other income, net primarily consisted of interest income, fair value change of trading securities, net income from no required refund and foreign exchange gain/(loss). Other income, net significantly increased from US$1,601 for the six months ended September 30, 2024 to US$33,857 for the six months ended September 30, 2025, primarily because of the increase in interest income amounted US$13,928 and net income from no required refund amounted US$14,169.

Income before income taxes

Income before income taxes was approximately US$0.51 million for the six months ended September 30, 2025, representing a decrease of US$0.81 million as compared to approximately US$1.33 million for the six months ended September 30, 2024. The decrease was primarily attributable to the decrease in gross profit and increase in general and administrative expenses.

Income tax provision

Our income tax provision was approximately US$0.06 million for the six months ended September 30, 2025, representing a decrease of approximately US$0.14 million compared to the income tax provision of approximately US$0.20 million for the six months ended September 30, 2024. The decreased income tax provision was mainly due to decreased taxable income for the six months ended September 30, 2025.

In accordance with the relevant tax laws and regulations of Hong Kong, the Group is subject to an income tax rate of 8.25% on the first HK$2,000,000 (US$256,020) of the estimated assessable profits and 16.5% on the estimated assessable profits thereafter above HK$2,000,000 (US$256,020) according to the Hong Kong two-tiered profits tax rates regime.

The difference between the amount of the provision for income taxes and the amount computed by multiplying income before income taxes by the statutory Hong Kong tax rate is reconciled as follows:

	For the six months ended September 30,
	2024	2025
	US$	US$
Income before income taxes	1,327,942	513,503
Statutory Hong Kong tax rate	16.50%	16.50%
Income tax based on statutory tax rate	219,110	84,728
Effect of two-tier tax rate	(21,141)	(21,122)
Effect on non-taxable income	(282)	(2,298)
Effect on non-deductible expenses	462	75
Income taxes provision	198,149	61,383

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Net income

Our net income was approximately US$0.45 million for the six months ended September 30, 2025, representing a decrease of US$0.68 million compared to approximately US$1.13 million for the six months ended September 30, 2024. The decrease in net income was primarily due to the decreased gross profit for the six months ended September 30, 2025 and the increase in general and administrative expenses, as discussed above under gross profit and general and administrative expenses sections.

Comparison of Results of Operations for the Fiscal Years Ended March 31, 2024 and 2025

	For the fiscal years ended March 31,		Changes
	2024	2025	Amount	%
	US$	US$	US$

Revenue	11,625,136	24,206,817	12,581,681	108%
Cost of revenue	(10,849,695)	(22,594,504)	(11,744,809)	108%
Gross profit	775,441	1,612,313	836,872	108%

General and administrative expenses	69,398	458,493	389,095	>100%
Income from operations	706,043	1,153,820	447,777	63%
Interest income	9	36,192	36,183	>100%
Other income, net	29,131	2,721	(26,410)	(91)%
Foreign exchange loss	(257)	(7,189)	(6,932)	>100%
Total other income, net	28,883	31,724	2,841	10%

Income before income taxes	734,926	1,185,544	450,618	61%
Income tax provision	113,807	168,996	55,189	48%
Net income	621,119	1,016,548	395,429	64%

Revenue

We generate revenues from providing innovative and efficient end-to-end intelligent advertising marketing solution. Our services cover market research and analysis, accurately grasping market dynamics, digital marketing planning, developing scientific strategies, creative content production, creating eye-catching materials, achieving precise reach, leveraging influence to expand dissemination and local media releases to increase brand awareness to advertisers through the operating entity. Total revenue was approximately US$11.63 million and US$24.21 million for the fiscal years ended March 31, 2024 and 2025, respectively. The increase in our revenue is mainly attributable to relying on the rich experience accumulated over the years in the industry, the Group deeply integrates the needs of customers during the service delivery process, effectively driving the growth of sales volume. At the same time, through the refined maintenance of old customers and the word-of-mouth transmission effect generated by old customers, it has further promoted the continuous increase in the number of customers. The operating entity served 71 and 84 customers for the fiscal years ended March 31, 2024 and 2025, respectively.

The operating entity currently relies ultimately on Meta, TikTok and Google’s media platforms to acquire user traffic for its advertiser customers during the historical reporting periods. The following table shows the revenue generated from advertising on various platforms as follows:

	For the fiscal year ended March 31,
	2024		2025		Increase/(Decrease)
Revenue	US$	%	US$	%	US$	%
Meta	6,729,598	58%	17,847,843	74%	11,118,245	165%
TikTok	4,450,258	38%	3,357,761	14%	(1,092,497)	(25)%
Google	128,479	1%	2,147,324	9%	2,018,845	>100%
Others	316,801	3%	853,889	3%	537,088	170%
Total revenue	11,625,136	100%	24,206,817	100%	12,581,681	108%

The revenue generated from advertising on Meta increased by approximately US$11.12 million or 165%, primarily due to the number of customers increased from 41 for the fiscal year ended March 31, 2024 to 79 for the year ended March 31, 2025, mainly as a result of deeply integrating the needs of customers and relying on the rich experience accumulated over the years in the industry.

The revenue generated from advertising on TikTok decreased by approximately US$1.09 million or 25%, primarily due to the number of customers decreased from 23 for the fiscal year ended March 31, 2024 to 12 for the year ended March 31, 2025, which was mainly as a result of the instability of TikTok Policy in the United States, then fewer customer targeting the US market through TikTok platform.

The revenue generated from advertising on Google increased by approximately US$2.02 million, primarily due to the number of customers increased from 13 for the fiscal year ended March 31, 2024 to 18 for the year ended March 31, 2025 and each customer’s advertising volume increased, mainly as a result of deeply integrating the needs of customers and relying on the rich experience accumulated over the years in the industry.

The revenue generated from other platforms such as telegram, snapchat, and KOL&PR increased by approximately US$0.54 million or 170% primarily due to our increased development efforts in new platform for advertising placement.

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Cost of revenue

	For the fiscal year ended March 31,
	2024		2025		Increase
Cost of revenue	US$	%	US$	%	US$	%
Traffic procurement costs	10,800,926	99%	22,526,819	99%	11,725,893	109%
Salaries and wages	48,769	1%	67,685	1%	18,916	39%
Total cost of revenue	10,849,695	100%	22,594,504	100%	11,744,809	108%

Our cost of revenue consists primarily of the purchase of online traffic from third-party media platforms after deducting rebates, and salaries and benefits for business operation staff. The cost of revenue increased by approximately US$11.74 million or 108%, from US$10.85 million for the fiscal year ended March 31, 2024 to US$22.59 million for the fiscal year ended March 31, 2025. The increase in cost of revenue was basically in line with the increase in revenue.

The traffic procurement costs increased by approximately US$11.73 million or 109%, from US$10.80 million for the fiscal year ended March 31, 2024 to approximately US$22.53 million for the fiscal year ended March 31, 2025. The increase in the traffic procurement costs was primarily attributable to the increased demand for customer traffic.

The salaries and wages increased by US$18,916 or 39%, from US$48,769 for the fiscal year ended March 31, 2024 to US$67,685 for the fiscal year ended March 31, 2025. The increase in salaries and wages was primarily attributable to the increase in operating personnel.

Gross profit and gross margin

Our gross profit increased by approximately US$0.84 million, from approximately US$0.77 million for the fiscal year ended March 31, 2024 to approximately US$1.61 million for the fiscal year ended March 31, 2025. Gross profit as a percentage of revenue (“profit margin”) remained stable at 6.67% for the fiscal year ended March 31, 2024 and 6.66% for the fiscal year ended March 31, 2025.

General and administrative expenses

	For the fiscal year ended March 31,
	2024		2025		Increase/(Decrease)
General and administrative expenses	US$	%	US$	%	US$	%
Salaries and wages	23,114	33%	37,850	8%	14,736	64%
Rental expenses	17,673	26%	17,701	4%	28	0%
Bank charges	12,988	19%	6,764	1%	(6,224)	(48)%
Expected credit losses	11,371	16%	387,570	85%	376,199	>100%
Others	4,252	6%	8,608	2%	4,356	102%
Total general and administrative expenses	69,398	100%	458,493	100%	389,095	561%

Our general and administrative expenses mainly consist of salaries and wages, rental expenses, expected credit losses, bank charges and other administrative related expenses. General and administrative expenses increased by US$389,095 or 561%, from US$69,398 for the fiscal year ended March 31, 2024 to US$458,493 for the fiscal year ended March 31, 2025. The increase was mainly attributable to an increase in expected credit losses, salaries and wages of the management team and partially offset the decrease in bank charges. The increase in salaries and wages was primarily due to the two additional employees of general and administrative department. The expected credit losses increased from US$11,371 for the fiscal year ended March 31, 2024 to US$376,199 for the fiscal year ended March 31, 2025, which was due to that one customer of the Company was deregistered, resulting in credit losses on accounts receivable from the customer.

Other income, net

Our other income, net primarily consisted of interest income, net income from no required refund and foreign exchange loss. Other income, net increased by US$2,841 or 10%, from US$28,883 for the fiscal year ended March 31, 2024 to US$31,724 for the fiscal year ended March 31, 2025, primarily because of the increase in interest income amounted US$36,183 and partially net off the decrease in net income from no required refund amounted US$26,410.

Income before income taxes

Income before income taxes was approximately US$1.19 million for the fiscal year ended March 31, 2025, representing an increase of US$0.46 million as compared to approximately US$0.73 million for the fiscal year ended March 31, 2024. The increase was primarily attributable to the increased gross profit.

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Income tax provision

Our income tax provision was approximately US$0.17 million for the fiscal year ended March 31, 2025, representing an increase of approximately US$0.06 million compared to the income tax provision of approximately US$0.11 million for the fiscal year ended March 31, 2024. The increased income tax provision was mainly due to increased taxable income in the fiscal year ended March 31, 2025.

In accordance with the relevant tax laws and regulations of Hong Kong, the Group is subject to an income tax rate of 8.25% on the first HK$2,000,000 (US$256,687) of the estimated assessable profits and 16.5% on the estimated assessable profits thereafter above HK$2,000,000 (US$256,687) according to the Hong Kong two-tiered profits tax rates regime.

The difference between the amount of the provision for income taxes and the amount computed by multiplying income before income taxes by the statutory Hong Kong tax rate is reconciled as follows:

	For the fiscal year ended March 31,
	2024	2025
	US$	US$
Income before income taxes	734,926	1,185,544
Statutory Hong Kong tax rate	16.50%	16.50%
Income tax based on statutory tax rate	121,263	195,615
Effect of two-tier tax rate	(7,591)	(21,177)
Effect on non-taxable income	(1)	(5,972)
Effect on non-deductible expenses	136	530
Income taxes provision	113,807	168,996

Net income

Our net income was approximately US$1.02 million for the fiscal year ended March 31, 2025, representing an increase of US$0.40 million compared to approximately US$0.62 million for the fiscal year ended March 31, 2024. The increase in net income was primarily due to the increased gross profit for the fiscal year ended March 31, 2025, as discussed above under revenue and gross profit sections.

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Liquidity and Capital Resources

The following table sets forth our current assets and current liabilities as of the dates indicated:

	March 31,	March 31,	September 30,
	2024	2025	2025
	US$	US$	US$
CURRENT ASSETS:
Cash and cash equivalent	338,106	1,351,304	499,664
Held-to-maturity investments	—	—	100,000
Investments in trading securities	—	—	204,471
Accounts receivable, net	448,777	106,709	3,743,316
Prepayment and other current assets	494,271	1,391,097	263,890
Amount due from related parties	1,517,716	2,833,392	—
TOTAL CURRENT ASSETS	2,798,870	5,682,502	4,811,341
CURRENT LIABILITIES:
Accounts payable	1,475,614	1,136,300	1,464,178
Accrued and other payables	2,554	6,417	700,758
Contract liabilities	1,241,323	3,269,945	1,243,794
Operating lease liabilities – current	16,039	12,699	14,177
Amount due to related parties	—	—	58,810
Income tax payable	7,591	240,536	316,826
TOTAL CURRENT LIABILITIES	2,743,121	4,665,897	3,798,543
WORKING CAPITAL	55,749	1,016,605	1,012,798

Held-to-maturity investments

Investments in debt securities that the Company has the positive intent and ability to hold to maturity are classified as held to maturity securities The Group measures held-to-maturity investments at amortized cost less allowance for credit loss. The allowance for credit losses of the held-to-maturity investments reflects the Group’s estimated expected losses over the contractual lives of the held-to-maturity debt investments and is charged to “Other income, net” in the consolidated statements of income and comprehensive income. Estimated allowance for credit losses is determined by considering reasonable and supportable forecasts of future economic conditions in addition to information about past events and current conditions. The Group’s allowance for credit losses for the held-to-maturity investments was nil as of September 30, 2025.

Investments in trading securities

The Group invests in marketable equity securities to meet business objectives. The marketable equity securities are classified as investments in trading securities The Group measures the investments in trading securities at fair value with unrealized gains recorded in “Other income, net” in the consolidated statements of income and comprehensive income.

Accounts receivable, net

Our accounts receivable represent the receivable, net was decreased from approximately US$0.45 million as of March 31, 2024 to approximately US$0.11 million as of March 31, 2025. The decrease was mainly due to increased expected credit losses then net of the accounts receivable. Our accounts receivable, net was increased to approximately US$3.74 million as of September 30, 2025. The increase was mainly attributable to the extension of customers’ payment cycle to attract more customers to increase their advertising budget.

Prepayment and other current assets

Prepayment and other current assets consist of advances to suppliers and other receivables. Our prepayment and other current assets were approximately US$0.49 million as of March 31,2024 and increased to approximately US$1.39 million as of March 31,2025. The increase was mainly due to increased advances to suppliers as a result of increased traffic procurement. Our prepayment and other current assets decreased to approximately US$0.26 million as of September 30, 2025. The main reason for the reduction is the decrease in advance payments due to good relationships with suppliers.

Contract liabilities

Our contract liabilities represent the Group’s obligations to transfer services to customers for which consideration has been received in advance. Contract liabilities were approximately US$1.24 million as of March 31, 2024 and increased to approximately US$3.27 million as of March 31, 2025. The increase was mainly due to the increased advance from advertising marketing customers. Contract liabilities decreased to approximately US$1.24 million as of September 30, 2025. The decrease was mainly due to the Group offering concessions to customers, aiming to attract them to expand their advertising placement.

Lease Liabilities

We recognized total lease liabilities of US$16,039, US$45,386 and US$40,178 as of March 31, 2024 and 2025 and September 30, 2025, respectively. The changes were primarily due to the new leased office for the fiscal year ended March 31, 2025 and lease liability decreased as a result of lease payments made during the six months ended September 30, 2025.

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Contractual Obligations

The following table sets forth our contractual obligations as of March 31, 2024:

		Payment due by Period
		Less than			More than
	Total	1 Year	1 – 3 Years	3 – 5 Years	5 Years
	US$	US$	US$	US$	US$
Contract liabilities	1,241,323	1,241,323	—	—	—
Lease liabilities	17,363	17,363	—	—	—
Total	1,258,686	1,258,686	—	—	—

The following table sets forth our contractual obligations as of March 31, 2025:

		Payment due by Period
		Less than			More than
	Total	1 Year	1 – 3 Years	3 – 5 Years	5 Years
	US$	US$	US$	US$	US$
Contract liabilities	3,269,945	3,269,945	—	—	—
Lease liabilities	55,228	17,877	37,351	—	—
Total	3,325,173	3,287,822	37,351	—	—

The following table sets forth our contractual obligations as of September 30, 2025:

		Payment due by Period
		Less than			More than
	Total	1 Year	1 – 3 Years	3 – 5 Years	5 Years
	US$	US$	US$	US$	US$
Contract liabilities	1,243,794	1,243,794	—	—	—
Lease liabilities	47,360	18,572	28,788	—	—
Total	1,291,154	1,262,366	28,788	—	—

Capital Expenditures

Our capital expenditure mainly consisted of expenditures on property and equipment. The Company did not have any significant capital commitments as of March 31, 2024 and 2025 and September 30, 2025.

We have historically funded our working capital needs primarily from cash generated from our operations. Our working capital requirements are affected by the efficiency of our operations, the numerical volume and dollar value of our revenue contracts, the progress or execution on our customer contracts, and the timing of accounts receivable collections. Our management believes that current levels of cash and cash flows from operations will be sufficient to meet our anticipated cash needs for at least the next 12 months from the date of this prospectus. However, we may need additional cash resources in the future if we experience changed business conditions or other developments, and may also need additional cash resources in the future if we wish to pursue opportunities for acquisitions, research and development investment, or other similar initiatives. If it is determined that the cash requirements exceed our amounts of cash on-hand, we may seek to issue debt or equity securities or obtain a credit facility.

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Cash flows for the six months ended September 30, 2024 and 2025

	For the six months ended September 30,
	2024	2025
	US$	US$
Net cash provided by / (used in) operating activities	77,651	(427,431)
Net cash used in investing activities	(94)	(300,000)
Net cash used in financing activities	—	(117,650)
Foreign currency translation adjustment	905	(6,559)
Net increase / (decrease) in cash and cash equivalent	78,462	(851,640)
Total cash and cash equivalents, beginning of period	338,106	1,351,304
Total cash and cash equivalents, end of period	416,568	499,664

Operating activities

Net cash used in operating activities was approximately US$0.43 million for the six months ended September 30, 2025, compared to net cash provided by approximately US$0.08 million for the six months ended September 30, 2024. The change was primarily attributable to the following:

(i)	net income decreased by approximately US$0.68 million for the six months ended September 30, 2025 as compared to the six months ended September 30, 2024;

(ii)	accounts receivable increased by approximately US$3.73 million for the six months ended September 30, 2025, compared to approximately US$1.36 million for the six months ended September 30, 2024, mainly due to the extension of customers’ payment cycle to attract more customers to increase their advertising budget;

(iii)	amount due from related parties decreased by approximately US$2.83 million for the six months ended September 30, 2025, compared to the increase by approximately US$1.07 million for the six months ended September 30, 2024, primarily attributable to the collection of outstanding amounts due from related parties;

(iv)	prepayment and other current assets decreased by approximately US$1.13 million for the six months ended September 30, 2025, compared to an increase of approximately US$5.16 million for the six months ended September 30, 2024;

(v)	accounts payables increased by approximately US$0.33 million for the six months ended September 30, 2025, compared to an increase of approximately US$2.94 million for the six months ended September 30, 2024;

(vi)	contract liabilities decreased by approximately US$2.03 million for the six months ended September 30, 2025, compared to an increase of approximately US$3.38 million for the six months ended September 30, 2024;

(vii)	accrued and other payables increased by approximately US$0.38 million for the six months ended September 30, 2025, compared to a decrease of approximately US$2,553 for the six months ended September 30, 2024;

(viii)	lease liabilities — operating lease decreased by approximately US$8,860 for the six months ended September 30, 2025, compared to a decrease of US$8,677 for the six months ended September 30, 2024;

(ix)	tax payable increased by approximately US$76,290 for the six months ended September 30, 2025, compared to approximately US$203,181 for the six months ended September 30, 2024.

Investing activities

Net cash used in investing activities was approximately US$300,000 for the six months ended September 30, 2025, compared to approximately US$94 for the six months ended September 30, 2024. During the six months ended September 30, 2025, our cash outflow used in investing activities was principally derived from held -to-maturity investment and investments in trading securities. During the six months ended September 30, 2024, we spent approximately US$94 on purchase of property and equipment.

Financing activities

Net cash used in financing activities was approximately US$117,650 for the six months ended September 30, 2025, compared to approximately nil for the six months ended September 30, 2024. During the six months ended September 30, 2025, our cash outflow used in financing activities was principally derived from deferred costs related to the initial public offering of US$117,650.

Cash flows for the fiscal years ended March 31, 2024 and 2025

	For the fiscal years ended March 31,
	2024	2025
	US$	US$
Net cash provided by operating activities	108,768	1,008,198
Net cash used in investing activities	(865)	(1,597)
Net cash provided by financing activities	—	—
Foreign currency translation adjustment	(1,675)	6,597
Net (decrease) / increase in cash and cash equivalent	106,228	1,013,198
Total cash and cash equivalents, beginning of year	231,878	338,106
Total cash and cash equivalents, end of year	338,106	1,351,304

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Operating activities

Net cash provided by operating activities was approximately US$1.01 million for the fiscal year ended March 31, 2025, compared to approximately US$0.11 million for the fiscal year ended March 31, 2024. The change was primarily attributable to the following:

(i)	net income increased by approximately US$0.72 million for the fiscal year ended March 31, 2025 as compared to the fiscal year ended March 31, 2024;

(ii)	accounts receivable increased by approximately US$0.05 million for the fiscal year ended March 31, 2025, compared to approximately US$0.44 million for the fiscal year ended March 31,2024, mainly due to the collection of accounts receivable as of March 31, 2025;

(iii)	amount due from related parties increased by approximately US$1.32 million for the fiscal year ended March 31, 2025, compared to approximately US$0.48 million for the fiscal year ended March 31, 2024;

(iv)	prepayment and other current assets increased by approximately US$0.90 million for the fiscal year ended March 31, 2025, compared to an increase of approximately US$0.35 million for the fiscal year ended March 31,2024;

(v)	accounts payables decreased by approximately US$0.34 million for the fiscal year ended March 31, 2025, compared to an increase of approximately US$1.07 million for the fiscal year ended March 31, 2024;

(vi)	contract liabilities increased by approximately US$2.03 million for the fiscal year ended March 31, 2025, compared to a decrease of approximately US$0.45 million for the fiscal year ended March 31, 2024;

(vii)	lease liabilities — operating lease increased by approximately US$18,464 for the fiscal year ended March 31, 2025, compared to an increase of US$16,605 for the fiscal year ended March 31, 2024;

(viii)	tax payable increased by approximately US$232,945 for the fiscal year ended March 31, 2025, compared to approximately US$7,591 for the fiscal year ended March 31, 2024.

Investing activities

Net cash used in investing activities was approximately US$1,597 for the fiscal year ended March 31, 2025, compared to approximately US$865 for the fiscal year ended March 31, 2024. During the fiscal year ended March 31, 2025, we spent approximately US$1,597 on purchase of property and equipment, compared to approximately US$865 on purchase of property and equipment for the fiscal year ended March 31, 2024.

Off-Balance Sheet Arrangements

As of the date of this prospectus, we have no off-balance sheet arrangements, including arrangements that would affect its liquidity, capital resources, market risk support, and credit risk support or other benefits.

Quantitative and Qualitative Disclosures about Market Risk

Credit Risk

For the credit risk related to accounts receivable, we perform periodic credit evaluations of our customers’ financial condition and generally does not require collateral. We establish an allowance for credit losses based upon estimates, factors surrounding the credit risk of specific customers and other information. Allowance for credit losses was US$11,371, US$387,570 and US$90,346 for the fiscal years ended March 31, 2024 and 2025 and six months ended September 30, 2025, respectively. Our management believes its contract acceptance, billing, and collection policies are adequate to minimize credit risk. Application for progress payment of contract works is made on a regular basis. We seek to maintain strict control over its outstanding receivables. Overdue balances are reviewed regularly by the management.

Liquidity Risk

We are also exposed to liquidity risk, which is risk we will be unable to provide sufficient capital resources and liquidity to meet our commitments and business needs. Liquidity risk is controlled by the application of financial position analysis and monitoring procedures. When necessary, we will turn to financial institutions and related parties to obtain short-term funding to cover any liquidity shortage.

Based on the above considerations, management is of the opinion we have sufficient funds to meet our working capital requirements and debt obligations, for at least the next 12 months. There are several factors that could potentially arise that could undermine our plans, such as changes in the demand for its services, economic conditions, its operating results continuing to deteriorate and its shareholders unable to provide continued financial support.

We maintain sufficient cash and bank balances, and internally generated cash flows to finance the activities and management is satisfied that funds are available to finance the operations.

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Foreign Exchange Risk

Our reporting currency is the U.S. dollar, and all of our consolidated revenues and consolidated costs and expenses are denominated in Hong Kong Dollars (“HKD”). Our assets are denominated primarily in HKD. As a result, we are exposed to foreign exchange risk as our revenues and results of operations may be affected by fluctuations in the exchange rate between the US$ and HKD. If the HKD depreciates against the US$, the value of our HKD revenues, earnings and assets as expressed in our US$ financial statements will decline. We have not entered into any hedging transactions in an effort to reduce our exposure to foreign exchange risk.

Critical Accounting Estimates

The discussion of our financial condition and results of operations is based on our consolidated financial statements, which have been prepared in accordance with U.S. GAAP. The preparation of these consolidated financial statements requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting periods. We evaluate our estimates and assumptions on an ongoing basis using the best information available. Since the use of estimates is an integral component of the financial reporting process, actual results could differ from our expectations as a result of changes in our estimates.

Critical accounting policy is both material to the presentation of consolidated financial statements and requires management to make difficult, subjective or complex judgments that could have a material effect on financial condition or results of operations. Accounting estimates and assumptions may become critical when they are material due to the levels of subjectivity and judgment necessary to account for highly uncertain matters or the susceptibility of such matters to change, and that have a material impact on financial condition or operating performance.

Critical accounting estimates are those that involve making assumptions about uncertain matters at the time the estimate is made. If different estimates, which could reasonably have been used, or changes in those estimates that are likely to occur from period to period, have a material impact on the presentation of our financial condition, changes in financial condition, or results of operations, they are considered critical. Some of our accounting policies require higher degrees of judgment than others in their application. We determined there were no critical accounting estimates.

Recently Issued Accounting Pronouncements

A list of recent relevant accounting pronouncements is included in Note 2 “Summary of Significant Accounting Policies” of our consolidated financial statements.

Except as mentioned in Note 2 “Summary of Significant Accounting Policies” of our consolidated financial statements, we do not believe other recently issued but not yet effective accounting standards, if currently adopted, would have a material effect on our consolidated balance sheets, consolidated statements of operations and comprehensive income, and consolidated statements of cash flows.

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INDUSTRY OVERVIEW

All the information and data presented in this section have been derived from an industry report commissioned by us in June 2025 and prepared by Frost & Sullivan (“F&S”), an independent market research firm, to provide information regarding our industry and market position and opportunities. F&S has advised us that the statistical and graphical information contained herein is drawn from various government and industry publications, interviews with industry participants and experts, and other available sources from public market research. The following discussion contains projections for future growth, which may not occur at the rates that are projected or at all.

Overview of China’s Enterprise Global Expansion Service Industry

Definition and Classification of China’s Enterprise Global Expansion

China’s enterprise global expansion can be broadly categorized into two primary models based on the types of business pattern, namely physical goods globalization pattern and digital application globalization pattern. Physical goods globalization relies on physical supply chains, requiring differentiated tangible products. Digital application globalization centers on digital ecosystems, demanding cultural localization.

Physical Goods Globalization, such as cross-border e-commerce enterprise SHEIN and automaker BYD, focus on expanding product sales to overseas markets. They prioritize localized marketing strategies to penetrate target regions while systematically addressing cross-border payment processing and international logistics to ensure efficient customs clearance and last-mile delivery to end consumers.

Digital Application Globalization, such as game developers, entertainment content providers, and utility software developers, expand globally through mobile applications. They prioritize boosting overseas app-store download volumes and improving monetization rate, while relying on region-specific marketing strategies to adapt to local market dynamics.

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Definition and Classification of China’s Enterprise Global Expansion Services

The service provider of China’s Enterprise Global Expansion service market can be broadly categorized into three categories based on the types of service pattern, namely (i) global marketing service providers, (ii) global logistics service providers, (iii) global payment service providers, (iv) other service providers.

Global marketing service providers, such as BlueFocus, Eclicktech, Guangdong Advertising Group, are mainly responsible for the advertising strategies and promotion of cross-border exported brands, including market research, ad placement, and digital marketing campaigns.

Global logistics service providers, such as Zongteng Group, provide goods transportation, including ocean freight, air transportation, and land transportation, to ensure that goods are transported from China to the oversea warehouse or directly to the end consumers.

Global payment service providers, such as Lianlian Global, PingPong, and Alipay+, specialize in cross-border payments and are committed to developing and providing secure, convenient payment solutions to enhance user experience and mitigate payment risks.

Other service providers, such as consulting service providers and technology service providers, provide services from market-entry strategy and regulatory navigation to localized technology deployment and ongoing digital operations support.

Market Size of China’s Enterprise Global Expansion Services

Driven by supportive policies, consumption upgrading, and technological innovation, China’s enterprise global expansion service market has demonstrated strong growth and huge potential. The scale grew from RMB 1,095.5 billion in 2019 to RMB 1,768.9 billion in 2024, with a CAGR of 10.1%. It is projected to reach RMB 2,594.1 billion by 2028, implying a CAGR of 10.0%.

In the coming years, China’s enterprise global expansion service market will face significant opportunities. On the one hand, the continuous expansion of the global e-commerce market provides a broader development space for China’s cross-border export e-commerce enterprises, which increases demand for marketing, payment and logistics services. On the other hand, technological innovation will bring new business growth points to service providers, such as the application of artificial intelligence in marketing and blockchain in supply chain traceability. In addition, policy support and market opening will also create a more favorable development environment for China’s enterprise global expansion service providers.

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Market Size of China’s Enterprise Global Expansion Service, 2019-2028E

Source: Frost & Sullivan

Note: Others include foundational services required during the entire global expansion journey, such as cloud service, SaaS, etc.

Overview of China’s Global Marketing Service Industry

Market Size of China’s Global Marketing Services

The market size of China’s global marketing service industry refers to digital advertisement spending of Chinese enterprises that expanding globally. The scale grew from RMB 110.2 billion in 2019 to RMB 295.9 billion in 2024, with a CAGR of 19.8%, and is expected to grow from RMB 295.9 billion in 2024 to RMB 682.6 billion in 2028, with a CAGR of 23.1%.

By Industry of Advertiser

In recent years, Chinese advertisers in the global e-commerce, gaming and application sectors have continued to thrive. In 2024, the market size of China’s global marketing service in e-commerce sector reached RMB 11.0 billion, and is expected to reach RMB 25.0 billion by 2028, with a projected CAGR of 22.7% for 2024 to 2028E. In terms of gaming sector, in 2024, the market size reached RMB 3.3 billion, and is expected to reach RMB 6.7 billion by 2028, with a projected CAGR of 19.9% for 2024 to 2028E. In terms of application sector, in 2024, the market size reached RMB 0.3 billion, and is expected to reach RMB 1.6 billion by 2028, with a projected CAGR of 20.0% for 2024 to 2028E.

These three sectors, characterized by inherently high gross margins, ensure that the marginal cost of advertising remains substantially lower than the marginal revenue it produces. As impressions scale, subscription and in-app purchase conversions accumulate in a reinforcing loop, driving exponential revenue growth and further advertising budget expansion.

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Market Size of China’s Global Marketing Services by Advertiser Industry，2019-2028E

Source: Frost & Sullivan

Note:

(1) Others refers to other industry participants, including automobile companies, consumer electronics companies, FMCG companies, etc.

(2) Application refers to application industry participants related to video applications, tool applications and social networking applications (but excluding e-commerce and game-related applications).

(3) Gaming includes mobile games and online games for personal computers.

By Region

North America remains the largest destination, accounting for 43.0 % of China’s global marketing spend in 2024. The market size reached RMB 127.4 billion in 2024 and is projected to reach RMB 302.9 billion by 2028, representing a CAGR of 23.6 % from 2024 to 2028E. In Europe, market size reached RMB 50.5 billion in 2024 and is expected to reach RMB 112.2 billion by 2028, with a CAGR of 21.6 % over the same period. In Japan and South Korea, market size was RMB 15.9 billion in 2024 and is forecast to reach RMB 34.2 billion by 2028, translating to a CAGR of 21.2%.

While North America and Europe remain high-ARPU profit centers for China’s outbound marketing due to purchasing power and media maturity. Japan and South Korea offer low-friction entry points for culturally aligned sectors like gaming. Meanwhile, Southeast Asia, South America, and MENA present high-growth niches but require significant localization effort and agile supply-chain support.

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Market Size of China’s Global Marketing Services, by Region，2019-2028E

Source: Frost & Sullivan

Note:

(1) SEA refers to Southeast Asia.

(2) MENA refers to Middle East and North Africa.

(3) JPKR refers to Japan and Korea.

Key Market Drivers

Domestic Companies Expanding Global

Chinese enterprises are actively deploying and expanding into international markets. Supported by economic development, reputable domestic firms are accelerating their global presence and engaging in worldwide competition. This overseas expansion fuels demand for cross-border digital marketing services, which enable more effective market penetration, thereby driving growth in China’s global marketing services sector.

Domestic Policy Support

Policies supporting cross-border e-commerce and gaming are concurrently stimulating the growth of China’s global marketing service.

On the one hand, the government actively promotes overseas warehousing development and encourages enterprises to utilize third-party platforms or self-built sites for order processing, thereby accelerating global expansion of domestic brands. In September 2018, the Ministry of Finance, State Taxation Administration, Ministry of Commerce, and General Administration of Customs jointly issued the Notice on Tax Policies for Retail Exports from Cross-Border E-Commerce Comprehensive Pilot Zones, implementing VAT and consumption tax exemptions for exported goods without valid procurement documentation. In July 2021, the General Office of the State Council released the Guiding Opinions on Accelerating the Development of New Forms and Models of Foreign Trade, proposing 25 measures across seven domains to foster innovative cross-border trade models. In November 2021, the Ministry of Commerce enacted the 14th Five-Year Plan for High-Quality Development of Foreign Trade, targeting optimization of global market distribution and import-export service structures while advancing sustainable cross-border e-commerce development through progressive market opening.

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On the other hand, on 10 July 2025, Zhejiang Province officially put into effect the Several Measures to Support Game Global Expansion, which is the very first provincial-level policy document in China dedicated solely to game exports. Structured around four pillars—industry upgrading, platform support, ecosystem optimization, and resource guarantees—the policy sets out 20 concrete measures and formally designates “game going-global” as a priority orientation for cultural exports.

International Policy Support

The Regional Comprehensive Economic Partnership (RCEP) entered into force on January 1, 2022, encompassing ten ASEAN member states and five non-ASEAN countries (including China, New Zealand, Australia, Japan, and South Korea). As the world’s largest free trade agreement, RCEP establishes the planet’s biggest trade bloc. As a member state, China benefits from RCEP through tariff optimization and reduction, enhanced supply chain efficiency, streamlined non-tariff measures, and trade facilitation. The implementation of RCEP creates a unified market for goods and services, enabling advertisers to capitalize on reduced trade barriers.

For the China’s global marketing service industry, this translates to surging demand as advertisers gain seamless access to diverse markets across the region. Advertisers are expected to shift toward experienced global marketing service providers to precisely target global prospects. Consequently, international policy support presents opportunities for these providers, empowering them to play a pivotal role in driving Chinese advertisers’ global expansion.

Despite ongoing trade friction with China, structural demand for high-value-for-money and high-tech products continues to expand in European and American markets. In sectors like power batteries, photovoltaics, and new energy vehicles, Chinese companies possess globally leading advantages in technology, production capacity, and cost, and are accelerating factory setups in Europe and North America. Policies like the US Inflation Reduction Act (IRA) and the EU’s Carbon Border Adjustment Mechanism (CBAM), while creating barriers, also push Chinese companies to comply and gain market access through localization and green certification.

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Introduction of China’s Global Full-link Digital Marketing Service Industry

Comprehensive full-link global digital marketing solutions in the global marketing market refer to integrated service suites that integrate intelligent marketing tools and global resource networks. These solutions aim to smooth the entire marketing process for brands expanding into overseas markets, covering activities from market research and strategy formulation to creative production, media placement, and effect tracking. The key service offerings include:

●	Strategy Development: Encompassing market research, audience segmentation, channel strategy, and budget planning, all designed to align with clients’ specific business objectives. This strategic framework replaces fragmented, reactive approaches with a comprehensive solution, particularly valuable for SMEs lacking in-house global marketing expertise.

●	Creative Production: Creative production transforms strategic insights into localized, platform-specific assets, including multilingual content creation, cultural adaptation, and format optimization. This focus on both localization and platform ensures creative assets drive engagement across diverse digital ecosystems.

●	Ad Placement: Ad Placement focuses on the strategic deployment of creative assets across a diversified network of media partners, encompassing global platform integration, regional channel access, and direct local partnerships. This approach enables clients to navigate the complexity of global media landscapes while minimizing concentration risks.

●	Effect Optimization: Effect optimization closes the loop through continuous performance monitoring, data analysis, and iterative refinement, leveraging advanced analytics tools and AI-driven algorithms. This commitment driving sustained performance and enabling clients to extract maximum value from their marketing investments.

This integrated model reduces operational complexity, accelerates time-to-market, and ensures consistent brand messaging across touchpoints, positioning clients for long-term success in international markets, and ultimately delivering a comprehensive global-marketing solution that drives sustainable growth and competitive advantage for advertisers. These services are designed to address the core challenges faced by businesses entering overseas markets, including:

●	The need to navigate fragmented global media ecosystems, which include both mainstream platforms (e.g., social media, search engines) and region-specific channels (e.g., local content platforms, vertical industry networks)

●	The requirement for localized expertise to align brand messaging with cultural nuances, consumer preferences, and regulatory frameworks across diverse markets

●	The demand for efficient resource aggregation, as enterprises often lack the internal capabilities to independently manage cross-border marketing workflows

Analysis of China’s Global Full-link Digital Marketing Service Industry

The full-link global digital marketing solution generates revenue from advertising clients by offering one-stop marketing solutions, bridging global media traffic resources with Chinese advertisers seeking overseas expansion. The company operates through serving direct clients (advertisers) and working with agency partners. This hybrid model allows the provider to maximize both media buying advantages and revenue streams while catering to different advertiser needs across the market spectrum.

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Business Flowchart of Global Full-link Digital Marketing Service

Source: Frost & Sullivan

Within the ecosystem of China’s global marketing service market, Global full-link service providers and traditional global marketing service providers play distinctly different roles with divergent core functions. This differentiation shapes their value proposition and underscores their appeal in the marketing services sector. Their key differences are primarily reflected in:

Core Strength

Traditional digital marketing service providers primarily act as “agency”. Their core offering centers on traffic acquisition, optimizing ad spend across major platforms (e.g., Meta, Google, TikTok) to maximize reach and conversions. In contrast, full-link service providers function as end-to-end marketing partners, delivering integrated campaigns that combine media buying with brand strategy, creative development, and data-driven optimization. Rather than just optimizing ad spend, they design tailored solutions for specific industries, local markets, or emerging platforms. This comprehensive solution addresses the growing demand for integrated campaigns, particularly among brands seeking differentiated market positioning.

Media Collaboration

Traditional providers often rely on exclusive or tier-1 partnerships with specific media platforms (e.g., Meta, Google, TikTok). While this grants them competitive pricing and priority access, it also creates dependency on single platforms and limits adaptability to regional or niche markets. Full-Link providers adopt an asset-light, integrated model, aggregating resources across multiple platforms and local partners. This flexibility reduces platform risk and enhances localization capabilities—critical for campaigns targeting diverse geographies or emerging channels.

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Client Base

Traditional Providers cater predominantly to large advertisers or key accounts with standardized, high-budget campaigns. Their scale-driven model aligns with clients prioritizing mass reach over customization. Full-Link solution focus on SMEs and mid-market brands that lack in-house marketing expertise. By offering industry-specific solutions, they fill a gap underserved by traditional intermediaries.

From the industry perspective, traditional providers dominate scale-driven, compliance-heavy verticals, while full-service firms thrive in agile, community-oriented sectors. Taking the gaming and e-commerce industries as examples:

●	Gaming: Traditional service providers primarily cater to AAA game studios, focusing on large-scale user acquisition through major ad platforms with standardized creative templates to optimize CPI and ROAS metrics. In contrast, full-service agencies specialize in hyper-casual and indie games, delivering end-to-end solutions encompassing playable ads, influencer marketing, and localized operations to help smaller developers break through.

●	E-commerce: Traditional models serve multinational retailers via programmatic advertising and dynamic retargeting, prioritizing conversion rates. Meanwhile, full-service providers appeal to emerging DTC brands by integrating social commerce, UGC content, and loyalty programs.

Profitability

Traditional operators face compressed margins, constrained by their commoditized service offerings and relentless price competition in execution-heavy markets. Their revenue growth remains fundamentally tied to scaling media spend volumes under rigid percentage-of-spend or fixed-fee structures, creating inherent limitations on profitability expansion. Conversely, full-service providers benefit from structural economic advantages through their premium, consultative approach. By embedding vertical-specific expertise and delivering tailored solutions, they achieve stronger pricing power and margin resilience.

Key Market Drivers

SME Digital Transformation Acceleration

The ongoing digital transformation among small and mid-sized businesses represents a significant growth opportunity. These organizations typically lack the internal resources to develop sophisticated marketing capabilities yet face mounting pressure to compete digitally. Full-service providers can fill this gap by offering comprehensive solutions tailored to specific industries and business models. The ability to deliver measurable results while serving as strategic partners positions these providers to capture a substantial share of the rapidly expanding SME marketing spend.

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Rising Demand for Resource Integration

Modern consumer journeys now span multiple digital and physical touchpoints, creating an urgent need for integrated marketing strategies. Full-link solutions providers are uniquely equipped to design and execute cohesive campaigns that maintain consistent messaging across paid media, owned channels, and earned interactions. By implementing advanced attribution models and cross-channel optimization techniques, these providers can demonstrate tangible ROI from complex customer journeys. This capability is becoming increasingly valuable as brands recognize the limitations of siloed marketing approaches.

Performance Marketing Fatigue & Brand-Building Revival

The diminishing returns of pure performance marketing have led to renewed emphasis on brand-building activities. Full-link solutions providers are well-positioned to help clients strike the optimal balance between immediate conversion goals and long-term brand equity development. This approach recognizes that sustainable growth requires both efficient customer acquisition and meaningful brand differentiation. Providers that can effectively integrate creative storytelling with data-driven optimization will enjoy a competitive advantage in the evolving marketing landscape.

Advances in Intelligent Technology Empowerment

Global digital marketing services are continuously upgrading their technical capabilities, such as leveraging algorithms to analyze massive user data, enabling more precise user profiling and demand prediction. This allows for more targeted marketing strategies, improving the efficiency of customer acquisition and conversion. At the same time, the application of automated tools simplifies the process of advertising placement and optimization, reducing manual operations and costs, which further enhances the competitiveness of service providers in the market.

Development Trends

Comprehensive Advancement of Intelligent Technologies

The marketing sector will undergo a profound transformation through intelligent technologies, leveraging big data analytics and automation tools to achieve deeper consumer insights and data-driven decision-making. Intelligent systems will enable real-time campaign optimization, dynamic creative adjustments, and predictive trend analysis, endowing marketing activities with self-learning and continuous improvement capabilities. This technological evolution will shift marketing services from labor-intensive operations to intelligence-driven solutions.

Expanding Market Penetration of Full-link Marketing Solutions

As businesses increasingly demand integrated marketing solutions, full-link service providers will see significant growth in market adoption. Their end-to-end capabilities—spanning strategic planning to execution—position them as preferred partners, particularly among SMEs. As enterprises place greater emphasis on marketing effectiveness and customization, the value proposition of full-link service providers becomes more compelling. This trend suggests a growing addressable market for integrated solutions. The market share of full-service models is expected to expand proportionally with the rising sophistication of marketing requirements.

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Shifting Industry Dynamics Create New Opportunities

The marketing services landscape is undergoing a significant shift as traditional sectors like e-commerce and AAA gaming mature, driving demand for more agile solutions in emerging verticals such as short-form video content, hyper-casual gaming, and niche utility apps. These fast-growing segments require highly localized strategies and customized campaign execution. The rise of these new, dynamic categories presents a compelling opportunity for full-link service providers to leverage their strategic and operational strengths in helping clients navigate increasingly complex global digital ecosystems.

Reduced Information Asymmetry Among Advertisers

As overseas enterprises deepen their understanding of overseas markets, the traditional model of acquiring customers by relying on media agency qualifications is gradually failing. Advertisers now pay more attention to service providers’ localized resource integration capabilities, including having operation teams that directly connect with mainstream overseas media and a resource pool of local KOLs and MCN institutions with in-depth cooperation. This shift emphasizes that service providers’ core competitiveness lies in their ability to provide value-added services through effective integration of localized resources.

Competitive Landscape

The global marketing service provider market in China is characterized by a competitive structure differentiated by service nature, with clear distinctions in core capabilities. The key market participants are categorized as follows:

●	Traditional Global Marketing Service Provider: These providers specialize in large-scale media buying, focusing primarily on standardized execution services such as programmatic advertising and paid traffic acquisition. While they possess full-link service capabilities. Their core value lies in guaranteed access to premium platform traffic and cost-efficient scalability, leveraging their tier-1 media partnerships and bulk purchasing advantages. This model suits brands with substantial budgets prioritizing broad reach and stable, high-volume delivery.

●	Global Full-link Solution Provider: These providers deliver end-to-end solutions encompassing strategy, creative development, media buying, and optimization, acting as growth consultants. Their advisory-driven approach supports clients throughout the entire customer journey, from awareness to conversion. They primarily cater to SMEs and mid-market businesses. Their differentiation stems from global resource integration—including localized content creators and cross-border ad networks—and tailored strategic guidance, making them ideal partners for market entrants and niche-focused brands.

In the evolving competitive landscape of China’s global digital marketing services sector, Poche Digital is positioned as a global full-link solution provider. Unlike traditional global marketing service providers, Poche Digital capitalizes on its end-to-end service capabilities. These integrated advantages enable Poche Digital to deliver strategic brand-building alongside performance marketing.

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Representative Enterprises of Different Global Marketing Service Providers in China

	Traditional Global Marketing Service Provider	Global Full-link Solution Provider
1	BlueFocus Intelligent Communications Group Co., Ltd	Adtiger Co., Ltd.
2	Meetsocial Co., Ltd.	Clicksmobi Media Co., Ltd
3	Easy Click Worldwide Network Technology Co., Ltd	Shenzhen Iwish Advertising Co., Ltd.
4	Guangdong Advertising Group Co., Ltd.	Poche Digital Co., Ltd.
5	Tecdo Technology Co., Ltd.	Sevensmarketing Co., Ltd

Source: Frost & Sullivan

BUSINESS

Overview

We are a global intelligent marketing service provider focused on delivering innovative and effective full-lifecycle digital marketing solutions. We primarily serve advertisers, particularly those in the gaming, mobile application, and e-commerce sectors, who are seeking to expand their presence in international markets. Our objective is to assist these clients in achieving precise audience engagement and growth globally, utilizing our data-driven intelligent marketing platform and an experienced team.

Our services address various aspects of a client’s international digital marketing requirements. This includes market trend analysis to identify opportunities and target demographics, digital marketing planning that encompasses solutions from brand building to sales conversion, and creative content development to produce advertising materials. We provide intelligent ad placement across major global media platforms such as Meta, Google, and TikTok, employing advanced algorithms for targeting, optimization, and real-time performance monitoring. Additionally, we offer overseas influencer marketing services, leveraging a network of key opinion leaders (KOLs) in various regions and verticals, along with global media outreach to facilitate brand visibility through press and publications.

Poche HK is characterized by its focus on technological innovation, which contributes to our operational efficiency and marketing effectiveness. We emphasize localized operational services to ensure cultural relevance in diverse markets, and we are expanding our global marketing ecosystem to support cross-border digital marketing activities.

We acquired MARS PRIVACY INC, a U.S.-based company, which is expected to support our establishment of a direct presence in the U.S. market, diversify our client base and advance our growth model toward a combination of organic expansion and strategic acquisitions. It may strengthen our market positioning and expand our global coverage over time.

The Company generate revenue primarily from providing one-stop online marketing solutions. For the fiscal years ended March 31, 2025 and 2024, we had total revenue of approximately US$24.21 million and US$11.63 million, respectively. Our net income was approximately US$1.02 million and US$0.62 million for the fiscal year ended March 31, 2025 and 2024, respectively. For the six months ended September 30, 2025, we had total revenue of approximately US$15.01 million and our net income was approximately US$0.45 for the six months ended September 30, 2025.

For the fiscal years ended March 31, 2025 and 2024, we had total revenue of approximately USD$24.21 million and USD$11.63 million, representing an increase by approximately 108%.

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Our Services

Poche HK delivers comprehensive and intelligent advertising marketing solutions designed to facilitate global market expansion for its clients. Our services span the entire marketing lifecycle, from strategic development and content creation to precise ad deployment and ongoing performance analysis. We serve as a strategic partner, guiding clients through each stage of their international digital marketing journey to ensure impactful and effective campaigns.

Poche HK’s advertising operations primarily rely on major global digital media platforms to acquire user traffic for its advertiser customers. For the fiscal years ended March 31, 2025 and 2024, Meta remained the dominant revenue source, generating approximately US$17.85 million (74% of total revenue) and US$6.73 million (58%), respectively. TikTok contributed US$3.36 million (14% of total revenue) in 2025 and US$4.45 million (38%) in 2024. Google showed significant growth, increasing to US$2.15 million (9% of total revenue) in 2025 from US$0.13 million (1%) in 2024. Revenue from other sources also rose substantially to US$0.85 million (3% of total revenue) in 2025 compared to US$0.32 million (3%) in 2024. For the six months ended September 30, 2025, Meta contributed US$6.94 million (46% of total revenue), TikTok contributed US$0.51 million (3% of total revenue), Google contributed US$7.37 million (49% of total revenue) and other sources contributed US$0.20 million (2% of total revenue), respectively.

Our key service offerings include:

●	Market Research and Analysis: We leverage our proprietary big data intelligent analysis platform to conduct in-depth market trend analysis and comprehensive competitor assessments. This involves meticulously analyzing target market dynamics, including market size, growth drivers, and the competitive landscape. The insights derived from this detailed analysis are critical for generating comprehensive reports that empower clients to understand prevailing market trends, accurately identify their target user needs, and formulate highly informed and reasonable marketing strategies that are culturally sensitive and regionally specific for their international expansion goals.

●	Digital Marketing Planning: Building upon the extensive market and user data analysis, we design and implement scientific and data-driven full-link digital marketing strategies. These strategies are meticulously developed to cover the full spectrum of a client’s marketing objectives, from initial brand building and awareness campaigns to direct sales conversion and customer retention. Our planning integrates cross-channel efforts, encompassing paid advertising, and influencer marketing campaigns, ensuring a cohesive and synergistic approach. Each plan is highly customized based on the insights from our market research, specific client objectives, and the unique characteristics of their target audience, aiming for optimal resource allocation and measurable results.

●	Creative Content Production: We specialize in the creation of compelling, high-quality, and culturally resonant advertising materials. Our service encompasses developing high-end visual creativity, crafting precise and persuasive copywriting that speaks directly to the target audience, and executing multi-language content adaptation to ensure global relevance. We provide customized creative production across various formats, including engaging video advertisements, static image creatives, and impactful text-based ads. Our goal is to ensure that all marketing materials are not only eye-catching and aligned with platform best practices but also deeply resonant with the cultural nuances of target audiences worldwide.

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●	Intelligent Ad Placement: A core pillar of our service involves the precise and efficient placement of advertisements across major global digital media platforms, including Meta, TikTok, and Google. We primarily utilize these platforms to acquire user traffic for our advertiser customers. Our approach involves employing advanced algorithms for precise targeting of specific demographics and user segments, dynamic strategy adjustments based on real-time campaign performance, and continuous real-time performance monitoring. This meticulous process ensures optimal reach and efficiency in delivering client advertisements to the most relevant audiences globally.

●	Overseas Influencer Marketing: We manage and execute comprehensive influencer marketing campaigns to expand brand dissemination for our clients in international markets. This service involves leveraging a vast network of key opinion leaders (KOLs) consolidated across strategically advantageous regions, including Southeast Asia, Russia, South Korea, Europe, North America, Hong Kong/Taiwan, and South America. We effectively target key product verticals such as SLG games, RPG games, ACT games, mobile applications, e-commerce platforms, beauty & skincare products, and apparel & accessories, utilizing the influencers’ reach and credibility to amplify brand messages and enhance product visibility among specific target demographics.

●	Global Media Outreach: We facilitate a broader media presence for clients through strategic media outreach and press releases. This service focuses on securing placements in relevant local and international media outlets, aiming to increase brand awareness, enhance public perception, and amplify client messaging across diverse geographical markets. We develop tailored strategies to connect clients with media opportunities that align with their brand narrative and market expansion goals.

Business Process

Our business operations follow a structured process that ensures efficient client engagement and service delivery: The journey begins with Customer Acquisition, where our Business Marketing Department identifies and engages prospective clients through various channels, including online platforms, offline networking, direct referrals, and recommendations from our existing customer base. This leads to Project Negotiation, during which the Business Marketing Department conducts in-depth discussions with clients to thoroughly understand their specific marketing objectives and requirements. Upon successful negotiation, the Cooperation Agreement is formally signed, with the project team assisting in drafting and coordinating sales contract terms, which are executed through our Hong Kong operating entity. Following the agreement, a project docking group is established during the Requirements Alignment phase, involving our Business Marketing Department, Operations Department, project team, and the client, to meticulously collect and document all specific promotion needs. Subsequently, the Promotion Plan is Formulated and Executed, leading to Account Recharge, where the project team facilitates account setup on relevant online platforms, and clients remit funds to our Company. This enables Ad Spend and Campaign Operation, where we either provide direct advertising agency operations or assist clients in optimizing their strategies, with service fees calculated as a percentage of the monthly ad spend. The process culminates in Sales Settlement, involving reconciliation of accounts with clients and the signing of settlement statements for both advance payments and service fees for advertising operations.

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Competitive Strengths

Data-Driven Strategies and Intelligent Algorithms

The Company utilizes an advanced data analysis platform that systematically collects and processes extensive market trends, user behavior patterns, and campaign performance data. This robust analytical capability, coupled with proprietary intelligent algorithms, underpins Poche HK’s strategic approach to digital marketing. It enables the Company to conduct in-depth market research, precisely identify target audiences, and formulate highly optimized ad placement strategies.

This data-driven methodology allows for dynamic adjustments to campaigns, ensuring that marketing efforts are not only widely distributed but also specifically tailored to resonate with intended demographics in diverse global markets. By continuously analyzing real-time data and applying algorithmic refinements, Poche HK aims to maximize the return on investment for its clients through efficient resource allocation and measurable performance improvements.

Comprehensive Full-Link Digital Marketing Solutions

Poche HK offers an integrated suite of digital marketing services designed to cover the entire campaign lifecycle. This comprehensive offering spans from initial strategic conceptualization, including in-depth market trend analysis and digital marketing planning, through to creative content development, intelligent ad placement across various platforms, overseas influencer marketing, and global media outreach. This full-link approach is engineered to provide a seamless and cohesive marketing journey for clients.

This integrated service model provides significant advantages to clients by simplifying the complexities of international market entry and expansion. Instead of managing multiple vendors, clients benefit from a single, coordinated partner responsible for all facets of their digital presence abroad. This comprehensive solution ensures consistency across all marketing channels and allows clients to streamline their operations while pursuing their global growth objectives.

Extensive Global Media Network and Platform Expertise

The Company possesses deep operational expertise across leading global digital advertising platforms, including Meta, Google, and TikTok. This proficiency extends to understanding the intricate algorithms, best practices, and policy frameworks of these major platforms, which is critical for effective media buying, ad optimization, and compliance in diverse regulatory environments.

Beyond these primary channels, Poche HK maintains an extensive network of other specialized global media resources. This broad access to varied advertising inventories enables the Company to execute highly diversified and geographically targeted campaigns, facilitating wide reach and effective engagement with audiences in a multitude of international markets. This expansive network and platform acumen are fundamental to the Company’s ability to deliver tailored and impactful marketing solutions globally.

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Specialization in Cross-Border Marketing

Poche HK’s business model is specifically tailored to support advertisers seeking to expand their reach into international markets. This specialization provides a distinct competitive advantage, as the Company has cultivated expertise in navigating the unique challenges and opportunities inherent in global market entry, including cultural nuances, localized content requirements, and cross-border regulatory considerations.

Experienced and Professional Service Team

The Company operates with an experienced team of professionals, whose collective expertise spans crucial functions such as project negotiation, client account management, creative content production, and advertising operations. This team is integral to translating client objectives into actionable marketing strategies and ensuring the effective execution and management of digital campaigns.

The proficiency of our team is vital in providing tailored advice and efficient service, directly contributing to the successful implementation and performance of client marketing initiatives. While the Company primarily relies on its internal team, it also strategically collaborates with a stable group of external optimizers, allowing for flexible capacity and the integration of specialized expertise to enhance campaign outcomes and support a diverse client portfolio.

Growth Strategies

Continue to Enhance Technology Innovation and Platform Capabilities

The Company plans to significantly invest in and advance its technological infrastructure, with a particular focus on integrating cutting-edge innovations such as artificial intelligence and big data analytics into its core marketing platform. This involves a continuous exploration of new technological applications within the marketing domain, aimed at improving overall platform performance, refining targeting capabilities, and enhancing the effectiveness of advertising campaigns.

Furthermore, Poche HK is committed to the ongoing upgrade and optimization of its self-developed platforms to ensure they remain at the forefront of digital marketing technology. This commitment also extends to strengthening collaborations with top global technology platforms, which is expected to facilitate the adoption of best practices, access to advanced tools, and the development of next-generation marketing solutions, thereby solidifying the Company’s technological competitive edge.

Expand Global Market Reach and Penetration

A key growth strategy for Poche HK involves the continuous expansion of its global business footprint and an increase in market coverage. This includes deepening its presence in existing international markets where it has established strong operational capabilities, while also exploring and entering new emerging markets that present significant growth opportunities for its client base.

This expansion will be supported by strengthening localized operational services, which are crucial for adapting marketing strategies to diverse cultural and regulatory environments. By enhancing local relevance and optimizing resource deployment in key regions, Poche HK aims to capture a larger share of the international digital marketing market and broaden its client portfolio.

Furthermore, our strategic acquisition of MARS, a U.S.-based entity, marks a pivotal evolution in our business model—upgrading from primarily serving outbound clients to establishing a deeply rooted, direct presence within the local U.S. market in the future. This acquisition facilitates a critical leap for the Company from indirect participation to direct market engagement and competition. Consequently, this transition significantly diversifies our client structure and bolsters our resilience against regional market fluctuations, while advancing our growth strategy of combining organic expansion with strategic acquisitions.

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Diversify and Broaden Service Offerings

Poche HK intends to explore opportunities for cross-domain cooperation and expand its business boundaries, thereby enhancing its comprehensive service capabilities. This strategy involves not only refining and augmenting its current suite of full-link digital marketing services but also venturing into complementary areas that can provide additional value to its clients.

By strategically diversifying its service offerings, the Company aims to cater to a wider range of advertising needs and strengthen its position as a holistic marketing partner. This proactive approach to service expansion is anticipated to attract new clients, increase engagement with existing clients, and unlock new revenue streams, contributing to sustained growth.

Strengthen Client Relationships and Retention

The Company recognizes the critical importance of fostering strong, long-term relationships with its clients, which is foundational for sustainable growth. By consistently delivering high-quality, full-link marketing solutions and providing efficient customer support, Poche HK seeks to deepen client engagement and establish itself as an indispensable partner in their international expansion journeys.

This strategy involves a continuous focus on understanding client evolving needs, ensuring transparent communication, and demonstrating tangible return on investment. By prioritizing client satisfaction and success, Poche HK aims to drive repeat business, generate positive referrals, and achieve organic growth through the loyalty and continued partnership of its diverse client base.

Optimize Operational Efficiency

Poche HK is focused on continually enhancing its operational efficiency and ensuring the scalability of its service delivery model to support accelerated growth. This involves streamlining internal processes, potentially through further automation of routine tasks and the refinement of project management workflows, to ensure resources are utilized optimally.

Furthermore, the Company will strategically manage its operational capacity, including leveraging a balanced mix of internal team expertise and collaborations with external optimizers. This approach allows Poche HK to maintain agility and responsiveness to fluctuating client demands, facilitating scalable growth without disproportionately increasing fixed costs, thereby enhancing profitability and supporting its expansion initiatives.

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Our Suppliers

Our suppliers mainly consist of mainstream media platforms or their key agents, such as Meta, TikTok and Google. We directly manage our engagements with these platforms to facilitate comprehensive ad placement and operational activities for our clients.

Below are the lists of our top five suppliers for the six months ended September 30, 2025 and for the fiscal years ended March 31, 2025 and 2024.

●	Six months ended September 30, 2025

	Purchase amount
Supplier	USD $’ 000%
HONGKONG DIGITAL ADVERTISING MEDIA CO., LTD	2,892	21%
HONGKONG WHITE AVERTISING CO., LTD	2,166	15%
HONGKONG ZOOM INTERACTIVE NETWORK MARKETING TECHNOLOGY LIMITED	1,718	12%
VERTEX TRIPLE EIGHT GLOBE LIMITED	914	7%
MEETSOCIAL (HONGKONG) DIGITAL MARKETING CO., LIMITED	863	6%
Total Purchase Amount of Top Five Suppliers	8,553	61%

Total Purchase Amount	13,983	100%

●	Fiscal year ended March 31, 2025

	Purchase amount
Supplier	USD $’ 000%
HONGKONG ZOOM INTERACTIVE NETWORK MARKETING TECHNOLOGY LIMITED	3,556	16%
MARKETLOGIC TECHNOLOGY LIMITED	3,172	14%
POWERWIN MEDIA GROUP CO., LIMITED	2,856	13%
GLOBAL INTEGRATED MARKETING COMMUNICATION GROUP HOLDINGS LIMITED	2,187	10%
HONGKONG GATHER WISDOM NETWORK TECHNOLOGY CO.,LIMITED	1,638	7%
Total Purchase Amount of Top Five Suppliers	13,409	60%

Total Purchase Amount	22,595	100%

●	Fiscal year ended March 31, 2024

	Purchase amount
Supplier	USD $’ 000%
MARKETLOGIC TECHNOLOGY LIMITED	3,807	35%
POWERWIN MEDIA GROUP CO., LIMITED	2,223	20%
Hong Kong Tidal Volume Technology Co., Limited	1,423	13%
Wezonet (HK) Limited	963	9%
IMOBI TECHNOLOGIES CO., LIMITED	342	3%
Total Purchase Amount of Top Five Suppliers	8,758	80%

Total Purchase Amount	10,850	100%

The major factors that the Company considers when selecting suppliers are their fee quotes, reverting speed, payment period, and industry information output The Company maintains a long-term partnership with its suppliers and rarely changes them.

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Our Customers

Our customers primarily and substantially include advertisers engaged in cross-border overseas business. We have strategically focused on global digital marketing ecosystems which would allow us access to our customers’ sales network and consumer base that helps us maximize the reach of our products swiftly and effectively.

●	Six months ended September 30, 2025

	Sales amount
Customer	USD$’ 000%
Huafeng Ting International Trade Co., Limited	2,769	19%
UP AND AWAY TECHNOLOGY LIMITED	2,262	15%
WANGDAXIA TECHNOLOGY LIMITED	1,363	9%
HONG KONG SIMAO TRADING CO., LIMITED	855	6%
StarGazer Media Limited	797	5%
Total Sales Amount of Top Five Customers	8,046	54%

Total Sales Amount	15,008	100%

●	Fiscal year ended March 31, 2025

	Sales amount
Customer	USD$’ 000%
Huafeng Ting International Trade Co., Limited	3,708	15%
GUANG ZHOU JI GUANG CHU HAI KE JI YOU XIAN GONG SI	3,561	15%
UP AND AWAY TECHNOLOGY LIMITED	2,916	12%
Hengfa Advertising Media Limited	1,037	4%
Chicv International Holding Limited	1,002	4%
Total Sales Amount of Top Five Customers	12,224	50%

Total Sales Amount	24,207	100%

●	Fiscal year ended March 31, 2024

	Sales amount
Customer	USD $’ 000%
GUANG ZHOU JI GUANG CHU HAI KE JI YOU XIAN GONG SI	5,908	51%
BANANA MOBI LIMITED	933	8%
ESSENCE MARK LIMITED	735	6%
AUBE TECHNOLOGY CO LIMITED	379	3%
LUNAMOBI HK TECH LIMITED	360	3%
Total Sales Amount of Top Five Customers	8,315	71%

Total Sales Amount	11,625	100%

Sales and Marketing

Poche HK’s sales and marketing efforts are primarily focused on identifying and engaging advertisers seeking to expand their presence in international markets. The Company employs a multi-faceted approach to client acquisition, leveraging various channels to generate new business opportunities and cultivate client relationships.

The primary customer acquisition channels for Poche HK’s Business Marketing Department include online platforms, offline engagements, direct referrals from existing partners, and recommendations from satisfied long-term clients. This strategy emphasizes both digital presence and relationship-based outreach. Once initial contact is made, the sales process involves in-depth communication and negotiation to understand a prospective client’s specific marketing needs, culminating in the formalization of service agreements, primarily through the Hong Kong entity. The Company’s specialized capabilities in global digital marketing, including its expertise across major media platforms like Meta, Google, and TikTok, serve as key selling propositions, demonstrating its ability to deliver effective and comprehensive solutions for international advertising needs.

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Environmental Protection

Due to the nature of our business, our operational activities do not directly generate industrial pollutants. As such, we have not directly incurred any cost of compliance with applicable environmental protection rules and regulations as of the date of this prospectus and do not expect that we will directly incur significant costs for such compliance in the future.

As of the date of this prospectus, we have not come across any material non-compliance issues in respect of any applicable laws and regulations on environmental protection. We have not been subject to any administrative sanctions or penalties that have a material and adverse effect on our financial condition or business operation.

Our Employees

We employed a total of 21 full-time employees. The following table sets forth the number of full-time employees by function as of the date of this prospectus:

Number of Employees as of
Function	the date of this prospectus
General Manager	2
Marketing Department	6
Finance Department	2
Operations Department	11

We enter into employment contracts and non-disclosure agreements with our full-time employees. We believe that we maintain a good working relationship with our employees, and we have not experienced material labor disputes in the past.

Licenses and Permits

Apart from the business registration certificate and other company establishment permits, we do not believe we are required to have any additional permits or licenses to conduct our current business in Hong Kong.

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Corporate Property

Property

As of the date of this prospectus, the Company owns 1 property. The following table shows notable information for the property the operating entities lease as of the date of this prospectus:

Location	Area (Square meter)	Current Use	Term of Use	Total Rental
Room 11, 9/F Tower III Enterprise Square, 9 Sheung Yuet Road, Kowloon Bay, Hong Kong	12	For Office Use	From June 1, 2025 to May 31, 2027	HK$240,000 (approximately US$30,770)

We believe the facilities the operating entities currently lease is adequate to meet their needs for the foreseeable future.

Seasonality

During the past financial reporting periods, we did not experience any material seasonality in our business. However, our performance in a specific financial period may not necessarily represent the expected performance in other financial periods. Additionally, there are several factors that could contribute to fluctuations in our performance over certain periods, including overall demand for our services, timing of new product launches and quantity of new services.

Intellectual Property

As of the date of this prospectus, we do not possess any registered intellectual property rights, nor are there any applications for such rights currently pending.

Legal Proceedings

We are currently not aware of any legal proceedings or claims that we believe will have a material adverse effect on our business or financial condition. However, we may be subject to various claims and legal actions arising in the ordinary course of business from time to time. Litigation or any other legal or administrative proceeding, regardless of the outcome, is likely to result in substantial cost and diversion of our resources, including management’s time and attention.

REGULATIONS

Our business operations are conducted in Hong Kong and are subject to Hong Kong laws and regulations. This section summarizes the most significant rules and regulations that affect our business activities in Hong Kong.

Advertising Industry

Although the law of defamation remains principally a matter of common law, the Defamation Ordinance (Cap. 21) provides particulars of certain defences, for example: (a) absence of actual malice and gross negligence (by inserting apology for libel) and (b) unintentional defamation (by making offer of amends). Further, actions pursuant to: (a) words spoken and published imputing unchastity or adultery to any woman, and (b) slander to disparage official, professional, trade or business reputation, shall be actionable without proof of special damage. In addition, any person who maliciously publishes any defamatory libel, knowing the same to be false, shall be liable to imprisonment for 2 years and, in addition, to pay such fine as the Court may award.

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Under the Control of Obscene and Indecent Articles Ordinance (Cap. 390), publication of obscene or indecent articles is a criminal offence, and the Obscene Articles Tribunal has the power to determine whether an article is obscene, indecent or not, and to impose conditions for publication if it is of the view that the article is indecent.

Data Collection & Processing

The collection and processing of personal data in Hong Kong are governed by the Personal Data (Privacy) Ordinance (Cap. 486). To constitute ‘personal data’, (a) the data must relate to an individual; (b) that individual must be reasonably identifiable from the data; (c) the data must be reasonably retrievable. The regulatory regime under the statute is applied through 6 data-protection principles on: (i) the collection, (ii) accuracy and retention, (iii) use, (iv) security, (v) openness and (vi) the right of data subject to access and correct the personal data.

Use of Electronic Means

Under the Telecommunication Ordinance (Cap. 106), the Hong Kong government may grant licence to the operator or provider of telecommunication networks, systems, installations or services, or for the establishment or maintenance of a telecommunication network for carrying communications to or from the public between fixed/moving locations.

Under the Electronic Transactions Ordinance (Cap. 553), electronic records and digital signatures used in electronic transactions are given the same legal status as their paper-based counterparts by the promotion of certification authorities. Hence, digital signatures can satisfy the legal requirements for signatures (if specified requirements are complied with), and information may be retained in the form of electronic records. Further, it is a criminal offence for any person who has access to record or other material in the course of performing a function under or for the purpose of the ordinance to disclose information relating to another person as contained in such record or material to any other person.

The Unsolicited Electronic Messages Ordinance (Cap. 593) regulates the sending of unsolicited commercial electronic messages with a ‘Hong Kong link’. Under the ordinance, ‘do-not-call registers’ were established for pre-recorded telephone messages, short messages and facsimile messages, and senders of commercial electronic messages should access the registers to update and purge their database of address and should not send messages to those numbers. The ordinance also prescribes the requirements on the contents of commercial electronic messages which the senders should observe. The requirements include: (a) accuracy, language, presentation of identity and contact information of senders; (b) the provision, language, and presentation of unsubscribe facility. Sender must keep a record of the unsubscription requests received for at least three years, and should not use misleading subject headings or conceal calling line identification information in the electronic messages.

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Sale of Goods

Under the Sale of Goods Ordinance (Cap. 26), certain warranties/conditions are implied in the contract with customers in a contract for sale of goods, such as warranties/conditions that (a) the products are of merchantable quality; (b) fit for the purpose for which they are commonly bought; (c) free from defects; and (d) safe, and durable as reasonably expected.

Under the Trade Descriptions Ordinance (Cap. 362), (a) use of false trade descriptions; (b) false, misleading or incomplete information, (c) false marks and misstatements in respect of products, and (d) false trade descriptions in respect of services supplied are prohibited. In addition, the ordinance makes certain trade practices criminal offence, namely: (a) misleading omission; (b) aggressive commercial practices; (c) bait advertising; (d) bait and switch; and (e) wrongful acceptance of payment. The ordinance also provides for offences relating to forged trade mark, and falsely applying of trade mark or resembling marks.

Under the Supply of Services (Implied Terms) Ordinance (Cap. 457), certain terms are implied in the contracts with customers for the supply of services, including: (a) that the supplier will carry out the service with reasonable care and skill; (b) that the supplier will carry out the service within a reasonable time (if the time of service is not fixed or fixed in a manner agreed); (c) that the party contracting with the supplier will pay a reasonable charge (if the consideration is not determined by the contract or left to be determined in a manner agreed or by course of dealing between the parties).

Under the Unconscionable Contracts Ordinance (Cap. 458), if the Hong Kong court finds that a contract for sale of goods or supply of services (in which one of the parties deals as consumer) to have been unconscionable in the circumstances relating to the contract at the time it was made, the court may: (a) refuse to enforce the contract; (b) enforce the remainder of the contract without the unconscionable part; (c) limit the application of, or revise or alter, any unconscionable part to avoid unconscionable result.

Employment Ordinance

The Employment Ordinance (Chapter 57 of the Laws of Hong Kong) (the “EO”) provides for the protection of the wages of employees and regulates the general conditions of employment and employment agencies. Under the EO, an employee is generally entitled to, amongst other things, notice of termination of his or her employment contract; payment in lieu of notice; maternity protection in the case of a pregnant employee; not less than one rest day in every period of seven days; severance payments or long service payments; sickness allowance; statutory holidays or alternative holidays; and paid annual leave of up to 14 days depending on the period of employment.

Employees’ Compensation Ordinance

The Employees’ Compensation Ordinance (Chapter 282 of the Laws of Hong Kong) (the “ECO”) provides for the payment of compensation to employees injured in the course of employment. As stipulated by the ECO, an employer is required to take out an insurance policy to insure against the injury risk of his or her employees. Any employer who contravenes this requirement commits a criminal offence and is liable on conviction to a fine and imprisonment. An employer who has taken out an insurance policy under the ECO is required to display a prescribed notice of insurance in a conspicuous place on each of its premises where any employee is employed.

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Minimum Wage Ordinance (Chapter 608 of the Laws of Hong Kong)

The Minimum Wage Ordinance provides for a prescribed minimum hourly wage rate (set at HK$42.1 per hour as at the date of this prospectus)  during the wage period for every employee engaged under a contract of employment under the Employment Ordinance. Any provision of the employment contract which purports to extinguish or reduce the right, benefit or protection conferred on the employee by the Minimum Wage Ordinance is void.

Mandatory Provident Fund Schemes Ordinance (Chapter 485 of the Laws of Hong Kong) (“MPF Schemes Ordinance”)

Employers are required to enroll their regular employees (except for certain exempt persons) aged between at least 18 but under 65 years of age and employed for 60 days or more in a Mandatory Provident Fund (“MPF”) scheme within the first 60 days of employment.

For both employees and employers, it is mandatory to make regular contributions into a MPF scheme. For an employee, subject to the maximum and minimum levels of income (set at HK$30,000 and HK$7,100 per month, respectively, as at the date of this prospectus), an employer will deduct 5% of the relevant income on behalf of an employee as mandatory contributions to a registered MPF scheme with a ceiling (set at HK$1,500 as at the date of this prospectus). Employer will also be required to contribute an amount equivalent to 5% of an employee’s relevant income to the MPF scheme, subject only to the maximum level of income (set at HK$30,000 as at the date of this prospectus).

MANAGEMENT

The following table provides information regarding our executive officers and directors as of the date hereof:

Name	Age	Position
CHEN Fei	47	Executive Director
RUI WANG	36	Chief Executive Officer, Executive Director Nominee*
LAW Chee Hui	46	Independent Director Nominee*
LO Wai Shing	52	Independent Director Nominee*
YU Leslie	50	Independent Director Nominee*
HU Anqi	32	Chief Financial Officer

*	The appointment of the director nominees will become effective upon the effectiveness of our registration statement on Form F-1 of which this prospectus forms a part.

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The business and working experience and areas of responsibility of our directors and executive officers are set out below:

CHEN Fei has served as General Manager of Shanghai Yutian Investment Management Co., Ltd. since March 2022, where she was responsible for overseeing the company’s projects as well as managing and supervising financial operations. Previously, from January 2018 to January 2022, Ms. Chen worked as Deputy General Manager and Supervisor at Shanghai Zhaocai Enterprise Management Consulting Co., Limited. From March 2012 to September 2021, she worked as Sales Director at Beijing Century Dianying Technology Co., Limited, responsible for developing advertising clients and maintaining relationships.

WANG Rui is the founder of Poche HK. She has served as the CEO of Poche HK since January 2021 and as a director of the company since August 2023. Prior to establishing Poche HK, Ms. Wang worked at Guangzhou Shangyu Information Technology Co., Ltd from January 2021 to February 2021. Before that, Ms. Wang worked at Mobvista Inc. (“Mobvista”), a Hong Kong-listed company, from May 2018 to December 2020. During that period, she was the vice president of NativeX, an advertising platform under Mobvista from March 2020 to December 2020. Concurrently, she served as director of Amoeba team, the e-commerce business department of Mobvista, from May 2018 to December 2020. Ms. Wang served as director of Mobvista’s South China Business Team between April 2015 and April 2018. From April 2018 to April 2018, Ms. Wang worked at Guangzhou Huishi Information Technology. From November 2015 to March 2018, she worked at Guangzhou Ruisou International Tech Co., Limited. Ms. Wang worked at Mobvista for a brief period in 2015, from May 2015 to October 2015. In April 2015, she worked at Guangzhou Dongguan Information Technology, where she worked for one month. Ms. Wang obtained her Bachelor of Education degree from Lanzhou University in June 2012 and her Master of Education degree, with specialization in Curriculum and Instruction, from the University of Macau in August 2016.

LAW Chee Hui has served as the CFO of CCSC Technology International Holdings Limited since October 2021. He has also served as the CFO of CCSC Interconnect HK since January 2021. From October 2019 to December 2020, he served as Company Operation and Marketing Director of Excellence Capital Management Limited, where he was responsible for the project management for the company. From April 2019 to September 2019, he served as the CFO of State Energy Group International Assets Holdings Limited, overseeing the overall management of its accounting and corporate finance department, including financial management, regulatory compliance and reporting obligation. From September 2012 to March 2019, he served as CFO and Company Secretary of AAB International Holding Limited. Mr. Law previously worked at Deloitte Touche Tohmatsu from February 2006 to May 2007 and from September 2007 to September 2012. He was promoted from Semi-Senior Accountant to Senior in September 2006. He was promoted from Senior to Manager in the Audit Department in October 2010. Prior to that, he served as Senior, Assurance & Business Advisory Department at Shamsir Jasani Grant Thornton from March 2002 to November 2004. Mr. Law received his Bachelor of Business degree in Accountancy from the Royal Melbourne Institute of Technology University in Australia in September 2001. He is a Certified Practicing Accountant with CPA Australia and a member of the Hong Kong Institute of Certified Public Accountants.

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LO Wai Shing graduated from City University of Hong Kong in December 1996 with a Bachelor of Arts degree in Accountancy and has since accumulated nearly 30 years of experience in the financial field. Mr. Lo began his career at Ting Ho Kwan & Chan (Certified Public Accountants) from November 1996 to August 2000, where he obtained pre-qualified experience and handled audit engagements across various industries, including listed company that carried manufacturing industry, F&B industry, jewelry manufacturing and property development company. From February 2004 to March 2007, Mr. Lo served as the accounting manager of Wing Fung Precious Metals Limited. He then transitioned to the commercial sector as the management accountant at COFCO (Hong Kong) Limited, a state-owned conglomerate with two groups listed on the main board of the Hong Kong Stock Exchange Limited, from September 2000 to February 2004, where he engaged in business of Food & Beverage industry, hotels and property investment. Mr. Lo obtained his professional qualification from the Association of Chartered Certified Accountants (ACCA) in 2002 and became a fellow in 2007. He has also been a member of the Hong Kong Institute of Certified Public Accountants (HKICPA) since 2005. In August 2007, Mr. Lo joined Milan Station Holdings Limited (stock code: 1150), a company listed on the Hong Kong Stock Exchange Limited as the accounting manager, where he was responsible for preparing consolidated financial statements, setting up internal control procedures and formulating documentation flows in preparation for the company’s IPO on the main board of the Hong Kong Stock Exchange Limited. He oversaw the entire IPO process, which successfully concluded with the company’s listing on the Hong Kong Stock Exchange Limited in 2010. Following the listing, he was promoted to CFO in 2010, where he was primarily responsible for monitoring the effectiveness of internal control procedures, preparing consolidated financial statements for the group, reporting regularly to the board, and preparing documentation required for board and committee meetings. Mr. Lo left Milan Station Holdings Limited in February 2014 and started his career as the financial manager at HKND Group until August 2017. From March 2020 to May 2024, he worked at East Honour Holdings Ltd.

YU Leslie is the founder of Quhuo Limited and has served as chairman of the board of directors since June 2019 and as chief executive officer of Quhuo Limited since the inception of Beijing Quhuo in March 2012. Prior to founding Quhuo Limited, Mr. Yu served as general manager of Shanghai Origin Myway International Logistics Co., Ltd. from September 2010 to March 2012. From August 2005 to August 2010, Mr. Yu was a senior business manager at DHL Supply Chain (China) Co., Ltd., the third-party logistics unit of Deutsche Post DHL Group (DAX: DPW). From January 2004 to July 2005, he served as operating manager at New Times International Transport Service Co., Ltd., a freight forwarding company based in Beijing. Mr. Yu began his career at United Biscuits (China) Co., Ltd., where he worked as sales planning supervisor from August 1996 to July 1999. Mr. Yu received his Bachelor’s degree in Economic Law from Renmin University of China in July 1996, and his Master of Business Administration in International Business degree from Auckland Institute of Studies in July 2001. From June 2016 to May 2017, Mr. Yu completed the first-term program of the “Baidu Yangtze River School” jointly established by the Cheung Kong Graduate School of Business and Baidu.

Hu Anqi holds an MSc in Corporate Finance from the University of Surrey in November 2017 and a BSc in Finance and Investment Banking from the Henley Business School of the University of Reading in July 2016. From October 2021 to April 2024, Ms. Hu has served as managing partner at Shenzhen Shoushan Culture, leveraging internet advertising and cross-sector media promotion to reach global audiences, orchestrating online and offline events for the UNESCO World Museum Forum to facilitate inter-institutional communication and funding coordination, and spearheading the calligraphy and painting auction at the China International Cultural Industries Fair with fully integrated advertising strategy integration. Ms. Hu previously served as Market Department Manager at Tianhui Investment Ltd. from September 2020 to January 2021, and as Investment Manager at Keynes PE from January 2018 to January 2020, specializing in primary and secondary market investments and financing, building teams, and driving business development. Ms. Hu has extensive knowledge of overseas markets and is adept at resource integration and cross-sector project execution.

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Family Relationships

None of the directors or executive officers has a family relationship as defined in Item 401 of Regulation S-K.

Employment Agreements and Director Agreements

We have entered into separate employment agreements and director agreements with: WANG Rui, CHEN Fei, LAW Chee Hui, LO Wai Shing, YU Leslie, and HU Anqi. Pursuant to the Employment Agreements, each of our executive officers will serve for a period of one year from the effective date of the registration statement. We may terminate the employment without cause at any time upon one month’s advance written notice or payment in lieu.

Pursuant to the Employment Agreement, each of the three Independent Directors will receive a commencing salary of US$15,000 per year. WANG Rui will receive a commencing salary of HK$ 50,000 per month. HU Anqi will receive a commencing salary of HK$ 25,000 per month. CHEN Fei will receive a commencing salary of US$15,000 per year.

Compensation of Directors and Executive Officers

For the fiscal year ended March 31, 2025, we paid an aggregate of US$11,300 in cash to our directors and executive officers. We have not set aside or accrued any amount to provide pension, retirement or other similar benefits to our directors and executive officers.

Insider Participation Concerning Executive Compensation

Our principal shareholder, BrandVoy Global Limited, has made all determinations regarding executive officer compensation since the inception of our Company. When our Compensation Committee is set up, it will be making all determinations regarding executive officer compensation.

Election of Officers

Our executive officers are appointed by, and serve at the discretion of, our board of directors.

Board of Directors

Composition of our Board of Directors

Our board of directors will consist of five directors upon the effectiveness of our registration statement on Form F-1 of which this prospectus is a part. A director is not required to hold any shares in our Company to qualify to serve as a director. The Corporate Governance Rules of the Nasdaq generally require that a majority of an issuer’s board of directors consist of independent directors.

Our board of directors currently consists of one executive director and will have one additional executive director and three independent directors appointed at the effectiveness of this registration statement. Our board of directors has determined that each of LAW Chee Hui, LO Wai Shing, and YU Leslie, will be an “independent director” as defined under the Nasdaq rules. Our board of directors will be composed of a majority of independent directors at the effectiveness of this registration statement.

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A director who is in any way, whether directly or indirectly, interested in a contract or transaction or proposed contract or transaction with the Company shall declare the nature of his interest at a meeting of the directors. Subject to the Nasdaq rules and disqualification by the chairman of the relevant board meeting, a director may vote in respect of any contract or transaction or proposed contract or transaction notwithstanding that he may be interested therein and if he does so his vote shall be counted and he may be counted in the quorum at any meeting of the directors at which any such contract or transaction or proposed contract or transaction shall come before the meeting for consideration. A general notice given to the directors by any director to the effect that he is a member of any specified company or firm and is to be regarded as interested in any contract or transaction which may thereafter be made with that company or firm shall be deemed a sufficient declaration of interest in regard to any contract so made or transaction so consummated.

Committees of the Board of Directors

Upon the SEC’s declaration of effectiveness of our registration statement on Form F-1 of which this prospectus is a part, we intend to establish an Audit Committee, a Compensation Committee and a Nomination Committee under our Board of Directors. We intend to adopt a charter for each of the three committees upon the SEC’s declaration of the effectiveness of our registration statement on Form F-1 of which this prospectus is a part. Each committee’s members and functions are described below.

Audit Committee.

Our Audit Committee will consist of our three independent directors and will be chaired by LAW Chee Hui. We have determined that each member of our Audit Committee will satisfy the requirements of Section 303A of the Corporate Governance Rules/Rule 5605(c)(2) of the Nasdaq listing rules and meet the independence standards under Rule 10A-3 under the Exchange Act. We have determined that LAW Chee Hui qualifies as an “audit committee financial expert.” The Audit Committee oversees our accounting and financial reporting processes and the audits of the financial statements of our Company. The Audit Committee is responsible for, among other things:

●	appointing the independent auditors and pre-approving all auditing and non-auditing services permitted to be performed by the independent auditors;

●	reviewing with the independent auditors any audit problems or difficulties and management’s response;

●	discussing the annual audited financial statements with management and the independent auditors;

●	reviewing the adequacy and effectiveness of our accounting and internal control policies and procedures and any steps taken to monitor and control major financial risk exposures;

●	reviewing and approving all proposed related party transactions;

●	meeting separately and periodically with management and the independent auditors; and

●	monitoring compliance with our code of business conduct and ethics, including reviewing the adequacy and effectiveness of our procedures to ensure proper compliance.

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Compensation Committee.

Our Compensation Committee will consist of our three independent directors and will be chaired by LO Wai Shing. We have determined that each member of our Compensation Committee will satisfy the “independence” requirements of Rule 5605(c)(2) of the Nasdaq listing rules. Our Compensation Committee assists the board in reviewing and approving the compensation structure, including all forms of compensation, relating to our Directors and Executive Officers. Our Chief Executive Officer may not be present at any committee meeting during which their compensation is deliberated upon. Our Compensation Committee is responsible for, among other things:

●	reviewing and approving, or recommending to the board for its approval, the compensation for our chief executive officer and other executive officers;

●	reviewing and recommending to the shareholders for determination with respect to the compensation of our directors;

●	reviewing periodically and approving any incentive compensation or equity plans, programs or similar arrangements; and

●	selecting compensation consultant, legal counsel or other adviser only after taking into consideration all factors relevant to that person’s independence from management.

Nomination Committee.

Our Nomination Committee will consist of our three independent directors and will be chaired by YU Leslie. We have determined that each member of our Nomination Committee will satisfy the “independence” requirements of Rule 5605(c)(2) of the Nasdaq listing rules. The Nomination Committee assists the board in selecting individuals qualified to become our directors and in determining the composition of the Board and its committees. The Nomination Committee is responsible for, among other things:

●	selecting and recommending to the board nominees for election by the shareholders or appointment by the board;

●	reviewing annually with the board the current composition of the board with regards to characteristics such as independence, knowledge, skills, experience and diversity;

●	making recommendations on the frequency and structure of board meetings and monitoring the functioning of the committees of the board; and

●	advising the board periodically with regards to significant developments in the law and practice of corporate governance as well as our compliance with applicable laws and regulations, and making recommendations to the board on all matters of corporate governance and on any remedial action to be taken.

Code of Business Conduct and Ethics

In connection with this offering, prior to the effectiveness of this registration statement, we will adopt a code of business conduct and ethics, which is applicable to all of our directors, executive officers and employees and is publicly available.

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Powers and Duties of Directors

Under Cayman Islands law, our directors owe fiduciary duties to our company. These include, among others, a duty of loyalty, a duty to act honestly, and a duty to act in good faith in what they consider to be in our best interests. Our directors must also exercise their powers only for a proper purpose. Our directors also owe to our Company a duty to act with skill and care. It was previously considered that a director need not exhibit in the performance of his duties a greater degree of skill than may reasonably be expected from a person of his knowledge and experience. However, English and Commonwealth courts have moved towards an objective standard with regard to the required skill and care and these authorities are likely to be followed in the Cayman Islands.

In fulfilling their duty of care to us, our directors must ensure compliance with the memorandum and articles of association of our Company as may be amended and restated from time to time. Our Company has a right to seek damages against any director who breaches a duty owed to us.

Our board of directors has all the powers necessary for managing, and for directing and supervising, our business affairs. The functions and powers of our board of directors include, among others:

●	convening general meetings;

●	declare dividends (including interim dividends) and other distributions on shares in issue and authorize payment of the same out of the funds of our company lawfully available therefor; and

●	appointing and removing any natural person or corporation, whether or not a director to hold such office in our company as the directors may think necessary for the administration of our Company.

Board Oversight of Cybersecurity Risks

The management of the operation and the business affairs of a Cayman Islands company lies within the power of its board of directors. Directors of companies incorporated under the Companies Act are subject to both statutory obligations under the Companies Act as well as fiduciary duties under the common law to the extent applicable to Cayman Islands companies. In addition to the statutory duties which include duties such as reporting obligations, the maintenance of internal company registers, accounting requirements, etc., directors of Cayman Islands companies owe fiduciary duties including the duty to act in good faith and in the best interests of the company as well as a duty to act with care, skill and diligence under English common law principles. Maintaining sufficient protection against the increasing risks associated with cybercrime is clearly one of the key challenges to the commercial world and in our view, it is one of the duties of the Company’s board of directors to oversee cybersecurity risks.

Our board of directors plays an active role in monitoring cybersecurity risks and is committed to the prevention, timely detection, and mitigation of the effects of any such incidents on our operations. The board has delegated the responsibility of overseeing cybersecurity risks to the management of the Company and requires prompt reporting by the management to the board if any cybersecurity risks are detected. While the board oversees our cybersecurity risk management, management is responsible for day-to-day risk management processes. We believe this division of responsibilities is the most effective approach for addressing our cybersecurity risks and that our board leadership structure supports this approach.

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Terms of Directors and Officers

The Company may by ordinary resolution appoint any person to be a director. The board of directors may, by the affirmative vote of a simple majority of the remaining directors present and voting at a board meeting, appoint any person as a director, to fill a casual vacancy on the board or as an addition to the board of directors. An appointment of a director may be on terms that the director shall automatically retire from office (unless he has sooner vacated office) at the next or a subsequent annual general meeting or upon any specified event or after any specified period in a written agreement between the Company and the director, if any; but no such term shall be implied in the absence of express provision.

A director may be removed from office by ordinary resolution of shareholders, notwithstanding anything in our articles of association or in any agreement between the Company and such director (but without prejudice to any claim for damages under such agreement). A director’s office shall be vacated if the director (i) becomes bankrupt or makes any arrangement or composition with his creditors; (ii) dies or is found to be or becomes of unsound mind; (iii) resigns his office by notice in writing to the Company; (iv) without special leave of absence from the board, is absent from meetings of the board for three consecutive meetings and the board resolves that his office be vacated; (v) is prohibited by law from being a director; and (vi) is removed from office pursuant to any other provision of our articles of association.

Our directors may from time to time appoint any natural person or corporation, whether or not a director to hold such office in the Company as the directors may think necessary for the administration of the Company, including but not limited to, chief executive officer, one or more other executive officers, president, one or more vice presidents, treasurer, assistant treasurer, manager or controller, and for such term and at such remuneration (whether by way of salary or commission or participation in profits or partly in one way and partly in another), and with such powers and duties as the directors may think fit.

Limitation on Liability and Other Indemnification Matters

Cayman Islands law allows us to indemnify our directors, officers and auditors acting in relation to any of our affairs against actions, costs, charges, losses, damages and expenses incurred by reason of any act done or omitted in the execution of their duties as our directors, officers and auditors.

Under our post-offering memorandum and articles of association, every director (including any alternate director), secretary, assistant secretary, or other officer for the time being and from time to time of our company (but not including our company’s auditors) and the personal representatives of the same (each an “Indemnified Person”) shall be indemnified and secured harmless against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by such Indemnified Person, other than by reason of such Indemnified Person’s own dishonesty, willful default or fraud, in or about the conduct of our company’s business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of his duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such Indemnified Person in defending (whether successfully or otherwise) any civil proceedings concerning our company or its affairs in any court whether in the Cayman Islands or elsewhere.

Qualification

Under our post-offering memorandum and articles of association, a director is not required to hold any shares in our Company by way of qualification.

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Meetings of Directors

The business of our company is managed by the directors. The directors may meet together (either within or outside the Cayman Islands) for the despatch of business, adjourn, and otherwise regulate their meetings and proceedings as they think fit. A director may participate in any meeting of the directors by means of telephone or similar communication equipment by way of which all persons participating in such meeting can communicate with each other and such participation shall be deemed to constitute presence in person at the meeting. The quorum necessary for the transaction of the business of the board may be fixed by the directors, and unless so fixed the presence of two (2) directors then in office shall constitute a quorum. An action that may be taken by the directors at a meeting may also be taken by a resolution of directors consented to in writing by all of the directors. A question which arises at a board meeting shall be decided by a majority of votes, and in case of an equality of votes, the chairman shall have a second or casting vote. A director who is present at a meeting of the board of directors at which an action on any company matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent from such action with the person acting as the chairman or secretary of the meeting before the adjournment thereof or shall forward such dissent by registered post to such person immediately after the adjournment of the meeting. such right to dissent shall not apply to a director who voted in favour of such action.

Involvement in Certain Legal Proceedings

To the best of our knowledge, none of our directors or executive officers has, during the past ten years, been involved in any legal proceedings described in subparagraph (f) of Item 401 of Regulation S-K.

Foreign Private Issuer Exemption

After the consummation of this offering, we will qualify as a “foreign private issuer” under the SEC rules and Nasdaq rules. As a foreign private issuer, we will be exempt from the rules under the Exchange Act related to the furnishing and content of proxy statements, and our officers, directors, and principal shareholders will be exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. Also, we are not required to comply with Regulation FD, which restricts the selective disclosure of material information. However, we will file with the SEC, within 120 days after the end of each fiscal year, or such applicable time as required by the SEC, an annual report on Form 20-F containing financial statements audited by an independent registered public accounting firm, and we will submit to the SEC from time to time, on Form 6-K, reports of information that would likely be material to an investment decision in our Shares.

Furthermore, Nasdaq Rule 5615(a)(3) provides that a foreign private issuer, such as us, may rely on our home country corporate governance practices in lieu of certain of the rules in the Nasdaq Rule 5600 Series and Rule 5250(d), except that we must comply with Nasdaq’s Notification of Noncompliance requirement (Rule 5625), the Voting Rights requirement (Rule 5640), and that we have an audit committee that satisfies Rule 5605(c)(3), including having committee members that meet the independence requirements of Rule 5605(c)(2)(A)(ii). The exemptions are subject to our disclosure of which requirements we are not following and the equivalent Cayman Islands requirements. Below are some of the exemptions afforded to foreign private issuers under the Nasdaq rules:

●	Exemption from the requirement that we disclose within four business days of any determination to grant a waiver of the code of business conduct and ethics to directors and officers.

●	Exemption from the requirement that our board of directors be composed of independent directors.

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●	Exemption from the requirement that our audit committee have a minimum of three members.

●	Exemption from the requirement that we hold annual shareholders’ meetings.

●	Exemption from the requirement that our board of directors have a Compensation Committee composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities.

●	Exemption from the requirement that director nominees are selected, or recommended for selection by our board of directors, either by (i) independent directors constituting a majority of our board of directors’ independent directors in a vote in which only independent directors participate, or (ii) a committee comprised solely of independent directors and governed by a formal written charter or board resolution, as applicable, addressing the nomination process as adopted.

As we rely on our home country’s corporate governance practices in lieu of certain of the rules of Nasdaq, our shareholders will not have the same protections afforded to shareholders of companies that are subject to all of the corporate governance requirements of Nasdaq. See “Risk Factors — Risks Relating to Our Business and Industry — As a foreign private issuer, we are permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from Nasdaq corporate governance listing standards. These practices may afford less protection to shareholders than they would enjoy if we complied fully with corporate governance listing standards.” on page 45 of the prospectus. We may utilize these exemptions for as long as we continue to qualify as a foreign private issuer.

Other Corporate Governance Matters

The Sarbanes-Oxley Act of 2002, as well as related rules subsequently implemented by the SEC, requires foreign private issuers, including us, to comply with various corporate governance practices.

Because we are a foreign private issuer, the members of our Board of Directors and senior management are not subject to short-swing profit and insider trading reporting obligations under Section 16 of the Exchange Act. They will, however, be subject to the obligation to report changes in share ownership under Section 13 of the Exchange Act and related SEC rules.

We are eligible to utilize the “controlled company” exemptions under the Nasdaq corporate governance rules if more than 50% of our voting power is held by an individual, a group or another company. Pursuant to the Nasdaq corporate governance rules, in order for a group to exist, such shareholders must have publicly filed a notice that they are acting as a group (i.e., a Schedule 13D). We expect that more than 50% of our voting power will be held by an individual, a group or another company immediately following the consummation of this offering.

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PRINCIPAL SHAREHOLDERS

The following table sets forth information regarding the beneficial ownership of our Class A Ordinary Shares and Class B Ordinary Shares as of the date of this prospectus by our officers, directors, and 5% or greater beneficial owners of our total issued and outstanding Class A Ordinary Shares and Class B Ordinary Shares. There is no other person or group of affiliated persons known by us to beneficially own more than 5% of our total issued and outstanding Class A Ordinary Shares and Class B Ordinary Shares. The following table assumes that none of our officers, directors or 5% or greater beneficial owners of our total issued and outstanding Class A Ordinary Shares and Class B Ordinary Shares will purchase shares in this offering. In addition, the following table assumes that the over-allotment option has not been exercised. Each Class A Ordinary Share shall entitle the holder thereof to one (1) vote on all matters subject to vote at general meetings of the Company, and each Class B Ordinary Share shall entitle the holder thereof to twenty (20) votes on all matters subject to vote at general meetings of the Company.

We have determined beneficial ownership in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Unless otherwise indicated, the person identified in this table has sole voting and investment power with respect to all shares shown as beneficially owned by him, subject to applicable community property laws.

	Ordinary Shares beneficially owned prior to this offering				Ordinary Shares beneficially owned after this offering (assuming no exercise of the underwriters’ over-allotment option)
Name of Beneficial Owner	Class A Ordinary Shares	Class B Ordinary Shares	% of total Ordinary Shares	% of aggregate voting power	Class A Ordinary Shares	Class B Ordinary Shares	% of total Ordinary Shares on an as- converted basis	% of aggregate voting power
Directors and Executive Officers:
CHEN Fei	2,323,377	1,475,160	25.19%	54.50%	2,323,377	1,475,160	17.81%	49.23%
WANG Rui	1,267,623	804,840	13.74%	29.73%	1,267,623	804,840	9.72%	26.86%
LAW Chee Hui	0	0	0%	0%	0	0	0%	0%
LO Wai Shing	0	0	0%	0%	0	0	0%	0%
YU Leslie	0	0	0%	0%	0	0	0%	0%
HU Anqi	0	0	0%	0%	0	0	0%	0%
All directors and executive officers as a group	3,591,000	2,280,000	38.93%	84.23%	3,591,000	2,280,000	27.52%	76.09%

5% shareholders:
BrandVoy Global Limited(1)	3,591,000	2,280,000	38.93%	84.23%	3,591,000	2,280,000	27.52%	76.09%
Lucky Prosper Holding Limited(2)	1,539,000	0	10.20%	2.64%	1,539,000	0	7.21%	2.38%

(1)

BrandVoy Global Limited is a limited liability company incorporated under the laws of the British Virgin Islands. The registered office of BrandVoy Global Limited is Start Chambers, Wickham’s Cay II, P.O.Box 2221, Road Town, Tortola, British Virgin Islands.

BrandVoy Global Limited is 100% owned by Wilson Stoneman Ltd, which is also a British Virgin Islands company. The shareholders of Wilson Stoneman Ltd are Ms. Rui Wang, holding 35.3% of its total issued shares, and Ms. Fei Chen, holding 64.7% of its total issued shares. Consequently, Ms. Wang and Ms. Chen indirectly hold their respective beneficial interests in Poche Cayman through Wilson Stoneman Ltd and BrandVoy Global Limited.

Prior to this offering, by virtue of their indirect ownership through this chain, Ms. Rui Wang beneficially owns 13.74% of the total issued and outstanding share capital of Poche Cayman, representing approximately 29.73% of the aggregate voting power; Ms. Fei Chen beneficially owns 25.19% of the total issued and outstanding share capital of Poche Cayman, representing approximately 54.50% of the aggregate voting power.

After this offering, and assuming no exercise of the underwriters’ over-allotment option, through the same ownership chain, Ms. Rui Wang will beneficially hold 9.72% of the total issued and outstanding share capital of Poche Cayman, representing approximately 26.86% of the aggregate voting power; Ms. Fei Chen will beneficially hold 17.81% of the total issued and outstanding share capital of Poche Cayman, representing approximately 49.23% of the aggregate voting power.

(2)

Lucky Prosper Holding Limited is a limited liability company incorporated under the laws of the British Virgin Islands. The registered office of Lucky Prosper Holding Limited is Start Chambers, Wickham’s Cay II, P.O.Box 2221, Road Town, Tortola, British Virgin Islands.

Lucky Prosper Holding Limited has a single shareholder: Ms. Guifen Liu, who owns 100% of its total issued shares. As such, Ms. Liu exercises full voting and investment control over the shares held by Lucky Prosper Holding Limited in Poche Cayman.

Prior to this offering, through her ownership interest in Lucky Prosper Holding Limited, Ms. Guifen Liu indirectly beneficially owned 10.20% of the total issued and outstanding share capital of Poche Cayman, representing 2.64% of the aggregate voting power.

After this offering, through her ownership interest in Lucky Prosper Holding Limited, Ms. Guifen Liu indirectly beneficially owns 7.21% of the total issued and outstanding share capital of Poche Cayman, representing 2.38% of the aggregate voting power.

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RELATED PARTY TRANSACTIONS

In addition to the executive officer and director compensation arrangements discussed in “Management —Compensation of Directors and Executive Officers,” below we describe transactions which we have been a participant, in which the amount involved in the transactions is material to us or the related party. The relationship of related parties is summarized as follows:

Name of related party	Relationship to the Company
Ms. Wang Rui	one of the directors of the Company
Guangzhou Qusha Technology Co., Ltd.	a private company controlled by Ms. Wang Rui

Amounts due from related parties

The amounts due from related parties consisted of the following:

	March 31, 2024	March 31, 2025	September 30, 2025
	USD	USD	USD
Ms. Wang Rui	1,517,716	2,833,392	—

For the fiscal years ended March 31, 2024 and 2025, Ms. Wang Rui paid expenses on behalf of the Group primarily relating to administrative costs. In addition, Ms. Wang Rui received customers payments on behalf of the Group, amounting to US$1,637,396 and US$4,666,729 for the fiscal years ended March 31, 2024 and 2025, respectively, and paid to suppliers on behalf of the Group, amounting to US$1,056,656 and US$3,437,030 for the fiscal years ended March 31, 2024 and 2025, respectively. The amounts due from related parties are unsecure, interest-free and repayable on demand. As of the date of this report, the amounts due from Ms. Wang Rui had been settled.

Amounts due to a related party

The amounts due to a related party consisted of the following:

	As of March 31, 2024	As of March 31, 2025	As of September 30, 2025
	USD	USD	USD
Ms. Rui Wang	—	—	58,810

As of September 30, 2025, Ms. Rui Wang paid expenses on behalf of the Group primarily relating to administrative costs, amounting to US$58,810. The amounts due to a related party are unsecure, interest-free and repayable on demand. As of the date of issuance of this report, the amounts due to Ms. Rui Wang had been settled.

Related party transactions

	For the years ended March 31,		For the six months ended September 30,
	2024	2025	2025
	USD	USD	USD
Guangzhou Qusha Technology Co., Ltd.	40,787	59,718	58,035

For the years ended March 31, 2024 and 2025, the Company paid the rental expenses and property management expenses to the related party, Guangzhou Qusha Technology Co., Ltd., amounting to US$17,673 and US$21,868, respectively and the related party had paid US$23,114 and US$37,850 employee benefits on behalf of the Company, respectively. For the six months ended September 30, 2025, the Group paid the rental expenses and property management expenses to the related party, Guangzhou Qusha Technology Co., Ltd., amounting to US$10,952, and the related party had paid US$47,083 employee benefits on behalf of the Group, respectively.

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DESCRIPTION OF SHARE CAPITAL

We are a Cayman Islands exempted company with limited liability and our corporate affairs are governed by our memorandum and articles of association, as amended and restated from time to time, the Companies Act (Revised) of the Cayman Islands, which we refer to as the Companies Act below, and the common laws of Cayman Islands.

As of the date of this prospectus, our authorized share capital is US$50,000 divided into 500,000,000 shares of a par value of US$0.0001 each, comprising (i) 450,000,000 class A ordinary shares of a par value of US$0.0001 each and (ii) 50,000,000 class B ordinary shares of a par value US$0.0001 each. As of the date of this prospectus, there are 12,802,200 Class A Ordinary Shares and 2,280,000 Class B Ordinary Shares issued and outstanding.

Our Post-Offering Memorandum and Articles of Association

We will adopt an amended and restated memorandum and articles of association, which we refer to below as our post-offering memorandum and articles of association and which will become effective and replace our currently effective memorandum and articles of association in its entirety immediately prior to the completion of this offering. The following are summaries of certain material provisions of the post-offering memorandum and articles of association and of the Companies Act, insofar as they relate to the material terms of our Ordinary Shares.

Objects of Our Company. Under our post-offering memorandum and articles of association, the objects of our Company are unrestricted, and we have the full power and authority to carry out any object not prohibited by the Companies Act or any other law of the Cayman Islands and are capable of exercising all the functions of a natural person of full capacity irrespective of any question of corporate benefit.

Ordinary Shares. Our Ordinary Shares are issued in registered form and are issued when registered in our register of members. We may not issue shares to bearer. Our shareholders who are non-residents of the Cayman Islands may freely hold and vote their shares.

Dividends. Our post-offering memorandum and articles of association provide that subject to any rights and restrictions for the time being attached to any shares, the directors may from time to time declare dividends (including interim dividends) and other distributions on shares in issue and authorize payment of the same out of the funds of the Company lawfully available therefor. Under the laws of the Cayman Islands, our Company may pay a dividend out of profit and/or share premium account; provided that in no circumstances may a dividend be paid out of our share premium if this would result in our Company being unable to pay its debts as they fall due in the ordinary course of business.

Voting Rights. A shareholder may participate in a general meeting in person or by proxy. At any general meeting a resolution put to the vote of the meeting shall be decided by poll. In the case of an equality of votes, the chairman of the meeting shall be entitled to a second or casting vote. Holders of Class A Ordinary Shares and Class B Ordinary Shares shall at all times vote together as one class on all resolutions submitted to a vote by the shareholders. Each Class A Ordinary Share shall entitle the holder thereof to one (1) vote on all matters subject to vote at general meetings of the Company, and each Class B Ordinary Share shall entitle the holder thereof to twenty (20) votes on all matters subject to vote at general meetings of the Company.

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An ordinary resolution means a resolution: (a) passed by a simple majority of the votes cast by such shareholders as, being entitled to do so, vote in person or, where proxies are allowed, by proxy or, in the case of corporations, by their duly authorized representatives, at a general meeting of the Company held in accordance with our memorandum and articles of association (in computing the majority regard shall be had to the number of votes to which each shareholder is entitled by our post-offering memorandum and articles of association); or (b) approved in writing by all of the shareholders entitled to vote at a general meeting of the Company in one or more instruments each signed by one or more of the shareholders and the effective date of the resolution so adopted shall be the date on which the instrument, or the last of such instruments, if more than one, is executed.

A special resolution means a special resolution of the Company passed in accordance with the Companies Act, being a resolution: (a) passed by not less than two-thirds of the votes cast by such shareholders as, being entitled to do so, vote in person or, where proxies are allowed, by proxy or, in the case of corporations, by their duly authorized representatives, at a general meeting of the Company of which notice specifying the intention to propose the resolution as a special resolution has been duly given; or (b) approved in writing by all of the shareholders entitled to vote at a general meeting of the Company in one or more instruments each signed by one or more of the shareholders and the effective date of the special resolution so adopted shall be the date on which the instrument or the last of such instruments, if more than one, is executed.

Under Cayman Islands law, certain matters, such as amending the memorandum and articles of association, changing the name or resolving to be registered by way of continuation in a jurisdiction outside the Cayman Islands, require the approval of shareholders by a special resolution.

General Meetings of Shareholders. As a Cayman Islands exempted company, we are not obliged by the Companies Act to call shareholders’ annual general meetings.

Our post-offering memorandum and articles of association provide that we may (but shall not be obliged to) in each calendar year hold a general meeting as our annual general meeting and shall specify the meeting as such in the notices calling it, and the annual general meeting will be held at such time and place as may be determined by our directors. Each general meeting, other than an annual general meeting, shall be an extraordinary general meeting. The chairman or a majority of the directors (acting by a resolution of the board) may call general meetings. General meetings shall also be convened on the written requisition of one or more of the shareholders holding at the date of deposit of the requisition shares which carry in aggregate not less than one-tenth (1/10) of the total number of votes attaching to all issued and outstanding shares that as at the date of the deposit carry the right to vote at general meetings of the Company, specifying the objects of the meeting and signed by each of the shareholders making the requisition and deposited at the registered office. If there are no directors as at the date of the deposit of the shareholders’ requisition, or if the directors do not within twenty-one (21) calendar days from the date of the deposit of the requisition duly proceed to convene a general meeting to be held within a further twenty-one (21) calendar days, those shareholders who requested the meeting or any of them representing more than one-half of the total voting rights of all of them may convene the general meeting themselves, but any meeting so convened shall not be held after the expiration of three calendar months after the expiration of the said twenty-one (21) calendar days.

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At least ten (10) clear days’ notice shall be given for any general meeting. Every notice shall be exclusive of the day on which it is given or deemed to be given and of the day for which it is given and shall specify, among other things, the place, the day and the hour of the meeting and the general nature of the business. In addition, if a resolution is proposed as a special resolution, the notice specifying the intention to propose the resolution as a special resolution must be duly given. Notice of every general meeting shall be given to (a) all shareholders holding shares with the right to receive notice and who have supplied to the Company an address for the giving of notices to them; and (b) every person entitled to a share in consequence of the death or bankruptcy of a shareholder, who but for his death or bankruptcy would be entitled to receive notice of the meeting.

Subject to our post-offering memorandum and articles of association, a general meeting of the Company shall, whether or not the notice has been given and whether or not the provisions of our post-offering memorandum and articles of association regarding general meetings have been complied with, be deemed to have been duly convened if it is so agreed: (a) in the case of an annual general meeting, by all the shareholders (or their proxies) entitled to attend and vote thereat; and (b) in the case of an extraordinary general meeting, by holders of two-thirds of the shareholders having a right to attend and vote at the meeting present or, in the case of a corporation or other non-natural person, represented by its duly authorized representative or proxy.

A quorum shall consist of the presence (whether in person or represented by proxy) of one or more shareholders holding shares which carry in aggregate (or representing by proxy) not less than a majority of all votes attaching to all shares in issue and entitled to vote at such general meeting.

If within half an hour from the time appointed for the meeting a quorum is not present, the meeting shall be dissolved. The chairman of any general meeting at which a quorum is present may with the consent of the meeting (and shall if so directed by the meeting) adjourn the meeting from time to time and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place. When a meeting, or adjourned meeting, is adjourned for fourteen calendar days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. Save as aforesaid it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned meeting.

Transfer of Ordinary Shares.    Subject to any applicable requirements set forth in our post-offering memorandum and articles of association and provided that a transfer of Ordinary Shares complies with applicable rules of the Nasdaq, any of our shareholders may transfer all or any of his or her Ordinary Shares by an instrument of transfer in the usual or common form or in a form prescribed by Nasdaq or in any other form approved by our board of directors, executed by or on behalf of the transferor and if in respect of a nil or partly paid up share, or if so required by the directors, shall also be executed on behalf of the transferee and shall be accompanied by the certificate (if any) of the shares to which it relates and such other evidence as the directors may reasonably require to show the right of the transferor to make the transfer.

The transferor shall be deemed to remain the holder of an Ordinary Share until the name of the transferee is entered into our register of members.

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Our board of directors may, in its absolute discretion, decline to register any transfer of any Ordinary Share which is not fully paid up or on which we have a lien. Our board of directors may also decline to register any transfer of any Ordinary Share unless:

●	the instrument of transfer is lodged with us, accompanied by the certificate for the Ordinary Shares to which it relates and such other evidence as our board of directors may reasonably require to show the right of the transferor to make the transfer;

●	the instrument of transfer is in respect of only one class of Ordinary Shares;

●	the instrument of transfer is properly stamped, if required;

●	in the case of a transfer to joint holders, the number of joint holders to whom the Ordinary Share is to be transferred does not exceed four; and

●	a fee of such maximum sum as Nasdaq may determine to be payable, or such lesser sum as the board of directors may from time to time require, is paid to us in respect thereof.

If our directors refuse to register a transfer they shall, within two calendar months after the date on which the instrument of transfer was lodged, send to each of the transferor and the transferee notice of such refusal.

The registration of transfers may, after compliance with any notice required by the applicable rules of the Nasdaq, be suspended and our register of members closed at such times and for such periods as our board of directors may in their absolute discretion, from time to time determine, provided always that such registration of transfer shall not be suspended nor the register of members closed for more than thirty calendar days in any calendar year.

Liquidation.    If the Company shall be wound up the liquidator may, with the sanction of a special resolution of the Company and any other sanction required by the Companies Act, divide amongst the shareholders in species or in kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and may for that purpose value any assets and determine how the division shall be carried out as between the shareholders or different classes of shareholders. The liquidator may, with the like sanction, vest the whole or any part of such assets in trustees upon such trusts for the benefit of the shareholders as the liquidator, with the like sanction, shall think fit, but so that no shareholder shall be compelled to accept any asset upon which there is a liability.

Calls on Shares and Forfeiture of Shares.    Subject to the terms of allotment, our board of directors may from time to time make calls upon shareholders for any moneys unpaid on their shares, and each shareholder shall (subject to receiving at least fourteen calendar days’ notice specifying the time or times of payment) pay to the Company at the time or times so specified the amount called on such shares.

Redemption, Repurchase and Surrender of Shares.    Subject to the provisions of the Companies Act and our post-offering memorandum and articles of association, we may by action of our directors: (a) issue shares that are to be redeemed or liable to be redeemed, at our option or the shareholder, in such manner and upon such terms as may be determined, before the issue of such shares, by our directors; (b) purchase our own shares (including any redeemable shares) on such terms and in such manner and terms as have been approved by the directors, or are otherwise authorized by our memorandum and articles of association ; and (c) make a payment in respect of the redemption or purchase of its own shares in any manner permitted by the Companies Act, including out of capital. Under the Companies Act, the redemption or repurchase of any share may be paid out of our Company’s profits, share premium or out of the proceeds of a new issue of shares made for the purpose of such redemption or repurchase, or out of capital if our Company can, immediately following the date on which the payment out of capital is proposed to be made, pay its debts as they fall due in the ordinary course of business. In addition, under the Companies Act no such share may be redeemed or repurchased (a) unless it is fully paid up, or (b) if such redemption or repurchase would result in there being no shares outstanding. In addition, our directors may accept the surrender of any fully paid share for no consideration.

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Variations of Rights of Shares.    Whenever the capital of our Company is divided into different classes the rights attached to any such class may, subject to any rights or restrictions for the time being attached to any class, only be materially and adversely varied with the consent in writing of the holders of two-thirds of the issued shares of that class or with the sanction of a special resolution passed at a separate meeting of the holders of the shares of that class. The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not, subject to any rights or restrictions for the time being attached to the shares of that class, be deemed to be materially and adversely varied by, inter alia, the creation, allotment or issue of further shares ranking pari passu with or subsequent to them or the redemption or purchase of any shares of any class by our Company.

Issuance of Additional Shares.    Our post-offering memorandum and articles of association authorize our board of directors to issue additional Ordinary Shares from time to time as our board of directors shall determine, to the extent of available authorized but unissued shares.

Inspection of Books and Records.    Holders of our Ordinary Shares will have no general right under Cayman Islands law to inspect or obtain copies of our register of members or our corporate records (other than the memorandum and articles of association and any special resolutions passed by such companies, and the register of mortgages and charges of our Company). Under Cayman Islands law, the names of current directors of our Company can be obtained from a search conducted at the Registrar of Companies in the Cayman Islands. Under our post-offering memorandum and articles of association, our directors may from time to time determine whether and to what extent and at what times and places and under what conditions or regulations our accounts and books or any of them shall be open to the inspection of shareholders not being directors, and no shareholder (not being a director) shall have any right to inspect any of our account or book or document except as conferred by law or authorized by the directors, provided that the shareholders shall receive the annual audited financial statements of our Company. See “Where You Can Find Additional Information.”

Anti-Takeover Provisions.    Some provisions of our post-offering memorandum and articles of association may discourage, delay or prevent a change of control of our Company or management that shareholders may consider favorable.

However, under Cayman Islands law, our directors may only exercise the rights and powers granted to them under our memorandum and articles of association for a proper purpose and for what they believe in good faith to be in the best interests of our company.

Exempted Company.    We are an exempted company with limited liability under the Companies Act. The Companies Act distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except that an exempted company:

●	is not required to open its register of members for inspection;

●	does not have to hold an annual general meeting;

●	may issue shares with no par value;

●	may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 20 years in the first instance);

●	may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

●	may register as an exempted limited duration company; and

●	may register as a segregated portfolio company.

“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on that shareholder’s shares of the company (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).

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Differences in Corporate Law

The Companies Act is modeled after that of England and Wales but does not follow recent statutory enactments in England. In addition, the Companies Act differs from laws applicable to United States corporations and their shareholders. Set forth below is a summary of the significant differences between the provisions of the Companies Act applicable to us and the laws applicable to companies incorporated in the State of Delaware.

This discussion does not purport to be a complete statement of the rights of holders of our Ordinary Shares under applicable law in the Cayman Islands or the rights of holders of the common stock of a typical corporation under applicable Delaware law.

Mergers and Similar Arrangements

The Companies Act permits mergers and consolidations between Cayman Islands companies and between Cayman Islands companies and non-Cayman Islands companies. For these purposes, (a) “merger” means the merging of two or more constituent companies and the vesting of their undertaking, property and liabilities in one of such companies as the surviving company, and (b) a “consolidation” means the combination of two or more constituent companies into a consolidated company and the vesting of the undertaking, property and liabilities of such companies in the consolidated company. In order to effect such a merger or consolidation, the directors of each constituent company must approve a written plan of merger or consolidation, which must then be authorized by (a) a special resolution of the shareholders of each constituent company, and (b) such other authorization, if any, as may be specified in such constituent company’s articles of association. The plan must be filed with the Registrar of Companies in the Cayman Islands together with a declaration as to the solvency of the consolidated or surviving company, a statement setting out the assets and liabilities of each constituent company and an undertaking that a copy of the certificate of merger or consolidation will be given to the members and creditors of each constituent company and that notification of the merger or consolidation will be published in the Cayman Islands Gazette. Court approval is not required for a merger or consolidation which is effected in compliance with these statutory procedures.

A merger between a Cayman Islands parent company and its Cayman subsidiary or subsidiaries does not require authorization by a resolution of shareholders if a copy of the plan of merger is given to every member of each subsidiary company to be merged unless that member agrees otherwise. For this purpose, a subsidiary is a company of which at least ninety percent (90%) of the issued shares entitled to vote are owned by the parent company.

The consent of each holder of a fixed or floating security interest over a constituent company is required unless this requirement is waived by a court in the Cayman Islands.

Save in certain circumstances, a dissentient shareholder of a Cayman constituent company is entitled to payment of the fair value of his shares upon dissenting to a merger or consolidation. The exercise of appraisal rights will preclude the exercise of any other rights save for the right to seek relief on the grounds that the merger or consolidation is void or unlawful.

Reconstructions and amalgamations may be approved by (i) 75% in value of the members or class of members or (ii) a majority in number representing 75% in value of the creditors or class of creditors, in each case depending on the circumstances, as are present at a meeting called for such purpose and thereafter sanctioned by the Grand Court of the Cayman Islands. Whilst a dissenting member has the right to express to the court his view that the transaction for which approval is being sought would not provide the members with a fair value for their shares, it can be expected that the court would approve the transaction if it is satisfied that (i) the company is not proposing to act illegally or beyond the scope of its corporate authority and the statutory provisions as to majority vote have been complied with, (ii) the members have been fairly represented at the meeting in question, (iii) the transaction is such as a businessman would reasonably approve and (iv) the transaction is not one that would more properly be sanctioned under some other provisions of the Companies Act or that would amount to a “fraud on the minority”. If the transaction is approved, no dissenting member would have any rights comparable to the appraisal rights (namely the right to receive payment in cash for the judicially determined value of his shares), which may be available to dissenting members of corporations in other jurisdictions.

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The Companies Act also contains a statutory power of compulsory acquisition which may facilitate the “squeeze out” of dissentient minority shareholder upon a tender offer. When a tender offer is made and accepted by holders of not less than ninety percent (90%) in value of the shares affected within four months, the offeror may, within a two-month period commencing on the expiration of such four-month period, require the holders of the remaining shares to transfer such shares to the offeror on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands, but it is unlikely to succeed in the case of an offer which has been so accepted unless there is evidence of fraud, bad faith or collusion.

If an arrangement and reconstruction is thus approved, the dissenting shareholder would have no rights comparable to appraisal rights, which would otherwise ordinarily be available to dissenting shareholders of Delaware corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

Shareholders’ Suits

In principle, we will normally be the proper plaintiff and as a general rule a derivative action may not be brought by a minority shareholder. However, based on English authorities, which would in all likelihood be of persuasive authority in the Cayman Islands, the Cayman Islands court can be expected to follow and apply the common law principles (namely the rule in Foss v. Harbottle and the exceptions thereto) so that a non-controlling shareholder may be permitted to commence a class action against or derivative actions in the name of the company to challenge actions where:

●	a company acts or proposes to act illegally or ultra vires with respect to the company and is therefore incapable of ratification by the shareholders;

●	the act complained of, although not ultra vires, could only be effected duly if authorized by more than a simple majority vote that has not been obtained; and

●	those who control the company are perpetrating a “fraud on the minority”.

Indemnification of Directors and Executive Officers and Limitation of Liability

Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime, or against the indemnified person’s own dishonesty, willful default or fraud. Our post-offering memorandum and articles of association provide that every director (including any alternate director), secretary, assistant secretary, or other officer for the time being and from time to time of our company (but not including our company’s auditors) and the personal representatives of the same (each an “Indemnified Person”) shall be indemnified and secured harmless against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by such Indemnified Person, other than by reason of such Indemnified Person’s own dishonesty, willful default or fraud, in or about the conduct of our company’s business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of his duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such Indemnified Person in defending (whether successfully or otherwise) any civil proceedings concerning our company or its affairs in any court whether in the Cayman Islands or elsewhere.

This standard of conduct is generally the same as permitted under the Delaware General Corporation Act for a Delaware corporation. In addition, we intend to enter into indemnification agreements with our directors and senior executive officers that will provide such persons with additional indemnification beyond that provided in our post-offering memorandum and articles of association. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

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Directors’ Fiduciary Duties

Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director act in a manner he or she reasonably believes to be in the best interests of the corporation. He or she must not use his or her corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, a director must prove the procedural fairness of the transaction, and that the transaction was of fair value to the corporation.

As a matter of Cayman Islands law, a director of a Cayman Islands company is in the position of a fiduciary with respect to the company and therefore it is considered that he owes the following duties to the company — a duty to act bona fide in the best interests of the company, a duty not to make a profit based on his or her position as director (unless the company permits him to do so) and a duty not to put himself in a position where the interests of the company conflict with his or her personal interest or his or her duty to a third party. A director of a Cayman Islands company owes to the company a duty to act with skill and care. It was previously considered that a director need not exhibit in the performance of his or her duties a greater degree of skill than may reasonably be expected from a person of his or her knowledge and experience. However, English and Commonwealth courts have moved towards an objective standard with regard to the required skill and care and these authorities are likely to be followed in the Cayman Islands.

Shareholder Action by Written Consent

Under the Delaware General Corporation Act, a corporation may eliminate the right of shareholders to act by written consent by amendment to its certificate of incorporation. Our post-offering memorandum and articles of association provide that a resolution in writing signed by all the shareholders for the time being entitled to receive notice of and to attend and vote at general meetings of the Company (or being corporations by their duly authorised representatives) shall be as valid and effective as if the same had been passed at a general meeting of the Company duly convened and held.

Shareholder Proposals

Under the Delaware General Corporation Act, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.

The Companies Act provides shareholders with only limited rights to requisition a general meeting, and does not provide shareholders with any right to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our post-offering memorandum and articles of association allow any one or more of our shareholders holding at the date of deposit of the requisition shares which carry in aggregate not less than one-tenth (1/10) of the total number of votes attaching to all issued and outstanding shares that as at the date of the deposit carry the right to vote at general meetings of the Company to requisition an extraordinary general meeting of our shareholders, in which case the chairman or a majority of the directors (acting by a resolution of the board) may proceed to convene an extraordinary general meeting. As a Cayman Islands exempted company, we are not obliged by law to call annual general meetings.

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Calling of Special Shareholders Meetings

Delaware law permits the board of directors or any person who is authorized under a corporation’s certificate of incorporation or bylaws to call a special meeting of shareholders. The Companies Act does not have provisions governing the proceedings of shareholders meetings, which are usually provided in the memorandum and articles of association.

Cumulative Voting

Under the Delaware General Corporation Act, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to electing such director. As permitted under Cayman Islands law, our post-offering memorandum and articles of association do not provide for cumulative voting. As a result, our shareholders are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.

Voting Requirements

Under the Delaware General Corporation Law, the certificate of incorporation may include a provision requiring supermajority approval by the directors or shareholders for any corporate action. Additionally, under Delaware law, certain business combinations involving interested shareholders require approval by a supermajority of the non-interested shareholders. Under Cayman Islands law, certain matters must be approved by special resolution of the shareholders, including alteration of the memorandum or articles of association, appointment of inspectors to examine company affairs, reduction of share capital (subject, in relevant circumstances, to court approval), change of name, authorization of a plan of merger or transfer by way of continuation to another jurisdiction or consolidation or voluntary winding up of the company.

The Companies Act requires that a special resolution be passed by a majority of at least two-thirds of such members as, being entitled to do so, vote in person or, where proxies are allowed, by proxy at a general meeting of which notice specifying the intention to propose the resolution as a special resolution has been duly given, except that a company may in its articles of association specify that the required majority shall be a number greater than two-thirds, and may additionally so provide that any such majority (being not less than two-thirds) may differ as between matters required to be approved by a special resolution; or (b) if so authorized by memorandum and articles of association, it has been approved in writing by all of the members entitled to vote at a general meeting of the company in one or more instruments each signed by one or more of the members aforesaid, and the effective date of the special resolution so adopted shall be the date on which the instrument or the last of such instruments, if more than one, is executed.

Removal of Directors

Under the Delaware General Corporation Law, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under our post-offering memorandum and articles of association, directors may be removed by an ordinary resolution, notwithstanding anything in our memorandum and articles of association or in any agreement between the Company and such director (but without prejudice to any claim for damages under such agreement).

Transactions with Interested Shareholders

The Delaware General Corporation Act contains a business combination statute applicable to Delaware corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or a group who or which owns or owned 15% or more of the target’s outstanding voting stock within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware corporation to negotiate the terms of any acquisition transaction with the target’s board of directors.

Cayman Islands law has no comparable statute. As a result, we cannot avail ourselves of the types of protections afforded by the Delaware business combination statute. However, although Cayman Islands law does not regulate transactions between a company and its significant shareholders, the directors of the company are required to comply with fiduciary duties which they owe to the company under Cayman Islands laws, including the duty to ensure that, in their opinion, any such transactions must be entered into bona fide in the best interests of the company, and are entered into for a proper corporate purpose and not with the effect of constituting a fraud on the minority shareholders.

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Dissolution; Winding Up

Under the Delaware General Corporation Act, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board.

Under Cayman Islands law, a company may be wound up by either an order of the courts of the Cayman Islands or by a special resolution of its members or, if the company is unable to pay its debts as they fall due, by an ordinary resolution of its members. The court has authority to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so.

Variation of Rights of Shares

Under the Delaware General Corporation Act, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Under our post-offering memorandum and articles of association, whenever the capital of the Company is divided into different classes the rights attached to any such class may, subject to any rights or restrictions for the time being attached to any class, only be materially and adversely varied with the consent in writing of the holders of two-thirds of the issued shares of that class or with the sanction of a special resolution passed at a separate meeting of the holders of the shares of that class.

Amendment of Governing Documents

Under the Delaware General Corporation Act, a corporation’s governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. As permitted by Cayman Islands law, our post-offering memorandum and articles of association may only be amended by a special resolution of our shareholders.

Rights of Non-Resident or Foreign Shareholders

There are no limitations imposed by our post-offering memorandum and articles of association on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in our post-offering memorandum and articles of association governing the ownership threshold above which shareholder ownership must be disclosed.

Anti-money Laundering — Cayman Islands

In order to comply with legislation or regulations aimed at the prevention of money laundering, we are required to adopt and maintain anti-money laundering procedures and may require subscribers to provide evidence to verify their identity and source of funds. Where permitted, and subject to certain conditions, we may also delegate the maintenance of our anti-money laundering procedures (including the acquisition of due diligence information) to a suitable person.

We reserve the right to request such information as is necessary to verify the identity of a subscriber.

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In the event of delay or failure on the part of the subscriber in producing any information required for verification purposes, we may refuse to accept the application, in which case any funds received will be returned without interest to the account from which they were originally debited.

If any person resident in the Cayman Islands knows or suspects or has reason for knowing or suspecting that another person is engaged in criminal conduct or is involved with terrorism or terrorist property and the information for that knowledge or suspicion came to their attention in the course of their business in the regulated sector, or other trade, profession, business or employment, the person will be required to report such knowledge or suspicion to (i) a nominated officer (appointed in accordance with the Proceeds of Crime Act (Revised) of the Cayman Islands) or the Financial Reporting Authority of the Cayman Islands, pursuant to the Proceeds of Crime Act (Revised), if the disclosure relates to criminal conduct or money laundering or (ii) to a police constable or a nominated officer (pursuant to the Terrorism Act (Revised) of the Cayman Islands) or the Financial Reporting Authority, pursuant to the Terrorism Act (Revised), if the disclosure relates to involvement with terrorism or terrorist financing and terrorist property. Such a report shall not be treated as a breach of confidence or of any restriction upon the disclosure of information imposed by any enactment or otherwise.

Data Protection in the Cayman Islands — Privacy Notice

We have certain duties under the Data Protection Act (Revised) of the Cayman Islands (the “DPA”), based on internationally accepted principles of data privacy.

Privacy Notice

This privacy notice puts shareholders of our Company on notice that through your investment into us you will provide us with certain personal information which constitutes personal data within the meaning of the DPA, or personal data.

Investor Data

We will collect, use, disclose, retain and secure personal data to the extent reasonably required only and within the parameters that could be reasonably expected during the normal course of business. We will only process, disclose, transfer or retain personal data to the extent legitimately required to conduct our activities on an ongoing basis or to comply with legal and regulatory obligations to which we are subject. We will only transfer personal data in accordance with the requirements of the DPA, and will apply appropriate technical and organizational information security measures designed to protect against unauthorized or unlawful processing of the personal data and against the accidental loss, destruction or damage to the personal data.

In our use of this personal data, we will be characterized as a “data controller” for the purposes of the DPA, while our affiliates and service providers who may receive this personal data from us in the conduct of our activities may either act as our “data processors” for the purposes of the DPA or may process personal information for their own lawful purposes in connection with services provided to us.

We may also obtain personal data from other public sources. Personal data includes, without limitation, the following information relating to a shareholder and/or any individuals connected with a shareholder as an investor: name, residential address, email address, contact details, corporate contact information, signature, nationality, place of birth, date of birth, tax identification, credit history, correspondence records, passport number, bank account details, source of funds details and details relating to the shareholder’s investment activity.

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Who this Affects

If you are a natural person, this will affect you directly. If you are a corporate investor (including, for these purposes, legal arrangements such as trusts or exempted limited partnerships) that provides us with personal data on individuals connected to you for any reason in relation to your investment in us, this will be relevant for those individuals and you should transit the content of this Privacy Notice to such individuals or otherwise advise them of its content.

How We May Use a Shareholder’s Personal Data

We may, as the data controller, collect, store and use personal data for lawful purposes, including, in particular: (i) where this is necessary for the performance of our rights and obligations under any agreements; (ii) where this is necessary for compliance with a legal and regulatory obligation to which we are or may be subject (such as compliance with anti-money laundering and FATCA/CRS requirements); and/or (iii) where this is necessary for the purposes of our legitimate interests and such interests are not overridden by your interests, fundamental rights or freedoms.

Should we wish to use personal data for other specific purposes (including, if applicable, any purpose that requires your consent), we will contact you.

Why We May Transfer Your Personal Data

In certain circumstances we may be legally obliged to share personal data and other information with respect to your shareholding with the relevant regulatory authorities such as the Cayman Islands Monetary Authority or the Tax Information Authority. They, in turn, may exchange this information with foreign authorities, including tax authorities.

We anticipate disclosing personal data to persons who provide services to us and their respective affiliates (which may include certain entities located outside the US, the Cayman Islands or the European Economic Area), who will process your personal data on our behalf.

The Data Protection Measures We Take

Any transfer of personal data by us or our duly authorized affiliates and/or delegates outside of the Cayman Islands shall be in accordance with the requirements of the DPA.

We and our duly authorized affiliates and/or delegates shall apply appropriate technical and organizational information security measures designed to protect against unauthorized or unlawful processing of personal data, and against accidental loss or destruction of, or damage to, personal data.

We shall notify you of any personal data breach that is reasonably likely to result in a risk to your interests, fundamental rights or freedoms or those data subjects to whom the relevant personal data relates.

You have certain rights under the DPA, including (a) the right to be informed as to how we collect and use your personal data (and this privacy notice fulfils our obligation in this respect), (b) the right to obtain a copy of your personal data, (c) the right to require us to stop direct marketing, (d) the right to have inaccurate or incomplete personal data corrected, (e) the right to withdraw your consent and require us to stop processing or restrict the processing, or not begin the processing of your personal data, (f) the right to be notified of a data breach (unless the breach is unlikely to be prejudicial), (g) the right to obtain information as to any countries or territories outside the Cayman Islands to which we, whether directly or indirectly, transfer, intend to transfer, or wish to transfer your personal data, general measures we take to ensure the security of personal data, and any information available to us as to the source of your personal data, (h) the right to complain to the Office of the Ombudsman of the Cayman Islands, and (i) the right to require us to delete your personal data in some limited circumstances.

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If you consider that your personal data has not been handled correctly, or you are not satisfied with our responses to any requests you have made regarding the use of your personal data, you have the right to complain to the Cayman Islands’ Ombudsman. The Ombudsman can be contacted by calling +1 (345) 946-6283 or by email at info@ombudsman.ky.

Listing

We plan to list the Class A Ordinary Shares on the Nasdaq Capital Market under the symbol “POCH”.

Transfer Agent and Registrar

The transfer agent and registrar for the Class A Ordinary Shares is VStock Transfer, LLC.

SHARES ELIGIBLE FOR FUTURE SALE

Upon the completion of this offering, 6,250,000 Class A Ordinary Shares will be freely transferable by persons other than our “affiliates” without restriction or further registration under the Securities Act.

Prior to this offering, there has been no public market for our Class A Ordinary Shares, and while we plan to apply to list our Class A Ordinary Shares on Nasdaq, we cannot assure you that a regular trading market for our Class A Ordinary Shares will develop or be sustained after this offering. Future sales of substantial amounts of Class A Ordinary Shares in the public market, or the perception that such sales may occur, could adversely affect the market price of our Class A Ordinary Shares. Further, since a large number of our Class A Ordinary Shares will not be available for sale shortly after this offering because of the contractual and legal restrictions on resale described below, sales of substantial amounts of our Class A Ordinary Shares in the public market after these restrictions lapse, or the perception that such sales may occur, could adversely affect the prevailing market price and our ability to raise equity capital in the future.

Lock-Up Agreements

Our directors, executive officers and affiliates have agreed with the Representative, for a period of 6 months after the closing of this offering, subject to certain exceptions, not to offer, sell or otherwise transfer or dispose of, directly or indirectly, any Class A Ordinary Shares of the Company or any securities convertible into or exercisable or exchangeable for Class A Ordinary Shares of the Company. The other holders of our outstanding Shares, have agreed to enter into similar lock-up agreements for a period of 6 months after the closing of this offering.

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In addition, the Company has agreed for a period of 6 months after the closing of this offering, not to, except in connection with this offering, offer, sell or otherwise transfer or dispose of, directly or indirectly, any Class A Ordinary Shares or any securities convertible into or exercisable or exchangeable for Class A Ordinary Shares, or file or cause to be filed any registration statement with the SEC relating to the offering of any Class A Ordinary Shares or any securities convertible into or exercisable or exchangeable for Ordinary Shares, other than post-effective amendments to the Registration Statement of which this prospectus is a part. See “Underwriting — Lock-Up Agreements.”

We cannot predict what effect, if any, future sales of our Class A Ordinary Shares, or the availability of Class A Ordinary Shares for future sale, will have on the trading price of our Class A Ordinary Shares from time to time. Sales of substantial amounts of our Class A Ordinary Shares in the public market, or the perception that these sales could occur, could adversely affect the trading price of our Class A Ordinary Shares.

Rule 144

All of our Shares outstanding prior to this offering are “restricted shares” as that term is defined in Rule 144 under the Securities Act and may be sold publicly in the United States only if they are subject to an effective registration statement under the Securities Act or pursuant to an exemption from the registration requirements. Under Rule 144 as currently in effect, a person who has beneficially owned our Shares for at least six months is generally entitled to sell the restricted securities without registration under the Securities Act beginning 90 days after the date of this prospectus, subject to certain additional restrictions.

Subject to the Lock-Up Agreements, our affiliates may sell within any [*] period a number of Shares that do not exceed the greater of the following:

●	[*] of the then outstanding Shares of the same class, which will equal approximately [*] Class A Ordinary Shares immediately after this offering assuming the over-allotment option is not exercised, and [*] Class A Ordinary Shares assuming the over-allotment option is exercised in full; or

●	the average weekly trading volume of our Class A Ordinary Shares on Nasdaq during the four calendar weeks preceding the date on which notice of the sale is filed with the SEC.

Affiliates who sell restricted securities under Rule 144 may not solicit orders or arrange for the solicitation of orders, and they are also subject to notice requirements and the availability of current public information about us.

Persons who are not our affiliates are only subject to one of these additional restrictions, the requirement of the availability of current public information about us, and this additional restriction does not apply if they have beneficially owned our restricted shares for more than one year.

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Rule 701

In general, under Rule 701 of the Securities Act as currently in effect, each of our employees, consultants or advisors who purchases our Class A Ordinary Shares from us in connection with a compensatory stock or option plan or other written agreement relating to compensation is eligible to resell such Shares 90 days after we became a reporting company under the Exchange Act in reliance on Rule 144, but without compliance with some of the restrictions, including the holding period, contained in Rule 144.

TAXATION

The following description is not intended to constitute a complete analysis of all tax considerations relating to the acquisition, ownership, and disposition of our Shares. You should consult your own tax advisor concerning the tax considerations of your particular situation, as well as any tax consequences that may arise under the laws of any state, local, foreign, or other taxing jurisdiction.

Cayman Islands Taxation

Payments of dividends and capital in respect of our Class A Ordinary Shares will not be subject to taxation in the Cayman Islands and no withholding tax will be required on the payment of a dividend or capital to any holder of the Class A Ordinary Shares nor will gains derived from the disposal of the Class A Ordinary Shares be subject to Cayman Islands income or corporation tax.

The Cayman Islands currently levies no taxes on individuals or corporations based upon profits, income, gains or appreciation and there is no taxation in the nature of inheritance tax or estate duty. There are no other taxes likely to be material to us levied by the government of the Cayman Islands except for stamp duties which may be applicable on instruments executed in, or brought within the jurisdiction of the Cayman Islands. There are no foreign exchange controls or foreign exchange regulations or currency restrictions in the Cayman Islands.

The Cayman Islands enacted the International Tax Co-operation (Economic Substance) Act (Revised) together with the Guidance Notes published by the Cayman Islands Tax Information Authority from time to time. The Company is required to comply with the economic substance requirements from July 1, 2019 and file an annual economic substance notification form in the Cayman Islands as to whether or not it is carrying on any relevant activities and if it is, it must satisfy an economic substance test.

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Hong Kong Taxation

The following summary of certain relevant taxation provisions under the laws of Hong Kong is based on current law and practice and is subject to changes therein. This summary does not purport to address all possible tax consequences relating to purchasing, holding or selling Class A Ordinary Shares, and does not take into account the specific circumstances of any particular investors, some of whom may be subject to special rules. Accordingly, holders or prospective purchasers (particularly those subject to special tax rules, such as banks, dealers, insurance companies and tax-exempt entities) should consult their own tax advisors regarding the tax consequences of purchasing, holding or selling Ordinary Shares. Under the current laws of Hong Kong:

●	No profit tax is imposed in Hong Kong in respect of capital gains from the sale of the Class A Ordinary Shares.

●	Revenue gains from the sale of Class A Ordinary Shares by persons carrying on a trade, profession or business in Hong Kong where the gains are derived from or arise in Hong Kong from the trade, profession or business will be chargeable to Hong Kong profits tax, which is currently imposed at the rate of 16.5% on corporations and at a maximum rate of 15% on individuals and unincorporated businesses.

●	Gains arising from the sale of Class A Ordinary Shares, where the purchases and sales of Class A Ordinary Shares are affected outside of Hong Kong such as, for example, on the New York Stock Exchange, should not be subject to Hong Kong profits tax.

According to the current tax practice of the Hong Kong Inland Revenue Department, dividends paid on the Ordinary Shares would not be subject to any Hong Kong tax.

No Hong Kong stamp duty is payable on the purchase and sale of the Class A Ordinary Shares.

Profits Tax

Under the current laws of Hong Kong, no tax is imposed in Hong Kong in respect of capital gains from the sale of property (such as the ordinary shares).

Trading gains from the sale of property by persons carrying on a trade, profession or business in Hong Kong where such gains are derived from or arise in Hong Kong from such trade, profession or business will be chargeable to Hong Kong profits tax.

As from year of assessment of 2018/2019 onwards, Hong Kong profit tax rates are 8.25% on assessable profits up to HK$2,000,000, and 16.5% on any part of assessable profits over HK$2,000,000.

Material United States Federal Income Tax Considerations

Persons considering an investment in our CLASS A Ordinary Shares should consult their own tax advisors as to the particular tax consequences applicable to them relating to the purchase, ownership and disposition of our CLASS A Ordinary Shares including the applicability of U.S. federal, state and local tax laws and non-U.S. tax laws.

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The following discussion is a summary of U.S. federal income tax considerations generally applicable to U.S. Holders (as defined below) of the ownership and disposition of our Class A Ordinary Shares. This summary applies only to U.S. Holders that hold our Class A Ordinary Shares as capital assets (generally, property held for investment) and that have the U.S. dollar as their functional currency. This summary is based on U.S. federal tax laws in effect as of the date of this prospectus, on U.S. Treasury regulations in effect or, in some cases, proposed as of the date of this prospectus, and judicial and administrative interpretations thereof available on or before such date. All of the foregoing authorities are subject to change, which could apply retroactively and could affect the tax consequences described below. No ruling has been sought from the Internal Revenue Service (“IRS”) with respect to any U.S. federal income tax considerations described below, and there can be no assurance that the IRS or a court will not take a contrary position. Moreover, this summary does not address the U.S. federal estate, gift, backup withholding, and alternative minimum tax considerations, or any state, local, and non-U.S. tax considerations, relating to the ownership and disposition of our Class A Ordinary Shares. The following summary does not address all aspects of U.S. federal income taxation that may be important to particular investors in light of their individual circumstances or to persons in special tax situations such as:

●	financial institutions or financial services entities;

●	underwriters;

●	insurance companies;

●	pension plans;

●	cooperatives;

●	regulated investment companies;

●	real estate investment trusts;

●	grantor trusts;

●	broker-dealers;

●	traders that elect to use a mark-to-market method of accounting;

●	governments or agencies or instrumentalities thereof;

●	certain former U.S. citizens or long-term residents;

●	tax-exempt entities (including private foundations);

●	persons liable for alternative minimum tax;

●	persons holding stock as part of a straddle, hedging, conversion or other integrated transaction;

●	persons whose functional currency is not the U.S. dollar;

●	passive foreign investment companies;

●	controlled foreign corporations;

●	the Company’s officers or directors;

●	holders who are not U.S. Holders;

●	persons that actually or constructively own 5% or more of the total combined voting power of all classes of our voting stock; or

●	partnerships or other entities taxable as partnerships for U.S. federal income tax purposes, or persons holding Ordinary Shares through such entities.

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For purposes of this discussion, a “U.S. Holder” is a beneficial owner of our Class A Ordinary Shares that is, for U.S. federal income tax purposes:

●	an individual who is a citizen or resident of the United States;

●	a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) created or organized in the United States or under the laws of the United States, any state thereof or the District of Columbia;

●	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

●	a trust that (1) is subject to the primary supervision of a court within the United States and the control of one or more U.S. persons for all substantial decisions, or (2) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

If a partnership (or other entity treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of our Class A Ordinary Shares, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. Partnerships holding our Class A Ordinary Shares and their partners are urged to consult their tax advisors regarding an investment in our Class A Ordinary Shares.

Taxation of Dividends and Other Distributions on Our Class A Ordinary Shares

Subject to the passive foreign investment company rules discussed below, the gross amount of distributions made by us to you with respect to the Class A Ordinary Shares (including the amount of any taxes withheld therefrom) will generally be includable in your gross income as dividend income on the date of receipt by you, but only to the extent that the distribution is paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). With respect to corporate U.S. Holders, the dividends will not be eligible for the dividends-received deduction allowed to corporations in respect of dividends received from other U.S. corporations.

With respect to non-corporate U.S. Holders, including individual U.S. Holders, dividends will be taxed at the lower capital gains rate applicable to qualified dividend income, provided that (1) the Class A Ordinary Shares are readily tradable on an established securities market in the United States, or we are eligible for the benefits of an approved qualifying income tax treaty with the United States that includes an exchange of information program, (2) we are not a passive foreign investment company (as discussed below) for either our taxable year in which the dividend is paid or the preceding taxable year, and (3) certain holding period requirements are met. Because there is no income tax treaty between the United States and the Cayman Islands, clause (1) above can be satisfied only if the Class A Ordinary Shares are readily tradable on an established securities market in the United States. Under U.S. Internal Revenue Service authority, Class A Ordinary Shares are considered for purpose of clause (1) above to be readily tradable on an established securities market in the United States if they are listed on NASDAQ. You are urged to consult your tax advisors regarding the availability of the lower rate for dividends paid with respect to our Ordinary Shares, including the effects of any change in law after the date of this prospectus.

To the extent that the amount of the distribution exceeds our current and accumulated earnings and profits (as determined under U.S. federal income tax principles), it will be treated first as a tax-free return of your tax basis in your Class A Ordinary Shares, and to the extent the amount of the distribution exceeds your tax basis, the excess will be taxed as capital gain. We do not intend to calculate our earnings and profits under U.S. federal income tax principles. Therefore, a U.S. Holder should expect that a distribution will be treated as a dividend even if that distribution would otherwise be treated as a non-taxable return of capital or as capital gain under the rules described above.

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Taxation of Sale or Other Disposition of Class A Ordinary Shares

Subject to the discussion below under “Passive Foreign Investment Company Rules,” a U.S. Holder will generally recognize capital gain or loss upon the sale or other disposition of Class A Ordinary Shares in an amount equal to the difference between the amount realized upon the disposition and the U.S. Holder’s adjusted tax basis in such Class A Ordinary Shares. Any capital gain or loss will be long-term if the Class A Ordinary Shares have been held for more than one year and will generally be U.S.-source gain or loss for U.S. foreign tax credit purposes. Long-term capital gains of non-corporate taxpayers are currently eligible for reduced rates of taxation. In the event that gains from the disposition of the Class A Ordinary Shares are subject to tax in the PRC, such gain may be treated as PRC-source gain under the United States-PRC income tax treaty. The deductibility of a capital loss may be subject to limitations. U.S. Holders are urged to consult their tax advisors regarding the tax consequences if a foreign tax is imposed on a disposition of our Class A Ordinary Shares, including the availability of the foreign tax credit under their particular circumstances.

Passive Foreign Investment Company Rules

A non-U.S. corporation, such as our company, will be classified as a PFIC, for U.S. federal income tax purposes for any taxable year, if either (i) 75% or more of its gross income for such year consists of certain types of “passive” income or (ii) 50% or more of the value of its assets (determined on the basis of a quarterly average) during such year is attributable to assets that produce or are held for the production of passive income. For this purpose, cash and cash equivalents are categorized as passive assets and the company’s goodwill and other un-booked intangibles are taken into account as non-passive assets. Passive income generally includes, among other things, dividends, interest, rents, royalties, and gains from the disposition of passive assets. We will be treated as owning a proportionate share of the assets and earning a proportionate share of the income of any other corporation in which we own, directly or indirectly, more than 25% (by value) of the stock.

No assurance can be given as to whether we may be or may become a PFIC, as this is a factual determination made annually that will depend, in part, upon the composition of our income and assets. Furthermore, the composition of our income and assets may also be affected by how, and how quickly, we use our liquid assets and the cash raised in this offering. Under circumstances where our revenue from activities that produce passive income significantly increase relative to our revenue from activities that produce non-passive income, or where we determine not to deploy significant amounts of cash for active purposes, our risk of becoming classified as a PFIC may substantially increase. In addition, because there are uncertainties in the application of the relevant rules, it is possible that the Internal Revenue Service may challenge our classification of certain income and assets as non-passive or our valuation of our tangible and intangible assets, each of which may result in our becoming a PFIC for the current or subsequent taxable years. If we were classified as a PFIC for any year during which a U.S. Holder held our Class A Ordinary Shares, we generally would continue to be treated as a PFIC for all succeeding years during which such U.S. Holder held our Class A Ordinary Shares even if we cease to be a PFIC in subsequent years, unless certain elections are made. Our U.S. counsel expresses no opinion with respect to our PFIC status for any taxable year.

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If we are classified as a PFIC for any taxable year during which a U.S. Holder holds our Class A Ordinary Shares, and unless the U.S. Holder makes a mark-to-market election (as described below), the U.S. Holder will generally be subject to special tax rules that have a penalizing effect, regardless of whether we remain a PFIC, on (i) any excess distribution that we make to the U.S. Holder (which generally means any distribution paid during a taxable year to a U.S. Holder that is greater than 125 percent of the average annual distributions paid in the three preceding taxable years or, if shorter, the U.S. Holder’s holding period for the Class A Ordinary Shares), and (ii) any gain realized on the sale or other disposition of Class A Ordinary Shares. Under these rules,

●	the U.S. Holder’s gain or excess distribution will be allocated ratably over the U.S. Holder’s holding period for the Class A Ordinary Shares;

●	the amount allocated to the current taxable year and any taxable years in the U.S. Holder’s holding period prior to the first taxable year in which we are classified as a PFIC (each, a “pre-PFIC year”), will be taxable as ordinary income;

●	the amount allocated to each prior taxable year, other than a pre-PFIC year, will be subject to tax at the highest tax rate in effect for individuals or corporations, as appropriate, for that year; and

●	an additional tax equal to the interest charge generally applicable to underpayments of tax will be imposed in respect of the tax attributable to each prior taxable year, other than a pre-PFIC year, of the U.S. Holder.

If we are treated as a PFIC for any taxable year during which a U.S. Holder holds our Class A Ordinary Shares, or if our subsidiary is also a PFIC, such U.S. Holder would be treated as owning a proportionate amount (by value) of the shares of any lower-tier PFICs for purposes of the application of these rules. U.S. Holders are urged to consult their tax advisors regarding the application of the PFIC rules to any of our subsidiaries.

As an alternative to the foregoing rules, a U.S. Holder of “marketable stock” in a PFIC may make a mark-to-market election with respect to such stock, provided that such stock is “regularly traded” within the meaning of applicable U.S. Treasury regulations. If our Class A Ordinary Shares qualify as being regularly traded, and an election is made, the U.S. Holder will generally (i) include as ordinary income for each taxable year that we are a PFIC the excess, if any, of the fair market value of Class A Ordinary Shares held at the end of the taxable year over the adjusted tax basis of such Class A Ordinary Shares and (ii) deduct as an ordinary loss the excess, if any, of the adjusted tax basis of the Class A Ordinary Shares over the fair market value of such Class A Ordinary Shares held at the end of the taxable year, but such deduction will only be allowed to the extent of the amount previously included in income as a result of the mark-to-market election. The U.S. Holder’s adjusted tax basis in the Class A Ordinary Shares would be adjusted to reflect any income or loss resulting from the mark-to-market election. If a U.S. Holder makes a mark-to-market election in respect of a corporation classified as a PFIC and such corporation ceases to be classified as a PFIC, the U.S. Holder will not be required to take into account the gain or loss described above during any period that such corporation is not classified as a PFIC. If a U.S. Holder makes a mark-to-market election, any gain such U.S. Holder recognizes upon the sale or other disposition of our Class A Ordinary Shares in a year when we are a PFIC will be treated as ordinary income and any loss will be treated as ordinary loss, but such loss will only be treated as ordinary loss to the extent of the net amount previously included in income as a result of the mark-to-market election.

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Because a mark-to-market election cannot be made for any lower-tier PFICs that we may own, a U.S. Holder may continue to be subject to the PFIC rules with respect to such U.S. Holder’s indirect interest in any investments held by us that are treated as an equity interest in a PFIC for U.S. federal income tax purposes.

Furthermore, as an alternative to the foregoing rules, a U.S. Holder that owns stock of a PFIC generally may make a “qualified electing fund” election regarding such corporation to elect out of the PFIC rules described above regarding excess distributions and recognized gains. However, we do not intend to provide information necessary for U.S. Holders to make qualified electing fund elections which, if available, would result in tax treatment different from the general tax treatment for PFICs described above.

If a U.S. Holder owns our Class A Ordinary Shares during any taxable year that we are a PFIC, the U.S. Holder must generally file an annual Internal Revenue Service Form 8621 and provide such other information as may be required by the U.S. Treasury Department, whether or not a mark-to-market election is or has been made. If we are or become a PFIC, you should consult your tax advisor regarding any reporting requirements that may apply to you.

You should consult your tax advisors regarding how the PFIC rules apply to your investment in our Class A Ordinary Shares.

Information Reporting and Backup Withholding

Certain U.S. Holders are required to report information to the Internal Revenue Service relating to an interest in “specified foreign financial assets,” including shares issued by a non-United States corporation, for any year in which the aggregate value of all specified foreign financial assets exceeds US$50,000 (or a higher dollar amount prescribed by the Internal Revenue Service), subject to certain exceptions (including an exception for shares held in custodial accounts maintained with a U.S. financial institution). These rules also impose penalties if a U.S. Holder is required to submit such information to the Internal Revenue Service and fails to do so.

In addition, dividend payments with respect to our Class A Ordinary Shares and proceeds from the sale, exchange or redemption of our Class A Ordinary Shares may be subject to additional information reporting to the IRS and possible U.S. backup withholding. Backup withholding will not apply, however, to a U.S. Holder who furnishes a correct taxpayer identification number and makes any other required certification on IRS Form W-9 or who is otherwise exempt from backup withholding. U.S. Holders who are required to establish their exempt status generally must provide such certification on IRS Form W-9. U.S. Holders are urged to consult their tax advisors regarding the application of the U.S. information reporting and backup withholding rules.

Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against your U.S. federal income tax liability, and you may obtain a refund of any excess amounts withheld under the backup withholding rules by filing the appropriate claim for refund with the IRS and furnishing any required information. We do not intend to withhold taxes for individual Shareholders. However, transactions effected through certain brokers or other intermediaries may be subject to withholding taxes (including backup withholding), and such brokers or intermediaries may be required by law to withhold such taxes.

EACH PROSPECTIVE INVESTOR SHOULD CONSULT ITS OWN TAX ADVISOR REGARDING THE PARTICULAR U.S. FEDERAL, STATE, LOCAL AND NON-U.S. TAX CONSEQUENCES OF PURCHASING, HOLDING AND DISPOSING OF OUR CLASS A ORDINARY SHARES, INCLUDING THE CONSEQUENCES OF ANY PROPOSED CHANGE IN APPLICABLE LAWS.

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UNDERWRITING

In connection with this offering, we expect to enter into an underwriting agreement with AC Sunshine Securities LLC (“AC Sunshine” or the “Representative”), acting as the representative of the underwriters named therein in this offering. Subject to the terms and conditions of the underwriting agreement, we will agree to sell to the underwriters, and each underwriter named below has severally agreed to purchase from us, on a firm commitment basis, the number of Class A ordinary shares set forth opposite its name below, at the public offering price, less the underwriting discount set forth on the cover page of this prospectus:

Name	Number of shares
AC Sunshine Securities LLC	[*]
[*]
Total	6,250,000

The underwriters are offering the Class A Ordinary Shares subject to their acceptance of the Class A Ordinary Shares from us and subject to prior sale. The underwriting agreement provides that the obligations of the underwriters to pay for and accept delivery of the Class A Ordinary Shares offered by this prospectus are subject to the approval of certain legal matters by their counsel and to certain other conditions. The underwriters are obligated to take and pay for all of the Class A Ordinary Shares offered by this prospectus if any such shares are taken. However, the underwriters are not required to take or pay for the Class A Ordinary Shares covered by the underwriters’ over-allotment option described below.

We have granted to the underwriters an option, exercisable for 45 days from the closing of the offering, to purchase up to an additional 937,500 Class A Ordinary Shares at the public offering price listed on the cover page of this prospectus, less underwriting discounts and commissions. The option may be exercised in whole or in part, and may be exercised more than once, during the 45-day option period. The underwriters may exercise this option solely for the purpose of covering over-allotments, if any, made in connection with the offering contemplated by this prospectus. To the extent the option is exercised, each underwriter will become obligated, subject to certain conditions, to purchase the same percentage of the additional shares as the number listed next to the underwriter’s name in the preceding table bears to the total number of shares listed next to the names of all underwriters in the preceding table. If any additional Class A Ordinary Shares are purchased, the underwriters will offer these Class A Ordinary Shares on the same terms as those on which the other Class A Ordinary Shares are being offered.

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The Representative has advised us that it proposes to offer the shares to the public at the public offering price set forth on the cover page of this prospectus and to certain dealers at that price less a concession not in excess of US$[*] per share. The underwriters may allow, and certain dealers may re-allow, a discount from the concession not in excess of US$[*] per share to certain brokers and dealers. After this offering, the public offering price, concession and reallowance to dealers may be reduced by the Representative. No such reduction shall change the amount of proceeds to be received by us as set forth on the cover page of this prospectus. The securities are offered by the underwriters as stated herein, subject to receipt and acceptance by them and subject to their right to reject any order in whole or in part. The underwriters have informed us that they do not intend to confirm sales to any accounts over which they exercise discretionary authority.

Certain of the underwriters are expected to make offers and sales both inside and outside the U.S. through their respective selling agents. Any offers or sales in the U.S. will be conducted by broker-dealers registered with the SEC.

Discounts, Commission and Expenses

The underwriting discounts and commissions are 7% of the initial public offering price.

The following table shows the price per share and total public offering price, underwriting discounts and commissions, and proceeds before expenses to us. These amounts are shown assuming both no exercise and full exercise of the underwriters’ over-allotment option.

Total
	Per Share	No Exercise	Full Exercise
Public offering price	US$	US$	US$
Underwriting discounts and commissions to be paid by us	US$	US$	US$
Proceeds, before expenses, to us	US$	US$	US$

We have agreed to pay all reasonable, necessary and accountable out-of-pocket expenses relating to the offering, including, but not limited to: (i) the costs of preparing, printing and filing the registration statement with the SEC, including amendments and supplements thereto, and post effective amendments, as well as the filings with FINRA and Nasdaq, and payment of all necessary fees in connection therewith and the printing of a sufficient quantity of preliminary and final prospectuses as the Representative may reasonably request; (ii) the costs of preparing, printing and delivering exhibits thereto, in such quantities as the Representative may reasonably request; (iii) all fees, expenses and disbursements relating to the registration, qualification or exemption of securities offered under the securities laws of foreign jurisdictions designated by the Representative; (iv) the fees of counsel and accountants for the Company, including fees associated with any blue sky filings where applicable; (v) fees associated with the Company’s transfer agent; (vi) fees, if necessary, associated with translation services; and (vii) accountable expenses of the Representative (including fees and expenses of its counsel) whether or not the offering is consummated.

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We have paid the Representative a US$50,000 advance (the “Advance”) for its accountable out-of-pocket expenses immediately after we entered into the engagement letter with the Representative on August 8, 2025 (the “Engagement Agreement”), to be credited against the accountable expenses actually incurred by the Representative upon the successful completion of this offering. Any Advance received by the Representative will be reimbursed to us to the extent not actually incurred in compliance with FINRA Rule 5110(g)(4)(A).

We estimate that the total expenses of the offering payable by us, excluding the underwriters’ discount and commissions will be approximately US$967,990.

Indemnification; Indemnification Escrow

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act and liabilities arising from breaches of representations and warranties contained in the underwriting agreement, or to contribute to payments that the underwriters may be required to make in respect of those liabilities.

The Company has agreed to set up an escrow account with a third-party escrow agent in the United States and will fund such account with US$[*] that may be utilized by the underwriters to fund certain indemnification obligations of the Company to the underwriters and other indemnified persons as described herein and in the Underwriting Agreement, arising during the 12-month period following the closing of the offering. The escrow account will be interest bearing, and we will be free to invest the assets in low-risk investments (e.g., bonds, mutual funds, money market funds, etc.). All funds that are not subject to an indemnification claim will be returned to us after the applicable period expires. The Company will pay the reasonable fees and expenses of the escrow agent.

Tail Financing

We have also agreed to pay the Representative a cash fee equal to seven percent (7%) of the gross proceeds received by us (“Tail Fee”), from the sale of any of our securities to any investor actually introduced by the Representative to us, who was not known to us, during the Engagement Period (as defined below), provided that such tail financing is consummated within 12 months after the Engagement Period. In compliance with FINRA Rule 5110(g)(5)(B), the Tail Fee will be terminated upon our termination of the Engagement Letter or underwriting agreement for cause, in which case we will not be responsible for paying for the Tail Fee. “Engagement Period” means the period that begins on August 8, 2025, and ends on the earlier of the 18 months after August 8, 2025 or the completion of this offering. Engagement Period may be extended for an additional six (6) months thereafter under the same terms and conditions as described in the Engagement Agreement.

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Lock-Up Agreements

We and our directors, officers and affiliates will enter into customary “lock-up” agreements in favor of the Representative pursuant to which we, and any of our successors, our directors, officers and affiliates will agree, for a period of six (6) months from the closing of the offering, not to (a) offer, sell or otherwise transfer or dispose of, directly or indirectly, any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company; or (b) file or caused to be filed any registration statement with the SEC relating to the offering of any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company, other than post-effective amendments to the Registration Statement of which this prospectus is a part. Holders of more than 5.0% of our outstanding Class A Ordinary Shares as of the effective date of the registration statement, will enter into similar lock-up agreements for a period of six (6) months from the closing of the offering.

Nasdaq Capital Market Listing

We intend to apply to have our Class A Ordinary Shares approved for listing on The Nasdaq Capital Market under the symbol “POCH.” We make no representation that such application will be approved or that our Class A Ordinary Shares will trade on such market either now or at any time in the future; notwithstanding the foregoing, we will not close this offering unless such Class A Ordinary Shares will be listed on the Nasdaq Capital Market at the completion of this offering.

Electronic Distribution

A prospectus in electronic format may be made available on websites or through other online services maintained by Representative or by its affiliates. Other than the prospectus in electronic format, the information on the Representative’s website and any information contained in any other website maintained by it is not part of this prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or the Representative in its capacity as an underwriter, and should not be relied upon by investors.

Any underwriter who is a qualified market maker on the Nasdaq Capital Market may engage in passive market making transactions on the Nasdaq Capital Market in accordance with Rule 103 of Regulation M, during the Business Day prior to the pricing of the offering, before the commencement of offers or sales. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded.

No Public Market; Determination of Offering Price

Prior to this offering, there has not been a public market for our securities in the U.S. and the public offering price for our Class A Ordinary Shares will be determined through negotiations between us and the underwriters. Among the factors to be considered in these negotiations will be prevailing market conditions, our financial information, market valuations of other companies that we and the underwriters believe to be comparable to us, estimates of our business potential, the present state of our development and other factors deemed relevant.

We offer no assurances that the initial public offering price will correspond to the price at which our Class A Ordinary Shares will trade in the public market subsequent to this offering or that an active trading market for our Class A Ordinary Shares will develop and continue after this offering.

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Price Stabilization, Short Positions and Penalty Bids

Until the distribution of the Class A Ordinary Shares offered by this prospectus is completed, rules of the SEC may limit the ability of the underwriters to bid for and to purchase our Class A Ordinary Shares. As an exception to these rules, the underwriters may engage in transactions effected in accordance with Regulation M under the Exchange Act that are intended to stabilize, maintain or otherwise affect the price of our Class A Ordinary Shares. The underwriters may engage in over-allotment sales, syndicate covering transactions, stabilizing transactions and penalty bids in accordance with Regulation M.

●	Stabilizing transactions consist of bids or purchases made by the managing underwriter for the purpose of preventing or slowing a decline in the market price of our securities while this offering is in progress.

●	Short sales and over-allotments occur when the managing underwriter, on behalf of the underwriting syndicate, sells more of our shares than they purchase from us in this offering. In order to cover the resulting short position, the managing underwriter may exercise the overallotment option described above and/or may engage in syndicate covering transactions. There is no contractual limit on the size of any syndicate covering transaction. The underwriters will deliver a prospectus in connection with any such short sales. Purchasers of shares sold short by the underwriters are entitled to the same remedies under the federal securities laws as any other purchaser of units covered by the registration statement.

●	Syndicate covering transactions are bids for or purchases of our securities on the open market by the managing underwriter on behalf of the underwriters in order to reduce a short position incurred by the managing underwriter on behalf of the underwriters.

●	A penalty bid is an arrangement permitting the managing underwriter to reclaim the selling concession that would otherwise accrue to an underwriter if the Class A Ordinary Shares originally sold by the underwriter were later repurchased by the managing underwriter and therefore was not effectively sold to the public by such underwriter.

Stabilization, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our Class A Ordinary Shares or preventing or retarding a decline in the market price of our Class A Ordinary Shares. As a result, the price of our Class A Ordinary Shares may be higher than the price that might otherwise exist in the open market.

Neither we nor the underwriters make any representation or prediction as to the effect that the transactions described above may have on the prices of our Class A Ordinary Shares. These transactions may occur on the Nasdaq Capital Market or on any trading market. If any of these transactions are commenced, they may be discontinued without notice at any time.

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Other Relationships

The underwriters and certain of their affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Some of the underwriters and certain of their affiliates may in the future engage in investment banking and other commercial dealings in the ordinary course of business with us and our affiliates, for which they may in the future receive customary fees, commissions and expenses. In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Selling Restrictions

No action may be taken in any jurisdiction other than the United States that would permit a public offering of our Class A Ordinary Shares or the possession, circulation or distribution of this prospectus in any jurisdiction where action for that purpose is required. Accordingly, the Class A Ordinary Shares offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

In addition to the public offering of the Class A Ordinary Shares in the United States, the underwriters may, subject to applicable foreign laws, also offer the ordinary shares in certain countries.

Notice to Prospective Investors in Hong Kong

The Class A Ordinary Shares have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to the Class A Ordinary Shares has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to Class A Ordinary Shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.

Notice to Prospective Investors in the People’s Republic of China

This prospectus may not be circulated or distributed in the PRC and the Class A Ordinary Shares may not be offered or sold, and will not offer or sell to any person for re-offering or resale directly or indirectly to any resident of the PRC except pursuant to applicable laws, rules and regulations of the PRC. For the purpose of this paragraph only, the PRC does not include Taiwan and the special administrative regions of Hong Kong and Macau.

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Notice to Prospective Investors in Singapore

This prospectus has not been registered as a prospectus in Singapore with the Monetary Authority of Singapore. Accordingly, this prospectus and any other documents or material in connection with the offer or sale, or invitation for subscription or purchase, of the Class A Ordinary Shares may not be circulated or distributed, nor may the Class A Ordinary Shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act 2001 of Singapore (“SFA”), or (ii) to a relevant person pursuant to Section 275(1) of the SFA, or to any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where our Class A Ordinary Shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is: (a) a corporation (which is not an accredited investor as defined in Section 4A of the SFA) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor; securities and securities-based derivative contracts (as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferred within six months after that corporation or that trust has acquired the Class A Ordinary Shares under Section 275 of the SFA, except: (1) to an institutional investor or (in the case of such corporation) where the transfer arises from an offer referred to in Section 275(1A) of the SFA or (in the case of such trust) where the transfer arises from an offer referred to in Section 276(4)(c)(ii) of the SFA; (2) where no consideration is or will be given for the transfer; (3) where the transfer is by operation of law; (4) as specified in Section 276(7) of the SFA; or (5) as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018 of Singapore.

Notice to Prospective Investors in Taiwan

The Class A Ordinary Shares have not been and will not be registered with the Financial Supervisory Commission of Taiwan pursuant to relevant securities laws and regulations and may not be sold, issued or offered within Taiwan through a public offering or in circumstances which constitutes an offer within the meaning of the Securities and Exchange Act of Taiwan that requires a registration or approval of the Financial Supervisory Commission of Taiwan. No person or entity in Taiwan has been authorized to offer, sell, give advice regarding or otherwise intermediate the offering and sale of the Class A Ordinary Shares in Taiwan.

Notice to Prospective Investors in the Cayman Islands

No invitation, whether directly or indirectly, may be made to the public in the Cayman Islands to subscribe for our Class A Ordinary Shares. This prospectus does not constitute a public offer of the Class A Ordinary Shares, whether by way of sale or subscription, in the Cayman Islands. The underwriters have represented and agreed that they have not offered or sold, and will not offer or sell, directly or indirectly, any Class A Ordinary Shares to any member of the public in the Cayman Islands.

Stamp Taxes

If you purchase Class A Ordinary Shares offered in this prospectus, you may be required to pay stamp taxes and other charges under the laws and practices of the country of purchase, in addition to the offering price listed on the cover page of this prospectus.

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EXPENSES OF THE OFFERING

Set forth below is an itemization of the total expenses, excluding the underwriting discounts and commissions, which are expected to be incurred in connection with the sale of Class A Ordinary Shares in this offering. With the exception of the registration fee payable to the SEC, the Nasdaq listing fee and the filing fee payable to FINRA, all amounts are estimates.

Securities and Exchange Commission Registration Fee	$4,963
Nasdaq Capital Market Listing Fee	75,000
FINRA Filing Fee	3,500
Legal Fees and Other Expenses	590,000
Accounting Fees and Expenses	150,000
Printing and Engraving Expenses	25,000
Transfer Agent Expenses	249
Miscellaneous Expenses	119,278
Total	967,990

*	To be filed by amendment

LEGAL MATTERS

Concord & Sage PC is acting as counsel to our Company regarding U.S. securities law matters. The validity of the Class A Ordinary Shares offered as a matter of Cayman Islands law hereby will be passed upon for us by Harney Westwood & Riegels. Certain legal matters with respect to U.S. federal law in connection with this offering will be passed upon for the underwriter by K&L Gates LLP. Legal matters as to Hong Kong law will be passed upon for us by SH Wong & Co. We may rely upon Harney Westwood & Riegels with respect to matters governed by Cayman Islands law.

EXPERTS

The consolidated financial statements for the fiscal years ended March 31, 2024 and 2025 and for each of the fiscal years then ended included in this prospectus have been so included in reliance on the report of Wei, Wei & Co., LLP, an independent registered public accounting firm, given on the authority of such firm as experts in accounting and auditing. The office of Wei, Wei & Co., LLP is located at 133-10 39th Avenue, Flushing, New York 11354, United States.

ENFORCEMENT OF CIVIL LIABILITIES

We are incorporated under the laws of the Cayman Islands as an exempted company with limited liability. We are incorporated under the laws of the Cayman Islands because of certain benefits associated with being a Cayman Islands company, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of foreign exchange control or currency restrictions, and the availability of professional and support services. The Cayman Islands, however, may have a less exhaustive body of securities laws as compared to the United States and these securities laws provide significantly less protection to investors. Additionally, Cayman Islands companies may not have standing to sue before the Federal courts of the United States.

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All of our current operations are conducted outside of the United States and all of our current assets are located outside of the United States, with the majority of our operations and current assets being located in Hong Kong. All of the current director nominees and executive officers of our Company are nationals or residents of Hong Kong, and substantially all of their assets are located outside the United States. As a result, it may not be possible for investors to effect service of process within the United States upon us or any such persons, or to enforce in the United States any judgment obtained in the U.S. courts against us or any of such persons, including judgments based upon the civil liability provisions of the U.S. securities laws or any U.S. state or territory.

We have appointed Cogency Global Inc. as our agent to receive service of process with respect to any action brought against us in the United States District Court for the Southern District of New York under the federal securities laws of the United States or of any state in the United States or any action brought against us in the Supreme Court of the State of New York in the County of New York under the securities laws of the State of New York.

Cayman Islands

We have been advised by Harney Westwood & Riegels, our Cayman Islands legal counsel, that there is uncertainty as to whether the courts of the Cayman Islands would:

●	recognize or enforce judgments of courts of the United States against us or our directors or officers predicated upon the civil liability provisions of securities laws of the United States or any state in the United States; and

●	entertain original actions brought in the Cayman Islands against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

We have been advised by Harney Westwood & Riegels that although there is no statutory enforcement in the Cayman Islands of judgments obtained in the federal or state courts of the United States (and the Cayman Islands are not a party to any treaties for the reciprocal enforcement or recognition of such judgments), the Grand Court of the Cayman Islands will at common law enforce final and conclusive in personam judgments of state and/or federal courts of the United States of America, or the “Foreign Court”, of a debt or definite sum of money against the Company (other than a sum of money payable in respect of taxes or other charges of a like nature, a fine or other penalty (which may include a multiple damages judgment in an anti-trust action) or where enforcement would be contrary to public policy). The Grand Court of the Cayman Islands may also at common law enforce final and conclusive in personam judgments of the Foreign Court that are non-monetary against the Company, for example, declaratory judgments ruling upon the true legal owner of shares in a Cayman Islands company. The Grand Court of the Cayman Islands will exercise its discretion in the enforcement of non-money judgments by having regard to the circumstances, such as considering whether the principles of comity apply. To be treated as final and conclusive, any relevant judgment must be regarded as res judicata by the Foreign Court. A debt claim on a foreign judgment must be brought within six years of the date of the judgment, and arrears of interest on a judgment debt cannot be recovered after six years from the date on which the interest was due. The courts of the Cayman Islands are unlikely to enforce a judgment obtained from the Foreign Court under civil liability provisions of U.S. federal securities law if such a judgment is found by the courts of the Cayman Islands to give rise to obligations to make payments that are penal or punitive in nature. Such a determination has not yet been made by the Grand Court of the Cayman Islands. A court of the Cayman Islands may stay enforcement proceedings if concurrent proceedings are being brought elsewhere. A judgment entered in default of appearance by a defendant who has had notice of the Foreign Court’s intention to proceed may be final and conclusive notwithstanding that the Foreign Court has power to set aside its own judgment and despite the fact that it may be subject to an appeal the time-limit for which has not yet expired. The Grand Court of the Cayman Islands may safeguard the defendant’s rights by granting a stay of execution pending any such appeal and may also grant interim injunctive relief as appropriate for the purpose of enforcement.

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Hong Kong

According to SH Wong & Co, our counsel as to Hong Kong law, and their opinion which will be attached to this prospectus as Exhibit 5.2, there is currently no arrangement providing for the reciprocal enforcement of judgements between Hong Kong and the United States, as such judgments of United States courts will not be directly enforced in Hong Kong. However, under common law, a foreign judgment (including one from a federal or state court in the United States) obtained against the Company may generally be treated by the courts of Hong Kong as a cause of action in itself and sued upon as a debt between the parties. In a common law action for enforcement of a foreign judgment, the judgment creditor has to prove that (a) the judgment is in personam; (b) the judgment is in the nature of a monetary award; (c) the judgment is final and conclusive on the merits and has not been stayed or satisfied in full; and (d) the judgement is from a court of competent jurisdiction. The defenses available to the defendant in a common law action for enforcement of a foreign judgment include breach of natural justice, fraud and contrary to public policy of Hong Kong. In order to enforce the foreign judgment at common law, fresh proceedings must be initiated in Hong Kong, which involves issuing a Writ of Summons and Statement of Claim attaching the foreign judgment as proof of the debt.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement, including relevant exhibits, with the SEC on Form F-1 under the Securities Act with respect to underlying Class A Ordinary Shares to be sold in this offering. This prospectus, which constitutes a part of the registration statement on Form F-1, does not contain all of the information contained in the registration statement. You should read our registration statements and their exhibits and schedules for further information with respect to us and our Class A Ordinary Shares.

Immediately upon the effectiveness of the registration statement on Form F-1 to which this prospectus is a part, we will become subject to periodic reporting and other informational requirements of the Exchange Act as applicable to foreign private issuers. Accordingly, we will be required to file reports, including annual reports on Form 20-F, and other information with the SEC. As we are a foreign private issuer, we are exempt from some of the Exchange Act reporting requirements, the rules prescribing the furnishing and content of proxy statements to shareholders, and Section 16 short swing profit reporting for our officers and directors and for holders of more than 10% of our shares. In addition, we will not be required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

The registration statements, reports and other information so filed can be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The SEC also maintains a website that contains reports, proxy statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov. The information on that website is not a part of this prospectus.

No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

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POCHE TECHNOLOGY CO., LIMITED

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of Poche Technology Co., Ltd.

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheets of Poche Technology Co., Ltd. and Subsidiaries (the “Company”) as of March 31, 2025 and 2024 and the related consolidated statements of income and comprehensive income, changes in shareholders’ (deficit) equity, and cash flows for each of the years in the two-year period ended March 31, 2025, and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of March 31, 2025 and 2024, and the results of its operations and its cash flows for each of the years in the two-year period ended March 31, 2025, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Wei, Wei & Co., LLP

Flushing, New York

September 22, 2025, except for Note 10, as to which the date is March 18, 2026

We have served as the Company’s auditors since 2025.

F-2

POCHE TECHNOLOGY CO., LIMITED

CONSOLIDATED BALANCE SHEETS

	March 31,	March 31,
	2024	2025
	USD	USD
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	338,106	1,351,304
Accounts receivable, net	448,777	106,709
Prepayment and other current assets	494,271	1,391,097
Due from a related party	1,517,716	2,833,392
TOTAL CURRENT ASSETS	2,798,870	5,682,502
NON-CURRENT ASSETS:
Property and equipment, net	1,729	2,646
Right-of-use assets – operating lease	14,883	44,995
Deferred tax assets	1,883	65,832
TOTAL NON-CURRENT ASSETS	18,495	113,473
TOTAL ASSETS	2,817,365	5,795,975

LIABILITIES AND EQUITY
CURRENT LIABILITIES:
Accounts payable	1,475,614	1,136,300
Accrued and other payables	2,554	6,417
Contract liabilities	1,241,323	3,269,945
Operating lease liabilities - current	16,039	12,699
Income tax payable	7,591	240,536
TOTAL CURRENT LIABILITIES	2,743,121	4,665,897
NON-CURRENT LIABILITIES
Operating lease liabilities – non-current	—	32,687
TOTAL LIABILITIES	2,743,121	4,698,584
COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS’ EQUITY:
Class A ordinary shares (par value of US$0.0001 per share; 450,000,000 shares authorized, 12,802,200 shares issued and outstanding as of March 31, 2024 and 2025) *	1,280	1,280
Class B ordinary shares (par value of US$0.0001 per share; 50,000,000 shares authorized, 2,280,000 shares issued and outstanding as of March 31, 2024 and 2025) *	228	228
Subscription receivables	(1,508)	(1,508)
Additional paid-in capital	1,290	1,290
Retained earnings	74,121	1,090,669
Accumulated other comprehensive (loss)/income	(1,167)	5,432
TOTAL EQUITY	74,244	1,097,391
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	2,817,365	5,795,975

* All references to number of ordinary shares and per share data are presented on a retroactive basis to reflect the reorganization and the Share Surrender. The accompanying notes are an integral part of these consolidated financial statements.

F-3

POCHE TECHNOLOGY CO., LIMITED

CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME

	For the fiscal years ended March 31,
	2024	2025
	USD	USD
Revenue	11,625,136	24,206,817
Cost of revenue	(10,849,695)	(22,594,504)
GROSS PROFIT	775,441	1,612,313

General and administrative expenses	69,398	458,493
INCOME FROM OPERATIONS	706,043	1,153,820

OTHER INCOME
Interest income	9	36,192
Other income, net	29,131	2,721
Foreign exchange loss	(257)	(7,189)
Total other income, net	28,883	31,724

INCOME BEFORE INCOME TAXES	734,926	1,185,544

INCOME TAX PROVISION	113,807	168,996
NET INCOME	621,119	1,016,548

OTHER COMPREHENSIVE INCOME
Foreign currency translation adjustment	(1,663)	6,599

TOTAL COMPREHENSIVE INCOME	619,456	1,023,147

BASIC AND DILUTED EARNINGS PER SHARE *
Basic and diluted	0.04	0.07
Weighted average number of shares*
Basic and diluted	15,082,200	15,082,200

* All references to number of ordinary shares and per share data are presented on a retroactive basis to reflect the reorganization and the Share Surrender. The accompanying notes are an integral part of these consolidated financial statements.

F-4

POCHE TECHNOLOGY CO., LIMITED

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ (DEFICIT) EQUITY

	Class A Ordinary Shares		Class B Ordinary Shares		Subscription	Additional Paid-in	(Accumulated Deficits)/Retained	Accumulated other comprehensive
	Shares*	Amount*	Shares*	Amount*	receivables	Capital	Earnings	(loss)/income	Total
		USD		USD	USD	USD	USD	USD	USD
Balance as of March 31, 2023	12,802,200	1,280	2,280,000	228	(1,508)	1,290	(546,998)	496	(545,212)
Net income for the fiscal year	—	—	—	—	—	—	621,119	—	621,119
Foreign currency transaction adjustment	—	—	—	—	—	—	—	(1,663)	(1,663)
Balance as of March 31, 2024	12,802,200	1,280	2,280,000	228	(1,508)	1,290	74,121	(1,167)	74,244
Net income for the fiscal year	—	—	—	—	—	—	1,016,548	—	1,016,548
Foreign currency transaction adjustment	—	—	—	—	—	—	—	6,599	6,599
Balance as of March 31, 2025	12,802,200	1,280	2,280,000	228	(1,508)	1,290	1,090,669	5,432	1,097,391

* All references to number of ordinary shares and per share data are presented on a retroactive basis to reflect the reorganization and the Share Surrender. The accompanying notes are an integral part of these consolidated financial statements.

F-5

POCHE TECHNOLOGY CO., LIMITED

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the fiscal years ended March 31,
	2024	2025
	USD	USD
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	621,119	1,016,548
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	513	680
Amortization of operating lease right of use assets and interest of lease liabilities	17,673	17,701
Provision for credit losses for accounts receivable	11,371	387,570
Changes in operating assets and liabilities:
Accounts receivable	(444,743)	(45,502)
Due from a related party	(476,212)	(1,315,676)
Prepayment and other current assets	(346,379)	(896,826)
Deferred tax	106,216	(63,949)
Accounts payable	1,074,119	(339,314)
Contract liabilities	(445,903)	2,028,622
Accrued and other payables	8	3,863
Change in lease liabilities – operating lease	(16,605)	(18,464)
Income tax payable	7,591	232,945
NET CASH PROVIDED BY OPERATING ACTIVITIES	108,768	1,008,198

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(865)	(1,597)
NET CASH USED IN INVESTING ACTIVITIES	(865)	(1,597)

FOREIGN CURRENCY TRANSLATION ADJUSTMENT	(1,675)	6,597

NET INCREASE IN CASH AND CASH EQUIVALENTS	106,228	1,013,198
TOTAL CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR	231,878	338,106
TOTAL CASH AND CASH EQUIVALENTS, END OF YEAR	338,106	1,351,304

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for income tax	—	—
Cash paid for interest expense	—	—

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING TRANSACTIONS:
Right-of-use assets obtained in exchange for new operating lease liabilities	—	44,995

* The accompanying notes are an integral part of these consolidated financial statements.

F-6

POCHE TECHNOLOGY CO., LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1 — Organization and principal activities

POCHE TECHNOLOGY CO., LIMITED (“Poche Cayman” or “the Company”) is a company incorporated under the laws of the Cayman on August 8, 2025. The Company is a holding company and conducts businesses primarily through its subsidiaries (collectively, the “Group”). The principal activities of the Group encompass providing one-stop online marketing solutions in Hong Kong.

POCHE TECHNOLOGY CO., LIMITED (“Poche BVI”) was incorporated under the laws of British Virgin Islands on August 13, 2025 and is a wholly subsidiary of the Company.

HONGKONG POCHE TECHNOLOGY CO., LIMITED (“Poche HK”) is a limited company that was incorporated in Hong Kong on September 9, 2020 and has been controlled by Poche BVI.

Reorganization

In preparation of the Company’s initial public offering (“IPO”) in the United States, the following transactions were undertaken to reorganize the legal structure of the Group. The Company was incorporated in connection with a group reorganization (the “Reorganization”).

On August 25, 2025, Poche BVI and Poche HK entered into an equity purchase agreement with its then shareholder, Ms. Rui Wang, through which Poche HK became a wholly subsidiary of Poche BVI.

As all the entities involved in the process of the Reorganization are under common ownership of Poche Cayman’s shareholders before and after the Reorganization, the Reorganization is accounted for in a manner similar to a pooling of interests with the assets and liabilities of the parties to the Reorganization carried over at their historical amounts. Therefore, the accompanying consolidated financial statements were prepared as if the corporate structure of the Company had been in existence since the beginning of the periods presented.

Upon the Group Reorganization and as at the date of this report, details of the subsidiary companies are as follows:

Name	Background		Ownership
POCHE TECHNOLOGY CO., LIMITED	-	A BVI company	Wholly owned by the Company
	-	Established on August 13, 2025
	-	authorised to issue a maximum of 50,000 shares of a single class with a par value of US$1.00 each
	-	Investment holding

HONGKONG POCHE TECHNOLOGY CO., LIMITED	-	A Hong Kong company	Wholly owned by
	-	Established on September 9, 2020	POCHE TECHNOLOGY CO., LIMITED (BVI)
	-	Registered capital of HKD10,000
	-	Provision of one-stop online marketing solution services.

F-7

POCHE TECHNOLOGY CO., LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 2 —Summary of significant accounting policies

Basis of presentation

The accompanying consolidated financial statements have been prepared in accordance with the accounting principles generally accepted in the U.S. (“U.S. GAAP”) and pursuant to the rules and regulations of the U.S. Securities Exchange Commission. The Company’s fiscal year end date is March 31.

On February 27, 2026, the Company accepted and approved surrender of certain shares by all of the shareholder of the Company (the “Share Surrender”). As a result of the Share Surrender, the total issued and outstanding Class A Ordinary Shares were reduced from 22,460,000 to 12,802,200, and the total issued and outstanding Class B Ordinary Shares were reduced from 4,000,000 to 2,280,000. Accordingly, all issued and outstanding shares and per share date (including basic and diluted earnings per share) have been retroactively adjusted in the accompanying consolidated financial statements to reflect the Share Surrender for all periods presented, as if the Share Surrender had been in effect since the beginning of the period presented. No gain or loss was recognized in connection with the Share Surrender. Par value per share was unchanged at US$0.0001 per share.

Principles of consolidation

The consolidated financial statements include the financial statements of the Group, its subsidiaries for which the Group exercises control and, when applicable, entities in which the Group has a controlling financial interest or the ultimate primary beneficiary.

All transactions and balances between the Group and its subsidiaries were eliminated in the consolidation.

Uses of estimates and assumptions

In preparing the consolidated financial statements in conformity with U.S. GAAP, management makes estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenue and expenses during the reporting periods presented. These estimates are based on information as of the date of the consolidated financial statements. The estimates required to be made by management include, but are not limited to, useful lives of property and equipment, the incremental borrowing rate used in operating lease right-of-use assets and lease liabilities, allowance for credit losses of accounts receivable, the recoverability of long-lived assets, valuation allowance for deferred tax assets and contingencies. Actual results could differ from those estimates.

Cash and cash equivalents

Cash and cash equivalents represent cash at bank, demand deposits placed with banks and other monetary funds. The Group maintains bank accounts with various financial institutions primarily in Hong Kong. The Group considers all highly liquid investment instruments with an original maturity of three months or less from the date of purchase to be cash equivalents. As of March 31, 2024 and 2025, cash balances were US$338,106 and US$1,351,304, respectively. The majority of the Group’s cash is saved in licensed banks in the Hong Kong. Cash balances in bank accounts in Hong Kong are insured under the Deposit Protection Scheme introduced by the Hong Kong Government for a maximum amount of HK$800,000 (US$102,829). The Group has not experienced any losses in bank accounts and believes it is not exposed to any risks on its cash in bank accounts.

Fair Value of Financial Instruments

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. ASC 825-10 requires certain disclosures regarding the fair value of financial instruments. To ensure consistency and transparency in the fair value measurements, a three-level fair value hierarchy prioritizes the inputs used to measure fair value. The hierarchy requires entities to maximize the use of observable inputs and minimize the use of unobservable inputs. The three levels of inputs used to measure fair value are as follows:

●	Level 1 — inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.

●	Level 2 — inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, quoted market prices for identical or similar assets in markets that are not active, inputs other than quoted prices that are observable and inputs derived from or corroborated by observable market data.

●	Level 3 — inputs to the valuation methodology are unobservable.

Unless otherwise disclosed, the fair value of the Group’s financial instruments, including cash and cash equivalents, accounts receivable, prepayment and other current assets (excluding advance to suppliers), due from a related party, accounts payable, and accrued and other payables (excluding payroll payable), approximates their recorded values due to their short-term maturities. For lease liabilities, fair value approximates their carrying value at the year end as the interest rates used to discount the host contracts approximate market rates. The Group noted no transfers between levels during any of the periods presented. The Group did not have any instruments that were measured at fair value on a recurring or non-recurring basis as of March 31, 2024 and 2025.

F-8

POCHE TECHNOLOGY CO., LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Accounts receivable, net

The accounts receivable represent the Group’s right to consideration in exchange for services that the Group has transferred to the customer before payment is due. Accounts receivable are carried at net realizable value. The Group reviews its accounts receivable on a periodic basis and makes general and specific allowances when there is doubt as to the collectability of individual balances. In evaluating the collectability of individual receivable balances, the Group considers many factors, including the age of the balance, customer’s historical payment history, its current credit worthiness and current or future economic trends. Accounts receivable are written off after exhaustive efforts at collection. If accounts receivable are to be provided for, or written off, it would be recognized in the consolidated statements of income and comprehensive income within operating expenses. The Group uses loss-rate methods to estimate allowance for credit loss. In establishing an allowance for credit losses, the Group uses reasonable and supportable information, which is based on historical collection experience, the financial condition of its customers and assumptions for the future movement of default rate. Loss-rate approach is based on the historical loss rates and expectations of future conditions. The Group writes off potentially uncollectible accounts receivable against the allowance for credit losses if it is determined that the amounts will not be collected or if a settlement with respect to a disputed receivable is reached for an amount that is less than the carrying value. For the fiscal years ended March 31, 2024 and 2025, the expected credit losses amounted to US$11,371 and US$387,570, respectively.

Prepayment and other current assets

Prepayment and other current assets represent advances to suppliers and deposits. Advances to suppliers are balances paid to suppliers for services that have not been provided or received. The Group reviews its advances to suppliers periodically and makes general and specific allowances when there is doubt as to the ability of a supplier to provide supplies to the Group or refund an advance.

Contingencies

In the normal course of business, the Group is subject to contingencies, including legal proceedings and claims arising out of its business that relate to a wide range of matters, such as government investigations and tax matters. The Group recognizes a liability for such contingency if it determines that it is probable that a loss has occurred and a reasonable estimate of the loss can be made. The Group may consider many factors in making these assessments including historical and the specific facts and circumstances of each matter.

F-9

POCHE TECHNOLOGY CO., LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Impairment of long-lived assets

The Group evaluates the recoverability of its long-lived assets, including property and equipment, and operating lease right-of-use assets, for impairment whenever events or changes in circumstances indicate that the carrying amount of its asset may not be fully recoverable. When these events occur, the Group measures impairment by comparing the carrying amount of the assets to the estimated undiscounted future cash flows expected to result from the use of the asset and their eventual disposition. If the sum of the expected undiscounted cash flows is less than the carrying amount of the asset, the Group recognizes an impairment loss based on the excess of the carrying amount of the asset over their fair value. Fair value is generally determined by discounting the cash flows expected to be generated by the asset, when the market prices are not readily available. The adjusted carrying amount of the asset is the new cost basis and is depreciated over the asset’s remaining useful life. Long-lived assets are grouped with other assets and liabilities at the lowest level for which identifiable cash flows are largely independent of the cash flows of other assets and liabilities. For the fiscal years ended March 31, 2024 and 2025, there are no impairment for long-lived assets.

Leases

The Group determines whether an arrangement constitutes a lease at inception and records lease liabilities and right-of-use assets on its consolidated balance sheets at the lease commencement. The Group measures its lease liabilities based on the present value of the total lease payments not yet paid discounted based on its incremental borrowing rate, as the rates implicit in its leases are not determinable. The Group’s incremental borrowing rate is the estimated rate the Group would be required to pay for collateralized borrowing equal to the total lease payments over the term of the lease. The Group measures right-of-use assets based on the corresponding lease liability adjusted for payments made to the lessor at or before the commencement date, and initial direct costs it incurs under the lease. The Group begins recognizing rent expenses when the lessor makes the underlying asset available to the Group.

The Group adopted Accounting Standards Codification (“ASC”) Topic 842, Lease (“ASC 842”) on April 1, 2021, using the modified retrospective method. The Group determines if an arrangement is a lease at inception. Leases are classified as operating or finance leases in accordance with the recognition criteria in ASC 842-20-25. The Group’s leases do not contain any material residual value guarantees or material restrictive covenants.

As the lessee, the Group recognizes in the consolidated balance sheets a liability to make lease payments (the lease liability) and a right-of-use asset representing its right to use the underlying asset for the lease term. For the fiscal years ended March 31, 2024 and 2025, the Group did not have any lease expenses of the leases with a term of 12 months or less.

Operating lease assets are included within right-of-use assets - operating lease, and the corresponding operating lease liabilities are included within operating lease liabilities on the consolidated balance sheets as of March 31, 2024 and 2025.

F-10

POCHE TECHNOLOGY CO., LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Revenue recognition

The Group adopted ASC Topic 606, Revenue from Contracts with Customers for all periods presented. Accordingly, the consolidated financial statements for the fiscal years ended March 31, 2024 and 2025 are presented under ASC 606. The core principle of the guidance is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. Revenue is the transaction price the Group expects to be entitled to in exchange for the promised services in a contract in the ordinary course of the Group’s activities. To achieve that core principle, the Group applies the following steps:

Step 1: Identify the contract (s) with a customer;

Step 2: Identify the performance obligations in the contract;

Step 3: Determine the transaction price;

Step 4: Allocate the transaction price to the performance obligations in the contract; and

Step 5: Recognize revenue when (or as) the entity satisfies a performance obligation.

The Group’s revenues are primarily from one-stop online marketing solution services.

Revenue from one-stop online marketing solution services is highly integrated and includes big data analysis, targeted strategies development, tailored content creation and advertisement delivery across various partner platforms. The Group has determined that these promises represent a single performance obligation to provide a comprehensive marketing solution, as the services are not distinct within the context of the contract. They are highly interdependent and provide their value as a combined output.

Revenue represents the amount of consideration that we are entitled to in exchange for the transfer of promised services in the ordinary course of our activities. Consistent with the criteria of ASC 606, we recognize revenue at a point in time when the performance obligation in a contract is satisfied by transferring the control of a promised service to a customer. This occurs when the advertising campaign is launched and the marketing content is initially published and live on the selected media platform, making it capable of being viewed by the target audience. The Group receives monthly data from these platforms, which provides evidence that the service has been delivered.

The Group charge customers mainly based on a mix consideration of cost per mille (“CPM”) or cost per click (“CPC”). For all pricing models, revenue is recognized at the point in time when the advertisement goes live, as this represents the satisfaction of the single performance obligation.

●	CPM (Cost per Mille): A pricing model where advertisers are charged based on a contracted rate per thousand impressions. The transaction price is fixed and agreed upon at the contract outset.

●	CPC (Cost per Click): A performance-based pricing model where advertisers are charged based on each user click on the advertisement. The transaction price is variable and is based on the bidding price competition mechanism set by media platforms.

The Group evaluates whether it is appropriate to record revenue on a gross or net basis. The Group accounts for the revenue generated from providing the services to customers on a gross basis as it is acting as a principal in these transactions. The Group is primarily responsible for fulfilling the promise to provide the marketing services, controls the specified service before it is transferred to the customer, and has discretion in establishing pricing.

Payments for services are generally received in advance from a customer, such advance is recorded as a liability to us. Revenue is recognized upon the satisfaction of the performance obligation as described above. Media partners may also provide the Group with rebates primarily based on gross advertising spend, which may be granted (i) in the form of prepayment for future traffic acquisition, (ii) net off against accounts payable owed to the media partners, or (iii) in the form of cash payments.

Contract Liabilities

Contract liabilities represent the upfront payments received from customers for advertising services that are to be performed. Contract liabilities are recognized as revenue upon the performance obligation is satisfied by transferring the control of a promised service to a customer. The majority of these amounts are expected to be earned within 12 months and are classified as current liabilities.

F-11

POCHE TECHNOLOGY CO., LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Employee Benefit Plan

Employees of the Group located in Hong Kong participate in a compulsory saving scheme (pension fund) for the retirement of residents in Hong Kong. Employees are required to contribute monthly to mandatory provident fund schemes provided by approved private organizations, according to their salaries and the period of employment. The Group required to contribute to the plan based on certain percentages of the employees’ salaries, up to a maximum amount specified by the local government.

Employees of the Group located in the People’s Republic of China (“PRC”), full-time employees of the Group are entitled to various government statutory employee benefit plans, including medical insurance, maternity insurance, workplace injury insurance, unemployment insurance and pension benefits through a PRC government-mandated multi-employer defined contribution plan. The Group is required to make contributions to the plan based on certain percentages of employees’ salaries.

Total expenses for the above plan were US$14,521 and US$20,425 for the fiscal years ended March 31, 2024 and 2025, respectively.

Income taxes

The Group follows the liability method of accounting for income taxes in accordance with ASC740 (“ASC740”), Income Taxes. The Group accounts for current income taxes in accordance with the laws of the relevant tax authorities. Deferred income taxes are recognized when temporary differences exist between the tax bases of assets and liabilities and their reported amounts in the consolidated financial statements. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the fiscal years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period including the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

An uncertain tax position is recognized as a benefit only if it is “more likely than not” that the tax position would be sustained in a tax examination. The amount recognized is the largest amount of tax benefit that is greater than 50% likely of being realized on examination. For tax positions not meeting the “more likely than not” test, no tax benefit is recorded. The Group recognizes interest and penalties related to uncertain income tax positions as interest expense, which is then netted and reported within investment income. No significant penalties or interest relating to income taxes were incurred during the fiscal years ended March 31, 2024 and 2025.

Related parties

The Group adopted ASC 850, Related Party Disclosures, for the identification of related parties and disclosure of related party transactions. Parties are considered related if one party has the ability, directly or indirectly, to control the other party or exercise significant influence over the other party in making financial and operating decisions. Parties are also considered related if they are subject to common control or significant influence, such as a family member or relative, shareholder, or a related corporation.

F-12

POCHE TECHNOLOGY CO., LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Segment reporting

ASC280, Segment Reporting, establishes standards for reporting information about operating segments on a basis consistent with the Group’s internal organizational structure as well as information about geographical areas, business segments and major customers in the consolidated financial statements for details on the Group’s business segments.

The Group’s chief operating decision marker (“CODM”), the Chief Executive Officer, who is responsible for allocating resources and assessing performance and results of the operating segments, has been identified as the chief executive directors of the Group that makes strategic decisions. The Group’s assets are substantially all located in Hong Kong and substantially all of the Group’s revenue and expenses are derived mainly from Hong Kong. Therefore, no geographical segments are presented.

Earnings per Share

The Company computes earnings per share (“EPS”) in accordance with ASC 260, Earnings per Share. ASC 260 requires companies to present basic and diluted EPS. Basic EPS is measured as net income divided by the weighted average common share outstanding for the period. Diluted EPS presents the dilutive effect on a per-share basis of the potential ordinary shares (such as convertible securities, options and warrants) as if they had been converted at the beginning of the periods presented, or issuance date, if later. Potential ordinary shares that have an anti-dilutive effect (such as those that increase income per share or decrease loss per share) are excluded from the calculation of diluted EPS. For the fiscal years ended March 31, 2024 and 2025, there were no dilutive shares.

Comprehensive income (loss)

Comprehensive income (loss) consists of two components, net income (loss) and other comprehensive income (loss). Other comprehensive income (loss) refers to revenue, expenses, gains and losses that under U.S. GAAP are recorded as an element of shareholders’ (deficit) equity but are excluded from net income. Other comprehensive income (loss) consists of foreign currency translation adjustments resulting from the Company translating its consolidated financial statements from the functional currency into the reporting currency.

Foreign currency translation and transactions

The Group’s principal country of operations is the Hong Kong. The financial position and results of its operations are determined using Hong Kong Dollar (“HK$”), the local currency, as the functional currency. The Group’s consolidated financial statements are reported using the U.S. Dollars (“US$” or “$”). The results of income and the consolidated statements of cash flows denominated in foreign currency are translated at the average rate of exchange during the reporting period. Assets and liabilities denominated in foreign currencies at the balance sheet date are translated at the applicable rates of exchange in effect at that date. The equity denominated in the functional currency is translated at the historical rate of exchange at the time of capital contribution. Because cash flows are translated based on the average translation rate, amounts related to assets and liabilities reported on the consolidated statements of cash flows will not necessarily agree with changes in the corresponding balances on the consolidated balance sheets. Translation adjustments arising from the use of different exchange rates from period to period are included as a separate component of accumulated other comprehensive income (loss) included in consolidated statements of changes in shareholders’ equity. Gains and losses from foreign currency transactions are included in the Group’s consolidated statements of income and comprehensive income.

F-13

POCHE TECHNOLOGY CO., LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The value of HK$ against US$ and other currencies may fluctuate and is affected by, among other things, changes in the Hong Kong’s political and economic conditions. Any significant revaluation of HK$ may materially affect the Group’s financial condition in terms of US$ reporting. The following table outlines the currency exchange rates that were used in preparing the consolidated financial statements:

	Years ended as of March 31,		For the fiscal years ended March 31,
	2024	2025	2024	2025
Foreign currency	Balance sheet	Balance sheet	Profits/Loss	Profits/Loss
HK$:US$1	7.8259	7.7799	7.8252	7.7916

Recently issued accounting pronouncements adopted

From time to time, new accounting pronouncements are issued by the Financial Accounting Standard Board (“FASB”) or other standard setting bodies and adopted by the Group as of the specified effective date. Unless otherwise discussed, the Group believes that the impact of recently issued standards that are not yet effective will not have a material impact on its financial position or results of operations upon adoption.

The Company is an “emerging growth company” (“EGC”) as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is not an emerging growth company that has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

In November 2023, the FASB issued ASU No. 2023-07, Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures (“ASU 2023-07”), which is intended to improve reportable segment disclosure requirements, primarily through enhanced disclosures about significant segment expenses. The disclosures requirements included in ASU 2023-07 are required for all public entities, including those with a single reportable segment. ASU 2023-07 is effective for fiscal years beginning after December 15, 2023, on a retrospective basis, and early adoption is permitted. The Group has adopted the standard for its fiscal year beginning April 1, 2024.

F-14

POCHE TECHNOLOGY CO., LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Recently issued accounting pronouncements not yet adopted

In December 2023, the FASB issued ASU No. 2023-09, Income Taxes (Topic 720): Improvements to Income Tax Disclosures (“ASU 2023-09”), which prescribes standard categories for the components of the effective tax rate reconciliation and requires disclosure of additional information for reconciling items meeting certain quantitative thresholds, requires disclosure of disaggregated income taxes paid, and modifies certain other income tax-related disclosures. ASU 2023-09 is effective for annual periods beginning after December 15, 2024 and allows for adoption on a prospective basis, with a retrospective option. The Group is currently evaluating the potential impact of the adoption of ASU 2023-09 on its consolidated financial statements.

In March 2024, the FASB issued ASU No. 2024-02, Codification Improvements-Amendments to Remove References to the Concepts Statements (“ASU 2024-02”). The amendments in this Update affect a variety of Topics in the Codification. The amendments apply to all reporting entities within the scope of the affected accounting guidance. This update contains amendments to the Codification that remove references to various Concepts Statements. In most instances, the references are extraneous and not required to understand or apply the guidance. In other instances, the references were used in prior statements to provide guidance in certain topical areas. ASU 2024-02 is effective for public business entities for fiscal years beginning after December 15, 2024. For all other entities, the amendments are effective for fiscal years beginning after December 15, 2025. Early adoption is permitted for both interim and annual consolidated financial statements that have not yet been issued or made available for issuance. The Group is currently evaluating the potential impact of the adoption of ASU 2024-02 on its consolidated financial statements.

In November 2024, the FASB issued ASU 2024-03, Income Statement—Reporting Comprehensive Income (Subtopic 220-40): Disaggregation of Income Statement Expenses. This pronouncement introduces new disclosure requirements aimed at enhancing transparency in financial reporting by requiring disaggregation of specific income statement expense captions. Under the new guidance, entities are required to disclose a breakdown of certain expense categories, such as: employee compensation; depreciation; amortization, and other material components. The disaggregated information can be presented either on the face of the income statement or in the notes to the consolidated financial statements, often using a tabular format. The amendments in this Update are effective for annual reporting periods beginning after December 15, 2026, and interim reporting periods within annual reporting periods beginning after December 15, 2027. Early adoption is permitted. The Group is currently evaluating these new disclosure requirements and does not expect the adoption to have a material impact.

In January 2025, the FASB issued ASU 2025-01, which revises the effective date of ASU 2024-03 (on disclosures about disaggregation of income statement expenses) “to clarify that all public business entities are required to adopt the guidance in annual reporting periods beginning after December 15, 2026, and interim periods within annual reporting periods beginning after December 15, 2027.” Entities within the ASU’s scope are permitted to early adopt the ASU. The Group is currently evaluating the impact of this standard on its consolidated financial statement disclosures.

Except for the above-mentioned pronouncements, there are no new recently issued accounting standards that will have a material impact on the consolidated balance sheets, consolidated statements of operation and comprehensive income and consolidated cash flows.

F-15

POCHE TECHNOLOGY CO., LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 3 – Accounts receivable, net

Accounts receivable, net consisted of the following:

	March 31, 2024	March 31, 2025
	USD	USD
Accounts receivable	460,190	505,692
Less: allowance for expected credit losses	(11,413)	(398,983)
Total	448,777	106,709

The movement of allowances for credit losses is as follow:

	March 31, 2024	March 31, 2025
	USD	USD
Balance at the beginning of the fiscal year	(42)	(11,413)
Provision	(11,371)	(387,570)
Balance at the end of the fiscal year	(11,413)	(398,983)

Note 4 – Prepayment and other current assets

Prepayment and other current assets consisted of the following:

	March 31, 2024	March 31, 2025
	USD	USD
Advance to suppliers	494,271	1,390,407
Deposit	—	690
Total	494,271	1,391,097

Note 5 – Property and equipment, net

Property and equipment, net, consisted of the following:

	March 31, 2024	March 31, 2025
	USD	USD
Electronic equipment	2,291	3,888
Less: accumulated depreciation	(562)	(1,242)
Property and equipment, net	1,729	2,646

Depreciation expenses for the fiscal years ended March 31, 2024 and 2025 amounted to US$513 and US$680, respectively.

F-16

POCHE TECHNOLOGY CO., LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 6 – Right-of-use assets and lease liabilities

Leases are classified as operating leases or finance leases in accordance with ASC 842. The Group’s operating leases are mainly related to office facilities in PRC. For leases with terms greater than 12 months, the Group records the related assets and liabilities at the present value of lease payments over the term. The Group’s lease agreements do not contain any material guarantees or restrictive covenants. The Group does not have any material finance lease. Short-term leases, defined as leases with initial term of 12 months or less, are not reflected on the consolidated balance sheets.

	For the fiscal years ended March 31,
	2024	2025
	USD	USD
Operating lease expenses	17,673	17,701

The following table shows right-of-use assets and lease liabilities as of March 31, 2024 and 2025:

	March 31, 2024	March 31, 2025
	USD	USD
Assets
Right-of-use assets – operating lease	14,883	44,995
Liabilities
Operating lease liabilities - current	16,039	12,699
Operating lease liabilities – non-current	—	32,687
Total lease liabilities	16,039	45,386

Other information about the Group’s lease is as follows:

	As of March 31,
	2024	2025
	USD	USD
Operating cash flows used in operating lease	16,605	18,464
Right-of-use assets obtained in exchange for new operating lease liabilities	—	44,995
Weighted-average remaining lease term-operating	1 year	3 years
Weighted-average discount rate-operating	13.36%	13.36%

F-17

POCHE TECHNOLOGY CO., LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The following is a maturity analysis of the annual undiscounted cash flows for the lease liabilities as of March 31, 2025:

Operating Lease
USD
Fiscal Years Ending March 31,
2026	17,877
2027	18,220
2028	19,131
Total undiscounted lease payments	55,228
Less: imputed interest	(9,842)
Lease liabilities recognized in the Consolidated Balance Sheets	45,386

Note 7 — Accrued and other payables

Accrued and other payables consisted of the following:

	March 31, 2024	March 31, 2025
	USD	USD
Audit fee	2,554	—
Payroll payable	—	6,417
Total	2,554	6,417

Note 8 — Contract liabilities

The Group recognized contract liabilities when cash payments are received before performance obligations are satisfied. These balances primarily relate to upfront payments received from customers for advertising services that are to be performed. The contract liabilities are non-refundable unless the customer suspends advertising.

Contract liabilities are recognized as revenue upon the performance obligation is satisfied by transferring the control of a promised service to a customer. The majority of the contract liabilities are expected to be earned within 12 months or refunded to customers resulted from the cancellation of pre-paid advertising services.

Contract liabilities consisted of the following:

	March 31, 2024	March 31, 2025
	USD	USD
Balance at the beginning of the year	1,687,226	1,241,323
Decrease in contract liabilities from recognizing revenue during the year included in the contract liabilities at the beginning of the year	(834,580)	(717,647)
Decrease in contract liabilities refunded to customers during the year include in the contract liabilities at the beginning of the year	(809,816)	(87,350)
Increase in contract liabilities from billings in advance of performance obligation under contracts	1,198,493	2,833,619
Balance at the end of the year	1,241,323	3,269,945

F-18

POCHE TECHNOLOGY CO., LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 9 — Income taxes

(a)	Corporate Income Taxes

Cayman Islands and British Virgin Islands (“BVI”)

The Company is incorporated in the Cayman Islands and its wholly-own subsidiary is incorporated in BVI. Under the current laws of the Cayman Islands and the BVI, these entities are not subject to tax on either income or capital gain. In addition, dividend payments are not subject to withholding tax in the Cayman Islands and the BVI.

Hong Kong

In accordance with the relevant tax laws and regulations of Hong Kong, the Poche HK is subject to an income tax rate of 8.25% on the first HK$2,000,000 (US$256,687) of the estimated assessable profits and 16.5% on the estimated assessable profits thereafter above HK$2,000,000 (US$256,687) according to the Hong Kong two-tiered profits tax rates regime.

i)	The Group’s provision for income taxes consisted of the following:

	March 31, 2024	March 31, 2025
	USD	USD
Current income tax	7,591	232,945
Deferred income tax	106,216	(63,949)
Total income tax provision	113,807	168,996

ii)	The difference between the amount of the provision for income taxes and the amount computed by multiplying income before income taxes by the statutory Hong Kong tax rate is reconciled as follows:

	For the fiscal years ended March 31,
	2024	2025
	USD	USD
Income before income taxes	734,926	1,185,544
Statutory Hong Kong tax rate	16.50%	16.50%
Income tax based on statutory tax rate	121,263	195,615
Effect of two-tier tax rate	(7,591)	(21,177)
Effect on non-taxable income	(1)	(5,972)
Effect on non-deductible expenses	136	530
Income tax provision	113,807	168,996

F-19

POCHE TECHNOLOGY CO., LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

iii)	The Group’s deferred tax assets are as follows:

	March 31, 2024	March 31, 2025
	USD	USD
Credit losses for accounts receivable	1,883	65,832

Note 10 — Shareholders’ equity

Ordinary shares

The Company was established as a holding company under the laws of the Cayman Islands on August 8, 2025. The original authorized number of ordinary shares is 450,000,000 Class A ordinary shares with par value of US$0.0001 per share and 50,000,000 Class B ordinary shares with par value of US$0.0001 per share. On August 8, 2025, the Company issued 22,460,000 Class A ordinary shares and 4,000,000 Class B ordinary shares. On February 27, 2026, the Company accepted and approved surrender of certain shares by all of the shareholder of the Company (the “Share Surrender”). As a result of the Share Surrender, the total issued and outstanding Class A Ordinary Shares were reduced from 22,460,000 to 12,802,200, and the total issued and outstanding Class B Ordinary Shares were reduced from 4,000,000 to 2,280,000. As of March 31, 2024 and 2025, 12,802,200 Class A ordinary shares and 2,280,000 Class B ordinary shares were issued and outstanding. The shares are presented on a retroactive basis to reflect the reorganization and the Share Surrender.

Subscription receivables

As of March 31, 2024 and 2025, subscription receivables in the consolidated balance sheets represented the receivables that the shareholders have promised to buy up to 12,802,200 Class A ordinary shares and 2,280,000 Class B ordinary shares which were issued and outstanding. The shares are presented on a retroactive basis to reflect the reorganization and the Share Surrender.

Additional paid-in capital

As of March 31, 2024 and 2025, additional paid-in capital in the consolidated balance sheets represented the combined contributed capital of the Company’s subsidiary.

As of the date of this prospectus, no transfers, dividends, or distributions have been made between the Company, Poche BVI, Poche HK or investors.

F-20

POCHE TECHNOLOGY CO., LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 11 — Related party balances and transactions

The following is a list of related parties which the Group has transactions with:

(a)	Ms. Rui Wang, one of the directors of the Company

(b)	Guangzhou Qusha Technology Co., Ltd., a private company controlled by Ms. Rui Wang

Amounts due from related parties

The amounts due from related parties consisted of the following:

	March 31, 2024	March 31, 2025
	USD	USD
Ms. Rui Wang	1,517,716	2,833,392

For the fiscal years ended March 31, 2024 and 2025, Ms. Rui Wang paid expenses on behalf of the Group primarily relating to administrative costs. In addition, Ms. Rui Wang received customers payments on behalf of the Group, amounting to US$1,637,396 and US$4,666,729 for the fiscal years ended March 31, 2024 and 2025, respectively, and paid to suppliers on behalf of the Group, amounting to US$1,056,656 and US$3,437,030 for the fiscal years ended March 31, 2024 and 2025, respectively. The amounts due from related parties are unsecure, interest-free and repayable on demand. As of the date of issuance of this report, the amounts due from Ms. Rui Wang had been settled.

Related party transactions

	For the years ended March 31,
	2024	2025
	USD	USD
Guangzhou Qusha Technology Co., Ltd.	40,787	59,718

For the years ended March 31, 2024 and 2025, the Group paid the rental expenses and property management expenses to the related party, Guangzhou Qusha Technology Co., Ltd., amounting to US$17,673 and US$21,868, respectively and the related party had paid US$23,114 and US$37,850 employee benefits on behalf of the Group, respectively.

Note 12 — Concentrations and risks

(a)	Concentrations

The risk is mitigated by the Group’s assessment of the level of concentration on its major customers and suppliers and its ongoing monitoring of outstanding balances. The loss of our significant customer or supplier or the failure to attract new customers or new suppliers could have a material adverse effect on our business, results of operations and financial condition. The Group are actively working on diversifying our customer base by targeting new customers and expanding our services offerings to attract a wider range of customers.

F-21

POCHE TECHNOLOGY CO., LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The following table sets forth a summary of single customers who represent 10% or more of the Group’s total revenue:

	For the fiscal years ended March 31,
	2024				2025
	USD		%		USD	%
Amount of the Group’s revenue
Customer A	NA	(1)	NA	(1)	3,708,147	15%
Customer B	5,907,768		51%		3,561,118	15%
Customer C	NA	(1)	NA	(1)	2,915,524	12%

(1)	The amount of the Group’s revenue from certain customers was less than 10% of the Group’s total revenue for the fiscal year ended March 31, 2024.

The following table sets forth a summary of single customers who represent 10% or more of the Group’s total accounts receivable:

	March 31, 2024				March 31, 2025
	USD		%		USD	%
Amount of the Group’s accounts receivable
Customer B	362,202		79%		396,366	78%
Customer D	NA	(2)	NA	(2)	106,774	21%

(2)	The amount of the Group’s accounts receivable from certain customer was less than 10% of the Group’s accounts receivable as of March 31, 2024.

The following table sets forth a summary of single supplier who represents 10% or more of the Group’s total cost of revenue:

	For the fiscal years ended March 31,
	2024			2025
	USD		%	USD		%
Amount of the Group’s cost of revenue
Supplier A	—		—	3,556,367		16%
Supplier B	3,807,240		35%	3,172,096		14%
Supplier C	2,223,435		20%	2,855,703		13%
Supplier D	NA	(3)	NA (3)	2,187,013		10%
Supplier E	1,422,738		13%	NA	(3)	NA (3)

(3)	The amount of the Group’s cost of revenue from certain supplier was less than 10% of the Group’s total cost of revenue for the fiscal years ended March 31, 2024 and 2025, respectively.

F-22

POCHE TECHNOLOGY CO., LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The following table sets forth a summary of single supplier who represents 10% or more of the Group’s total accounts payable:

	March 31, 2024		March 31, 2025
	USD	%	USD	%
Amount of the Group’s accounts payable
Supplier A	—	—	462,687	41%
Supplier B	387,160	26%	392,597	35%
Supplier C	383,435	26%	—	—
Supplier D	287,856	20%	—	—
Supplier F	314,266	21%	—	—
Supplier G	—	—	268,479	24%

(b)	Credit risk

On April 1, 2023, the Group adopted ASC 326. The Group estimates expected credit losses over the contractual period in which the Group is exposed to credit risk via a contractual obligation to extend credit, unless that obligation is unconditionally cancellable by the Group. Assets that potentially subject the Group to a significant concentration of credit risk primarily consist of cash and cash equivalents, accounts receivable and prepayment and other current assets. The Group has designed their credit policies with an objective to minimize their exposure to credit risk.

The exposure to credit risk, which will cause a financial loss to us due to failure to discharge an obligation by the counterparties, relates primarily to our cash and cash equivalent, accounts receivable and prepayment and other current assets. The Group considers the maximum exposure to credit risk equals to the carrying amount of these financial assets in the consolidated balance sheets. As of March 31, 2024 and 2025, the cash and cash equivalents of US$338,106 and US$1,351,304, respectively, were substantially maintained at financial institutions in Hong Kong, respectively.

The Group believes that there is no significant credit risk associated with cash and cash equivalents, which was held by reputable financial institutions in the jurisdictions where the Group is located.

The Group periodically evaluates the creditworthiness of the existing customers in determining a provision for allowance for expected credit losses primarily based upon the default rate and factors surrounding the credit risk of specific customers.

(c)	Liquidity risk

Liquidity risk is the risk that the Group will encounter difficulty in meeting the obligations associated with its financial liabilities that are settled by delivering cash or another financial asset. The Group’s approach to managing liquidity is to ensure, as far as possible, that it will always have sufficient liquidity to meet its liabilities when due, under both normal and stressed conditions, without incurring unacceptable losses or risking damage to the Group’s reputation.

Typically, the Group ensures that it has sufficient cash on demand to meet expected operational expenses for a period of 12 months, including the servicing of financial obligations; this excludes the potential impact of extreme circumstances that cannot reasonably be predicted, such as natural disasters.

Note 13 —COMMITMENTS AND CONTINGENCIES

Contingencies

In the ordinary course of business, the Group may be subject to legal proceedings regarding contractual and employment relationships and a variety of other matters. The Group records contingent liabilities resulting from such claims, when a loss is assessed to be probable, and the amount of the loss is reasonably estimable. In the opinion of management, there were no pending or threatened claims and litigation as of March 31, 2025 and through the issuance date of these consolidated financial statements.

Note 14 — SUBSEQUENT EVENTS

The Group evaluated all subsequent events and transactions that occurred after the consolidated balance sheets date through the date the consolidated financial statements were available to be issued. Except for the Group reorganization that occurred on August 25, 2025 as described in Note 1 and that the Group had received the amount due from a related party as described in Note 11 and the Share Surrender described in Note 10, and the acquisition of MARS PRIVACY INC as described below, no significant subsequent events were identified that would require adjustment or disclosure in the consolidated financial statements.

On April 3, 2026, the Group completed the acquisition of 100% of the issued shares of MARS PRIVACY INC, a company organized under the laws of the State of Wyoming, United States, for an aggregate consideration of US$10,000. The consideration was paid from the Group’s existing cash reserves and the acquisition is individually immaterial, hence no pro forma financial information is presented. The consolidated financial statements as at March 31, 2025 have not been adjusted for this subsequent transaction.

F-23

POCHE TECHNOLOGY CO., LIMITED

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31,	September 30,
	2025	2025
	Audited	(Unaudited)
	USD	USD
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	1,351,304	499,664
Held-to-maturity investments	—	100,000
Investments in trading securities	—	204,471
Accounts receivable, net	106,709	3,743,316
Prepayment and other current assets	1,391,097	263,890
Amounts due from a related party	2,833,392	—
TOTAL CURRENT ASSETS	5,682,502	4,811,341
NON-CURRENT ASSETS:
Property and equipment, net	2,646	2,192
Right-of-use assets – operating lease	44,995	39,134
Deferred offering costs	—	434,077
Deferred tax assets	65,832	80,739
TOTAL NON-CURRENT ASSETS	113,473	556,142
TOTAL ASSETS	5,795,975	5,367,483

LIABILITIES AND EQUITY
CURRENT LIABILITIES:
Accounts payable	1,136,300	1,464,178
Accrued and other payables	6,417	700,758
Amounts due to a related party	—	58,810
Contract liabilities	3,269,945	1,243,794
Operating lease liabilities - current	12,699	14,177
Income tax payable	240,536	316,826
TOTAL CURRENT LIABILITIES	4,665,897	3,798,543
NON-CURRENT LIABILITIES
Operating lease liabilities – non-current	32,687	26,001
TOTAL LIABILITIES	4,698,584	3,824,544
COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS’ EQUITY:
Class A ordinary shares (par value of US$0.0001 per share; 450,000,000 shares authorized, 12,802,200 shares issued and outstanding as of March 31, 2025 and September 30, 2025) *	1,280	1,280
Class B ordinary shares (par value of US$0.0001 per share; 50,000,000 shares authorized, 2,280,000 shares issued and outstanding as of March 31, 2025 and September 30, 2025) *	228	228
Subscription receivables	(1,508)	(1,508)
Additional paid-in capital	1,290	1,290
Retained earnings	1,090,669	1,542,789
Accumulated other comprehensive income/(loss)	5,432	(1,140)
TOTAL EQUITY	1,097,391	1,542,939
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	5,795,975	5,367,483

* All references to number of ordinary shares and per share data are presented on a retroactive basis to reflect the reorganization and the Share Surrender. The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

F-24

POCHE TECHNOLOGY CO., LIMITED

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME

	For the six months ended September 30,
	2024	2025
	USD	USD
Revenue	14,469,685	15,008,226
Cost of revenue	(13,087,395)	(13,983,373)
GROSS PROFIT	1,382,290	1,024,853

General and administrative expenses	55,949	545,207
INCOME FROM OPERATIONS	1,326,341	479,646

OTHER INCOME
Interest income	1,712	13,928
Other income, net	2,530	14,169
Foreign exchange (loss)/gain	(2,641)	5,760
Total other income, net	1,601	33,857

INCOME BEFORE INCOME TAXES	1,327,942	513,503

INCOME TAX PROVISION	198,149	61,383
NET INCOME	1,129,793	452,120

OTHER COMPREHENSIVE INCOME
Foreign currency translation adjustment	870	(6,572)

TOTAL COMPREHENSIVE INCOME	1,130,663	445,548

BASIC AND DILUTED EARNINGS PER SHARE *
Basic and diluted	0.07	0.03
Weighted average number of shares*
Basic and diluted	15,082,200	15,082,200

* All references to number of ordinary shares and per share data are presented on a retroactive basis to reflect the reorganization and the Share Surrender. The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

F-25

POCHE TECHNOLOGY CO., LIMITED

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY

	Class A Ordinary Shares		Class B Ordinary Shares		Subscription	Additional Paid-in	Retained	Accumulated other comprehensive
	Shares*	Amount*	Shares*	Amount*	receivables	Capital	Earnings	(loss)/income	Total
		USD		USD	USD	USD	USD	USD	USD
Balance as of March 31, 2024	12,802,200	1,280	2,280,000	228	(1,508)	1,290	74,121	(1,167)	74,244
Net income for the period	—	—	—	—	—	—	1,129,793	—	1,129,793
Foreign currency transaction adjustment	—	—	—	—	—	—	—	870	870
Balance as of September 30, 2024	12,802,200	1,280	2,280,000	228	(1,508)	1,290	1,203,914	(297)	1,204,907

Balance as of March 31, 2025	12,802,200	1,280	2,280,000	228	(1,508)	1,290	1,090,669	5,432	1,097,391
Net income for the period	—	—	—	—	—	—	452,120	—	452,120
Foreign currency transaction adjustment	—	—	—	—	—	—	—	(6,572)	(6,572)
Balance as of September 30, 2025	12,802,200	1,280	2,280,000	228	(1,508)	1,290	1,542,789	(1,140)	1,542,939

* All references to number of ordinary shares and per share data are presented on a retroactive basis to reflect the reorganization and the Share Surrender. The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

F-26

POCHE TECHNOLOGY CO., LIMITED

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the six months ended September 30,
	2024	2025
	USD	USD
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	1,129,793	452,120
Adjustments to reconcile net income to net cash provided by/ (used in) operating activities:
Depreciation and amortization	274	454
Amortization of operating lease right of use assets and interest of lease liabilities	8,832	9,500
Gain related to investments in trading securities	—	(4,471)
Provision for credit losses for accounts receivable	30,493	90,346
Changes in operating assets and liabilities:
Accounts receivable	(1,358,372)	(3,726,953)
Amounts due from a related party	(1,073,564)	2,833,392
Prepayment and other current assets	(5,164,473)	1,127,207
Deferred tax (benefit)	(5,031)	(14,907)
Accounts payable	2,942,541	327,878
Contract liabilities	3,375,207	(2,026,151)
Accrued and other payables	(2,553)	377,914
Amounts due to a related party	—	58,810
Change in lease liabilities – operating lease	(8,677)	(8,860)
Income tax payable	203,181	76,290
NET CASH PROVIDED BY/ (USED IN) OPERATING ACTIVITIES	77,651	(427,431)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(94)	—
Purchase of held-to-maturity investment		(100,000)
Purchase of investments in trading securities	—	(200,000)
NET CASH USED IN INVESTING ACTIVITIES	(94)	(300,000)

CASH FLOWS FROM FINANCING ACTIVITIES:
Deferred costs related to initial public offering	—	(117,650)
NET CASH USED IN FINANCING ACTIVITIES	—	(117,650)

FOREIGN CURRENCY TRANSLATION ADJUSTMENT	905	(6,559)

NET INCREASE/ (DECREASE) IN CASH AND CASH EQUIVALENTS	78,462	(851,640)
TOTAL CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	338,106	1,351,304
TOTAL CASH AND CASH EQUIVALENTS, END OF PERIOD	416,568	499,664

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for income tax	—	—
Cash paid for interest expense	—	—

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING TRANSACTIONS:
Right-of-use assets obtained in exchange for new operating lease liabilities	—	—

* The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

F-27

POCHE TECHNOLOGY CO., LIMITED

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 1 — Organization and principal activities

POCHE TECHNOLOGY CO., LIMITED (“Poche Cayman” or “the Company”) is a company incorporated under the laws of the Cayman on August 8, 2025. The Company is a holding company and conducts businesses primarily through its subsidiaries (collectively, the “Group”). The principal activities of the Group encompass providing one-stop online marketing solutions in Hong Kong.

POCHE TECHNOLOGY CO., LIMITED (“Poche BVI”) was incorporated under the laws of British Virgin Islands on August 13, 2025 and is a wholly subsidiary of the Company.

HONGKONG POCHE TECHNOLOGY CO., LIMITED (“Poche HK”) is a limited company that was incorporated in Hong Kong on September 9, 2020 and has been controlled by Poche BVI.

Reorganization

In preparation of the Company’s initial public offering (“IPO”) in the United States, the following transactions were undertaken to reorganize the legal structure of the Group. The Company was incorporated in connection with a group reorganization (the “Reorganization”).

On August 25, 2025, Poche BVI and Poche HK entered into an equity purchase agreement with its then shareholder, Ms. Rui Wang, through which Poche HK became a wholly subsidiary of Poche BVI.

As all the entities involved in the process of the Reorganization are under common ownership of Poche Cayman’s shareholders before and after the Reorganization, the Reorganization is accounted for in a manner similar to a pooling of interests with the assets and liabilities of the parties to the Reorganization carried over at their historical amounts. Therefore, the accompanying unaudited condensed consolidated financial statements were prepared as if the corporate structure of the Company had been in existence since the beginning of the periods presented.

Upon the Group Reorganization and as at the date of this report, details of the subsidiary companies are as follows:

Name	Background		Ownership
POCHE TECHNOLOGY CO., LIMITED	-	A BVI company	Wholly owned by the Company
	-	Established on August 13, 2025
	-	Registered capital of 50,000 ordinary shares with US$1.00 par value each
	-	Investment holding

HONGKONG POCHE TECHNOLOGY CO., LIMITED	-	A Hong Kong company	Wholly owned by
	-	Established on September 9, 2020	POCHE TECHNOLOGY CO., LIMITED (BVI)
	-	Registered capital of HKD10,000
	-	Provision of one-stop online marketing solution services.

F-28

POCHE TECHNOLOGY CO., LIMITED

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 2 —Summary of significant accounting policies

Basis of presentation

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with the accounting principles generally accepted in the U.S. (“U.S. GAAP”) and pursuant to the rules and regulations of the U.S. Securities Exchange Commission. The Company’s fiscal year end date is March 31.

On February 27, 2026, the Company accepted and approved surrender of certain shares by all of the shareholder of the Company (the “Share Surrender”). As a result of the Share Surrender, the total issued and outstanding Class A Ordinary Shares were reduced from 22,460,000 to 12,802,200, and the total issued and outstanding Class B Ordinary Shares were reduced from 4,000,000 to 2,280,000. Accordingly, all issued and outstanding shares and per share date (including basic and diluted earnings per share) have been retroactively adjusted in the accompanying consolidated financial statements to reflect the Share Surrender for all periods presented, as if the Share Surrender had been in effect since the beginning of the period presented. No gain or loss was recognized in connection with the Share Surrender. Par value per share was unchanged at US$0.0001 per share.

Principles of consolidation

The unaudited condensed consolidated financial statements include the financial statements of the Group, its subsidiaries for which the Group exercises control and, when applicable, entities in which the Group has a controlling financial interest or the ultimate primary beneficiary.

All transactions and balances between the Group and its subsidiaries were eliminated in the consolidation.

Uses of estimates and assumptions

In preparing the unaudited condensed consolidated financial statements in conformity with U.S. GAAP, management makes estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the unaudited condensed consolidated financial statements and the reported amounts of revenue and expenses during the reporting periods presented. These estimates are based on information as of the date of the unaudited condensed consolidated financial statements. The estimates required to be made by management include, but are not limited to, useful lives of property and equipment, the incremental borrowing rate used in operating lease right-of-use assets and lease liabilities, allowance for credit losses of accounts receivable, the recoverability of long-lived assets, valuation allowance for deferred tax assets and contingencies. Actual results could differ from those estimates.

Cash and cash equivalents

Cash and cash equivalents represent cash at bank, demand deposits placed with banks and other monetary funds. The Group maintains bank accounts with various financial institutions primarily in Hong Kong. The Group considers all highly liquid investment instruments with an original maturity of three months or less from the date of purchase to be cash equivalents. As of March 31, 2025 and September 30, 2025, cash balances were US$1,351,304 and US$499,664, respectively. The majority of the Group’s cash is saved in licensed banks in the Hong Kong. Cash balances in bank accounts in Hong Kong are insured under the Deposit Protection Scheme introduced by the Hong Kong Government for a maximum amount of HK$800,000 (US$102,816). The Group has not experienced any losses in bank accounts and believes it is not exposed to any risks on its cash in bank accounts.

Held-to-maturity investments

Investments in debt securities that the Company has the positive intent and ability to hold to maturity are classified as held to maturity securities. The wealth management products mainly issued by Fosun Hani Global Limited with maturities under six months. The Group measures held-to-maturity investments at amortized cost less allowance for credit loss. The allowance for credit losses of the held-to-maturity investments reflects the Group’s estimated expected losses over the contractual lives of the held-to-maturity debt investments and is charged to “Other income, net” in the consolidated statements of income and comprehensive income. Estimated allowance for credit losses is determined by considering reasonable and supportable forecasts of future economic conditions in addition to information about past events and current conditions. The Group’s allowance for credit losses for the held-to-maturity investments is nil as of September 30, 2025.

Investments in trading securities

The Group invests in marketable equity securities to meet business objectives. The marketable equity securities are classified as investments in trading securities. The Group measures the investments in trading securities at fair value with unrealized gains recorded in “other income, net” in the consolidated statements of income and comprehensive income.

Fair Value of Financial Instruments

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. ASC 825-10 requires certain disclosures regarding the fair value of financial instruments. To ensure consistency and transparency in the fair value measurements, a three-level fair value hierarchy prioritizes the inputs used to measure fair value. The hierarchy requires entities to maximize the use of observable inputs and minimize the use of unobservable inputs. The three levels of inputs used to measure fair value are as follows:

●	Level 1 — inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.

●	Level 2 — inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, quoted market prices for identical or similar assets in markets that are not active, inputs other than quoted prices that are observable and inputs derived from or corroborated by observable market data.

●	Level 3 — inputs to the valuation methodology are unobservable.

Unless otherwise disclosed, the fair value of the Group’s financial instruments, including cash and cash equivalents, accounts receivable, prepayment and other current assets (excluding advance to suppliers), due from a related party, accounts payable, accrued and other payables (excluding payroll payable), and amount due to a related party, approximates their recorded values due to their short-term maturities. For lease liabilities, fair value approximates their carrying value at the year end as the interest rates used to discount the host contracts approximate market rates. For investment in trading securities, fair value approximates their carrying value at year end, as such fair value is determined based on quoted market price that approximate current market price. The Group noted no transfers between levels during any of the periods presented. The Group did not have any other instruments that were measured at fair value on a recurring or non-recurring basis as of March 31, 2025 and September 30, 2025.

F-29

POCHE TECHNOLOGY CO., LIMITED

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Accounts receivable, net

The accounts receivable represent the Group’s right to consideration in exchange for services that the Group has transferred to the customer before payment is due. Accounts receivable are carried at net realizable value. The Group reviews its accounts receivable on a periodic basis and makes general and specific allowances when there is doubt as to the collectability of individual balances. In evaluating the collectability of individual receivable balances, the Group considers many factors, including the age of the balance, customer’s historical payment history, its current credit worthiness and current or future economic trends. Accounts receivable are written off after exhaustive efforts at collection. If accounts receivable are to be provided for, or written off, it would be recognized in the unaudited condensed consolidated statements of income and comprehensive income within operating expenses. The Group uses loss-rate methods to estimate allowance for credit loss. In establishing an allowance for credit losses, the Group uses reasonable and supportable information, which is based on historical collection experience, the financial condition of its customers and assumptions for the future movement of default rate. Loss-rate approach is based on the historical loss rates and expectations of future conditions. The Group writes off potentially uncollectible accounts receivable against the allowance for credit losses if it is determined that the amounts will not be collected or if a settlement with respect to a disputed receivable is reached for an amount that is less than the carrying value. For the six months ended September 30, 2024 and 2025, the expected credit losses amounted to US$30,493 and US$90,346, respectively.

Prepayment and other current assets

Prepayment and other current assets represent advances to suppliers and deposits. Advances to suppliers are balances paid to suppliers for services that have not been provided or received. The Group reviews its advances to suppliers periodically and makes general and specific allowances when there is doubt as to the ability of a supplier to provide supplies to the Group or refund an advance.

Deferred offering costs

Deferred offering costs consist of legal, consulting, underwriting fees and other costs incurred through the balance sheet date that are directly related to the proposed public offering. Such costs are deferred until the closing of the IPO, at which time the deferred costs are offset against the offering proceeds. In the event the IPO is unsuccessful or aborted, the costs will be expensed. Deferred offering costs as of March 31, 2025 and September 30, 2025 amounted to nil and US$434,077, respectively, and were included in deferred offering costs.

Contingencies

In the normal course of business, the Group is subject to contingencies, including legal proceedings and claims arising out of its business that relate to a wide range of matters, such as government investigations and tax matters. The Group recognizes a liability for such contingency if it determines that it is probable that a loss has occurred and a reasonable estimate of the loss can be made. The Group may consider many factors in making these assessments including historical and the specific facts and circumstances of each matter.

F-30

POCHE TECHNOLOGY CO., LIMITED

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Impairment of long-lived assets

The Group evaluates the recoverability of its long-lived assets, including property and equipment, and operating lease right-of-use assets, for impairment whenever events or changes in circumstances indicate that the carrying amount of its asset may not be fully recoverable. When these events occur, the Group measures impairment by comparing the carrying amount of the assets to the estimated undiscounted future cash flows expected to result from the use of the asset and their eventual disposition. If the sum of the expected undiscounted cash flows is less than the carrying amount of the asset, the Group recognizes an impairment loss based on the excess of the carrying amount of the asset over their fair value. Fair value is generally determined by discounting the cash flows expected to be generated by the asset, when the market prices are not readily available. The adjusted carrying amount of the asset is the new cost basis and is depreciated over the asset’s remaining useful life. Long-lived assets are grouped with other assets and liabilities at the lowest level for which identifiable cash flows are largely independent of the cash flows of other assets and liabilities. For the six months ended September 30, 2024 and 2025, there are no impairment for long-lived assets.

Leases

The Group determines whether an arrangement constitutes a lease at inception and records lease liabilities and right-of-use assets on its unaudited condensed consolidated balance sheets at the lease commencement. The Group measures its lease liabilities based on the present value of the total lease payments not yet paid discounted based on its incremental borrowing rate, as the rates implicit in its leases are not determinable. The Group’s incremental borrowing rate is the estimated rate the Group would be required to pay for collateralized borrowing equal to the total lease payments over the term of the lease. The Group measures right-of-use assets based on the corresponding lease liability adjusted for payments made to the lessor at or before the commencement date, and initial direct costs it incurs under the lease. The Group begins recognizing rent expenses when the lessor makes the underlying asset available to the Group.

The Group adopted Accounting Standards Codification (“ASC”) Topic 842, Lease (“ASC 842”) on April 1, 2021, using the modified retrospective method. The Group determines if an arrangement is a lease at inception. Leases are classified as operating or finance leases in accordance with the recognition criteria in ASC 842-20-25. The Group’s leases do not contain any material residual value guarantees or material restrictive covenants.

As the lessee, the Group recognizes in the unaudited condensed consolidated balance sheets a liability to make lease payments (the lease liability) and a right-of-use asset representing its right to use the underlying asset for the lease term. For the six months ended September 30, 2024 and 2025, the Group did not have any lease expenses of the leases with a term of 12 months or less.

Operating lease assets are included within right-of-use assets - operating lease, and the corresponding operating lease liabilities are included within operating lease liabilities on the unaudited condensed consolidated balance sheets as of March 31, 2025 and September 30, 2025.

F-31

POCHE TECHNOLOGY CO., LIMITED

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Revenue recognition

The Group adopted ASC Topic 606, Revenue from Contracts with Customers for all periods presented. Accordingly, the unaudited condensed consolidated financial statements for the six months ended September 30, 2024 and 2025 are presented under ASC 606. The core principle of the guidance is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. Revenue is the transaction price the Group expects to be entitled to in exchange for the promised services in a contract in the ordinary course of the Group’s activities. To achieve that core principle, the Group applies the following steps:

Step 1: Identify the contract (s) with a customer;

Step 2: Identify the performance obligations in the contract;

Step 3: Determine the transaction price;

Step 4: Allocate the transaction price to the performance obligations in the contract; and

Step 5: Recognize revenue when (or as) the entity satisfies a performance obligation.

The Group’s revenues are primarily from one-stop online marketing solution services.

Revenue from one-stop online marketing solution services is highly integrated and includes big data analysis, targeted strategies development, tailored content creation and advertisement delivery across various partner platforms. The Group has determined that these promises represent a single performance obligation to provide a comprehensive marketing solution, as the services are not distinct within the context of the contract. They are highly interdependent and provide their value as a combined output.

Revenue represents the amount of consideration that we are entitled to in exchange for the transfer of promised services in the ordinary course of our activities. Consistent with the criteria of ASC 606, we recognize revenue at a point in time when the performance obligation in a contract is satisfied by transferring the control of a promised service to a customer. This occurs when the advertising campaign is launched and the marketing content is initially published and live on the selected media platform, making it capable of being viewed by the target audience. The Group receives monthly data from these platforms, which provides evidence that the service has been delivered.

The Group charge customers mainly based on a mix consideration of cost per mille (“CPM”) or cost per click (“CPC”). For all pricing models, revenue is recognized at the point in time when the advertisement goes live, as this represents the satisfaction of the single performance obligation.

●	CPM (Cost per Mille): A pricing model where advertisers are charged based on a contracted rate per thousand impressions. The transaction price is fixed and agreed upon at the contract outset.

●	CPC (Cost per Click): A performance-based pricing model where advertisers are charged based on each user click on the advertisement. The transaction price is variable and is based on the bidding price competition mechanism set by media platforms.

The Group evaluates whether it is appropriate to record revenue on a gross or net basis. The Group accounts for the revenue generated from providing the services to customers on a gross basis as it is acting as a principal in these transactions. The Group is primarily responsible for fulfilling the promise to provide the marketing services, controls the specified service before it is transferred to the customer, and has discretion in establishing pricing.

Payments for services received in advance from a customer are recorded as a liability to us. Revenue is recognized upon the satisfaction of the performance obligation as described above. Media partners may also provide the Group with rebates primarily based on gross advertising spend, which may be granted (i) in the form of prepayment for future traffic acquisition, (ii) net off against accounts payable owed to the media partners, or (iii) in the form of cash payments.

Contract Liabilities

Contract liabilities represent the upfront payments received from customers for advertising services that are to be performed. Contract liabilities are recognized as revenue upon the performance obligation is satisfied by transferring the control of a promised service to a customer. The majority of these amounts are expected to be earned within 12 months and are classified as current liabilities.

F-32

POCHE TECHNOLOGY CO., LIMITED

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Employee Benefit Plan

Employees of the Group located in Hong Kong participate in a compulsory saving scheme (pension fund) for the retirement of residents in Hong Kong. Employees are required to contribute monthly to mandatory provident fund schemes provided by approved private organizations, according to their salaries and the period of employment. The Group required to contribute to the plan based on certain percentages of the employees’ salaries, up to a maximum amount specified by the local government.

Employees of the Group located in the People’s Republic of China (“PRC”), full-time employees of the Group are entitled to various government statutory employee benefit plans, including medical insurance, maternity insurance, workplace injury insurance, unemployment insurance and pension benefits through a PRC government-mandated multi-employer defined contribution plan. The Group is required to make contributions to the plan based on certain percentages of employees’ salaries.

Total expenses for the above plan were US$10,252 and US$13,419 for the six months ended September 30, 2024 and 2025, respectively.

Income taxes

The Group follows the liability method of accounting for income taxes in accordance with ASC740 (“ASC740”), Income Taxes. The Group accounts for current income taxes in accordance with the laws of the relevant tax authorities. Deferred income taxes are recognized when temporary differences exist between the tax bases of assets and liabilities and their reported amounts in the unaudited condensed consolidated financial statements. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the fiscal years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period including the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

An uncertain tax position is recognized as a benefit only if it is “more likely than not” that the tax position would be sustained in a tax examination. The amount recognized is the largest amount of tax benefit that is greater than 50% likely of being realized on examination. For tax positions not meeting the “more likely than not” test, no tax benefit is recorded. The Group recognizes interest and penalties related to uncertain income tax positions as interest expense, which is then netted and reported within investment income. No significant penalties or interest relating to income taxes were incurred during the six months ended September 30, 2024 and 2025.

Related parties

The Group adopted ASC 850, Related Party Disclosures, for the identification of related parties and disclosure of related party transactions. Parties are considered related if one party has the ability, directly or indirectly, to control the other party or exercise significant influence over the other party in making financial and operating decisions. Parties are also considered related if they are subject to common control or significant influence, such as a family member or relative, shareholder, or a related corporation.

F-33

POCHE TECHNOLOGY CO., LIMITED

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Segment reporting

ASC280, Segment Reporting, establishes standards for reporting information about operating segments on a basis consistent with the Group’s internal organizational structure as well as information about geographical areas, business segments and major customers in the unaudited condensed consolidated financial statements for details on the Group’s business segments.

The Group’s chief operating decision marker (“CODM”), the Chief Executive Officer, who is responsible for allocating resources and assessing performance and results of the operating segments, has been identified as the chief executive directors of the Group that makes strategic decisions. The Group’s assets are substantially all located in Hong Kong and substantially all of the Group’s revenue and expenses are derived mainly from Hong Kong. Therefore, no geographical segments are presented.

Earnings per Share

The Company computes earnings per share (“EPS”) in accordance with ASC 260, Earnings per Share. ASC 260 requires companies to present basic and diluted EPS. Basic EPS is measured as net income divided by the weighted average common share outstanding for the period. Diluted EPS presents the dilutive effect on a per-share basis of the potential ordinary shares (such as convertible securities, options and warrants) as if they had been converted at the beginning of the periods presented, or issuance date, if later. Potential ordinary shares that have an anti-dilutive effect (such as those that increase income per share or decrease loss per share) are excluded from the calculation of diluted EPS. As of March 31, 2025 and September 30, 2025, there were no dilutive shares.

Comprehensive income (loss)

Comprehensive income (loss) consists of two components, net income (loss) and other comprehensive income (loss). Other comprehensive income (loss) refers to revenue, expenses, gains and losses that under U.S. GAAP are recorded as an element of shareholders’ (deficit) equity but are excluded from net income. Other comprehensive income (loss) consists of foreign currency translation adjustments resulting from the Company translating its unaudited condensed consolidated financial statements from the functional currency into the reporting currency.

Foreign currency translation and transactions

The Group’s principal country of operations is the Hong Kong. The financial position and results of its operations are determined using Hong Kong Dollar (“HK$”), the local currency, as the functional currency. The Group’s unaudited condensed consolidated financial statements are reported using the U.S. Dollars (“US$” or “$”). The results of income and the unaudited condensed consolidated statements of cash flows denominated in foreign currency are translated at the average rate of exchange during the reporting period. Assets and liabilities denominated in foreign currencies at the balance sheet date are translated at the applicable rates of exchange in effect at that date. The equity denominated in the functional currency is translated at the historical rate of exchange at the time of capital contribution. Because cash flows are translated based on the average translation rate, amounts related to assets and liabilities reported on the unaudited condensed consolidated statements of cash flows will not necessarily agree with changes in the corresponding balances on the unaudited condensed consolidated balance sheets. Translation adjustments arising from the use of different exchange rates from period to period are included as a separate component of accumulated other comprehensive income (loss) included in unaudited condensed consolidated statements of changes in shareholders’ equity. Gains and losses from foreign currency transactions are included in the Group’s unaudited condensed consolidated statements of income and comprehensive income.

F-34

POCHE TECHNOLOGY CO., LIMITED

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The value of HK$ against US$ and other currencies may fluctuate and is affected by, among other things, changes in the Hong Kong’s political and economic conditions. Any significant revaluation of HK$ may materially affect the Group’s financial condition in terms of US$ reporting. The following table outlines the currency exchange rates that were used in preparing the unaudited condensed consolidated financial statements:

	as of September 30,		For the six months ended September 30,
	2024	2025	2024	2025
Foreign currency	Balance sheet	Balance sheet	Profits/Loss	Profits/Loss
HK$:US$1	7.7693	7.7809	7.8046	7.8119

Recently issued accounting pronouncements adopted

From time to time, new accounting pronouncements are issued by the Financial Accounting Standard Board (“FASB”) or other standard setting bodies and adopted by the Group as of the specified effective date. Unless otherwise discussed, the Group believes that the impact of recently issued standards that are not yet effective will not have a material impact on its financial position or results of operations upon adoption.

The Company is an “emerging growth company” (“EGC”) as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is not an emerging growth company that has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

In November 2023, the FASB issued ASU No. 2023-07, Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures (“ASU 2023-07”), which is intended to improve reportable segment disclosure requirements, primarily through enhanced disclosures about significant segment expenses. The disclosures requirements included in ASU 2023-07 are required for all public entities, including those with a single reportable segment. ASU 2023-07 is effective for fiscal years beginning after December 15, 2023, on a retrospective basis, and early adoption is permitted. The Group has adopted the standard for its fiscal year beginning April 1, 2024.

F-35

POCHE TECHNOLOGY CO., LIMITED

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Recently issued accounting pronouncements not yet adopted

In December 2023, the FASB issued ASU No. 2023-09, Income Taxes (Topic 720): Improvements to Income Tax Disclosures (“ASU 2023-09”), which prescribes standard categories for the components of the effective tax rate reconciliation and requires disclosure of additional information for reconciling items meeting certain quantitative thresholds, requires disclosure of disaggregated income taxes paid, and modifies certain other income tax-related disclosures. ASU 2023-09 is effective for annual periods beginning after December 15, 2024 and allows for adoption on a prospective basis, with a retrospective option. The Group is currently evaluating the potential impact of the adoption of ASU 2023-09 on its unaudited condensed consolidated financial statements.

In March 2024, the FASB issued ASU No. 2024-02, Codification Improvements-Amendments to Remove References to the Concepts Statements (“ASU 2024-02”). The amendments in this Update affect a variety of Topics in the Codification. The amendments apply to all reporting entities within the scope of the affected accounting guidance. This update contains amendments to the Codification that remove references to various Concepts Statements. In most instances, the references are extraneous and not required to understand or apply the guidance. In other instances, the references were used in prior statements to provide guidance in certain topical areas. ASU 2024-02 is effective for public business entities for fiscal years beginning after December 15, 2024. For all other entities, the amendments are effective for fiscal years beginning after December 15, 2025. Early adoption is permitted for both interim and annual consolidated financial statements that have not yet been issued or made available for issuance. The Group is currently evaluating the potential impact of the adoption of ASU 2024-02 on its unaudited condensed consolidated financial statements.

In November 2024, the FASB issued ASU 2024-03, Income Statement—Reporting Comprehensive Income (Subtopic 220-40): Disaggregation of Income Statement Expenses. This pronouncement introduces new disclosure requirements aimed at enhancing transparency in financial reporting by requiring disaggregation of specific income statement expense captions. Under the new guidance, entities are required to disclose a breakdown of certain expense categories, such as: employee compensation; depreciation; amortization, and other material components. The disaggregated information can be presented either on the face of the income statement or in the notes to the unaudited condensed consolidated financial statements, often using a tabular format. The amendments in this Update are effective for annual reporting periods beginning after December 15, 2026, and interim reporting periods within annual reporting periods beginning after December 15, 2027. Early adoption is permitted. The Group is currently evaluating these new disclosure requirements and does not expect the adoption to have a material impact.

In January 2025, the FASB issued ASU 2025-01, which revises the effective date of ASU 2024-03 (on disclosures about disaggregation of income statement expenses) “to clarify that all public business entities are required to adopt the guidance in annual reporting periods beginning after December 15, 2026, and interim periods within annual reporting periods beginning after December 15, 2027.” Entities within the ASU’s scope are permitted to early adopt the ASU. The Group is currently evaluating the impact of this standard on its unaudited condensed consolidated financial statement disclosures.

In July 2025, the FASB issued ASU 2025-05 - Financial Instruments—Credit Losses (Topic 326). The amendments in this Update provide (1) all entities with a practical expedient and (2) entities other than public business entities with an accounting policy election when estimating expected credit losses for current accounts receivable and current contract assets arising from transactions accounted for under Topic 606. An entity that elects the practical expedient and the accounting policy election, if applicable, should apply the amendments in this Update prospectively. The amendments will be effective for annual reporting periods beginning after December 15, 2025, and interim reporting periods within those annual reporting periods. Early adoption is permitted in both interim and annual reporting periods in which financial statements have not yet been issued or made available for issuance. The Group is evaluating the impact of the adoption of this guidance. We believe the future adoption of this ASU is not expected to have a material impact on its unaudited condensed consolidated financial statements.

Except for the above-mentioned pronouncements, there are no new recently issued accounting standards that will have a material impact on the unaudited condensed consolidated balance sheets, unaudited condensed consolidated statements of operation and comprehensive income and unaudited condensed consolidated cash flows.

F-36

POCHE TECHNOLOGY CO., LIMITED

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 3 – Accounts receivable, net

Accounts receivable, net consisted of the following:

	As of March 31, 2025	As of September 30, 2025
	USD	USD
Accounts receivable	505,692	4,232,645
Less: allowance for expected credit losses	(398,983)	(489,329)
Total	106,709	3,743,316

The movement of allowances for credit losses is as follow:

	As of March 31, 2025	As of September 30, 2025
	USD	USD
Balance at the beginning of the period	(11,413)	(398,983)
Provision	(387,570)	(90,346)
Balance at the end of the period	(398,983)	(489,329)

Note 4 – Prepayment and other current assets

Prepayment and other current assets consisted of the following:

	As of March 31, 2025	As of September 30, 2025
	USD	USD
Advance to suppliers	1,390,407	263,200
Deposit	690	690
Total	1,391,097	263,890

Note 5 – Property and equipment, net

Property and equipment, net, consisted of the following:

	As of March 31, 2025	As of September 30, 2025
	USD	USD
Electronic equipment	3,888	3,888
Less: accumulated depreciation	(1,242)	(1,696)
Property and equipment, net	2,646	2,192

Depreciation expenses for the six months ended September 30, 2024 and 2025 amounted to US$274 and US$454, respectively.

F-37

POCHE TECHNOLOGY CO., LIMITED

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 6 – Right-of-use assets and lease liabilities

Leases are classified as operating leases or finance leases in accordance with ASC 842. The Group’s operating leases are mainly related to office facilities in PRC. For leases with terms greater than 12 months, the Group records the related assets and liabilities at the present value of lease payments over the term. The Group’s lease agreements do not contain any material guarantees or restrictive covenants. The Group does not have any material finance lease. Short-term leases, defined as leases with initial term of 12 months or less, are not reflected on the unaudited condensed consolidated balance sheets.

	For the six months ended September 30,
	2024	2025
	USD	USD
Operating lease expenses	8,832	9,500

The following table shows right-of-use assets and lease liabilities as of March 31, 2025 and September 30, 2025:

	As of March 31, 2025	As of September 30, 2025
	USD	USD
Assets
Right-of-use assets – operating lease	44,995	39,134
Liabilities
Operating lease liabilities - current	12,699	14,177
Operating lease liabilities – non-current	32,687	26,001
Total lease liabilities	45,386	40,178

Other information about the Group’s lease is as follows:

	For the six months ended September 30,
	2024	2025
	USD	USD
Operating cash flows used in operating lease	8,677	8,877
Right-of-use assets obtained in exchange for new operating lease liabilities	—	—
Weighted-average remaining lease term-operating	0.5 year	2.5 years
Weighted-average discount rate-operating	13.36%	13.36%

F-38

POCHE TECHNOLOGY CO., LIMITED

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The following is a maturity analysis of the annual undiscounted cash flows for the lease liabilities as of September 30, 2025:

Operating Lease
USD
Balance as of September 30,
2026	18,572
2027	19,037
2028	9,751
Total undiscounted lease payments	47,360
Less: imputed interest	(7,182)
Lease liabilities recognized in the Unaudited Condensed Consolidated Balance Sheets	40,178

Note 7 — Accrued and other payables

Accrued and other payables consisted of the following:

	As of March 31, 2025	As of September 30, 2025
	USD	USD
Accrued professional fee	—	636,427
Payroll payable	6,417	64,331
Total	6,417	700,758

Note 8 — Contract liabilities

The Group recognized contract liabilities when cash payments are received before performance obligations are satisfied. These balances primarily relate to upfront payments received from customers for advertising services that are to be performed. The contract liabilities are non-refundable unless the customer suspends advertising.

Contract liabilities are recognized as revenue upon the performance obligation is satisfied by transferring the control of a promised service to a customer. The majority of the contract liabilities are expected to be earned within 12 months or refunded to customers resulted from the cancellation of pre-paid advertising services.

Contract liabilities consisted of the following:

	As of March 31, 2025	As of September 30, 2025
	USD	USD
Balance at the beginning of the period	1,241,323	3,269,945
Decrease in contract liabilities from recognizing revenue during the period included in the contract liabilities at the beginning of the period	(717,647)	(2,690,840)
Decrease in contract liabilities refunded to customers during the period include in the contract liabilities at the beginning of the period	(87,350)	(215,322)
Increase in contract liabilities from billings in advance of performance obligation under contracts	2,833,619	880,011
Balance at the end of the period	3,269,945	1,243,794

F-39

POCHE TECHNOLOGY CO., LIMITED

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 9 — Income taxes

(a)	Corporate Income Taxes

Cayman Islands and British Virgin Islands (“BVI”)

The Company is incorporated in the Cayman Islands and its wholly-own subsidiary is incorporated in BVI. Under the current laws of the Cayman Islands and the BVI, these entities are not subject to tax on either income or capital gain. In addition, dividend payments are not subject to withholding tax in the Cayman Islands and the BVI.

Hong Kong

In accordance with the relevant tax laws and regulations of Hong Kong, the Poche HK is subject to an income tax rate of 8.25% on the first HK$2,000,000 (US$256,020) of the estimated assessable profits and 16.5% on the estimated assessable profits thereafter above HK$2,000,000 (US$256,020) according to the Hong Kong two-tiered profits tax rates regime.

i)	The Group’s provision for income taxes consisted of the following:

	For the six months ended September 30,
	2024	2025
	USD	USD
Current income tax	203,180	76,290
Deferred income tax	(5,031)	(14,907)
Total income tax provision	198,149	61,383

ii)	The difference between the amount of the provision for income taxes and the amount computed by multiplying income before income taxes by the statutory Hong Kong tax rate is reconciled as follows:

	For the six months ended September 30,
	2024	2025
	USD	USD
Income before income taxes	1,327,942	513,503
Statutory Hong Kong tax rate	16.50%	16.50%
Income tax based on statutory tax rate	219,110	84,728
Effect of two-tier tax rate	(21,141)	(21,122)
Effect on non-taxable income	(282)	(2,298)
Effect on non-deductible expenses	462	75
Income tax provision	198,149	61,383

F-40

POCHE TECHNOLOGY CO., LIMITED

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

iii)	The Group’s deferred tax assets are as follows:

	As of March 31, 2025	As of September 30, 2025
	USD	USD
Credit losses for accounts receivable	65,832	80,739

Note 10 — Shareholders’ equity

Ordinary shares

The Company was established as a holding company under the laws of the Cayman Islands on August 8, 2025. The original authorized number of ordinary shares is 450,000,000 Class A ordinary shares with par value of US$0.0001 per share and 50,000,000 Class B ordinary shares with par value of US$0.0001 per share. On August 8, 2025, the Company issued 22,460,000 Class A ordinary shares and 4,000,000 Class B ordinary shares. On February 27, 2026, the Company accepted and approved surrender of certain shares by all of the shareholder of the Company (the “Share Surrender”). As a result of the Share Surrender, the total issued and outstanding Class A Ordinary Shares were reduced from 22,460,000 to 12,802,200, and the total issued and outstanding Class B Ordinary Shares were reduced from 4,000,000 to 2,280,000. As of March 31, 2025 and September 30, 2025, 12,802,200 Class A ordinary shares and 2,280,000 Class B ordinary shares were issued and outstanding. The shares are presented on a retroactive basis to reflect the reorganization and the Share Surrender.

Subscription receivables

As of March 31, 2025 and September 30, 2025, subscription receivables in the unaudited condensed consolidated balance sheets represented the receivables that the shareholders have promised to buy up to 12,802,200 Class A ordinary shares and 2,280,000 Class B ordinary shares which were issued and outstanding. The shares are presented on a retroactive basis to reflect the reorganization and the Share Surrender.

Additional paid-in capital

As of March 31, 2025 and September 30, 2025, additional paid-in capital in the unaudited condensed consolidated balance sheets represented the combined contributed capital of the Company’s subsidiary.

F-41

POCHE TECHNOLOGY CO., LIMITED

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 11 — Related party balances and transactions

The following is a list of related parties which the Group has transactions with:

(a)	Ms. Rui Wang, the Company’s largest shareholder and one of the directors of the Company

(b)	Guangzhou Qusha Technology Co., Ltd., a private company controlled by Ms. Rui Wang

Amounts due from a related party

The amounts due from a related party consisted of the following:

	As of March 31, 2025	As of September 30, 2025
	USD	USD
Ms. Rui Wang	2,833,392	—

As of March 31, 2025 and September 30, 2025, Ms. Rui Wang paid expenses on behalf of the Group primarily relating to administrative costs. In addition, Ms. Rui Wang received customers payments on behalf of the Group, amounting to US$4,666,729 and nil as of March 31, 2025 and September 30, 2025, respectively, and paid to suppliers on behalf of the Group, amounting to US$3,437,030 and nil as of March 31, 2025 and September 30, 2025, respectively. The amounts due from a related party are unsecure, interest-free and repayable on demand. As of the date of issuance of this report, the amounts due from Ms. Rui Wang had been settled.

Amounts due to a related party

The amounts due to a related party consisted of the following:

	As of March 31, 2025	As of September 30, 2025
	USD	USD
Ms. Rui Wang	—	58,810

As of September 30, 2025, Ms. Rui Wang paid expenses on behalf of the Group primarily relating to administrative costs, amounting to US$58,810. The amounts due to a related party are unsecure, interest-free and repayable on demand. As of the date of issuance of this report, the amounts due to Ms. Rui Wang had been settled.

Related party transactions

	For the six months ended September 30,
	2024	2025
	USD	USD
Guangzhou Qusha Technology Co., Ltd.	50,161	58,035

For the six months ended September 30, 2024 and 2025, the Group paid the rental expenses and property management expenses to the related party, Guangzhou Qusha Technology Co., Ltd., amounting to nil and US$10,952, respectively and the related party had paid US$50,161 and US$47,083 employee benefits on behalf of the Group, respectively.

Note 12 — Concentrations and risks

(a)	Concentrations

The risk is mitigated by the Group’s assessment of the level of concentration on its major customers and suppliers and its ongoing monitoring of outstanding balances. The loss of our significant customer or supplier or the failure to attract new customers or new suppliers could have a material adverse effect on our business, results of operations and financial condition. The Group are actively working on diversifying our customer base by targeting new customers and expanding our services offerings to attract a wider range of customers.

F-42

POCHE TECHNOLOGY CO., LIMITED

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The following table sets forth a summary of single customers who represent 10% or more of the Group’s total revenue:

	For the six months ended September 30,
	2024			2025
	USD		%	USD	%
Amount of the Group’s revenue
Customer B	2,009,421		14%	—	—
Customer C	1,889,636		13%	2,262,110	15%
Customer E	NA	(1)	NA (1)	2,769,009	18%

(1)	The amount of the Group’s revenue from certain customers was less than 10% of the Group’s total revenue for the six months ended September 30, 2024.

The following table sets forth a summary of single customers who represent 10% or more of the Group’s total accounts receivable:

	As of March 31, 2025		As of September 30, 2025
	USD	%	USD		%
Amount of the Group’s accounts receivable
Customer B	396,366	78%	NA	(2)	NA (2)
Customer D	106,774	21%	NA	(2)	NA (2)
Customer F	—	—	1,363,399		32%
Customer G	—	—	481,676		11%
Customer H	—	—	486,545		11%

(2)	The amount of the Group’s accounts receivable from certain customer was less than 10% of the Group’s accounts receivable as of September 30, 2025.

The following table sets forth a summary of single supplier who represents 10% or more of the Group’s total cost of revenue:

	For the six months ended September 30,
	2024		2025
	USD	%	USD		%
Amount of the Group’s cost of revenue
Supplier A	2,042,749	16%	1,717,504		12%
Supplier B	1,461,497	11%	NA	(3)	NA (3)
Supplier C	2,855,703	22%	—		—
Supplier D	2,137,340	16%	—		—
Supplier H	1,486,069	11%	—		—
Supplier I	—	—	2,892,332		21%
Supplier J	—	—	2,165,530		16%

(3)	The amount of the Group’s cost of revenue from certain supplier was less than 10% of the Group’s total cost of revenue for the six months ended September 30, 2025.

F-43

POCHE TECHNOLOGY CO., LIMITED

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The following table sets forth a summary of single supplier who represents 10% or more of the Group’s total accounts payable:

	As of March 31, 2025		As of September 30, 2025
	USD	%	USD		%
Amount of the Group’s accounts payable
Supplier A	462,687	41%	NA	(4)	NA (4)
Supplier B	392,597	35%	420,679		29%
Supplier G	268,479	24%	—		—
Supplier K	—	—	432,905		30%
Supplier L	—	—	266,601		18%
Supplier M	—	—	223,763		15%

(4)	The amount of the Group’s accounts payable from certain supplier was less than 10% of the Group’s accounts payable as of September 30, 2025.

(b)	Credit risk

On April 1, 2023, the Group adopted ASC 326. The Group estimates expected credit losses over the contractual period in which the Group is exposed to credit risk via a contractual obligation to extend credit, unless that obligation is unconditionally cancellable by the Group. Assets that potentially subject the Group to a significant concentration of credit risk primarily consist of cash and cash equivalents, accounts receivable and prepayment and other current assets. The Group has designed their credit policies with an objective to minimize their exposure to credit risk.

The exposure to credit risk, which will cause a financial loss to us due to failure to discharge an obligation by the counterparties, relates primarily to our cash and cash equivalent, accounts receivable and prepayment and other current assets. The Group considers the maximum exposure to credit risk equals to the carrying amount of these financial assets in the unaudited condensed consolidated balance sheets. As of March 31, 2025 and September 30, 2025, the cash and cash equivalents of US$1,351,304 and US$499,664, respectively, were substantially maintained at financial institutions in Hong Kong, respectively.

The Group believes that there is no significant credit risk associated with cash and cash equivalents, which was held by reputable financial institutions in the jurisdictions where the Group is located.

The Group periodically evaluates the creditworthiness of the existing customers in determining a provision for allowance for expected credit losses primarily based upon the default rate and factors surrounding the credit risk of specific customers.

(c)	Liquidity risk

Liquidity risk is the risk that the Group will encounter difficulty in meeting the obligations associated with its financial liabilities that are settled by delivering cash or another financial asset. The Group’s approach to managing liquidity is to ensure, as far as possible, that it will always have sufficient liquidity to meet its liabilities when due, under both normal and stressed conditions, without incurring unacceptable losses or risking damage to the Group’s reputation.

Typically, the Group ensures that it has sufficient cash on demand to meet expected operational expenses for a period of 12 months, including the servicing of financial obligations; this excludes the potential impact of extreme circumstances that cannot reasonably be predicted, such as natural disasters.

Note 13 —COMMITMENTS AND CONTINGENCIES

Contingencies

In the ordinary course of business, the Group may be subject to legal proceedings regarding contractual and employment relationships and a variety of other matters. The Group records contingent liabilities resulting from such claims, when a loss is assessed to be probable, and the amount of the loss is reasonably estimable. In the opinion of management, there were no pending or threatened claims and litigation as of September 30, 2025 and through the issuance date of these unaudited condensed consolidated financial statements.

Note 14 — SUBSEQUENT EVENTS

The Group evaluated all subsequent events and transactions that occurred after the unaudited condensed consolidated balance sheets date through the date the unaudited condensed consolidated financial statements were available to be issued. Except for the Share Surrender described in Note 10 and the acquisition of MARS PRIVACY INC as described below, no significant subsequent events were identified that would require adjustment or disclosure in the unaudited condensed consolidated financial statements.

On April 3, 2026, the Group completed the acquisition of 100% of the issued shares of MARS PRIVACY INC, a company organized under the laws of the State of Wyoming, United States, for an aggregate consideration of US$10,000. The consideration was paid from the Group’s existing cash reserves and the acquisition is individually immaterial, hence no pro forma financial information is presented. The unaudited condensed consolidated financial statements as at September 30, 2025 have not been adjusted for this subsequent transaction.

F-44

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 6. Indemnification of Directors and Officers

Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7. Recent Sales of Unregistered Securities

During the past three years, we have issued the following securities. We believe that each of the following issuances was exempt from registration under the Securities Act in reliance on Regulation S under the Securities Act or pursuant to Section 4(a)(2) of the Securities Act regarding transactions not involving a public offering. No underwriter was involved in these issuances of securities.

Purchaser	Date of Issuance	Number and Types of Ordinary Shares	Consideration
Osiris International Cayman Limited	August 8, 2025	1 Class A Ordinary Shares	$0.0001
BrandVoy Global Limited	August 8, 2025	6,299,999 Class A Ordinary Shares	$629.9999
Lucky Prosper Holding Limited	August 8, 2025	3,970,000 Class A Ordinary Shares	$397
Fortune Sunshine International Limited	August 8, 2025	2,340,000 Class A Ordinary Shares	$234
Auraverse Media Limited	August 8, 2025	1,120,000 Class A Ordinary Shares	$112
ZenithCyber Solutions Ltd.	August 8, 2025	1,090,000 Class A Ordinary Shares	$109
ClickForge Global Limited	August 8, 2025	1,090,000 Class A Ordinary Shares	$109
Jusight Technologies Limited	August 8, 2025	1,120,000 Class A Ordinary Shares	$112
VoyageX Limited	August 8, 2025	1,110,000 Class A Ordinary Shares	$111
Fortune Ever International Limited	August 8, 2025	530,000 Class A Ordinary Shares	$53
Qumeitou Co., Ltd.	August 8, 2025	1,100,000 Class A Ordinary Shares	$110
Voyant MM Capital Holdings Limited	August 8, 2025	530,000 Class A Ordinary Shares	$53
Big Black Thorn Limited	August 8, 2025	1,080,000 Class A Ordinary Shares	$108
Uptown Investment Holding Limited	August 8, 2025	1,080,000 Class A Ordinary Shares	$108
BrandVoy Global Limited	August 8, 2025	4,000,000 Class B Ordinary Shares	$400

II-1

Item 8. Exhibits and Financial Statement Schedules.

(a) The following documents are filed as part of this registration statement:

See the Exhibit Index attached to this registration statement, which is incorporated by reference herein.

(b) Financial Statement Schedules

Schedules have been omitted because the information required to be set forth therein is not applicable or has been included in the consolidated financial statements or notes thereto.

Item 9. Undertakings.

(a)	The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

(b)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the registrant pursuant to the provisions described in Item 6 hereof, or otherwise, the registrant has been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(c)	The undersigned registrant hereby undertakes that:

(1)	For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)	For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

II-2

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
1.1†	Form of Underwriting agreement
3.1†	Memorandum and Articles of Association of the Registrant, as currently in effect
3.2†	Form of Amended and Restated Memorandum and Articles of Association of the Registrant, effective immediately upon completion of this offering
4.1†	Specimen certificate evidencing Class A Ordinary Shares
5.1†	Opinion of Harney Westwood & Riegels regarding the validity of the Class A Ordinary Shares being registered
5.2†	Hong Kong Legal Opinion of SH Wong & Co. in relation to the Registrant
8.1†	Opinion of Harney Westwood & Riegels regarding certain Cayman Islands tax matters (included in Exhibit 5.1)
10.1†	Form of Indemnification Agreement between the registrant and its officers and directors
10.2†	Form of Director Agreement between the registrant and its directors
10.3†	Form of Independent Director Agreement between the registrant and its independent directors
10.4†	Form of Employment Agreement between the registrant and its officers
10.5†	Office Lease Contract, by and between Poche HK and Wisdom International Academic Ltd dated as of June 1, 2025
10.6†	Form of Lock-up Agreement
10.7**	Share Purchase Agreement between POCHE TECHNOLOGY CO., LIMITED and MARS PRIVACY INC
21.1**	List of Subsidiary
23.1**	Consent of Wei, Wei & Co., LLP, an independent registered public accounting firm
23.2†	Consent of Harney Westwood & Riegels (included in Exhibit 5.1)
23.3†	Consent of SH Wong & Co
23.4†	Consent of Frost & Sullivan
24.1†	Power of attorney
107†	Filing Fee Table

† Previously filed.

* To be filed by amendment.

** Filed herewith.

II-3

SIGNATURES

Pursuant to the requirements of the Securities Act, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hong Kong, on May 28, 2026.

POCHE TECHNOLOGY CO., LIMITED

By:	/s/ CHEN Fei
Name:	CHEN Fei
Title:	Executive Director

POWER OF ATTORNEY

KNOW ALL BY THOSE PRESENT, that each person whose signature appears below hereby constitutes and appoints CHEN Fei, his or her true and lawful agent, proxy, and attorney-in-fact, with full power of substitution and resubstitution, for and in his or her name, place and stead, in any and all capacities, to (1) act on, sign, and file with the SEC any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act, together with all schedules and exhibits thereto; (2) act on, sign, and file such certificates, instruments, agreements, and other documents as may be necessary or appropriate in connection therewith; (3) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act; and (4) take any and all actions that may be necessary or appropriate to be done, as fully for all intents and purposes as he or she might or could do in person, hereby approving, ratifying, and confirming all that such agent, proxy, and attorney-in-fact or any of his or her substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ WANG Rui	Chief Executive Officer	May 28, 2026
Name: WANG Rui	(Executive Director Nominee)

/s/ CHEN Fei		May 28, 2026
Name: CHEN Fei	Executive Director

/s/ LAW Chee Hui		May 28, 2026
Name: LAW Chee Hui	Independent Director Nominee

/s/ LO Wai Shing		May 28, 2026
Name: LO Wai Shing	Independent Director Nominee

/s/ YU Leslie		May 28, 2026
Name: YU Leslie	Independent Director Nominee

/s/ HU Anqi		May 28, 2026
Name: HU Anqi	Chief Financial Officer

II-4

SIGNATURE OF AUTHORIZED U.S. REPRESENTATIVE OF THE REGISTRANT

Pursuant to the Securities Act, the undersigned, the duly authorized representative in the United States of POCHE TECHNOLOGY CO., LIMITED, has signed this registration statement or amendment thereto in New York, New York on May 28, 2026.

Authorized U.S. Representative COGENCY GLOBAL INC.

By:	/s/ Colleen A. De Vries
Name:	Colleen A. De Vries
Title:	Sr. Vice President on behalf of Cogency Global Inc.

II-5